As filed with the U.S. Securities and Exchange Commission on October 7, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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TMC the metals company Inc.
(Exact name of registrant as specified in its charter)

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British Columbia, Canada	1000	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

595 Howe Street, 10th Floor
Vancouver, British Columbia
V6C 2T5
Telephone: (574) 252-9333
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Cogency Global Inc.
850 New Burton Road, Suite 201
Dover, Delaware 19904
Telephone: (800) 483-1140
(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:

Michael L. Fantozzi, Esq.
Jeffrey P. Schultz, Esq.
Mintz, Levin, Cohn, Ferris,
Glovsky and Popeo, P.C.
One Financial Center
Boston, Massachusetts 02111
Telephone: (617) 542-6000

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non- accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price per Security		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares without par value	264,438,297	(2)	$4.14	(3)	$1,094,774,549.58	$101,485.61
Warrants to purchase Common Shares	9,500,000	(4)	—		—	—	(5)
Total					$1,094,774,549.58	$101,485.61

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(1)      Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional Common Shares that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2)      Consists of (i) 239,938,297 Common Shares, without par value, of the Registrant (the “Common Shares”) registered for sale by the selling securityholders named in this registration statement (the “Selling Securityholders”) (including 78,518,244 Common Shares issuable upon conversion of issued and outstanding Special Shares (as defined in this Registration Statement) and up to 11,578,620 shares issuable upon the exercise of the Allseas Warrant (as defined in this Registration Statement) and the Common Shares referred to in the following clause (ii)), (ii) 9,500,000 Common Shares issuable upon the exercise of 9,500,000 Private Placement Warrants (as defined herein), and (iii) 15,000,000 Common Shares issuable upon the exercise of 15,000,000 Public Warrants (as defined herein).

(3)      Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $4.14, which is the average of the high and low prices of the Common Shares on October 6, 2021 on The Nasdaq Stock Market (the “Nasdaq”).

(4)      Represents the potential resale of 9,500,000 Private Placement Warrants held by the Selling Securityholders, which represent warrants to acquire 9,500,000 Common Shares.

(5)      In accordance with Rule 457(i), the entire registration fee for the Private Placement Warrants is allocated to the Common Shares underlying such warrants, and no separate fee is payable for the Private Placement Warrants.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 7, 2021

PRELIMINARY PROSPECTUS

TMC THE METALS COMPANY INC.

Up to 264,438,297 Common Shares
Up to 9,500,000 Warrants

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This prospectus relates to the issuance by us of up to an aggregate of 24,500,000 of our common shares, without par value (“Common Shares”), which consists of (i) up to 9,500,000 of Common Shares that are issuable upon the exercise of private placement warrants (the “Private Placement Warrants”) originally issued in a private placement in connection with the initial public offering of our predecessor company, Sustainable Opportunities Acquisition Corp. (“SOAC”), at an exercise price of $11.50 per Common Share, and (ii) up to 15,000,000 Common Shares that are issuable upon the exercise of 15,000,000 warrants issued in connection with the initial public offering of SOAC (the “Public Warrants,” and together with the Private Placement Warrants, the “Warrants”).

This prospectus also relates to the resale from time to time by the Selling Securityholders named in this prospectus (the “Selling Securityholders”) of up to (i) 9,500,000 Private Placement Warrants, (ii) 9,500,000 Common Shares that may be issued upon exercise of the Private Placement Warrants, (iii) 11,578,620 Common Shares that may be issued upon exercise of the Allseas Warrant (as defined below), (iv) 6,759,000 Common Shares held by SOAC’s sponsor, Sustainable Opportunities Holdings LLC (the “Sponsor”), SOAC’s former directors and certain of their transferees (collectively, the “Founder Shares”), (v) 11,030,000 Common Shares issued in the PIPE Financing (as defined below), (vi) 131,178,480 Common Shares issued to certain shareholders of DeepGreen (as defined below) pursuant to the Business Combination Agreement (as defined below), (vi) 77,277,244 Common Shares issuable to certain shareholders of DeepGreen upon the conversion of DeepGreen Earnout Shares (as defined below) pursuant to the Business Combination Agreement, (vii) 1,241,000 Common Shares issuable to the Sponsor and its transferees upon the conversion of Sponsor Earnout Shares (as defined below) and (viii) 873,953 Common Shares issued to certain service providers to DeepGreen.

This prospectus provides you with a general description of such securities and the general manner in which we and the Selling Securityholders may offer or sell the securities. More specific terms of any securities that we and the Selling Securityholders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

We will not receive any proceeds from the sale of Common Shares or Private Placement Warrants by the Selling Securityholders or of Common Shares by us pursuant to this prospectus, except with respect to amounts received by us upon exercise of the Warrants.

However, we will pay the expenses, other than any underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus.

We are registering certain of the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The Selling Securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the shares or Warrants in the section entitled “Plan of Distribution.”

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our Common Shares and Public Warrants are listed on Nasdaq under the symbols “TMC” and “TMCWW,” respectively. On October 6, 2021, the closing price of our Common Shares was $4.14 and the closing price for our Public Warrants was $1.01.

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Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 13 of this prospectus and in the other documents that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2021.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

For investors outside the United States:    We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

i

CERTAIN DEFINED TERMS

In this document:

“Allseas” means Allseas Group S.A.

“Allseas Warrant” means the warrant held by Allseas to purchase up to 11,578,620 Common Shares, which shall vest upon certain milestones into such number of Common Shares that is based on the formula described therein, and which was assumed by TMC upon the consummation of the Business Combination, in accordance with its terms;

“Arrangement” means the arrangement under Part 9, Division 5 of the BCBCA on the terms and subject to the conditions set forth in the Plan of Arrangement;

“BCBCA” means the Business Corporations Act (British Columbia);

“Business Combination” means the transactions contemplated by the Business Combination Agreement which were consummated on September 9, 2021, including the migration and continuance of SOAC from the Cayman Islands to British Columbia, Canada and the acquisition by SOAC of all of the issued and outstanding common shares in the capital of DeepGreen in exchange for Common Shares and Special Shares, whereby DeepGreen became a wholly-owned subsidiary of the Company; and DeepGreen and NewCo Sub amalgamated to continue as one unlimited liability company existing under the laws of British Columbia, Canada, pursuant to a court-approved plan of arrangement under the BCBCA.

“Business Combination Agreement” means that Business Combination Agreement, dated as of March 4, 2021, by and among SOAC, NewCo Sub and DeepGreen.

“Closing” means the closing of the Business Combination.

“Closing Date” means the closing date of the Business Combination, which occurred on September 9, 2021.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Shares” means the Common Shares, without par value, of TMC.

“DeepGreen” means DeepGreen Metals Inc., a company existing under the laws of British Columbia, Canada, prior to the consummation of the Arrangement and the Business Combination.

“DeepGreen capital stock” means the shares of DeepGreen capital stock outstanding prior to the Business Combination.

“DeepGreen Earnout Shares” means the (a) 4,999,973 Class A Special Shares, (b) 9,999,853 Class B Special Shares, (c) 9,999,853 Class C Special Shares, (d) 19,999,855 Class D Special Shares, (e) 19,999,855 Class E Special Shares, (f) 19,999,855 Class F Special Shares, (g) 24,999,860 Class G Special Shares, and (h) 24,999,860 Class H Special Shares, in each case in the capital of TMC, each of which is automatically convertible into Common Shares on a one for one basis (unless adjusted as described herein) if certain price per Common Share thresholds are met as described in “Description of Securities — Special Shares.”

“DeepGreen Option” means each option to purchase common shares of DeepGreen granted to a DeepGreen employee, director, or consultant.

“DeepGreen shareholder” means each holder of DeepGreen capital stock as of any determination time prior to the Effective Time.

“Effective Time” means, with respect to the Business Combination, the time on the Closing Date that the Arrangement became effective.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FASB” means the Financial Accounting Standards Board.

“Founder Shares” means the aggregate of 6,759,000 Common Shares held by the Sponsor, Rick Gaenzle, Isaac Barchas and Justin Kelly and their respective transferees.

“Initial Shareholders” means the Sponsor and SOAC’s independent directors.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Initial public offering” means SOAC’s initial public offering, consummated on May 8, 2020, through the sale of an aggregate of 30,000,000 units at $10.00 per unit.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“NewCo Sub” means 1291924 B.C. Unlimited Liability Company, an unlimited liability company existing under the laws of British Columbia, Canada and a wholly owned subsidiary of SOAC.

“Nasdaq” means The Nasdaq Stock Market.

“NORI-D” means the commercialization project of the estimated resources located in NORI Area D.

“Notice and Articles” means the notice of articles and articles of TMC upon the Continuance.

“PIPE Financing” means the issuance of an aggregate of 11,030,000 shares of Common Shares pursuant to the Subscription Agreements to the PIPE Investors immediately prior to the Closing, at a purchase price of $10.00 per share.

“PIPE Investors” means the certain institutional and accredited investors who are party to the Subscription Agreements.

“PIPE Investor Subscription Agreements” means the subscription agreements, each dated as of March 4, 2021, by and between TMC and the PIPE Investors, pursuant to which TMC issued an aggregate of 11,030,000 Common Shares to the PIPE Investors immediately prior to the Closing at a purchase price of $10.00 per share.

“Private Placement Warrants” means the 9,500,000 warrants issued to the Sponsor concurrently with SOAC’s initial public offering, each of which is exercisable for one Common Share.

“Public shares” means SOAC Common Shares included in the units issued in SOAC’s initial public offering.

“Public shareholders” means holders of public shares.

“Public Warrants” means the warrants included in the units issued in SOAC’s initial public offering, each of which is exercisable for one Common Share, in accordance with its terms.

“SOAC” means Sustainable Opportunities Acquisition Corp., a Cayman Islands exempted company limited by shares (which, after the Closing is known as TMC the metals company Inc.).

“SOAC Ordinary Shares” means the Class A ordinary shares of SOAC, which were redesignated as Common Shares as a result and upon the consummation of the Continuance;

“SOAC Class B ordinary shares” means the shares of Class B ordinary shares of SOAC.

“TMC” means TMC the metals company Inc., a British Columbia, Canada corporation (which, prior to consummation of the Business Combination, was known as Sustainable Opportunities Acquisition Corp. (“SOAC” herein)) and, where applicable, its direct and indirect wholly-owned subsidiaries.

“TMC Incentive Equity Plan” means the TMC the metals company Inc. 2021 Incentive Equity Plan.

“Registration Rights Agreement” means the amended and restated registration rights agreement entered into as of the Closing by and among TMC, the Sponsor, certain affiliates of the Sponsor, and certain securityholders of Legacy DeepGreen.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Special Shares” means the DeepGreen Earnout Shares and the Sponsor Earnout Shares.

“Sponsor” means Sustainable Opportunities Holdings LLC, a Delaware limited liability company.

“Sponsor Earnout Shares” means the 500,000 Class I Special Shares and 741,000 Class J Special Shares in the capital of TMC, each of which is automatically convertible into Common Shares on a one for one basis (unless adjusted as described herein) if certain Common Share price thresholds are met as described in “Description of Securities — Special Shares.”

“Transfer Agent” means Continental Stock Transfer & Trust Company.

“Trust Account” means the Trust Account of SOAC that held the proceeds from SOAC’s initial public offering and the private placement of the Private Placement Warrants.

“Trustee” means Continental Stock Transfer & Trust Company.

“U.S. GAAP” means United States generally accepted accounting principles.

“Units” means the units of SOAC, each consisting of one share of SOAC ordinary shares and one-half (1/2) of one Public Warrant of SOAC.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements regarding, among other things, our plans, strategies and prospects, both business and financial. These statements are based on the beliefs and assumptions of our management. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes”, “estimates”, “expects”, “projects”, “forecasts”, “may”, “will”, “should”, “seeks”, “plans”, “scheduled”, “anticipates” or “intends” or similar expressions. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

•        our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, the commercial and technical feasibility of seafloor polymetallic nodule collection and processing;

•        the supply and demand for battery metals and manganese alloys;

•        the future prices of battery metal and manganese alloys;

•        the timing and content of International Seabed Authority’s exploitation regulations that will create the legal and technical framework for exploitation of polymetallic nodules in the Clarion Clipperton Zone of the Pacific Ocean;

•        government regulation of deep seabed mining operations and changes in mining laws and regulations;

•        the risks of developing and deploying equipment for operations to collect polymetallic nodules at sea and to process such nodules on land;

•        environmental risks;

•        the timing and amount of estimated future production, costs of production, capital expenditures and requirements for additional capital;

•        cash flow provided by operating activities;

•        maintaining and negotiating of key strategic relationships;

•        our ability to raise financing in the future;

•        unanticipated reclamation expenses;

•        claims and limitations on insurance coverage;

•        the uncertainty in mineral resource estimates;

•        financial risks posed by our material weaknesses in our internal control over financial reporting;

•        the uncertainty in geological, hydrological, metallurgical and geotechnical studies and opinions;

•        infrastructure risks;

•        dependence on key management personnel and executive officers;

•        our financial performance;

•        economic downturns and political and market conditions beyond our control could adversely affect our business, financial condition and results of operations;

•        the impact of the COVID-19 pandemic on our business; and

•        other factors detailed under the section titled “Risk Factors.”

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements such as those contained in documents we have filed with the SEC. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a discussion of the risks involved in our business and investing in our Common Shares, see the section entitled “Risk Factors.”

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

SUMMARY OF THE PROSPECTUS

This summary highlights selected information included in this prospectus and does not contain all of the information that may be important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements included elsewhere in this prospectus.

The Company

We are a deep-sea minerals exploration company focused on the collection, processing and refining of polymetallic nodules found on the seafloor of the Clarion Clipperton Zone of the Pacific Ocean (the “CCZ”). The CCZ is a zone of abyssal plains and other formations in the Eastern Pacific Ocean, with a length of around 4,500 miles (7,240 km) that spans approximately 4,500,000 square kilometers (1,700,000 sq mi). Polymetallic nodules sit unattached to the seafloor and are located in significant quantities on the seafloor of the CCZ, have high concentrations of nickel, manganese, cobalt and copper in a single rock. Our subsidiaries Nauru Ocean Resources Inc. (“NORI”) and Tonga Offshore Mining Limited (“TOML”) possess the exclusive exploration rights to regions within the CCZ and operate under the effective supervision, regulation and sponsorship of the Republic of Nauru (“Nauru”) and the Kingdom of Tonga (“Tonga”), respectively. These metals are the main raw material inputs into lithium NMC (nickel-manganese-cobalt) battery cathodes and electric wiring often used in electric vehicles (“EV”) and energy storage. We have identified the potential to recover metals from polymetallic nodules to support increasing demand from battery and electric vehicle production through the development of a process that produces metals from the polymetallic nodules with near-zero solid processing waste. We have a dual mission: (1) to supply metals for the clean energy transition with low environmental and social impact; and (2) to accelerate the transition to a circular metal economy. The primary application of our mission is to solve the primary metal supply problem required for the manufacture of EV batteries.

Background and Business Combination

The Company was originally known as Sustainable Opportunities Acquisition Corp. (“SOAC”). On September 9, 2021 (the “Closing Date”), we consummated a business combination (the “Business Combination”) pursuant to the terms of the business combination agreement dated as of March 4, 2021 (the “Business Combination Agreement”) by and among SOAC, 1291924 B.C. Unlimited Liability Company, an unlimited liability company existing under the laws of British Columbia, Canada (“NewCo Sub”), and DeepGreen Metals Inc., a company existing under the laws of British Columbia, Canada (“Legacy DeepGreen”). In connection with the Business Combination, SOAC changed its name to “TMC the metals company Inc.” (“TMC”).

Prior to the Effective Time (as defined below), SOAC migrated and was continued from the Cayman Islands to British Columbia, Canada and was domesticated as a company existing under the laws of British Columbia, pursuant to Part XII of the Cayman Islands Companies Act (as Revised) and Part 9, Division 8 of the Business Corporations Act (British Columbia) (the “BCBCA”) (such continuance, the “Continuance”). As a result and upon the consummation of the Continuance, (i) the identifying name of the Class A ordinary shares of SOAC, par value $0.0001 per share (the “Class A ordinary shares”), and Class B ordinary shares of SOAC, par value $0.0001 per share (the “Class B ordinary shares”), were changed to common shares of the Company (the “Common Shares”) and the Class A ordinary shares and Class B ordinary shares were changed from shares with par value to shares without par value; (ii) the rights and restrictions attached to the renamed Class A ordinary shares and Class B ordinary shares of SOAC were deleted and the shares have the rights and restrictions attached to the Common Shares, as described in the notice of articles and articles of the Company; (iii) the number of authorized Common Shares were unlimited; (iv) each issued and outstanding whole warrant to purchase one Class A ordinary share automatically represented the right to purchase one Common Share at an exercise price of $11.50 per share on the terms and conditions set forth in the SOAC warrant agreement; (v) the notice of articles and articles of TMC became the governing documents of the Company; and (vi) SOAC’s name changed to “TMC the metals company Inc.”

On the Closing Date, promptly following the Continuance, pursuant to a court-approved plan of arrangement (the “Plan of Arrangement,” and the arrangement pursuant to such Plan of Arrangement, the “Arrangement”) under the BCBCA, (i) SOAC acquired all of the issued and outstanding common shares in the capital of DeepGreen

(the “DeepGreen Common Shares”); (ii) the shareholders and the optionholders of DeepGreen became entitled to receive at the Effective Time, in exchange for their DeepGreen Common Shares and options to purchase DeepGreen Common Shares, as applicable, an aggregate of (a) 229,162,651 Common Shares (which includes Common Shares underlying options) based on an Adjusted Equity Value (as defined in the Business Combination Agreement) immediately prior to the Effective Time of $2,291,628,539, (b) 4,999,973 Class A Special Shares (which includes Class A Special Shares underlying options), (c) 9,999,853 Class B Special Shares (which includes Class B Special Shares underlying options), (d) 9,999,853 Class C Special Shares (which includes Class C Special Shares underlying options ), (e) 19,999,855 Class D Special Shares (which includes Class D Special Shares underlying options), (f) 19,999,855 Class E Special Shares (which includes Class E Special Shares underlying options), (g) 19,999,855 Class F Special Shares (which includes Class F Special Shares underlying options), (h) 24,999,860 Class G Special Shares (which includes Class G Special Shares underlying options), and (i) 24,999,860 Class H Special Shares (which includes Class H Special Shares underlying options), in each case, in the capital of the Company, each of which Special Share is automatically convertible into Common Shares on a one-for-one basis (unless adjusted as described herein) if certain Common Share price thresholds are met as described herein (collectively, the “DeepGreen Earnout Shares”); (iii) DeepGreen became a wholly-owned subsidiary of the Company; and (iv) DeepGreen and NewCo Sub amalgamated to continue as one unlimited liability company existing under the laws of British Columbia, Canada. In addition, we assumed the Allseas Warrant which became a warrant to purchase our Common Shares upon the consummation of the Business Combination, in accordance with its terms. As a consequence of the Business Combination, each option to purchase DeepGreen Common Shares, whether vested or unvested, that was outstanding immediately prior to the Effective Time was assumed by the Company and became an option (vested or unvested, as applicable) to purchase a number of Common Shares equal to the number of DeepGreen Common Shares subject to such option immediately prior to the Effective Time multiplied by the Per Share Consideration (as defined in the Business Combination Agreement), rounded down to the nearest whole number of shares, at an exercise price per share equal to the exercise price per share of such option immediately prior to the Effective Time divided by the Per Share Consideration, rounded up to the nearest whole cent. The time that the Arrangement became effective is referred to as the “Effective Time.”

Immediately following the Continuance and prior to the Effective Time, Sustainable Opportunities Holdings LLC, a Delaware limited liability company (the “Sponsor”), exchanged 741,000 Common Shares (which consisted of the SOAC Class B ordinary shares prior to the Continuance) for 500,000 Class I Special Shares (the “Class I Special Shares”) and 741,000 Class J Special Shares, each of which is automatically convertible into Common Shares on a one-for-one basis if certain Common Share price thresholds are met as described herein (the “Class J Special Shares” and, together with the Class I Special Shares, the “Sponsor Earnout Shares” and, collectively with the DeepGreen Earnout Shares, the “Special Shares”).

In connection with the foregoing and concurrently with the execution of the Business Combination Agreement, SOAC entered into Subscription Agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to purchase an aggregate of 11,030,000 Common Shares at a purchase price of $10.00 per share, for aggregate gross proceeds of $110,300,000 (the “PIPE Financing”). The PIPE Financing closed concurrently with the Business Combination. SOAC also entered into Subscription Agreements for an aggregate of 22,000,000 Common Shares, for a purchase price of $10.00 per share and an aggregate purchase price of $220,000,000 with two investors who defaulted on the Closing Date under the Subscription Agreements. The Company is aggressively pursuing its available remedies with respect to both investors.

The total number of Common Shares outstanding immediately following the Closing was approximately 224,385,324 comprising (i) 203,874,981 Common Shares issued to DeepGreen shareholders, (ii) 11,030,000 Common Shares issued in connection with the Closing to the PIPE Investors pursuant to the PIPE Financing, (iii) 6,759,000 Common Shares held by the initial shareholders (which includes the Sponsor, Rick Gaenzle, Isaac Barchas and Justin Kelly, the “initial shareholders”) and (iv) 2,721,343 Common Shares held by public shareholders, reflecting redemptions of 27,278,657 Class A ordinary shares.

Stock Exchange Listing

Common Shares and Public Warrants are listed for trading on Nasdaq under the symbols “TMC” and “TMCWW”, respectively.

Summary of Risk Factors

Investing in our securities involves risks. You should carefully consider the risks described in “Risk Factors” beginning on page 13 before making a decision to invest in our Common Shares. If any of these risks actually occurs, our business, financial condition and results of operations would likely be materially adversely affected. Some of the risks related our business and industry are summarized below.

References in the summary below to “we”, “us”, “our” and “the Company” refer to TMC and its subsidiaries.

•        Our key exploration activities are, and our development activities are expected to be, undertaken primarily by our subsidiaries NORI and TOML, which are sponsored by Nauru and Tonga, respectively, and which require the continued sponsorship of those countries for such subsidiaries’ business operations. If either country ceases such sponsorship, NORI or TOML would need to seek sponsorship elsewhere, which could impact our operations as a group. Furthermore, changes in government regulation and political instability within these areas could impact our mineral exploration and future prospects in the CCZ.

•        Our business relies on the ability of NORI and TOML, as applicable, to obtain approval for necessary contracts to collect polymetallic nodules granted by the International Seabed Authority (“ISA”), among other regulators. The failure to obtain such approvals could disrupt or prohibit our operations.

•        Our success will depend on our ability to attract skilled operators, maintenance technicians, engineers and other personnel required to operate our business. In the event that we are unable to hire, train and retain the necessary number of skilled technicians, engineers and other personnel, there could be an adverse impact on our labor costs and our ability to reach anticipated production levels in a timely manner, which could have a material adverse effect on our results of operations. Our exploration, collecting, and processing activities are subject to laws, rules, regulations, environmental requirements, taxation and other policies that are subject to change and that may significantly impact our business, financial condition, liquidity and viability of operations.

•        We may be subject to potential risks and liabilities associated with pollution of the environment that could occur as a result of exploration, development, production and processing activities. Such liabilities may impact the performance of our business or may require us to suspend our operations.

•        Seafloor polymetallic nodules have never been commercially exploited. Mineral resource exploration is highly speculative and characterized by a number of significant risks including suitable equipment and favorable sea and climate conditions. We cannot guarantee that minerals will be discovered in sufficient grade or quantities to be commercially viable.

•        Until mineral reserves and mineral resources are actually collected and processed, we must rely upon estimated calculations for the mineral resources and grades of mineralization in contract areas and estimated equipment production rates and collection efficiency, which might prove to be materially inaccurate and thus have an adverse impact on projections for our future revenues, cash flows, royalties, and development and operating expenditures.

•        Any polymetallic nodules that we recover will require specialized treatment and processing on high value equipment, which we may not be able to develop or which may not provide the projected metal recovery rates at the estimated project capital and operating costs, which could impact projections for our future revenues, cash flows, royalties, and development and operating expenditures.

•        Our exploring, project development and future collecting, processing and refining operations involve many hazards and uncertainties which could result in damage to, or destruction of, production facilities, personal injury or death, environmental damage, delays in processing, increased production costs, asset write downs, monetary losses and legal liability, all of which could have an adverse effect on our business.

•        We have a limited operating history and cannot provide assurance of profitability in the future. Our actual operating costs on a commercial scale may differ significantly from those that have been anticipated.

•        We rely on existing and future strategic relationships to successfully explore, collect, process and refine polymetallic nodules. There can be no assurance that we will be able to continue to maintain and develop such relationships.

•        The profitability of our nodule collecting and processing will be significantly affected by changes to the market price, demand and taxation of battery metals and manganese as well as the cost of power, petroleum fuels, and oil.

•        We may become subject to legal proceedings as well as pressure and lobbying from non-governmental organizations, particularly with respect to environmental concerns, which may cause significant disruption to our business.

•        Offshore operations could be interrupted by non-governmental organizations or subject to piracy, which in the absence of strong enforcement by regulators, could negatively impact our ability to operate.

•        We have identified material weaknesses in our internal control over financial reporting which, if not corrected, could affect the reliability of our consolidated financial statements and have other adverse consequences.

•        Our business is subject to a variety of risks, some of which may not be covered by existing or future insurance policies, which may reduce or eliminate any future profitability and a decline in the value of our securities.

•        The COVID-19 pandemic has and could continue to materially impact aspects of our business, including increasing the cost of operations and reducing employee productivity, limiting travel of personnel, adversely affecting the health and welfare of personnel, or preventing or delaying important third-party service providers from performing normal and contracted activities crucial to the operation of our business.

•        Our ability to generate revenue will be diminished if we are unable to compete with substitutions for the minerals that we intend to process.

•        We rely on third parties to conduct independent analyses with respect to our business, and any inaccuracies in such analyses could have a material adverse effect on our collecting and development objectives.

•        The metals contained in the minerals that we intend to collect, process and refine are contemplated to be used in batteries for electric vehicles and energy storage; wiring, steel and manganese alloys. While we may identify other uses for the minerals we collect, the immediate growth of our business is correlated with the demand for electric vehicles, energy storage, wiring, steel and manganese alloys, which may not develop as expected.

•        Our continuing exploration is capital intensive and may depend on our ability to obtain necessary financing or cause the business to incur debt. There is no assurance that we will be successful in obtaining the required financing for our operations or be able to satisfy any resulting debt obligations.

•        There exist certain negative perceptions related to acquiring metals produced from deep-sea minerals. Some market proponents have recently expressed opposition to acquiring deep-sea derived metals, and if this position gains broad traction in the marketplace for EV and Battery metals, it could have a material impact on our business and operations.

•        Our business is capital intensive, and we may be required to raise additional funds in the future to accomplish our objectives.

Corporate Information

SOAC was incorporated on December 18, 2019 as a Cayman Islands exempted company limited by shares and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

On May 8, 2020, SOAC consummated an initial public offering of 30,000,000 units at an offering price of $10.00 per unit, and a private placement with Sponsor of 9,500,000 Private Placement Warrants at an offering price of $1.00 per warrant.

DeepGreen was incorporated under the laws of the Province of British Columbia, Canada in 2011.

On September 9, 2021, SOAC and DeepGreen completed the Business Combination, which included the migration and continuance of SOAC from the Cayman Islands to British Columbia, Canada and the acquisition by SOAC of all of the issued and outstanding common shares in the capital of DeepGreen in exchange for Common Shares and Special Shares, whereby DeepGreen became a wholly-owned subsidiary of the Company; and DeepGreen and NewCo Sub amalgamated to continue as one unlimited liability company existing under the laws of British Columbia, Canada, pursuant to a court-approved plan of arrangement under the BCBCA. As a result, DeepGreen became a wholly owned subsidiary of SOAC, SOAC’s corporate name was changed to TMC the metals company Inc. and the business of DeepGreen became the business of the Company.

TMC’s principal executive offices are located at 595 Howe Street, 10th Floor, Vancouver, British Columbia V6C 2T5, and its telephone number is (574) 252-9333. TMC does not have a physical office in Vancouver, British Columbia, its directors and executive officers work remotely in various countries around the world, and the Vancouver, British Columbia address disclosed as its principal executive office has been provided because it is TMC’s records office required under the BCBCA.

Emerging Growth Company

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with those of another public company that is not an emerging growth company or is an emerging growth company that has opted out of using the extended transition period, difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of SOAC’s initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates is $700 million or more as of the end of that fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

THE OFFERING

Issuer	TMC the metals company Inc.
Issuance of Common Shares
Common Shares to be issued upon exercise of all Private Placement Warrants and Public Warrants	24,500,000 shares
Common Shares outstanding prior to exercise of all warrants	224,385,324 shares(1)
Use of proceeds

We will receive up to an aggregate of approximately $281,750,000 from the exercise of all 24,500,000 Warrants, assuming the exercise in full of such Warrants for cash.

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such warrants for general corporate purposes.

Resale of Common Shares and warrants

Common Shares offered by the Selling Securityholders (representing the Founder Shares, Common Shares that may be issued upon exercise of the Private Placement Warrants, Common Shares issued in the PIPE Financing, Common Shares issued or issuable to certain shareholders of DeepGreen pursuant to the Business Combination Agreement, including Common Shares that may be issued upon the conversion of DeepGreen Earnout Shares, Common Shares issuable upon the conversion of Sponsor Earnout Shares and Common Shares issued to certain service providers to Legacy DeepGreen)

264,438,297 Common Shares
Warrants offered by the Selling Securityholders (representing the Private Placement Warrants)	9,500,000 Private Placement Warrants
Exercise price	$11.50 per share, subject to adjustment as described herein
Redemption	The Warrants are redeemable in certain circumstances. See “Description of Securities — Warrants” for further discussion.
Use of proceeds

We will not receive any proceeds from the sale of the Common Shares and Warrants to be offered by the Selling Securityholders. With respect to Common Shares underlying the Warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such Warrants to the extent such Warrants are exercised for cash.

____________

(1)      Represents the number of Common Shares outstanding as of September 9, 2021. The number of issued and outstanding Common Shares does not include the Common Shares reserved for issuance under the TMC Incentive Equity Plan or reserved for issuance upon conversion of the Special Shares.

Lock-up agreements

Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See “Plan of Distribution — Amended and Restated Registration Rights Agreement” for further discussion.

Ticker symbols	“TMC” and “TMCWW” for the Common Shares and Public Warrants, respectively.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not known to us or that we consider immaterial as of the date of this prospectus. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

Unless the context otherwise requires, references in this section to “we,” “us,” “our” and the “Company” refer to TMC the metals company Inc. and its subsidiaries following the Business Combination, or to DeepGreen or SOAC prior to the Business Combination, as the case may be.

Risks Related to Laws, Rules, Regulations and Policies

Our business is subject to numerous regulatory uncertainties which, if not resolved in our favor, would have a material adverse impact on our business.

To date, no commercial-scale collection (also referred to as “mining,” “exploitation” or “harvesting”) of nodules has occurred in the area of the high seas beyond national jurisdiction (the “Area”), which includes the CCZ. Moreover, despite the release by the International Seabed Authority (the “ISA”) of the Draft Regulations on Exploitation of Mineral Resources (the “Draft Regulations”), finalization of such regulations remains subject to approval and adoption by the ISA. The ISA was intending to have these regulations finalized by July 2020, but the COVID-19 pandemic disrupted ISA meetings and discussions. Once adopted, these regulations will create the legal and technical framework for exploitation of the polymetallic nodules in the NORI, TOML and Marawa Contract Areas.

Section 1, paragraph 15 of the 1994 Agreement relating to the Implementation of Part XI of the United Nations Convention on the Law of the Sea (“UNCLOS”) allows a member state whose national intends to apply for approval of a plan of work for exploitation to notify the ISA of such intention. This notice obliges the ISA to complete the adoption of exploitation regulations within two years of the request made by the member state.

On June 25, 2021, the Republic of Nauru submitted its notice to the ISA requesting that it complete, by July 9, 2023, the adoption of regulations necessary to facilitate the approval of plans of work for the commercial exploitation of polymetallic nodules. The notice submitted by the Republic of Nauru to the ISA has increased the likelihood that regulations will be adopted that will govern and enable commercial scale polymetallic nodule collection. If the ISA has not completed the adoption of such regulations within the prescribed time and an application for approval of a plan of work for exploitation is pending before the ISA, the ISA shall nonetheless consider and provisionally approve such plan of work based on: (i) the provisions of the UNCLOS; (ii) any rules, regulations and procedures that the ISA may have adopted provisionally at the time, (iii) the basis of the norms contained in the UNCLOS and (iv) the principle of non-discrimination among contractors.

We expect the final regulations (“Final Regulations”) to be approved within the next two years, but there can be no assurance that such regulations will be approved then, or at all. The Draft Regulations and several supporting standards and guidelines are at an advanced stage, but there remains uncertainty regarding the final form that these will take, as well as the impact that such regulations, standards and guidelines will have on our ability to meet our objectives.

The collection of polymetallic nodules within the CCZ, where our exploration areas are located, will require approval of an ISA Exploitation Contract (which will authorize commercial collection activities). As part of the application for an ISA Exploitation Contract, all contractors will be required to complete baseline studies and an environmental and social impact assessment (“ESIA”), culminating in an Environmental Impact Statement (“EIS”), prior to collecting nodules. The EIS would be accompanied by an Environmental Management and Monitoring Plan (“EMMP). The EMMP is expected to specify the objectives and purpose of all monitoring requirements, the components to be monitored, frequency of monitoring, methods of monitoring, analysis required in each monitoring component, monitoring data management and reporting.

In order to collect the mineral resources and commercialize our projects, our wholly-owned subsidiaries Nauru Ocean Resources Inc. (“NORI”) and Tonga Offshore Mining Limited (“TOML”) will each need to obtain an ISA Exploitation Contract, as will our partner Marawa Research and Exploration Limited (“Marawa”), in addition to related permits that may be required by our commercial partners. There can be no assurance that the ISA will evaluate any exploration contract application by our subsidiaries in a timely manner. Even if the ISA timely evaluates such applications(s), our subsidiaries may be required to submit a supplementary EIS before obtaining approval. As such, there is a risk that an ISA Exploitation Contract may not be granted by the ISA, may not be granted on a timely basis, or may be granted on uneconomic terms.

Similarly, with respect to sponsor state regulation, no assurance can be given that new rules and regulations will not be enacted or that existing rules and regulations will not be applied in a manner that would limit or curtail production or development by our subsidiaries. Amendments to current laws and regulations governing the operations and activities of deep sea mineral resources companies, or changes in interpretation thereto, or the unwillingness of countries throughout the world to enforce such laws and regulations, could have a material adverse impact on our business, and could cause increases in exploration expenses, capital expenditures, production costs, or put the security of our equipment at risk to activism or piracy. Such amendments could also cause reductions in our future production, or the delay or abandonment in the development of our polymetallic mineral resource properties. There can be no certainty that actions by governmental and regulatory authorities, including changes in regulation, taxation and other fiscal regimes, will not adversely impact our projects or our business. Further, our operations depend on the continuation of the sponsorship arrangements between our subsidiaries NORI and TOML and each of their host sponsoring nations, the Kingdom of Tonga and the Republic of Nauru, respectively. Each subsidiary has been registered and incorporated within such host nation and each nation has maintained effective supervision, regulation, and sponsorship over the conduct of such subsidiary. While we have beneficial ownership over such subsidiaries, we operate under the regulation and sponsorship of the Republic of Nauru and the Kingdom of Tonga. If such arrangement is challenged, or sponsorship is terminated, we may have to restructure the ownership or operations of such subsidiary to ensure continued state sponsorship. Failure to maintain sponsorship, or secure new state sponsorship, will have a material impact on such subsidiary and on our overall business and operations.

While the rates of payments are yet to be set by the ISA, the 1994 Agreement relating to the Implementation of Part XI of the UNCLOS of 10 December 1982 (the “1994 Implementation Agreement”) prescribes a relevant framework that the rates of payments “shall be within the range of those prevailing in respect of land-based mining of the same or similar minerals in order to avoid giving deep seabed miners an artificial competitive advantage or imposing on them a competitive disadvantage.” The ISA has held workshops with stakeholders to discuss and seek comments on the potential financial regime for the collecting of polymetallic nodules in the Area. There can be no assurance that the ISA will put in place Final Regulations in a timely manner or at all. Such regulations may also impose burdensome obligations or restrictions on us, and/or may contain terms that do not enable us to develop our projects.

Our resource activities are subject to changes in government regulation and political instability.

Parties carrying out exploration and collection operations in the Area must be sponsored by a State that is a member of the ISA. The sponsoring States of our subsidiaries NORI and TOML are Nauru and Tonga, respectively. If either country ceases such sponsorship, NORI or TOML would need to seek sponsorship elsewhere, which could impact our operations as a group.

In addition, our subsidiary, DeepGreen Engineering Pte Ltd. (“DGE”), has an exclusive contract with Marawa, which is sponsored by the Republic of Kiribati that permits DGE to conduct activities in connection with the exploration contract held by Marawa with the ISA. There is a risk that a State sponsoring activities in a project area ceases to be a sponsor, or is not permitted to be a sponsor, or that NORI and TOML cease to remain as sponsored contractors by such State; and if an agreement cannot be reached with a substitute sponsoring State, or if we are unable to transfer our sponsorship to another State, such subsidiary could be forced to cease activities in the Area.

Additionally, there is little jurisprudence or interpretative guidance regarding the application of the sponsorship regulations that are applicable to our business. For example, with respect to the question over the regulation of which State can impact the activities of any contractor (such as NORI or TOML), we have taken the view that incorporation, registration and the grant of nationality are critical factors, amongst others, notwithstanding the beneficial ownership of a subsidiary by its parent (“beneficial ownership”). While this position has not been challenged by our sponsoring States or the ISA, certain organizations that oppose the deep-sea polymetallic nodule exploration and collecting industry have advocated for the use of a beneficial ownership test for state sponsorship, and there are no guarantees that our interpretation will be universally accepted in the future.

The mineral exploration activities of our subsidiaries and their future project development prospects could be affected in varying degrees by political instability and changes in government regulation relating to foreign investment and the deep-sea polymetallic collecting business, including expropriation. Operations may also be affected in varying degrees by possible terrorism, military conflict, crime, piracy, fluctuations in currency rates, and high inflation. In addition, from time to time, governments may nationalize private businesses, including companies such as ours. There can be no assurance that the governments of countries where we or our affiliates or third-party contractors operate or the governments with which our subsidiaries work in the Area will not nationalize companies such as ours and our assets in the future, or impose burdensome obligations or restrictions. There can also be no assurance that the ISA will not impose burdensome obligations or restrictions on our business or our projects (or those of our affiliates and third-party contractors), or that they will not implement policies or regulations that would prevent us from accomplishing our objectives.

Changes to any of the laws, rules, regulations or policies to which we are subject could have a significant impact on our business.

Changes to any of the laws, rules, regulations, taxation or other policies to which we are subject could have a significant impact on our business. There can be no assurance that we will be able to comply with any future laws, rules, regulations and policies. Failure to comply with applicable laws, rules, regulations, and policies may subject us to civil or regulatory proceedings, including fines or injunctions, which may have a material adverse effect on our business, financial condition, liquidity, and results of operations. In addition, compliance with any future laws, rules, regulations, and policies could negatively impact our profitability, and could have a material adverse effect on our business, financial condition, liquidity and results of operations.

Furthermore, we may seek to expand our production capabilities in the future, which would require additional regulatory approvals that may not be provided in a timely manner or at all. Furthermore, such additional approvals could require changes to environmental offset areas and related environmental protections which, if overly burdensome, could impact our operations.

Our exploration, collecting, processing and refining activities are subject to extensive and costly environmental requirements, and current and future laws, regulations, and permits may impose significant costs, liabilities, or obligations, or could limit or prevent our ability to continue our operations as currently contemplated or to undertake new operations.

All phases of exploring for and collecting and processing polymetallic nodules will be subject to environmental regulation in various jurisdictions and under national as well as international laws and conventions. No seafloor polymetallic nodule deposit has been harvested on a commercial scale, and it is not clear what environmental parameters may need to be measured to satisfy regulatory authorities for an ISA Exploitation Contract should be granted. A full ESIA for deep sea collecting operations has yet to be completed and approved by the ISA, and the full impact of any polymetallic nodule collecting operation on the environment has yet to be determined. Further, the required standards for an ESIA are currently unclear and have not been finalized by the ISA, which could require changes to any submissions made by our subsidiaries in connection with an ISA Exploitation Contract application. Environmental legislation is evolving in a manner which is likely to require strict standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. Additionally, while we intend to produce seafloor polymetallic nodules in a way that mitigates and reduces potential damage to the seafloor and marine environmental conditions, we do not know whether the ISA or any other regulatory body will seek to impose onerous methods for the restoration of the area or rehabilitation obligations on our collecting process. Any such obligations, to the extent they are overly burdensome, could result in material changes to our business as currently contemplated.

Although the environmental impact review process has not yet been finalized, all contractors have been made aware of the requirement to complete baseline studies and an ESIA, culminating in an Environmental Impact Statement (“EIS”), prior to collecting. The EIS would be accompanied by an Environmental Management and Monitoring Plan (“EMMP”), which will be required as part of the application for an ISA Exploitation Contract within the contract areas of NORI, TOML and Marawa. The EMMP is expected to specify the objectives and purpose of all monitoring requirements, the components to be monitored, frequency of monitoring, methods of monitoring, analysis required in each monitoring component, monitoring data management and reporting.

The EMMP will also be submitted to the ISA for approval as part of the ISA Exploitation Contract application. There are no guarantees that the ISA will evaluate any exploration contract application by our subsidiaries in a timely manner, and even if the ISA does timely evaluate such applications(s), such subsidiary may be required to submit a supplementary EIS before being approved. This may result in delays that could impact our projected timeframe. Furthermore, in the event that the ISA timely evaluates and approves an application, any aspect of such application and approval theoretically could be subject to legal challenges which could result in further delays that could detrimentally impact our business. For example, certain conservation groups have sought to impose a ten-year moratorium on deep-sea polymetallic nodule collection. While this agenda does not appear to have directly impacted the current proposed Final Regulations and implementation of the policies of the ISA, any such moratorium would have a material adverse effect on our business.

The environmental permitting process is expected to involve a series of checks and balances with reviews being conducted by the ISA, including technical evaluations by the ISA secretariat and a constituent body of the ISA known as the Legal and Technical Commission (the “LTC”). The recommendations of the LTC will then go before the ISA Council (a core policy-making body of the ISA), which will then review and, if it deems appropriate, approve the contractor’s application. It would require a two-thirds majority of the Council to reject a development proposal that is recommended to it by the LTC. There are no assurances that the work our subsidiaries have done to date or their contemplated future operations will satisfy the final environmental rules and regulations adopted by the ISA, and any future changes could delay the timing of such submissions to the ISA or our subsidiaries operations more generally, which could have a material adverse effect on our business. Sponsoring State approvals and permits are currently and may in future be required in connection with our operations. To the extent such approvals are required and not obtained, our subsidiaries may be curtailed or prohibited from proceeding with planned exploration or development of mineral properties. Failure to comply with applicable laws, regulations, and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Parties engaged in collection operations may be required to compensate those suffering loss or damage by reason of the collection activities and may have civil or criminal fines or penalties imposed for violations of applicable laws and regulations.

We may become subject to environmental liabilities as a result of noncompliance or newly imposed regulations.

All of the exploration and development operations of our subsidiaries will be subject to environmental permitting and regulations, which can make operations expensive or prohibit them altogether. We may also be subject to potential risks and liabilities associated with pollution of the environment that could occur as a result of our subsidiaries’ exploration, development, and production activities.

To the extent that a subsidiary becomes subject to environmental liabilities, the payment of such liabilities, or the costs incurred to remedy environmental pollution, would reduce funds otherwise available to us, which could have a material adverse effect on our business. If we or our subsidiaries are unable to fully remedy an environmental problem, they might be required to suspend operations or enter into interim compliance measures pending completion of the required remedy. The potential exposure could be material to our business.

All of our exploration, development, production and processing activities will be subject to regulation under certain environmental laws and regulations. Our subsidiaries may be required to obtain permits for their activities. They may be required to update and review permits from time to time, and may also be subject to environmental impact analyses and public review processes prior to the approval of any future activities. It is possible that future changes in applicable laws, regulations and permits, or changes in their enforcement or regulatory interpretation by local governments, sponsor states, and other regulatory bodies, could have a significant impact on our business.

There is significant uncertainty regarding the impact of polymetallic nodule collection on biodiversity in the CCZ and recovery rates of impacted ecosystems.

Potential future commercial-scale nodule collection operations in the CCZ are certain to disturb wildlife in the operating area. The nature and severity of these impacts on CCZ wildlife are expected to vary by species and are currently subject to significant uncertainty. Our studies cataloguing wildlife and ecosystem function, piloting the nodule collection system and assessing impacts arising from the use of this system are all currently in progress. Given the significant volume of deep water and the difficulty of sampling or retrieving biological specimens in the Area, a complete biological inventory might never be established. Accordingly, impacts on CCZ biodiversity may never be, completely and definitively known. For the same reasons, it may also not be possible to definitively say whether the impact of nodule collection on global biodiversity will be less significant than those estimated for land-based mining for a similar amount of produced metal.

It is also currently not definitively known how the risk of biodiversity loss in the CCZ could be eliminated or reduced through mitigation strategies or how long it will take for disturbed seabed areas to recover naturally. Prior research indicates that the density, diversity and function of fauna representing most of resident biomass (including mobile, pelagic and microbial life) are expected to recover naturally over years to decades. However, a high level of uncertainty exists around recovery of fauna that requires the hard substrate of nodules for critical life function. The extent to which planned measures, such as leaving behind 15% of nodule cover (by mass) and setting aside no-take zones, would aid recruitment and recovery of nodule-dependent species in impacted areas will depend on factors like habitat connectivity, which is an area that is still under study.

Risks Related to Exploration, Collecting, Processing, and Commercialization

Our business is subject to significant risks, and we may never develop minerals in sufficient grade or quantities to justify commercial operations.

Mineral resource exploration, development, and operations are highly speculative and are characterized by a number of significant risks, including, among other things, unprofitable efforts resulting not only from the failure to discover mineral resources, and from finding mineral resources which, though present, are insufficient in quantity and quality to return a profit from production. Once mineralization is discovered, it may take a number of years from the initial exploration phases before production is possible, during which time the potential feasibility of the project may change adversely. Substantial expenditures are required to establish mineral resources and reserves, to determine processes to collect and transport the minerals and, if required, to construct processing facilities.

No deep-sea polymetallic properties in the Area that have been identified have as of today been developed into production. Exploration risk exists in the discovery, location, definition and recovery of seafloor polymetallic nodule deposits. Many companies fail to ever locate an economic deposit, and given that no seafloor polymetallic nodule deposit has ever been commercially developed, such risks may have a material impact on our ability to accomplish our objectives. Operations may be affected by the availability of suitable vessels and equipment, prevailing sea conditions, changes in meteorological conditions and climate change, currents close to the seafloor and throughout the water column, recovery of materials sampled, lack of experience in delineating deposits, or unsuitability of equipment for recovering such material in prevailing conditions. Substantial expenditures are required to establish mineral reserves, to develop metallurgical processes, and to construct collection and transportation vessels, and we will be required to rely upon the expertise of consultants and others for exploration, development, construction and operational knowhow, and such consultants and third parties may not always be available to support our operations. If we are not able to obtain such expertise or identify alternative sources of expertise, our operations and financial results will be negatively impacted.

While we believe that seafloor polymetallic nodules in the contract areas of our subsidiaries account for some of the world’s largest aggregated estimated deposits of battery metals, no assurance can be given that minerals will be discovered in sufficient grade or quantities to justify commercial operations. Whether an exploration property will be commercially viable depends on a number of factors, including: the particular attributes of the deposit, such as size, grade and proximity to infrastructure; metal prices, which are highly cyclical; availability of and effectiveness of technology to recover, trans-ship, transport and process nodules; government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, and environmental protection; availability of required personnel, third-party partners and contractors, any required financing and commercial demand in the marketplace for such metals. The precise impact of these factors cannot accurately be predicted, but the combination of these factors may result in the inability of our subsidiaries to operate or generate an adequate return on invested capital.

While we and our subsidiaries will evaluate the political and economic factors in determining an exploration strategy, there can be no assurance that significant restrictions will not be placed on intended development areas. Such restrictions may have a material adverse effect on our business and results of operation.

No seafloor polymetallic nodule deposit has ever been commercially developed, and our collection and development plans and processes may not be sufficient to accomplish our objectives.

Seafloor polymetallic nodules have never been commercially mined, and there is a risk that our collection and recovery methods and the equipment that we intend to utilize during this process may not be adequate for the economic development of seafloor polymetallic nodule deposits. The equipment and technology that we intend to utilize has not been fully proven in such sub-sea conditions and for this specific material and application, and failure to adapt existing equipment or to develop suitable equipment or recovery and development techniques for the prevailing material and seafloor conditions would have a material adverse effect on the business of our subsidiaries, and the results of their operations and financial condition. We have partnered with Allseas, a leading global offshore contractor, to undertake a pre-production pilot collection system test in which a collector vehicle, a riser and lift system (“RALS”) and other systems will be tested. Although we expect the pilot collection system test to be successful, there can be no assurance that it will be, or that their technology will eventually be adequate for full scale commercial production, or that our intention to partner with Allseas in the initial production activities in one or more of our contract areas will be agreed with Allseas, hence we may be delayed in obtaining offshore collection equipment in the event we do not reach agreement with Allseas and have to develop such equipment on our own or through new third-party contractual relationships.

Mineral resource calculations from the contract areas of NORI and TOML are only estimates.

Calculations of mineral resources from the contract areas of NORI and TOML described in this prospectus and reported in technical reports prepared by AMC are only estimates and depend on geological interpretation and statistical inferences or assumptions drawn from recovery and sampling analysis, which might prove to be materially inaccurate. While these reports have been provided by experts, there is a degree of uncertainty attributable to the calculation of mineral resources. Mineral Reserves have not been defined and will require completion of further studies. Until mineral resources are actually collected and processed, the quantity of metal and nodule abundance must be considered as estimates only and no assurance can be given that the indicated levels of metals will be produced. In making determinations about whether to advance any of our projects to further development, we must rely upon calculated estimates for the mineral resources and grades of mineralization in our contract areas and estimated equipment production rates and collection efficiency.

The estimation of mineral reserves and mineral resources is a subjective process that is partially dependent upon the judgment of the persons preparing the estimates. The process relies on the quantity and quality of available data and is based on knowledge, experience, statistical analysis of data and industry practices. Valid estimates made at a given time may significantly change when new information becomes available.

Estimated mineral reserves and mineral resources may have to be recalculated based on changes in metal prices, further exploration or development activity or actual production experience. This could materially and adversely affect estimates of the volume or grade of mineralization, estimated recovery rates or other important factors that influence mineral reserves and mineral resources estimates. The extent to which mineral resources may ultimately be reclassified as mineral reserves is dependent upon the demonstration of their profitable recovery. Any material changes in volume and grades of mineralization will affect the economic viability of placing a property into production and a property’s return on capital. We cannot provide assurance that polymetallic nodules can be collected or processed profitably.

The mineral resource estimates in this prospectus have been determined and valued based on assumed future metal prices, cut-off grades, production rates and operating costs that may prove to be inaccurate. Extended declines in the market price for nickel, manganese, copper and cobalt may render portions of our mineralization uneconomic and result in reduced reported volume and grades, which in turn could have a material adverse effect on our financial performance, financial position and results of operations.

In addition, inferred mineral resources have a great amount of uncertainty as to their existence and their economic and legal feasibility. You should not assume that any part of an inferred mineral resource will be upgraded to a higher category or that any of the mineral resources will be reclassified as mineral reserves.

The grade and quality of the polymetallic nodule deposits that we intend to develop are estimates, and there are no guarantees that such deposits will be suitable for collecting or commercialization.

The grades of the seafloor polymetallic nodule deposits that we intend to develop and commercialize are estimates that may prove to be inaccurate. While limited samples have been collected and analyzed, there are no guarantees that our projections of quality will hold true with respect to the polymetallic nodule deposits that we are able to collect from the seafloor. Actual grades may vary from our estimates, which could have a material adverse impact on our projections for future revenues, cash flows, royalties, and development and operating expenditures.

In addition, the precise form of mineral occurrence, grade, and tonnage, which is projected based on the mapping and analysis of samples, are not yet known. There is a risk that the sampling and imaging that has been completed to date, and that which will need to be completed in the future, has not and/or will not allow us to accurately quantify the tonnage and grade of identified polymetallic nodule deposits. Moreover, the projections or classifications based on such sampling could result in inaccurate environmental, geological or metallurgical assumptions (including with respect to the size, grade and/or recoverability of minerals) or incorrect assumptions concerning economic recoverability.

Uncertainty in our estimates of polymetallic nodule deposits could result in lower than expected revenues and higher costs.

We base our estimates of polymetallic nodule deposits on engineering, economic, and geological data assembled and analyzed by outside firms, which are reviewed by third-party expert consultants including engineers and geologists. Such estimates, however, are necessarily imprecise and depend to some extent on professional interpretation, including statistical inferences drawn from available data, which may prove unreliable. There are numerous uncertainties inherent in estimating quantities and qualities of the polymetallic nodules that we intend to collect and the costs associated therewith, including many factors beyond our control. Estimates of economically recoverable minerals necessarily depend upon a number of variable factors and assumptions, all of which may vary considerably from actual results, such as:

•        environmental, geological, geotechnical, collecting and processing conditions that may not be fully identified by available data or that may differ from experience;

•        changes to the strategic approach to collecting and processing, which will depend in large part on market demand, corporate strategy and other prevailing economic and financial conditions;

•        assumptions concerning future prices of products (including, most notably, battery metals) foreign exchange rates, production rates, process recovery rates, transportation costs, operating costs, capital costs and reclamation costs; and

•        assumptions concerning future effects of regulation, including the issuance of required permits and taxes by governmental agencies and foreign government policies relating to our collecting of the mineral resources from our contract areas.

Uncertainty in estimates related to the availability of polymetallic nodules could result in lower than expected revenues and higher than expected costs or a shortened estimated life for our projects. Fluctuations in factors out of our control such as changes in future product pricing, foreign government policies and foreign exchange rates can have a significant impact on the estimates of mineral resources and reserves and can result in significant changes in the quantum of our resources and/or reserves period-to-period.

The polymetallic nodules that we may recover will require specialized treatment and processing, and there is no certainty that such processes will result in a recovery of metals that is consistent with our expectations, or that we will be able to develop or otherwise access processing plants that are suitable for our purposes.

The polymetallic nodules that our subsidiaries may recover will comprise a mixture of base metals in varying proportions, which will likely necessitate specialized treatment by mineral processing plants or smelters. To date, no polymetallic nodule deposits have been collected and treated for recovery of metal products on a commercial scale, and there is a risk that such treatment may not be economically viable and/or that the nodules being treated will contain elements or compounds that would render them unsuitable for treatment.

To date, no commercial-scale plants have been built to process polymetallic nodules. While Hatch Ltd. (“Hatch”), a global engineering, project management, and professional services firm, has helped us to develop a processing flowsheet with zero solid waste and is working with us in the development of a pilot plant processing program, the actual percentage recovery of metals may vary significantly from that forecast, and we are in the process of conducting a pilot scale metallurgical test-work program to determine our ability to expand such program into a full operational system.

Should our nodule collection plans become successful, we intend to develop land-based processing plants or partner with existing land-based processing partners. Furthermore, our future needs with respect to such processing plants have yet to be fully determined, and as such, the capital costs, performance, reliability, and maintenance of such plants is currently uncertain. While we believe that we have identified specific sites for the potential construction of such plants (based on factors such as proximity to deep-water ports, cost and source of electric power and natural gas, and proximity to customers), there is a risk that we will be unable to secure one or more of these sites on suitable terms. In the event that we are unable to secure one or more of the sites we have identified, or if construction delays impact our ability to develop one or more of such sites, our ability to process polymetallic nodules would be detrimentally impacted. Additionally, there can be no guarantees that such plants can be developed, or if developed, that such plants will perform in an economically viable manner or provide the projected metal recovery rates at the estimated project capital and operating costs, which could impact projections for our future revenues, cash flows, royalties, and development and operating expenditures.

We have identified potential tolling facilities to process nodules to Cu-Ni-Co alloy and Mn silicate, and developed a marketing strategy to place these products into existing smelting and refining facilities. There is no guarantee that these facilities will be available at the required times or that we would be able to secure them at commercially attractive rates. Additionally, even if we are able to secure appropriate processing facilities (either through ground-up construction or tolling arrangements), there is no guarantee that we will be able to provide them with the required nodule feedstocks at the required times. Accordingly, the timing in which we expand our operations may vary depending on geological, operational and financial developments, in addition to regulatory approvals from the ISA, among other factors, and these may impact our revenue and financial performance.

Our exploration and polymetallic nodule collecting activities may be affected by natural hazards, which could have a material adverse effect on our business.

Deep-sea mineral exploration and collection activities are inherently difficult and dangerous and may be delayed or suspended by severe weather events and climate change, sea conditions or other natural hazards, including storms, hurricanes and unpredictable weather patterns. In addition, even though sea conditions in a particular location may be somewhat predictable, the possibility exists that unexpected conditions may occur that adversely affect our operations. Seafloor mineral collection activities may be subject to interruptions resulting from weather and related marine conditions that adversely affect our collection operations or the ports of delivery and any such delays could have a material adverse effect on our business.

Nodule Collection, development and processing operations pose inherent risks and costs that may negatively impact our business.

Collection, development and processing operations involve many hazards and uncertainties, including, among others:

•        metallurgical or other processing problems;

•        technical and operational challenges in the collection and expansion of maritime collection activities;

•        difficulties in transferring nodules to transport vessels and delivering nodules to port;

•        industrial accidents;

•        unusual and unexpected water conditions;

•        unexpected seafloor conditions

•        unexpected environmental conditions, including contamination or leakage;

•        periodic interruptions due to inclement or hazardous weather conditions or other acts of nature;

•        fires;

•        piracy and disruptive action by non-governmental actors opposed to deep sea collection;

•        organized labor disputes or work slow-downs;

•        mechanical equipment failure and facility performance problems;

•        the availability of financing, market demand, critical technology and equipment, and skilled labor; and

•        the inability of suppliers to provide key process inputs like electricity, gas, coal and processing reagents on a timely basis at the prices that have been forecast.

These occurrences could result in damage to, or destruction of, production facilities, personal injury or death, environmental damage, delays in processing, increased production costs, asset write downs, monetary losses and legal liability, any of which could have an adverse effect on our results of operations and financial condition and adversely affect our projected development and production estimates. In addition, our operations could be interrupted by or negatively influenced by non-governmental actors which could negatively impact our or our subsidiaries’ ability to operate in the CCZ and international markets, obtain capital, collect, transport, process or sell metals, or otherwise conduct business.

There exist certain negative perceptions related to acquiring metals produced from deep sea minerals. Some market proponents have recently expressed opposition to acquiring deep-see mineral derived metals, and if this position gains broad traction in the marketplace for EV and Battery metals, it could have a material impact on our business and operations.

Fluctuations in transportation costs or disruptions in transportation services or damage or loss during transport could decrease our competitiveness or impair our ability to supply polymetallic nodules, processed minerals or products to our customers, which could adversely affect our results of operations.

Once our subsidiaries have been able to successfully develop their properties, they will be required to transport minerals to facilities for processing. Furthermore, once they have reached a point of commercialization, we will need to transport our products to our future customers, wherever they may be located. Finding affordable and dependable transportation is important because it allows us to supply customers around the world. Labor disputes, embargos, government restrictions, work stoppages, pandemics, derailments, damage or loss events, adverse weather conditions, vessel groundings inhibiting access to key navigation routes, other environmental events, changes to rail or ocean freight systems or other events and activities beyond our control could interrupt or limit available transport services, which could result in customer dissatisfaction and loss of sales potential and could materially adversely affect our results of operations.

Some of the equipment that we will need to accomplish our objectives has not been manufactured and/or tested.

Our subsidiaries will need to rely on high value equipment for collection and transport of materials. Much of this equipment, particularly as it pertains to sub-sea engineering and recovery systems, has yet to have completion of engineering, and has not been constructed and fully tested, and may not be suitable or may prove unreliable, and may not be delivered to us on a timely basis, thereby delaying our contemplated timetable. Moreover, our future needs with respect to sub-sea engineering and recovery systems have yet to be fully determined, and as such, the capital costs, performance, reliability, and maintenance associated with the necessary equipment is currently unknown. There can be no guarantees that the necessary sub-sea engineering and recovery systems can be developed, or if developed, that such systems will be deployable in an economically viable manner. Any equipment downtime or delayed mobilization of equipment may impact operations. Additionally, as we launch exploration, collection, and development initiatives, our subsidiaries may need to compete for the availability of suitable vessels and equipment, even though we have a close commercial relationship with our partners, Allseas and Maersk, there is a risk that certain vessels and equipment will be under long-term charter and will thus not be available to them when needed, if at all.

Risks Related to Our Operations and Industry

Actual capital costs, financing strategies, operating costs, production and economic returns may differ significantly from those we have anticipated and there can be no assurance that any future development activities will result in profitable collecting operations.

The actual operating costs of our subsidiaries to collect polymetallic nodules and transport and process such nodules on a commercial scale will depend upon changes in the availability of financing or partners who undertake capital developments in partnership with us, and prices of labor, equipment and infrastructure, shipping costs, variances in ore recovery from those currently assumed, operational risks, changes in governmental regulation, including taxation, environmental, permitting and other regulations and other factors, many of which are beyond our control. Due to any of these or other factors, our capital and operating costs may be significantly higher than those set forth in the NORI and TOML Technical Report Summaries prepared by AMC Consultants Ltd. (“AMC”) and filed with the registration statement of which this prospectus forms a part (the “NORI Technical Report Summary” and the “TOML Technical Report Summary”). As a result of higher capital and operating costs, our financing ability may be impacted, and this may be further affected by lower commodity prices in the international markets that could impact production or economic returns which may differ significantly from those set forth in the NORI and TOML Technical Report Summaries and there can be no assurance that any of our development activities will result in profitable operations.

We have a limited operating history, and there can be no assurance that we will be able to commercially develop our properties or achieve profitability in the future.

We have a limited operating history, and we expect that our losses will continue until we achieve profitable commercial production. NORI currently intends to explore and collect mineral resources in the NORI areas identified in the Exploration Contract executed by NORI with the ISA (the “NORI Areas”), and we hope to expand such operations if viable in certain other parts of the CCZ, including by TOML in the TOML areas identified in the Exploration Contract executed between TOML and the ISA (the “TOML Areas”) and DGE in the Marawa areas identified in the Exploration Contract executed by Marawa with the ISA (the “Marawa Areas”). Although NORI expects to achieve early stage commercial production for NORI-D on or around 2024, there can be no assurance that it will be able to commercially develop these properties or that it will be able to generate profits in the future.

Our operating expenses and capital expenditures will increase in the future as consultants and new employees are engaged, equipment associated with advancing exploration is leased or purchased, and properties are developed. There can be no assurance that we will generate any revenues or achieve profitability, or that the assumed levels of expense associated with our exploration, development, and commercialization processes will prove to be accurate.

Our business is contingent on our ability to successfully identify, collect and process polymetallic nodules, and in doing so, we will need to rely on certain existing and future strategic relationships, some of which we may be unable to maintain and/or develop.

In conducting our business, we will rely on continuing existing strategic relationships as well as new relationships in a variety of disciplines, including the offshore equipment and services industries (such as our partnerships with Maersk and Allseas), the onshore mineral processing industry, and others involved in the mineral exploration industry. We will also need to continue to develop new relationships with third-party contractors, as well as with certain regulatory and governmental departments.

For example, we have been working with Hatch, a global engineering, project management, and professional services firm, to develop onshore processing technology for the production of readily saleable copper and manganese products, as well as products such as high-grade nickel and cobalt sulphates for the electric vehicle battery markets. In connection therewith, Hatch has developed a zero solid waste flowsheet. We are also party to certain agreements with Maersk and Maersk UK, pursuant to which Maersk and Maersk UK agreed to supply us with vessels and offshore services with respect to vessel operations and supplier management to support environmental studies within the NORI, TOML and Marawa Areas, though these arrangements are scheduled to terminate in 2022 unless extended by mutual agreement. Additionally, we are party to certain agreements with Allseas, pursuant to which, among other things, Allseas has agreed to design, engineer and construct an integrated offshore collection system to collect nodules from NORI Areas, and to assist with shipping efforts thereafter. Allseas is contractually required to develop a test system to demonstrate this capability, but it is not certain that Allseas will convert, or will be able to convert such system into a full-scale commercial operation or that we will reach contractual terms with Allseas for such commercial arrangements.

There can be no assurance that we will be able to continue to maintain and develop our existing relationships, or that we will be able to form the new relationships that are required in order for our business to be successful. Additionally, one of our material agreements with a strategic partner includes performance-based metrics that will adjust depending on the success of our business and the trading activity in our shares. We issued the Allseas Warrant to Allseas, which shall vest upon certain milestones into such number of our Common Shares that is based on the formula described therein. As of June 1, 2022, the value of the Allseas Warrant will be determined by multiplying the total number of our Common Shares underlying the warrant by the price per Common Share (“Warrant Credit Value”). In the event that the Warrant Credit Value is greater than $150,000,000, then on the vesting date of the Allseas Warrant, we shall receive a “credit” for the amount by which such Warrant Credit Value exceeds $150,000,000. We will be able to exchange such credit value for future goods and services from Allseas. However, if our Common Shares do not perform well, there is a chance that we will receive little or no such credit, in which case we will be required to pay more than is currently anticipated to Allseas in connection with the services that it is expected to provide. In addition, there can be no assurance that services will be required from Allseas to utilize any such credit.

The prevailing market prices of nickel, manganese, copper, cobalt, and other commodities will have a material impact on our ability to achieve commercial success.

The profitability of our nodule collection operations is significantly affected by changes in the market price of battery metals (cobalt, nickel and copper) and manganese and the cost of power, petroleum fuels, and oil, among other commodities and supply requirements. Prices of such metals are affected by numerous factors beyond our control, including: prevailing interest rates and returns on other asset classes; expectations regarding inflation, monetary policy and currency values; speculation; governmental and exchange decisions regarding the disposal of metal stockpiles; political and economic conditions; available supplies of battery metals from mine production, inventories and recycled metal; sales by holders and producers of battery metals; and demand for products containing nickel, manganese, copper and cobalt. The price of nickel, manganese, copper, cobalt and other minerals and oil has fluctuated widely in recent years. Depending on the prevailing price of nickel, manganese, copper, and cobalt, and the cost of power, chemical reagents, petroleum fuels and oil, cash flow from our collection operations and commercialization may not be sufficient to cover our operating costs or the costs to servicing any outstanding debt. In addition, our proposed full scale production plans would involve placing a large percentage of global manganese production in the market, and we may be constrained in our ability to sell such large volumes, or such production may negatively impact the market price of manganese, which would, in either case, negatively impact our overall economic position.

We are not currently party to any commodity hedging contracts, as we do not yet have any production. Debt financing may not be available on commercially reasonable terms, or at all.

We may be adversely affected by fluctuations in demand for nickel, manganese, copper, cobalt, and other commodities.

Because our revenue is expected to be from the collection and processing of minerals, changes in demand for, and taxes and other tariffs and fees imposed upon, such minerals and derived mineral products (most notably, nickel, manganese, copper, and cobalt) could significantly affect our profitability. A prolonged or significant economic contraction in the United States or worldwide could put downward pressure on market prices of minerals. Protracted periods of low prices for minerals could significantly reduce revenues and the availability of required development funds in the future. This could cause substantial reductions to, or a suspension of, our exploration, collecting and production operations, and impair asset values.

Demand for our minerals may be impacted by changes in supply dynamics and sources, and changes in demand for downstream products, including batteries for electric vehicles and energy storage that consume high volumes of the metals we intend to produce, as well as demand for manganese alloys used in steel-making, the targeted market for most of our manganese production. Lack of growth or material increases in new sources of supply in this or in any other related markets may adversely affect the demand for our minerals and any related products, and if the market for these critical existing and emerging technologies does not grow as we expect, grows more slowly than we expect, or if the demand for our products in these markets decreases, then our business, prospects, financial condition and operating results could be harmed. Notably, our financial success will depend in part on the expansion of the global manganese market to consume the additional volume of manganese that we intend to produce.

In contrast, extended periods of high commodity prices may create economic dislocations that could be destabilizing to the supply and demand of minerals, and ultimately to the broader markets. Periods of high market prices for our minerals are generally beneficial to our financial performance. However, strong prices also create economic pressure to identify or create new sources of supply and alternate technologies requiring consumption of metals that ultimately could depress future long-term demand for nickel, cobalt, copper and related products, and at the same time may incentivize development of competing properties.

We may experience difficulty in creating market acceptance for a novel manganese product.

We will be producing a novel manganese silicate product which does not have recognition in the marketplace with customers. Metallurgical testwork, market studies by CRU International Limited (“CRU”) and initial engagement with customers indicate that this manganese silicate product will be a premium product as an input into silicomanagese alloy production that we believe will receive strong market acceptance. However mineral processing industries may be slow to change feed stocks and suppliers, even in the face of potential improvements.

Additionally, manganese silicate is not a conventional mineral product and may require additional approvals for export and import from our processing facilities to our future customers.

We operate in a highly competitive industry, and there are no assurances that our efforts will be successful.

The battery metals collection and processing industry is capital intensive and competitive. Production of battery metals and manganese alloys is largely dominated by Chinese competitors amongst other nation states and private contractors. These competitors may have greater financial resources, as well as other strategic advantages to operate, maintain, improve and possibly expand their facilities. Additionally, domestic Chinese resources firms have historically been able to produce minerals and/or process metals from land-based operations at relatively low costs due to domestic economic and regulatory factors, including less stringent environmental and governmental regulations and lower labor and benefit costs. Many contractors currently hold ISA exploration contracts to assess the value of polymetallic nodule fields for future collecting in the Area. Each of these various contractors are potential competitors with respect to the collection of polymetallic nodules and the production of nickel, manganese, copper and cobalt products. We will be competing with several other contractors that may possess greater financial and/or technical resources. There is increasing competition from new and existing players in the search for polymetallic nodule deposits, the availability of marine exploration and support vessels, related marine equipment and specialized personnel, desirable exploration leases, suitable processing equipment, and available funds. There is a risk that competitors may find more promising resources, identify or develop more economic technologies, enter into strategic partnerships that constrain our optionality, or may develop novel methods to process nodules into metals (either on the seafloor or on land) that are more economic than we currently contemplate.

We may become subject to pressure and lobbying from non-governmental organizations.

Like other businesses that operate in the resources industry, we may become subject to pressure and lobbying from non-governmental organizations, particularly with respect to environmental concerns, including potential damage to the deep-sea environment. There is a risk that the demands and actions of such non-governmental organizations may cause significant disruption to our business, which could have a material adverse effect on our operations and financial condition. It is possible that direct action from environmental groups could physically impact ongoing operation during exploration, project development and commercial operations.

Our profitability could be adversely affected if we fail to maintain satisfactory labor relations.

Our exploration and production initiatives will be dependent upon the efforts of our employees. Although none of our employees are currently subject to any collective bargaining arrangements, our employees could, in the future, choose to be represented as a collective unit, which may result in labor disputes, work stoppages or other disruptions in our production efforts that could adversely affect us.

Our business is subject to a variety of risks, some of which may not be covered by our future or existing insurance policies.

In the course of the exploration, development, and production of our mineral resource properties, we may be subject to a variety of risks that could result in (i) damage to, or destruction of, transportation vessels and processing facilities, (ii) personal injury or death, (iii) environmental damage, (iv) delays in collecting, transporting or processing, (v) monetary losses, (vi) natural disasters, (vii) environmental matters, and (viii) legal liability, among others. It is not always possible to fully insure against such risks, and we may determine not to insure against all such risks as a result of high premiums or for other reasons. Should such liabilities arise, they could reduce or eliminate any future profitability and result in an increase in cost and a decline in the value of our securities. We cannot be certain that insurance for some or all of these risks will be available on acceptable terms or conditions, if at all, and in some cases, coverage may not be acceptable or may be considered too expensive relative to the perceived risk.

Work stoppages or similar difficulties could significantly disrupt our operations, reduce our revenues and materially adversely affect our results of operations.

A work stoppage by any of the third parties providing services in connection with our operations or those of our strategic partners (such as for on-shore or off-shore operations) could significantly disrupt our activities, reduce our future revenues and materially adversely affect our results of operations.

A shortage of skilled technicians and engineers may further increase operating costs, which could materially adversely affect our results of operations.

Efficient collection, transport and processing using modern techniques and equipment requires skilled technicians and engineers. In addition, our optimization and eventual downstream efforts will significantly increase the number of skilled operators, maintenance technicians, engineers and other personnel required to successfully operate our business. If we are unable to hire, train and retain the necessary number of skilled technicians, engineers and other personnel there could be an adverse impact on our labor costs and our ability to reach anticipated production levels in a timely manner, which could have a material adverse effect on our results of operations.

We depend on key personnel for the success of our business. The loss of key personnel or the hiring of ineffective personnel could negatively impact our operations and profitability.

We depend on the services of our senior management team, our board of directors, our strategic partners and other key personnel. The loss of the services of any member of senior management, our board of directors or a key employee, or similar personnel within our strategic partners could have an adverse effect on our business. We and our partners may not be able to locate, attract or employ on acceptable terms qualified replacements for senior management, board of directors or other key employees if their services are no longer available.

Our growth will depend on our ability, and on the ability of our management team, board of directors and other employees, to execute on our plans and expand our operations and controls while maintaining effective cost controls.

Deep-sea exploration, collection, and production is a burgeoning industry, and our ability to implement our strategy requires effective planning and management control systems. Our plans may place a significant strain on our management and on our operational, financial and personnel resources. As such, our future growth and prospects will depend on our ability to manage this growth and to continue to expand and improve operational, financial and management information and quality control systems on a timely basis, while at the same time maintaining effective cost controls. Any failure to expand and improve operational, financial and management information and quality control systems in line with our growth could have a material adverse effect on our business, financial condition and results of operations. There are also risks associated with establishing and maintaining systems of internal controls.

The COVID-19 pandemic could have an adverse effect on our business.

The current COVID-19 pandemic has materially impacted the national and global economy and commodity and financial markets. The full extent and impact of the COVID-19 pandemic is unknown and to date has included, among other things, extreme volatility in financial markets, a slowdown in economic activity, volatility in commodity prices, and an increased possibility of a global recession. The response to COVID-19 has led to significant restrictions on travel, temporary business closures, quarantines, global stock market volatility and a general reduction in consumer activity and sentiment, globally. The outbreak has affected our business and operations and may continue to do so by, among others, increasing the cost of operations and reducing employee productivity, limiting travel of our personnel, adversely affecting the health and welfare of our personnel, or preventing or delaying important third-party service providers from performing normal and contracted activities crucial to the operation of our business.

The outbreak has resulted in significant governmental measures being implemented to control the spread of the virus, including, among others, restrictions on manufacturing and the movement of employees in many regions of the U.S. and other countries. These disruptions could continue to impact the market for minerals, which in turn could impact our business or business prospects.

Decisions beyond our control, such as canceled events, restricted travel, barriers to entry, temporary closures or limited availability of county, state or federal government agencies, or other factors, may affect our ability to perform collecting operations, corporate activities, and other actions that would normally be accomplished without such limitations. For instance, the final exploitation regulations were expected to be adopted by the ISA during 2020 but were delayed due to COVID-19. The extent to which the COVID-19 outbreak will further impact our operations, our business and the economy is highly uncertain. We cannot predict the impact of the COVID-19 pandemic, but it may materially and adversely affect our business, financial condition and results of operations.

We are dependent upon information technology systems, which are subject to cyber threats, disruption, damage and failure.

We depend upon information technology systems in the conduct of operations. Such information technology systems are subject to disruption, damage or failure from a variety of sources, including, without limitation, computer viruses, security breaches, cyber-attacks, natural disasters and defects in design. Cybersecurity incidents, in particular, are evolving and include, but are not limited to, malicious software, attempts to gain unauthorized access to data and other electronic security breaches that could lead to disruptions in systems, unauthorized release of confidential or otherwise protected information or the corruption of data. Various measures have been implemented to manage our risks related to information technology systems and network disruptions. However, given the unpredictability of the timing, nature and scope of information technology disruptions, we could potentially be subject to downtimes, operational delays, the compromising of confidential or otherwise protected information, destruction or corruption of data, security breaches, other manipulation or improper use of our systems and networks or financial losses from remedial actions, any of which could have a material adverse effect on our business, operating results and financial condition.

Our ability to generate revenue will be diminished if we are unable to compete with substitutions for the minerals that we intend to process.

Technology changes rapidly in the industries and end markets that utilize our materials. If these industries introduce new technologies or products that no longer require the minerals that we intend to collect and process, or if suitable substitutes become available, it could result in a decline in demand for our materials. If the demand for our materials decreases, it will have a material adverse effect on our business and the results of our operations and financial condition.

We are reliant on third parties to conduct independent analyses with respect to our business, and any inaccuracies in such analyses could have a material adverse effect on our collection and development objectives.

We rely upon third-party consultants, engineers, analysts, scientists, and others to provide analyses, reviews, reports, advice, and opinions regarding our potential projects. For example, the NORI Technical Report Summary and TOML Technical Report Summary contain mineral resource estimates and other information with respect to our contract areas. There is a risk that such analyses, reviews, reports, advice, opinions, and projects are incorrect, in particular with respect to resource estimation, process development, and recommendations for products to be produced, as well as with respect to economic assessments, including estimating the capital and operating costs of our project and forecasting potential future revenue streams. Uncertainties are also inherent in such estimations.

We may become involved in litigation that may adversely affect us, including litigation related to non-performing PIPE investors.

Due to the nature of our business, we may be subject to regulatory investigations, claims, lawsuits and other proceedings in the ordinary course of our business. The results of these legal proceedings cannot be predicted with certainty due to the uncertainty inherent in litigation, including the effects of discovery of new evidence or advancement of new legal theories, the difficulty of predicting decisions of judges and juries and the possibility that decisions may be reversed on appeal. We can provide no assurances that these matters will not have a material adverse effect on our business. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects.

In connection with the Closing of the Business Combination, we expected to receive approximately $330 million of proceeds in the PIPE Financing but only received $110.3 million due to two investors that failed to fulfill their funding obligations under their PIPE Investor Subscription Agreements. We have initiated litigation against the two non-performing investors in order to enforce the funding obligations under their PIPE Investor Subscription Agreements, but there can be no assurances that we will be successful in those efforts.

Our future growth may be dependent upon consumers’ willingness to adopt electric vehicles.

Given that the minerals we intend to collect and process are contemplated to be significantly linked to growing metals demand in batteries for electric vehicles, our growth is highly dependent upon the adoption by consumers of, and we are subject to an elevated risk of any reduced demand for, alternative fuel vehicles in general and electric vehicles in particular. While it has been projected that demand for such electric vehicles will surge over time, if the market for electric vehicles does not develop as we expect, or develops more slowly than we expect, our business, prospects, financial condition and operating results may be harmed. The market for alternative fuel vehicles is relatively new, rapidly evolving, characterized by rapidly changing technologies, price competition, additional competitors, evolving government regulation and industry standards, frequent new vehicle announcements and changing consumer demands and behaviors. Factors that may influence the adoption of alternative fuel vehicles, and specifically electric vehicles, include:

•        perceptions about electric vehicle quality, safety, design, performance and cost, especially if adverse events or accidents occur that are linked to the quality or safety of electric vehicles;

•        the material composition necessary for electric vehicle batteries and the potential of change in chemistry and engineering requirements that may move away from expected demand for nickel and cobalt;

•        perceptions about vehicle safety in general, in particular safety issues that may be attributed to the use of advanced technology, including vehicle electronics and regenerative braking systems;

•        the limited range over which electric vehicles may be driven on a single battery charge;

•        the decline of an electric vehicle’s range resulting from deterioration over time in the battery’s ability to hold a charge;

•        concerns about electric grid capacity and reliability;

•        the availability of alternative fuel vehicles, including plug-in hybrid electric vehicles;

•        improvements in the fuel economy of the internal combustion engine;

•        the availability of service for electric vehicles;

•        the environmental consciousness of consumers;

•        volatility in the cost of oil and gasoline;

•        consumers’ perceptions of the dependency of the United States on oil from unstable or hostile countries;

•        government regulations and economic incentives promoting fuel efficiency and alternate forms of energy;

•        access to charging stations, standardization of electric vehicle charging systems and consumers’ perceptions about convenience and cost to charge an electric vehicle;

•        the availability of tax and other governmental incentives to purchase and operate electric vehicles or future regulation requiring increased use of nonpolluting vehicles;

•        perceptions about and the actual cost of alternative fuel; and

•        macroeconomic factors.

Developments in alternative technologies or improvements in the internal combustion engine may materially adversely affect the demand for electric vehicles, and thus for the minerals that we intend to collect and process.

Significant developments in alternative technologies, such as advanced diesel, ethanol, fuel cells or compressed natural gas, or improvements in the fuel economy of the internal combustion engine, may materially and adversely affect demand for the minerals that we intend to harvest and process in ways we do not currently anticipate. Any such reductions in demand could have a material adverse effect on our business and prospects.

We may be required to take write-downs or write-offs, restructurings and impairments or other charges that could have a significant negative effect on our financial condition, results of operations and the share price of our securities, which could cause you to lose some or all of your investment.

We may be forced to write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Unexpected risks may arise and previously known risks may materialize which could have a material adverse effect on our financial condition and results of operations and could contribute to negative market perceptions about our securities or our company. Accordingly, our shareholders could suffer a reduction in the value of our Common Shares and Warrants. Our shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the registration statement or proxy statement/prospectus relating to the Business Combination contained an actionable material misstatement or material omission.

Risks Related to Our Intellectual Property

We may not be able to adequately protect our intellectual property rights. If we fail to adequately enforce or defend our intellectual property rights, our business may be harmed.

Much of the technology used in the markets in which we compete is or may become protected by patents and trade secrets, and our commercial success will depend in significant part on our ability to access, obtain and maintain patent and trade secret protection for future products and methods or those of any of our strategic partners such as Allseas or onshore processing partners. To compete in these markets, we rely or may need to rely on a combination of trade secret protection, nondisclosure and licensing agreements, patents and trademarks to establish and protect our proprietary intellectual property rights. Our intellectual property rights (or those of our partners) may be challenged or infringed upon by third parties, or we may be unable to maintain, renew or enter into new license agreements with third-party owners of intellectual property on reasonable terms. In addition, our intellectual property may be subject to infringement or other unauthorized use outside of the United States. In such case, our ability to protect our intellectual property rights by legal recourse or otherwise may be limited, particularly in countries where laws or enforcement practices are undeveloped or do not recognize or protect intellectual property rights to the same extent as the United States. Unauthorized use of our intellectual property rights (or those of our partners) or our inability (or the inability of our partners) to preserve our existing intellectual property rights (or those of our partners) could adversely impact our competitive position and results of operations. The loss of our patents could reduce the value of the related products. In addition, the cost to litigate infringements of our patents, or the cost to defend ourselves against patent infringement actions by others, could be substantial and, if incurred, could materially affect our business and financial condition.

Proprietary trade secrets and unpatented know-how may become important to our business. We will likely rely on trade secrets to protect certain aspects of our business systems and designs, especially where we do not believe that patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. Our employees, consultants, contractors, outside scientific collaborators and other advisors may unintentionally or willfully disclose our confidential information to competitors, and confidentiality agreements may not provide an adequate remedy in the event of unauthorized disclosure of confidential or proprietary information. Enforcing a claim that a third-party illegally obtained and is using our trade secrets is expensive and time consuming, and the outcome is unpredictable. Moreover, our competitors may independently develop equivalent knowledge, methods and know-how. Failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

We or our partners may not be able to obtain necessary patents and the legal protection afforded by any patents may not adequately protect our or our partners’ rights or permit us to gain or keep any competitive advantage.

Our ability (or that of our partners) to obtain necessary patents is uncertain, and the legal protection to be afforded by any patents we (or they) may be issued in the future may not adequately protect our (or their) rights or permit us (or them) to gain or keep any competitive advantage necessary for our operations or our partnerships. In addition, the specific content required of patents and patent applications that are necessary to support and interpret patent claims is highly uncertain due to the complex nature of the relevant legal, scientific and factual issues. Changes in either patent laws or interpretations of patent laws in the United States or elsewhere may diminish the value of our intellectual property or narrow the scope of our patent protection. Even if patents are issued regarding our products and processes, our competitors may challenge the validity of those patents. Patents also will not protect our products and processes if competitors devise ways of making products without infringing our patents.

If we infringe, or are accused of infringing, on the intellectual property rights of third parties, it may increase our costs or prevent us from being able to commercialize new products.

There is a risk that we (or our partners) may infringe, or may be accused of infringing, the proprietary rights of third parties under patents and pending patent applications belonging to third parties that may exist in the United States and elsewhere in the world that relate to our products and processes (or those of our strategic partners). Because the patent application process can take several years to complete, there may be currently pending applications that may later result in issued patents that cover our products and processes. In addition, our products and processes may infringe existing patents.

Defending ourselves against third-party claims, including litigation in particular, would be costly and time consuming and would divert management’s attention from our business, which could lead to delays in our exploration, collecting, processing, and commercialization efforts. If third parties are successful in their claims, we might have to pay substantial damages or take other actions that are adverse to our business. As a result of intellectual property infringement claims, or to avoid potential claims, we might:

•        be prohibited from, or delayed in, selling or licensing some of our products or using some of our processes unless the patent holder licenses the patent to us, which it is not required to do;

•        be required to pay substantial royalties or grant a cross license to our patents to another patent holder; or

•        be required to redesign a product or process so it does not infringe a third-party’s patent, which may not be possible or could require substantial funds and time.

In addition, we could be subject to claims that our employees, or we, have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of third parties.

If we are unable to resolve claims that may be brought against us by third parties related to their intellectual property rights on terms acceptable to us, we may be precluded from offering some of our products or using some of our processes.

In addition, we have not obtained definitive global trademark protection for the name “The Metals Company” and we may not be able to secure such protection over time. If we are unable to secure such protection, we may need to rebrand or otherwise modify our name, which could result in costs, delays and loss of market recognition.

Risks Related to Our Securities and to Being a Public Company

We may issue additional Common Shares or other equity securities without shareholder approval, which would dilute your ownership interests and may depress the market price of our Common Shares.

As of September 30, 2021, we had 224,385,324 Common Shares and 24,500,000 Warrants to acquire Common Shares issued and outstanding. In addition, the Allseas Warrant is exercisable for up to 11,578,620 Common Shares subject to the terms and conditions thereof. Subject to the requirements of the BCBCA, our Articles authorize us to issue Common Shares and rights relating to our Common Shares for the consideration and on the terms and conditions established by our board of directors in its sole discretion, whether in connection with acquisitions or otherwise. In addition, 24,682,385 Common Shares are reserved for issuance under the TMC Incentive Equity Plan, subject to adjustment in certain events. In addition, up to 77,277,244 Common Shares, subject to adjustment in certain events, may be issued to the holders upon conversion of the Special Shares if certain Common Share price thresholds are met as described herein. Any Common Shares issued, including in connection with the exercise of warrants, upon conversion of the Special Shares or under the TMC Incentive Equity Plan, or other equity incentive plans that we may adopt in the future, would dilute the percentage ownership held by you.

Our issuance of additional Common Shares or other equity securities of equal or senior rank would have the following effects:

•        our existing shareholders’ proportionate ownership interest in the Company will decrease;

•        the amount of cash available per share, including for payment of dividends in the future, may decrease;

•        the relative voting strength of each previously outstanding Common Share may be diminished; and

•        the market price of our Common Shares may decline.

Our outstanding warrants will become exercisable for our Common Shares beginning on October 9, 2021, which if exercised, will increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

We have 15,000,000 outstanding Public Warrants to purchase 15,000,000 Common Shares at an exercise price of $11.50 per share, which warrants will become exercisable beginning on October 9, 2021. In addition, there are 9,500,000 Private Placement Warrants outstanding exercisable for 9,500,000 shares of our Common Shares at an exercise price of $11.50 per share. In certain circumstances, the Public Warrants and Private Placement Warrants may be exercised on a cashless basis. To the extent such warrants are exercised, additional shares of our Common Shares will be issued, which will result in dilution to the holders of our Common Shares and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our Common Shares, the impact of which is increased as the value of our stock price increases.

Our warrants are accounted for as liabilities and the changes in value of our warrants could have a material effect on our financial results.

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “SEC Statement”). Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement governing our warrants. As a result of the SEC Statement, SOAC reevaluated the accounting treatment of its Public Warrants and Private Placement Warrants, and determined to classify the warrants as derivative liabilities measured at fair value, with changes in fair value each period reported in earnings.

As a result, included on SOAC’s balance sheet as of December 31, 2020 are derivative liabilities related to SOAC’s warrants. Accounting Standards Codification 815, Derivatives and Hedging (“ASC 815”), provides for the remeasurement of the fair value of such derivatives at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value being recognized in earnings in the statement of operations. As a result of the recurring fair value measurement, our financial statements and results of operations may fluctuate quarterly, based on factors that are outside of our control. Due to the recurring fair value measurement, it is expected that we will recognize non-cash gains or losses on the warrants each reporting period and that the amount of such gains or losses could be material.

We have identified material weaknesses in our internal control over financial reporting. If we are unable to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and materially and adversely affect our business and operating results and the value of our Common Shares.

In the course of preparing our financial statements for the year ended December 31, 2020, we identified a material weakness in our internal control over financial reporting which relates to a deficiency in the design and operation of our financial statement close and reporting controls, including maintaining sufficient written policies and procedures and the need to use appropriate technical expertise when accounting for complex or non-routine transactions. We concluded that this material weakness is due to the fact that we were recently a private company with limited resources. We did not have the necessary business processes and related internal controls, or the appropriate resources or level of experience and technical expertise, that would be required to oversee financial reporting processes or to address the accounting and financial reporting requirements. Our management is in the process of developing a remediation plan. The material weakness will not be considered remediated until management designs and implements effective controls that operate for a sufficient period of time and management has concluded, through testing, that these controls are effective. The material weakness remains unremediated as of September 30, 2021.

Shortly before the Business Combination, we appointed a chief financial officer and we recently appointed a chief accounting officer, have hired and are currently recruiting additional finance personnel and have engaged a reputable independent accounting group to undertake a review and gap analysis of current systems and processes in order to develop a remediation plan. If not remediated, this material weakness could result in material misstatements to our annual or interim financial statements that would not be prevented or detected on a timely basis, or in the delayed filing of required periodic reports. If we are unable to assert that our internal control over financial reporting is effective, or when required in the future, if our independent registered public accounting firm is unable to express an unqualified opinion as to the effectiveness of the internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports, the market price of our securities could be adversely affected and we could become subject to litigation or investigations by Nasdaq, the SEC, or other regulatory authorities, which could require additional financial and management resources.

In addition, following this issuance of the SEC Statement, on May 24, 2021, after consultation with SOAC’s independent registered public accounting firm, SOAC’s management and its audit committee concluded that, in light of the SEC Statement, it was appropriate to restate SOAC’s previously issued audited financial statements as of and for the period ended December 31, 2020 (the “Restatement”). See “— Our warrants are accounted for as liabilities and the changes in value of SOAC’s warrants could have a material effect on its financial results.” As part of such process, SOAC identified a material weakness in its internal controls over financial reporting.

A material weakness is a deficiency or combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of its financial statements would not be prevented or detected on a timely basis.

Effective internal controls are necessary for the combined company to provide reliable financial reports and prevent fraud. We continue to evaluate steps to remediate the material weaknesses. These remediation measures may be time consuming and costly and there is no assurance that these initiatives will ultimately have the intended effects.

If we identify any new material weakness in the future, any such newly identified material weakness could limit our ability to prevent or detect a misstatement of our accounts or disclosures that could result in a material misstatement of our annual or interim financial statements. In such case, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in our financial reporting and our stock price may decline as a result. We cannot assure you that the measures we have taken to date, or any measures that may be taken in the future, will be sufficient to avoid potential future material weaknesses.

We may face litigation and other risks as a result of the material weaknesses in our internal control over financial reporting.

Following the issuance of the SEC Statement, after consultation with its independent registered public accounting firm, SOAC’s management and its audit committee concluded that it was appropriate to restate its previously issued audited financial statements as of and for the period ended December 31, 2020. See “— Our warrants are accounted for as liabilities and the changes in value of SOAC’s warrants could have a material effect on its financial results.” As part of the Restatement, SOAC identified a material weakness in its internal controls over financial reporting.

As a result of such material weakness, the Restatement, the change in accounting for the warrants, and other matters raised or that may in the future be raised by the SEC, we face potential for litigation or other disputes which may include, among others, claims invoking the federal and state securities laws, contractual claims or other claims arising from the Restatement and material weaknesses in our internal control over financial reporting and the preparation of our financial statements. We can provide no assurance that such litigation or dispute will not arise in the future. Any such litigation or dispute, whether successful or not, could have a material adverse effect on our business, results of operations and financial condition.

There can be no assurance that the Public Warrants and Private Placement Warrants will be in the money at the time they become exercisable, and they may expire worthless.

The exercise price for the outstanding Public Warrants and Private Placement Warrants is $11.50 per Common Share. There can be no assurance that such warrants will be in the money following the time they become exercisable and prior to their expiration, and as such, such warrants may expire worthless.

There are currently outstanding an aggregate of 24,500,000 warrants to acquire our Common Shares (not including the Allseas Warrant), which comprise 9,500,000 Private Placement Warrants held by SOAC’s initial shareholders at the time of SOAC’s initial public offering and 15,000,000 Public Warrants. Each of our outstanding whole warrants is exercisable commencing on October 9, 2021, for one Common Share in accordance with its terms. Therefore, as of September 30, 2021, if we assume that each outstanding whole warrant is exercised and one Common Share is issued as a result of such exercise, with payment of the exercise price of $11.50 per share, our fully-diluted share capital would increase by a total of 24,500,000 shares, with approximately $281,750,000 paid to us to exercise the warrants.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to “emerging growth companies” or “smaller reporting companies,” this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our Common Shares held by non-affiliates exceeds $700 million as of the end of any second quarter of a fiscal year, in which case we would no longer be an emerging growth company as of the last day of such fiscal year. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company that is not an emerging growth company or is an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our Common Shares held by non-affiliates is greater than or equal to $250 million as of the end of that fiscal year’s second fiscal quarter, and (ii) our annual revenues are greater than or equal to $100 million during the last completed fiscal year and the market value of our Common Shares held by non-affiliates exceeds $700 million as of the end of that fiscal year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Our business is capital intensive, and we may be required to raise additional funds in the future in order to accomplish our objectives.

The continuing exploration and development of the contract areas in NORI, TOML and Marawa may depend upon our ability to obtain dilutive and/or non-dilutive financing through debt financing, equity financing, joint ventures, or other means. Additionally, the actual amount of capital raised for our projects may vary materially from our current estimates, which could require that we raise additional funds. There is no assurance that we will be successful in obtaining the required financing for these or other purposes, including for general working capital, or that any funds raised will be sufficient for the purposes contemplated. We will not initially have any producing properties and will have no source of significant operating cash flow until 2024 at the earliest. There is no precedent for projects like ours, and therefore, debt financing may not be available in commercially available terms, or at all. Failure to obtain additional financing on a timely basis could cause us to reduce or terminate our operations. There can be no certainty that capital will be available to us on acceptable terms.

If additional funds are raised through further issuances of equity or convertible debt securities, existing shareholders could suffer significant dilution, and any new equity securities issued could have rights, preferences and privileges superior to those they possess prior to such issuances. Any debt financing secured in the future could involve restrictive covenants relating to capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions.

We may incur debt in the future, and our ability to satisfy our obligations thereunder remains subject to a variety of factors, many of which are not within our control.

We may seek to incur debt in the future in order to fund our exploration and operational programs, which would reduce our financial flexibility and could have a material adverse effect on our business, financial condition or results of operation.

Should we incur debt, our ability to satisfy any resulting debt obligations and to reduce our level of indebtedness will depend on future performance. General economic conditions, mineral prices, and financial, business and other factors will have an impact on our operations and future performance, and many of these factors are beyond our control. As such, we cannot assure investors that we will be able to generate sufficient cash flow to pay the interest on any debt, or that future working capital, borrowings, or equity financing will be available to pay or refinance such debt or meet future debt covenants. Factors that will affect our ability to raise cash through an offering of securities or a refinancing of any debt include financial market conditions, the value of our assets, and our performance at the time we are seeking to raise capital. We cannot assure investors that we will have sufficient funds to make such payments. If we do not have sufficient funds and are otherwise unable to negotiate renewals of our current borrowings or to arrange for new financing, we might be required to take measures to generate liquidity, such as selling some or all of our assets. Any such sales could have a material adverse effect on our business, operations and financial results. Moreover, failure to obtain additional financing, if required, on a timely basis, could cause us to reduce or delay our proposed operations.

We may need to raise additional capital in order to complete our programs and commence commercial operations and there is no assurance that we will be able to obtain adequate financing in the future or that such financing will be available to us on advantageous terms.

An active trading market for our Common Shares and Warrants may never develop or be sustained, which would adversely affect the liquidity and price of our securities.

An active trading market for our securities may never develop or, if developed, may not be sustained. In addition, the price of our securities could fluctuate significantly for various reasons, many of which are outside our control, such as our performance, large purchases or sales of our common shares, legislative changes and general economic, political or regulatory conditions. The release of our financial results may also cause our share price to vary. If an active market for our securities does not develop, it may be difficult for you to sell our Common Shares and/or Warrants you own or purchase without depressing the market price for our securities or to sell the securities at all. The existence of an active trading market for our securities will depend to a significant extent on our ability to continue to meet Nasdaq’s listing requirements, which we may be unable to accomplish.

There can be no assurance that we will be able to comply with the continued listing standards of Nasdaq.

In connection with the closing of the Business Combination, on September 10, 2021, our Common Shares and Public Warrants began trading on Nasdaq under the symbols “TMC” and “TMCWW,” respectively. If in the future Nasdaq delists our Common Shares from trading on its exchange for failure to meet the listing standards, we and our securityholders could face significant material adverse consequences including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity for our securities;

•        a determination that our common shares are “penny stock” which will require brokers trading in our common shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•        a limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

The market price of our securities may be volatile, which could cause the value of your investment to decline.

Even if a trading market develops, the market price of our securities may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume in our Common Shares and Public Warrants may fluctuate and cause significant price variations to occur. Securities markets worldwide experience significant price and volume fluctuations. This market volatility, as well as general economic, market and political conditions (including as a result of the COVID-19 pandemic), could reduce the market price of our securities in spite of our operating performance. If we are unable to operate as profitably as investors expect, the market price of our common shares post-Business Combination will likely decline when it becomes apparent that the market expectations may not be realized. In addition, our results of operations could be below the expectations of public market analysts and investors due to a number of potential factors, including variations in our quarterly or annual results of operations, operating results of other companies in the same industry, additions or departures of key management personnel, changes in our earnings estimates (if provided) or failure to meet analysts’ earnings estimates, publication of research reports about our industry, litigation and government investigations, changes or proposed changes in laws or regulations or differing interpretations or enforcement thereof affecting our business, adverse market reaction to any indebtedness we may incur or securities it may issue in the future, changes in market valuations of similar companies or speculation in the press or the investment community with respect to us or our industry, negative media coverage, adverse announcements by us or others and developments affecting us, announcements by our competitors of significant contracts, acquisitions, dispositions, strategic partnerships, joint ventures or capital commitments, actions by institutional shareholders, the possible effects of war, terrorism and other hostilities, adverse weather conditions, changes in general conditions in the economy or the financial markets or other developments affecting the industry in which we operate, and increases in market interest rates that may lead investors in our common shares to demand a higher yield, and in response the market price of our common shares could decrease significantly.

These broad market and industry factors may decrease the market price of our common shares, regardless of our actual operating performance. The stock market in general has, from time to time, experienced extreme price and volume fluctuations. In addition, in the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against these companies. Such litigation, if instituted against us, could result in substantial costs, a material negative impact on our liquidity and a diversion of our management’s attention and resources.

There may be sales of a substantial amount of our Common Shares after the Business Combination by former SOAC shareholders and/or former DeepGreen shareholders, and these sales could cause the price of our securities to fall.

As of September 30, 2021, we had 224,385,324 Common Shares and 24,500,000 Warrants to acquire Common Shares issued and outstanding. In addition, the Allseas Warrant is exercisable for up to 11,578,620 Common Shares subject to the terms and conditions thereof. All of our public shares are freely transferable (subject to any contractual lock-up agreements), except for the PIPE Shares and any shares held by our and Legacy DeepGreen’s “affiliates,” as that term is defined in Rule 144 under the Securities Act. Our Common Shares issued to the Sponsor and the independent SOAC directors in exchange for their founder shares are subject to certain contractual lock-up agreements. In addition, an aggregate of 124,969,517 Common Shares held by DeepGreen shareholders (including 14,732,740 Common Shares held by DeepGreen management) are subject to certain lock-up arrangements ending on the earlier of (A) 180 days after the Closing (or 540 days after the Closing in the case of 1,943,963 Common Shares held by DeepGreen management) and (B) the date on which (x) the Common Shares have traded at a price that is greater than or equal to $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) during any 20 trading days within any 30 consecutive trading days after the Closing, or (y) we complete a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of our public stockholders having the right to exchange their Common Shares for cash, securities or other property. Further, up to 77,277,244 Common Shares may be issued to the holders upon conversion of the Special Shares if certain price thresholds are met as described herein and such Common Shares could be sold in the public market. Sales of substantial amounts of our Common Shares in the public market, or the perception that such sales will occur, could adversely affect the market price of our Common Shares.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of our Common Shares equals or exceeds $18.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to proper notice of such redemption and provided that certain other conditions are met. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you to (i) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the private placement warrants will be redeemable by us on such terms so long as they are held by Sponsor or its permitted transferees.

Reports published by analysts, including projections in those reports that differ from our actual results, could adversely affect the price and trading volume of our Common Shares.

Securities research analysts may establish and publish their own periodic projections for us. These projections may vary widely and may not accurately predict the results we actually achieve. Our Common Share price may decline if our actual results do not match the projections of these securities research analysts. Similarly, if one or more of the analysts who write reports on us downgrades our shares or publishes inaccurate or unfavorable research about our business, our share price could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, our share price or trading volume could decline. While we expect research analyst coverage, if no analysts commence coverage of us, the market price and volume for our Common Shares could be adversely affected.

As we are not a reporting issuer in Canada, our Common Shares and Special Shares may be subject to restrictions on resale in Canada.

Our Common Shares and Special Shares distributed pursuant to the Business Combination were distributed pursuant to an exemption from the prospectus requirements in Canada. As we are not a reporting issuer in Canada and we do not intend to become a reporting issuer in Canada in the future, any distributions of our securities following the completion of the Business Combination will be a distribution that is subject to the prospectus requirements in Canada unless an exemption therefrom is available. An exemption from the prospectus requirements would be available to holders of shares of a class (and any Underlying Shares of such class) in respect of a trade if residents of Canada (the “Canadian Owners”) own, directly or indirectly, not more than 10% of the outstanding shares of such class or any Underlying Shares of such class, and represent in number not more than 10% of the total number of owners, directly or indirectly, of shares of the applicable class or Underlying Shares, on any distribution date (collectively, the “Ownership Cap”) and the trade is made through an exchange or market outside of Canada or to a person or company outside of Canada. On September 7, 2021, we received exemptive relief from the prospectus requirements in Canada such that the Common Shares and Special Shares issued to Canadian Owners in connection with the Business Combination are not subject to resale restrictions in Canada, subject to the terms and conditions set forth in the exemptive relief order. There can be no assurance that any future securities offerings held by Canadian Owners will be freely transferable by the Canadian Owners.

Because there are no current plans to pay cash dividends on our Common Shares for the foreseeable future, you may not receive any return on investment unless you sell your Common Shares for a price greater than that which you paid for it.

We intend to retain future earnings, if any, for future operations, expansion and debt repayment, and there are no current plans to pay any cash dividends for the foreseeable future. The declaration, amount, and payment of any future dividends on our Common Shares will be at the sole discretion of our board of directors. Our board of directors may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax, and regulatory restrictions, implications on the payment of dividends by us to our shareholders, and such other factors as our board of directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any future indebtedness we may in the future incur. As a result, you may not receive any return on an investment in our Common Shares unless you sell your common shares for a price greater than that which you paid for it.

Our actual financial position and results of operations may differ materially from the unaudited pro forma financial information included in this prospectus.

The unaudited pro forma condensed combined financial information included in this prospectus is presented for illustrative purposes only and is not necessarily indicative of our future financial position or results of operations. See “Unaudited Pro Forma Condensed Combined Financial Statements” for more information.

We are exposed to risks in our international operations, which could adversely affect our business.

We are exposed to foreign currency risk in connection with the business we conduct in foreign currencies to the extent that the exchange rates of the foreign currencies are subject to adverse change over time. It has not been our practice to enter into foreign exchange contracts to protect against adverse foreign currency fluctuations, and we cannot predict whether exchange rate fluctuations will significantly harm our operations or financial results in the future. In addition to adverse fluctuations in foreign currency exchange rates, we are exposed to further risks inherent in doing business abroad, including limitations on asset transfers, changes in foreign regulations and political turmoil, all of which could adversely affect us.

We are expected to be a PFIC, which could result in adverse U.S. federal income tax consequences to U.S. Holders.

We are expected to be a passive foreign investment company (“PFIC”) for the tax year ended December 31, 2021. As a result, U.S. Holders (defined below) of our public shares and public warrants may be subject to certain adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. See “U.S. Federal Income Tax Considerations — Tax Consequences of Ownership and Disposition of Public Shares and Public Warrants — Passive Foreign Investment Company Rules” for a more detailed discussion with respect to our PFIC status and the application of the PFIC rules. U.S. Holders of our public shares and public warrants are urged to consult their tax advisors regarding the application of the PFIC rules to them.

Canadian law and our Notice and Articles contain certain provisions, including anti-takeover provisions, that limit the ability of shareholders to take certain actions and could delay or discourage takeover attempts that shareholders may consider favorable.

Provisions in our Notice and Articles, as well as certain provisions under the BCBCA and applicable Canadian laws, may discourage, delay or prevent a merger, acquisition or other change in control of TMC that shareholders may consider favorable, including transactions in which they might otherwise receive a premium for their Common Shares.

For instance, the Notice and Articles contain provisions that establish certain advance notice procedures for nomination of candidates for election as directors at shareholders’ meetings. See “Description of TMC Securities — Certain Important Provisions of TMC Notice and Articles and the BCBCA.”

Limitations on the ability to acquire and hold Common Shares may also be imposed by the Competition Act (Canada). This legislation permits the Commissioner of Competition, or Commissioner, to review any acquisition or establishment, directly or indirectly, including through the acquisition of shares, of control over or of a significant interest in TMC. Moreover, a non-Canadian must file an application for review with the Minister responsible for the Investment Canada Act and obtain approval of the Minister prior to acquiring control of a “Canadian business” within the meaning of the Investment Canada Act, where prescribed financial thresholds are exceeded.

Further, changes to critical minerals policies and regulations in Canada and the United States and elsewhere may impact our ability to conduct our businesses internationally, including processing and sales of minerals and metals, and the ability to negotiate or agree any merger, acquisition or change of control.

Our Notice and Articles will provide that any derivative actions, actions relating to breach of fiduciary duties and other matters relating to our internal affairs will be required to be litigated in the Province of British Columbia, Canada, and will contain an exclusive federal forum provision for certain claims under the Securities Act, which could limit your ability to obtain a favorable judicial forum for disputes with us.

Our Notice and Articles include a forum selection provision that provides that, unless we consent in writing to the selection of an alternative forum, the Supreme Court of British Columbia, Canada and the appellate courts therefrom, will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or other employees to us; (iii) any action or proceeding asserting a claim arising pursuant to any provision of the BCBCA or TMC Notice and Articles (as either may be amended from time to time); or (iv) any action or proceeding asserting a claim otherwise related to the relationships among us, our affiliates and their respective shareholders, directors and/or officers, but excluding claims related to our business or of such affiliates. The forum selection provision also provides that our securityholders are deemed to have consented to personal jurisdiction in the Province of British Columbia and to service of process on their counsel in any foreign action initiated in violation of the foregoing provisions. The forum selection provision may impose additional litigation costs on securityholders in pursuing any such claims. This provision will not apply to suits brought to enforce any duty or liability created by the Securities Act or the Exchange Act, or the rules and regulations thereunder.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claim brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder and our Notice and Articles will provide that the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act (the “Federal Forum Provision”). Application of the Federal Forum Provision means that suits brought by our securityholders to enforce any duty or liability created by the Securities Act must be brought in federal court and cannot be brought in any state court.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Accordingly, actions by our shareholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal court. Our shareholders will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder.

Any person or entity purchasing or otherwise acquiring or holding any interest in any of our securities shall be deemed to have notice of and consented to the aforementioned forum selection provisions, including the Federal Forum Provision. Additionally, our securityholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. These provisions may limit our securityholders’ ability to bring a claim in a judicial forum they find favorable for disputes with us or our directors, officers, or other employees, which may discourage lawsuits against us and our directors, officers, and other employees. Alternatively, if a court were to find the choice of forum provision contained in our Notice and Articles to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition. See “Description of TMC Securities — Certain Important Provisions of TMC Notice and Articles and the BCBCA — Forum Selection.”

Our Notice and Articles will permit us to issue an unlimited number of Common Shares and preferred shares without seeking approval of the holders of our Common Shares.

Our Notice and Articles will permit us to issue an unlimited number of Common Shares. Subject to the requirements of the BCBCA and applicable securities exchange, we will not be required to obtain the approval of shareholders for the issuance of additional Common Shares. Any further issuances of Common Shares will result in immediate dilution to existing shareholders and may have an adverse effect on the value of their shareholdings.

The TMC Notice and Articles will also permit us to issue an unlimited number of preferred shares, issuable in series and, subject to the requirements of the BCBCA, having such designations, rights, privileges, restrictions and conditions, including dividend and voting rights, as our board of directors may determine and which may be superior to those of the Common Shares. The issuance of preferred shares could, among other things, have the effect of delaying, deferring or preventing a change in control and might adversely affect the market price of the Common Shares. Subject to the provisions of the BCBCA and the Nasdaq, we will not be required to obtain the approval of the holders of Common Shares for the issuance of preferred shares or to determine the maximum number of shares of each series of preferred shares, create an identifying name for each series and attach such special rights or restrictions as our board of directors may determine. See “Description of TMC Securities — Authorized Share Capital — Preferred Shares.”

As a company incorporated in British Columbia with some of our directors and officers residing outside of the U.S., it may be difficult for investors in the United States to enforce civil liabilities against us based solely upon the federal securities laws of the United States.

We are incorporated under the laws of British Columbia with our registered office located in British Columbia, Canada. Many of our directors and officers reside outside of the United States and all or a substantial portion of our assets and those of such persons are located outside the United States. Consequently, it may be difficult for U.S. investors to effect service of process within the United States upon us or our directors or officers who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon civil liabilities under the Securities Act. Investors should not assume that Canadian courts: (i) would enforce judgments of U.S. courts obtained in actions against us or such persons predicated upon the civil liability provisions of the U.S. federal securities laws or the securities or blue sky laws of any state within the United States or (ii) would enforce, in original actions, liabilities against us or such persons predicated upon the U.S. federal securities laws or any such state securities or blue sky laws.

USE OF PROCEEDS

All of the Common Shares and Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

We will receive up to an aggregate of approximately $281,750,000 from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.

DETERMINATION OF OFFERING PRICE

The offering price of the Common Shares underlying the Warrants offered hereby is determined by reference to the exercise price of the Warrants of $11.50 per share. The Public Warrants are listed on Nasdaq under the symbol “TMCWW.”

We cannot currently determine the price or prices at which Common Shares or Warrants may be sold by the Selling Securityholders under this prospectus.

MARKET PRICE, TICKER SYMBOL AND DIVIDEND INFORMATION

Market Price and Ticker Symbol

Our Common Shares and Public Warrants are currently listed on Nasdaq under the symbols “TMC,” and “TMCWW,” respectively.

The closing price of the Common Shares and Public Warrants on October 6, 2021, was $4.14 and $1.01, respectively.

Holders

As of September 30, 2021, there were approximately 224,385,324 Common Shares issued and outstanding held of record by 197 holders, approximately 15,000,000 Public Warrants held of record by one holder and 9,500,000 private placement warrants issued in connection with SOAC’s initial public offering held of record by one holder, each exercisable for one Common Share at a price of $11.50 per share beginning on October 9, 2021.

Such numbers do not include beneficial owners holding our securities through nominee names.

Dividend Policy

We have not paid any cash dividends on our capital stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of the board of directors at such time.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unless the context otherwise requires, “TMC” refers to TMC the metals company Inc. (f/k/a Sustainable Opportunities Acquisition Corp.) and its subsidiary after the Closing, “SOAC” refers to Sustainable Opportunities Acquisition Corp. prior to the Closing, and “Legacy DeepGreen” or “DeepGreen” refers to DeepGreen Metals Inc. prior to the Closing.

The following unaudited pro forma condensed combined balance sheet of TMC as of June 30, 2021 and the unaudited pro forma condensed combined statement of operations of TMC for the six months ended June 30, 2021 and the year ended December 31, 2020 present the combination of the financial information of SOAC and DeepGreen after giving effect to the Business Combination, PIPE Financing and related adjustments described in the accompanying notes. SOAC and DeepGreen are collectively referred to herein as the “Companies,” and the Companies, subsequent to the Business Combination and the PIPE Financing, are referred to herein as “TMC.”

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 give pro forma effect to the Business Combination and PIPE Financing as if they had occurred on January 1, 2020. The unaudited pro forma condensed combined balance sheet as of June 30, 2021 gives pro forma effect to the Business Combination and PIPE Financing as if they were completed on June 30, 2021.

The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with the audited historical financial statements of each of SOAC and DeepGreen and the notes thereto, as well as the disclosures contained in the sections titled “SOAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “DeepGreen’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” contained elsewhere in this filing.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what TMC’s financial condition or results of operations would have been had the Business Combination and PIPE Financing occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of TMC. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of this filing and are subject to change as additional information becomes available and analyses are performed.

On March 4, 2021, SOAC entered into the Business Combination Agreement with DeepGreen. SOAC has changed its jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing as a company under the laws of British Columbia, Canada, upon which SOAC has changed its name to “TMC the metal company Inc.” On the Closing Date, promptly following the Continuance, pursuant to the Arrangement, (i) SOAC has acquired all of the issued and outstanding DeepGreen Common Shares, (ii) the shareholders and the optionholders of DeepGreen are entitled to receive, in exchange for their DeepGreen Common Shares or DeepGreen Options, as applicable, an aggregate of (a) 203,874,981 Common Shares, (b) the DeepGreen Earnout Shares, or, as applicable, options to purchase such Common Shares and DeepGreen Earnout Shares, (iii) DeepGreen has become a wholly-owned subsidiary of TMC and (iv) DeepGreen and NewCo Sub have amalgamated to continue as one unlimited liability company existing under the laws of British Columbia. In addition, the Allseas Warrant has been assumed by TMC and has become a warrant to purchase Common Shares upon the consummation of the Business Combination, in accordance with its terms.

The historical financial information of SOAC and DeepGreen has been adjusted in the unaudited pro forma condensed combined financial information to give effect to events that are (1) directly attributable to the Business Combination and the PIPE Financing and (2) factually supportable. The pro forma adjustments are prepared to illustrate the effect of the Business Combination and the PIPE Financing and certain other adjustments.

The Business Combination was accounted for as a reverse recapitalization because DeepGreen was determined to be the accounting acquirer under Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The determination is primarily based on the evaluation of the following facts and circumstances:

•        the pre-combination equityholders of DeepGreen hold the majority of voting rights in TMC;

•        the pre-combination equityholders of DeepGreen have the right to appoint the majority of the directors on the board of directors of TMC;

•        the senior management of DeepGreen comprise the senior management of TMC; and

•        the operations of DeepGreen comprise the ongoing operations of TMC.

Under the reverse recapitalization model, the Business Combination is treated as DeepGreen issuing equity for the net assets of SOAC, with no goodwill or intangible assets recorded. Transaction costs that were direct and incremental to the Business Combination are recorded in equity in the balance sheet to offset against proceeds.

The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the pro forma adjustments as any change in the deferred tax balance would be offset by an increase in the valuation allowance given that DeepGreen incurred significant losses during the historical periods presented.

The following summarizes the pro forma Common Shares outstanding based on actual redemptions of 27.3 million shares for $272.9 million:

	Shares	%
SOAC Public Shareholders	2,721,343	1.2%
SOAC Initial Shareholders	6,759,000	3.0%
Total SOAC	9,480,343	4.2%

DeepGreen Metals shareholders	203,874,981	90.9%
PIPE Investor(s)	11,030,000	4.9%
Total Shares at Closing*	224,385,324	100.0%

____________

*        Excludes 873,953 Common Shares to be issued as equity consideration to settle certain transaction costs. These Common Shares were subsequently issued on October 7, 2021.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2021 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 are based on the historical financial statements of SOAC and DeepGreen.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of June 30, 2021
(Amounts in U.S. dollars, except per share data)

	SOAC (Historical)	DeepGreen Metals (Historical)	Pro Forma Transaction Adjustments		Combined Pro Forma
ASSETS
Current
Cash and equivalents	$293,323	$16,880,031	$27,217,744	2a	$121,198,478
	—	—	110,300,000	2b	—
	—	—	(33,492,620)	2g	—
Receivable and prepayments	133,778	55,116	—		188,894
Total Current	427,101	16,935,147	104,025,124		121,387,372
Non-Current
Exploration licenses	—	43,150,319	—		43,150,319
Equipment	—	1,515,101	—		1,515,101
Operating lease right-of-use assets	—	—	—		—
Investments and cash held in Trust Account	300,078,204	—	(300,078,204)	2a	—
Total non-current	300,078,204	44,665,420	(300,078,204)		44,665,420
TOTAL ASSETS	$300,505,305	$61,600,567	$(196,053,080)		$166,052,792

LIABILITIES
Current
Accounts payable and accrued liabilities	$7,289,022	$9,033,765	$(6,712,817)	2g	$9,609,970
Allseas milestone payments	—	—	9,359,223	2j	9,359,223
Warrant liability	35,755,000	—	(21,600,000)	2k	14,155,000
Deferred underwriter compensation	10,500,000	—	(10,500,000)	2g	—
Total current	53,544,022	9,033,765	(29,453,594)		33,124,193
Non-Current
Convertible debentures	—	26,160,589	(26,160,589)	2i	—
Deferred tax liability	—	10,675,366	—		10,675,366
Total Non-current liabilities	—	36,835,955	(26,160,589)		10,675,366
Total liabilities	53,544,022	45,869,720	(55,614,183		43,799,559
COMMITMENTS
Class A ordinary shares, $0.0001 par value; 30,000,000 shares subject to possible redemption at $10.00 per share at June 30, 2021	300,078,204	—	(300,078,204)	2c	—
EQUITY
Common shares (unlimited shares, no par value – issued: 170,827,222)	—	188,900,923	(188,900,923)	2h	—
Preferred shares (unlimited share, no par value – issued: 550,000)	—	550,000	(550,000)	2h	—
Common shares to be issued	—	—	—	2h	—
Reserves – Other	—	—	—	2h	—
Reserves – Options	—	—	—	2h	—
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—	—		—

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of June 30, 2021 — (Continued)
(Amounts in U.S. dollars, except per share data)

	SOAC (Historical)	DeepGreen Metals (Historical)	Pro Forma Transaction Adjustments		Combined Pro Forma
Common Shares without par value	—	—	110,300,000	2b	283,732,532
	—	—	27,217,744	2a, 2c	—
	—	—	750	2e	—
	—	—	(53,117,671)	2d	—
	—	—	(16,279,803)	2g	—
	—	—	189,450,923	2h	—
	—	—	26,160,589	2i	—
Class A ordinary shares, $0.0001 par value; 300,000,000 shares authorized; -0- shares issued and outstanding (excluding 30,000,000 shares subject to possible redemption) at June 30, 2021	—	—	—	2c	—
Class B ordinary shares, $0.0001 par value; 30,000,000 shares authorized; 7,500,000 shares issued and outstanding at June 30, 2021	750	—	(750)	2e	—
Class A Special Shares, no par value; 4,448,259 issued and outstanding	—	—	—	2f	—
Class B Special Shares, no par value; 8,896,399 issued and outstanding	—	—	—	2f	—
Class C Special Shares, no par value; 8,896,399 issued and outstanding	—	—	—	2f	—
Class D Special Shares, no par value; 17,792,922 issued and outstanding	—	—	—	2f	—
Class E Special Shares, no par value; 17,792,922 issued and outstanding	—	—	—	2f	—
Class F Special Shares, no par value; 17,792,922 issued and outstanding	—	—	—	2f	—
Class G Special Shares, no par value; 22,241,179 issued and outstanding	—	—	—	2f	—
Class H Special Shares, no par value; 22,241,179 issued and outstanding	—	—	—	2f	—
Class I Special Shares, no par value; 500,000 issued and outstanding	—	—	—	2e	—
Class J Special Shares, no par value; 741,000 issued and outstanding	—	—	—	2e	—
Additional paid-in capital	—	74,068,708	21,600,000	2k	95,668,708
Accumulated Other Comprehensive Loss	—	(1,215,685)	—		(1,215,685)
Deficit	(53,117,671)	(246,573,099)	53,117,671	2d	(255,932,322)
			(9,359,223)	2j
TOTAL EQUITY	(53,116,921)	15,730,847	159,639,307		122,253,233
TOTAL LIABILITIES AND EQUITY	$300,505,305	$61,600,567	$(196,053,080)		$166,052,792

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the six months ended June 30, 2021
(Amounts in thousands of U.S. dollars, except per share data)

	SOAC (Historical)	DeepGreen Metals (Historical)	Pro Forma Adjustments		Combined Pro Forma
Operating expenses
General and administrative expenses	$6,490,059	$—	$—		$6,490,059
Exploration and evaluation expenditures	—	54,736,036	—		54,736,036
Allseas milestone and expense	—	—	2,343,042	3b	2,343,042
Consulting fees	—	1,039,425	—		1,039,425
Investor relations	—	2,582,554	—		2,582,554
Office and sundry	—	209,518	—		209,518
Professional fees	—	4,695,779	—		4,695,779
Salaries and wages	—	731,098	—		731,098
Director fees	—	155,034	—		155,034
Common Share options-based payments	—	18,684,122	—		18,684,122
Transfer agent and filing fees	—	3,280	—		3,280
Travel	—	164,963	—		164,963
	6,490,059	83,001,809	2,343,042		91,834,910
Other items
Foreign exchange loss	—	52,503	—		52,503
Change in fair value of warrant liability	(21,175,000)	—	12,150,000	3d	(9,025,000)
Interest expense	—	660,589	(660,589)	3c	—
Gain/Interest income	(9,125)	—	9,125	3a	—
(Income) loss for the period	$(14,694,066)	$83,714,901	$13,841,578		$82,862,413
Other comprehensive income to be reclassified to profit and loss in subsequent periods
Currency translation differences	—	26	—		26
Comprehensive (income) loss for the period	$(14,694,066)	$83,714,927	$13,841,578		$82,862,439
(Income) loss per share
– Basic and diluted	$1.46	$0.50	—		$0.37
Weighted Average Number of Common Shares Outstanding	10,031,583	167,943,190	—		224,385,324

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the year ended December 31, 2020
(Amounts in thousands of U.S. dollars, except per share data)

	SOAC (Historical)	DeepGreen Metals (Historical)	Pro Forma Adjustments		Combined Pro Forma
Operating expenses
General and administrative expenses	$3,003,654	$—	$—		$3,003,654
Exploration and evaluation expenditures	—	48,881,445	—		48,881,445
Allseas milestone and expense	—	—	7,016,181	3b	7,016,181
Consulting fees	—	1,385,882	—		1,385,882
Investor relations	—	857,810	—		857,810
Office and sundry	—	303,006	—		303,006
Professional fees	—	663,293	—		663,293
Salaries and wages	—	915,855	—		915,855
Director fees	—	195,101	—		195,101
Common Share options-based payments	—	3,263,131	—		3,263,131
Transfer agent and filing fees	—	6,023	—		6,023
Travel	—	132,821	—		132,821
	3,003,654	56,604,367	7,016,181		66,624,202
Other items
Foreign exchange loss	—	80,447	—		80,447
Change in fair value of warrant liability	32,730,000	—	(19,050,000)	3d	13,680,000
Offering costs allocated to derivative warrant liabilities	877,647	—	—		877,647
Gain/Interest income	(69,246)	(53,435)	69,246	3a	(53,435)
Loss for the year	$36,542,055	$56,631,379	$(11,964,573)		$81,208,861
Other comprehensive income to be reclassified to profit and loss in subsequent periods
Currency translation differences	—	125	—		125
Comprehensive loss for the year	$36,542,055	$56,631,504	$(11,964,573)		$81,208,986
Loss per share
– Basic and diluted	$3.50	$0.37			$0.36
Weighted Average Number of Common Shares Outstanding	10,464,651	154,224,664			224,385,324

Note 1. Basis of Pro Forma Presentation

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are described elsewhere in this filing and are directly attributable to the Business Combination and factually supportable.

The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor do they purport to project the future consolidated results of operations or financial position of the combined company. They should be read in conjunction with the unaudited and audited consolidated financial statements and notes thereto of each of SOAC and DeepGreen as at and for the six months ended June 30, 2021 and the year ended December 31, 2020, respectively, and included elsewhere in this filing.

There were no significant intercompany balances or transactions between SOAC and DeepGreen as of the date and for the periods of these unaudited pro forma condensed combined financial statements.

TMC is currently negotiating certain employment agreements. Based on the preliminary terms, these agreements would result in an increase in compensation cost on a pro forma basis. However, as these employment agreements are preliminary and not yet executed, no pro forma adjustment has been made because such amounts are not known and are deemed not factually supportable at this time.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of ordinary shares outstanding, assuming the Business Combination and related transactions occurred on January 1, 2020.

Note 2. Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 are as follows:

a)      Reflects the reclassification of $300.1 million of cash and cash equivalents held in SOAC’s trust account offset by actual redemptions of 27.3 million shares for $272.9 million or net reclassification of $27.2 million that becomes available for transaction expenses and operating activities following the Business Combination.

b)      Reflects the gross cash proceeds from the PIPE Financing of 11.0 million Common Shares for $110.3 million from PIPE Investors.

c)      Represents the reclassification of 2.7 million shares ($27.2 million) of $0.0001 par value SOAC ordinary shares to permanent equity which were previously subject to redemption. Of the 30 million shares previously issued with a value of $300.1 million, shareholders redeemed 27.3 million shares for $272.9 million. The reclassified shares are converted to Common Stock with no par.

d)      Reflects the elimination of SOAC’s historical deficit.

e)      Reflects the reclassification of SOAC Class B ordinary shares. 6.8 million Class B ordinary shares were converted on a one-for-one basis to Common Shares, 0.7 million Class B common shares were converted to Class J Special Shares and 0.5 million Class I Special Shares, all of which were issued to the Sponsor group as part of the Business Combination.

f)      Reflects the issuance of 135 million DeepGreen Earnout Shares (Class A through Class H) issued to DeepGreen Shareholders and holders of DeepGreen Options upon the exercise of such DeepGreen Options, as additional consideration for the Business Combination, which will automatically convert in accordance with their terms based on certain Common Share price thresholds.

g)      Reflects the payment of SOAC and DeepGreen transaction costs of $33.5 million incurred related to the closing of the Business Combination. Of that amount, $10.5 million relates to the cash settlement of deferred underwriter compensation incurred as part of SOAC’s IPO to be paid upon the consummation of a Business Combination. The remaining transaction costs of $23.0 million include direct and incremental costs, such as legal, third-party advisory, investment banking, other miscellaneous fees and equity financing fees associated with the PIPE Financing described at Note 2(b). Transaction costs previously incurred that are not direct and incremental to the transaction have been included within the historical statement of operations of DeepGreen and SOAC. Payments above exclude 873,953 Common Shares to be issued to settle certain transaction costs totalling $8.7 million. These Common Shares were subsequently issued on October 7, 2021.

h)      Reflects the recapitalization of DeepGreen, including the reclassification of historical equity to Common Shares and Additional Paid in Capital.

i)       Reflects the conversion of DeepGreen’s convertible debentures into DeepGreen Common Shares immediately prior to the Business Combination reflected in equity.

j)       Reflects the impact of the Third Amendment to the Pilot Mining Test Agreement (“PMTA”) executed on March 4, 2021. This agreement became effective upon the successful completion of the Business Combination and amends previous terms to the Second Amendment to the PMTA. Among other things, this amendment issued up to 10 million warrants of DeepGreen which then applies the exchange ratio similar to other DeepGreen Common Shares and allows for three potential milestone payments of $10 million each. The adjustment reflects the accumulated amortization from the beginning of the first amendment as the payments are for R&D related services being evaluated in accordance with ASC 730. The third milestone liability is not determined to be probable at the time of the Business Combination in accordance with ASC 450. The warrants are contingent upon a successful completion of the PMTA as defined therein and will be accounted for under ASC 718 as share based compensation for goods and services with a performance condition. The performance condition is not determined to be probable at the time of the Business Combination and therefore, no adjustment has been reflected related to the warrants. Refer to Note 3(b) for discussion of the impact to the statement of operations associated with this amendment.

k)      Reflects the reclassification of the public warrants from liability to equity. The public warrants have been determined to meet the indexation criteria and equity classification criteria in accordance with ASC 815-40. The primary change resulting in the reclassification is the change in capital structure whereby a tender offer for the common stock would result in a change in control, primarily resulting from TMC having a single voting class of common stock compared to the two classes of common stock at SOAC. Refer to Note 3(d) for the impact to the statement of operations associated with this reclassification.

Note 3. Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and the year ended December 31, 2020, are as follows:

a)      Represents the elimination of interest income on SOAC’s trust account for the six months ended June 30, 2021 and the year ended December 31, 2020.

b)      Represents the amortization of the first two milestone payments associated with the third amendment to the PMTA over the effective life of the service period which was determined to start in July 2019 as the effective date of the first contract through September 2023 as the date of expected completion. The expense recognized for the year ended December 31, 2020 includes the expense from July 2019 through December 2020 while the expense included in the six months ended June 30, 2021 represents the amortization of expense for that period. Refer to Note 2(j) for further discussion.

c)      Represents the elimination of the historical interest expense associated with the convertible debentures which converted to DeepGreen common stock immediately prior to the closing of the Business Combination.

d)      Represents the elimination of $12.2 million of historical fair value gains and $19.1 million of historical fair value losses associated with the public warrants for the six months ended June 30, 2021 and year ended December 31, 2020, respectively. The elimination of these fair value adjustments to the public warrants is a result of the public warrants being classified within equity upon closing of the Business Combination. Refer to Note 2(k) for more information.

Note 4. Loss Per Share

Pro Forma Weighted Average Shares (Basic and Diluted)

The following pro forma weighted average shares calculations have been performed for the six months ended June 30, 2021 and for the year ended December 31, 2020. The unaudited condensed combined pro forma loss per share (“LPS”), basic and diluted, are computed by dividing loss by the weighted-average number of shares of common stock outstanding during the period.

Prior to the Business Combination, SOAC had two classes of shares: Class A ordinary shares and Class B ordinary shares. The Class B ordinary shares are held by the Sponsor and directors. In connection with the closing of the Business Combination, each currently issued and outstanding SOAC Class B ordinary share not converted into Sponsor Earnout Shares automatically converted on a one-for-one basis, into SOAC Class A ordinary shares. Each currently issued and outstanding SOAC Class A ordinary share has been renamed and has the rights and restrictions attached to the Common Shares.

SOAC has 15 million outstanding public warrants sold during its initial public offering and 9.5 million warrants sold in a private placement, resulting in warrants to purchase an aggregate of 24.5 million Class A ordinary shares following the initial public offering. The warrants are exercisable at $11.50 per share which exceeded the average market price of SOAC’s Class A ordinary shares for the six months ended June 30, 2021 and the year ended December 31, 2020, and were considered anti-dilutive and excluded from the loss per share calculation. These warrants continued through to become warrants of TMC with the same rights.

In connection with the closing of the Business Combination, a total of 136.2 million Special Shares are outstanding (or are underlying outstanding options) and convertible into Common Shares if the Common Share applicable price threshold is exceeded following the closing of the Business Combination. Because these underlying Common Shares are contingently issuable based upon the price of the Common Shares reaching specified thresholds that are not currently met, these contingent shares have been excluded from basic loss per share. The Special Shares should be considered for diluted loss per share, however, these securities would be anti-dilutive given the historical pro forma net loss and have therefore, been excluded from diluted pro forma loss per share.

As part of the normal course of business, DeepGreen issued warrants to Allseas that were assumed by TMC upon consummation of the Business Combination and become exercisable into a variable number of Common Shares, contingent upon the successful completion of the PMTS. The amount of Common Shares to be issued upon exercise of the Allseas Warrant will vary depending on the date of successful completion of the PMTS. The Allseas Warrant has an exercise price of $0.01 per Common Share and is not considered dilutive until the successful completion of the PMTS.

As a result, pro forma diluted LPS is the same as pro forma basic LPS for the periods presented.

	For the six months ended June 30, 2021	For the year ended December 31, 2020
	Pro Forma Combined	Pro Forma Combined
Pro forma net loss attributable to common shareholders – basic and diluted	$82,862,413	$81,208,861
Weighted average shares outstanding – basic and diluted*	224,385,324	224,385,324
Pro Forma Loss Per Share – basic and diluted	$0.37	$0.36

Pro Forma Weighted Average Shares – Basic and Diluted
SOAC Public Shareholders	2,721,343	2,721,343
SOAC Initial Shareholders	6,759,000	6,759,000
Total SOAC	9,480,343	9,480,343

DeepGreen Metals shareholders	203,874,981	203,874,981
PIPE Investor(s)	11,030,000	11,030,000
Total Pro Forma Weighted Average Shares – basic and diluted*	224,385,324	224,385,324

____________

*        Excludes 873,953 TMC Common Shares to be issued as equity consideration to settle certain transaction costs. These Common Shares were subsequently issued on October 7, 2021.

BUSINESS OF TMC

The following discussion reflects the business of TMC, as currently embodied by TMC. In this section, “we,” “us” and “our” generally refer to TMC in the present tense or TMC from and after the Business Combination.

Overview

Prior to September 9, 2021, we were a blank check company incorporated as a Cayman Islands corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On September 9, 2021, we completed the Business Combination pursuant to the Business Combination Agreement dated March 4, 2021 that we entered into with Legacy DeepGreen. Upon the completion of the Business Combination, we changed our name to “TMC the metals company Inc.” and the business of DeepGreen became our business.

We are a deep-sea minerals exploration company focused on the collection, processing and refining of polymetallic nodules found on the seafloor of the CCZ. The CCZ is a zone of abyssal plains and other formations in the Eastern Pacific Ocean, with a length of around 4,500 miles (7,240 km) that spans approximately 4,500,000 square kilometers (1,700,000 sq mi). Polymetallic nodules sit unattached to the seafloor and are located in significant quantities on the seafloor of the CCZ, have high concentrations of nickel, manganese, cobalt and copper in a single rock. Our subsidiaries NORI and TOML possess the exclusive exploration rights to regions within the CCZ and operate under the effective supervision, regulation and sponsorship of Nauru and Tonga, respectively. These metals are the main raw material inputs into lithium NMC battery cathodes and electric wiring often used in EV and energy storage. We have identified the potential to recover metals from polymetallic nodules to support increasing demand from battery and electric vehicle production through the development of a process that produces metals from the polymetallic nodules with near-zero solid processing waste. We have a dual mission: (1) to supply metals for the clean energy transition with low environmental and social impact; and (2) to accelerate the transition to a circular metal economy. The primary application of our mission is to solve the primary metal supply problem required for the manufacture of EV batteries.

As compared to land-based sources, we believe that polymetallic nodule collection has many advantages that allow us to reduce the potential environmental and social impact of primary metal production, and a flow sheet that we expect could lead to the substantial reduction or elimination of tailings. Such advantages include that: (1) the nodules can be collected without the need for removing overburden to access the nodules or destructive rock cutting and excavation that is required on land; (2) land use and deforestation caused by land-based mining can be avoided when collecting nodules; (3) less ore needs to be processed to get at the same amount of metal if nodules are used as the source as compared to land-based sources; (4) unlike many land ores, nodules do not contain toxic levels of deleterious elements like arsenic and mercury, thereby making it possible to productize 100% of nodule mass and leave no solid waste streams behind; and (5) unlike with many land-based ores, in case of nodules, significant flexibility exists to transport them anywhere in the world with a deep-water port, existing infrastructure and access to renewable power. We believe that most of this reduction in potential environmental and social impact as compared to land-based mining results from the unique properties of the polymetallic nodule resource and the production design choices made by us. The explanation, supplemental support and material assumptions underlying this claim are described below under the heading “— Market Opportunity — Environmental Market Opportunity”. However, given that no seafloor polymetallic nodule deposits have been collected on a commercial scale to date, there is some uncertainty regarding the potential impact of commercial-scale operations on biodiversity and ecosystem function on the CCZ abyssal seafloor and overlying water column. We are still in the exploration phase of the project and have not yet obtained an exploitation contract from the ISA (“ISA Exploitation Contract”) to commence commercial-scale polymetallic nodule collection in the CCZ nor have we obtained the applicable environmental permits and other permits required to build and operate commercial scale polymetallic nodule processing and refining plants on land.

We, through our subsidiaries, hold (directly or indirectly) exploration or commercial rights to three polymetallic nodule contract areas in the CCZ regulated by the ISA and sponsored by the Nation States of Nauru, Tonga and Kiribati, respectively. Based on the NORI Technical Report Summary and the TOML Technical Report Summary, the NORI Contract Area (as defined below) and TOML Contract Area (as defined below), our current material mineral properties, represent an undeveloped aggregate area of 149,543 km2 and an estimated aggregated resource base of approximately 1.6 billion tonnes (wet) of polymetallic nodules. We believe that the mineral resource in these two contract areas alone is the largest estimated single undeveloped aggregated source of battery metals in the world, with enough estimated polymetallic nodules on the seafloor to support the electrification of approximately one quarter of the current global passenger vehicle fleet.

The ISA has issued a total of 17 polymetallic nodule exploration contracts in the CCZ covering 1.28 million km2, or 0.4% of the global seafloor. Our subsidiaries hold direct or indirect rights to three out of these 17 exploration contracts:

NORI.    Nauru Ocean Resources Inc. (“NORI”), our wholly-owned subsidiary, holds exploration rights to four blocks (NORI Area A, B, C, and D, the “NORI Contract Area”) covering 74,830 km2 in the CCZ that were granted by the ISA in July 2011. NORI is sponsored by Nauru pursuant to a certificate of sponsorship signed by the Government of Nauru on April 11, 2011. The D block of the NORI area (“NORI Area D”) is the seafloor parcel where we have performed the most resource definition and environmental work to date. NORI commissioned AMC to undertake a preliminary economic assessment (“PEA”) of the mineral resource contained in NORI Area D and to compile a technical report compliant with Canadian National Instrument (NI 43-101), which was completed in March 2021. AMC subsequently compiled the NORI Technical Report Summary, dated March 2021, which included an initial assessment and an economic analysis of NORI Area D prepared in accordance with the SEC Mining Rules. The NORI Technical Report Summary is filed as Exhibit 96.1 to the registration statement of which this prospectus forms a part.

TOML.    Tonga Offshore Mining Limited (“TOML”), our wholly-owned subsidiary which we acquired in March 2020, holds exploration rights to an area covering 74,713 km2 in the CCZ that were granted by the ISA in January 2012 (the “TOML Contract Area”). On March 8, 2008, Tonga and TOML entered into a sponsorship agreement formalizing certain obligations of the parties in relation to TOML’s exploration and potential exploitation of a proposed application to the ISA (subsequently granted) for the TOML Contract Area. TOML commissioned a Technical Report Summary by AMC, dated March 2021, which is filed as Exhibit 96.2 to the registration statement of which this prospectus forms a part.

Marawa.    DGE, our wholly-owned subsidiary, entered into agreements with Marawa Research and Exploration Ltd. (“Marawa”) and the Republic of Kiribati (“Kiribati”) which provide DGE with exclusive exploration rights to an area covering 74,990 km2 in the CCZ (the “Marawa Contract Area”). The exploration contract between Marawa and the ISA (the “Marawa Exploration Contract”) was signed on January 19, 2015. To date, very limited offshore marine resource definition activities in the Marawa Contract Area have occurred and we expect to commit future resources as contractually agreed with Marawa to evaluate the future commercial viability of any project in such area. We have not completed adequate research to establish the economic viability of any project in the Marawa Contract Area. Further work will need to be conducted in order to assess the viability of any potential project in the Marawa Contract Area and such work will take several years until such assessment can be made.

150°0'0"W
140°0'0"W
130°0'0"W
120°0'0"W
20°0'0"N
10°0'0"N
0°0'0"
10°0'0"S
United States of America (Hawai)
Exclusive Economic Zone
Mexico
Exclusive Economic Zone
Kiribati
Kiribati (Line Islands)
Exclusive Economic Zone
Clarion Fracture Zone
Clipperton Fracture Zone
APEI-1
APEI-2
APEI-3
APEI-4
APEI-5
APEI-6
APEI-7
APEI-8
APEI-9
0
495
990
1,980
Kilometers
Clarion-Clipperton Fracture Zone Exploration Areas for Polymetallic Nodules
Federal Institute for Geosciences and Natural Resources (BGR; Germany)
Cook Islands Investment Corporation (CIIC; Cook Islands)
China Minmetals Corporation (CMC; China)
China Ocean Mineral Resources Research and Development Association (COMRA; China)
Deep Ocean Resources Development Co. Ltd. (DORD; Japan)
Global Sea Mineral Resources NV (GSR; Belgium)
Government of Republic of Korea
Institut Français de Recherche pour l'Exploitation de la Mer (IFREMER; France)
Interoceanmetal (IOM; Bulgaria, Cuba, Czech Republic, Poland, Russian Fed., Slovakia)
Marawa Reseach and Exploration Ltd (Kiribati)
Nauru Ocean Resources Inc. (NORI; Nauru)
Ocean Mineral Singapore PTE Ltd. (OMS; Singapore)
Tonga Offshore Mining Limited (TOML; Tonga)
UK Seabed Resources Ltd. (UKSRL; UK-I, UK-II)
Yuzhmorgeologiya (Russian Federation)
Reserved Areas
Submission to the Commision for the Limits of the Continental Shelf
Areas of Particular Environmental Interest (APEI)
Area Shown
INTERNATIONAL SEABED AUTHORITY
© International Seabed Authority 2018
(Oct. 2018)

The ISA was established in 1994 pursuant to the UNCLOS. The ISA regulates the development of seabed resources in the Area beyond national jurisdiction. The ISA is in the process of finalizing regulations for the commercial exploitation of seabed minerals in the Area, including those necessary for the collection of polymetallic nodules. The ISA was intending to have these regulations finalized by July 2020, but the COVID-19 pandemic disrupted ISA meetings and discussions. Once adopted, these regulations will create the legal and technical framework for exploitation of the polymetallic nodules in the NORI, TOML and Marawa Contract Areas.

Section 1, paragraph 15 of the 1994 Agreement relating to the Implementation of Part XI of the UNCLOS allows a member state whose national intends to apply for approval of a plan of work for exploitation to notify the ISA of such intention. This notice obliges the ISA to complete the adoption of exploitation regulations within two years of the request made by the member state.

On June 25, 2021, the Republic of Nauru submitted its notice to the ISA requesting that it completes, by July 9, 2023, the adoption of regulations necessary to facilitate the approval of plans of work for the commercial exploitation of polymetallic nodules. The notice submitted by the Republic of Nauru to the ISA has increased the likelihood that regulations will be adopted that will govern and enable commercial scale polymetallic nodule collection. If the ISA has not completed the adoption of such regulations within the prescribed time and an application for approval of a plan of work for exploitation is pending before the ISA, the ISA shall none the less consider and provisionally approve such plan of work based on: (i) the provisions of the UNCLOS; (ii) any rules, regulations and procedures that the ISA may have adopted provisionally at the time, (iii) on the basis of the norms contained in the UNCLOS and (iv) the principle of non-discrimination among contractors.

We are still in the exploration phase of the project and have not yet obtained an ISA Exploitation Contract to commence commercial-scale polymetallic nodule collection in the CCZ nor can it provide any assurance that it will be awarded an ISA Exploitation Contract in the future.

Polymetallic Nodules

27
Co
Cobalt
58.933
28
Ni
Nickel
58.693
29
Cu
Copper
63.546
25
Mn
Manganese
54.938
Cobalt
Nickel
Copper
Manganese

Deep-ocean polymetallic nodules form on or just below the sediment-covered abyssal plains of the ocean. These nodules contain significant amounts of metals, and their unique characteristic compared to terrestrial deposits is the presence of multiple metals in one deposit. Additionally, polymetallic nodules in the CCZ possess a select number of key defining features such as:

•        far removed from human communities — no need for social displacement;

•        unattached to the seafloor — no need for drilling and blasting;

•        high-grades of four metals (nickel, copper, cobalt and manganese) in a single source — much less mass to process;

•        very low hazardous elements like arsenic, antimony and mercury — which with the processing flow sheet contemplated by us would result in no toxic processing tailings;

•        low head-grade variability — easy to process;

•        2-10 cm diameter — easy to handle; and

•        microporous — easy to smelt.

Market Opportunity

Battery Metals and EV Market Opportunity

Significant growth in EV demand is now widely expected, with many countries committing to phasing out cars that burn fossil fuels and many original equipment manufacturers (“OEMs”) devoting significant resources to the electrification of their vehicle offerings. This transition to EVs will test the limits of the supply of certain metals where EVs require several times more of certain metals (such as nickel and cobalt) than cars with internal combustion engines.

The urgent transition away from fossil fuels is driving a very significant, transitional demand for base metals. While only 1.4 million EVs were sold globally in 2020, that number is expected to grow over 15 times to 21.8 million EVs annually by 2030 and then further accelerate to 55.5 million vehicles by 2040. The surge in electric vehicle demand is supported by shifting consumer preferences, technology advancements and government legislation.

Surge in EV demand will test the limits of metal supply.

Global electric vehicle sales
Millions of units[1]
>35x
1.4
7.0
21.8
55.5
2020
2025
2030
2040

[1] New Energy Outlook 2020, BloombergNEF, October 2020. Includes both passenger and commercial vehicles.

There has been unprecedented capital allocation towards the development and commercialization of EVs. Eight of the leading OEMs have announced target investments that total approximately $400 billion for hybrid and pure EV development. In addition to internal combustion engine (“ICE”) OEMs and EV pioneers, in the last year alone, approximately $20 billion of capital was raised through SPAC mergers to support the development and commercialization of EVs. In addition to corporate investment, many national and regional regulatory bodies have adopted legislation to incentivize or require a shift to lower-emission and zero-emission vehicles. For example, China, the United Kingdom, Sweden, Germany, and France have announced plans to either increase applicable environmental targets or outright ban the sale of new ICE vehicles by 2030 or 2040. More recently, California passed regulations requiring half of the trucks sold in the state to be zero-emissions by 2035 and 100% by 2045.

Given the importance of battery metals such as nickel, manganese, cobalt and copper as critical components in the anticipated global development and commercialization of EVs, demand is expected to outpace supply and create a shortage in the coming years. By 2030, global battery demand is expected to reach 3,612 GWh, or 17 times greater than demand in 2019. The EV market is expected to drive approximately 85% of this demand. The remaining demand is comprised of energy storage applications (13%) and consumer electronics (2%).

Given the projected growth in global demand for large-scale lithium-ion batteries in connection with the EV transition, the current supply of battery metals such as nickel and copper is expected to be insufficient, with shortages projected to emerge by 2024. If no new greenfield developments are added to the pipeline, existing mining operations are predicted to fall short of meeting increased demand, and could result in a deficit of up to 40% in the supply of Class 1 nickel and up to 35% in the supply of copper.

Environmental Market Opportunity

Hundreds of millions of tons of nickel, cobalt, manganese and copper are required for the electrification of the global passenger fleet, and we believe there is a critical need to ensure that these large amounts of base metals are sourced with the lowest environmental, social, and economic impacts possible. As the global supply of high-grade ore remains limited and metal demand increases, we can expect a larger environmental footprint as well as potential increases in metal prices should land-based mining remain the only viable method of collection. A 2021 study by the International Energy Agency shows that the production of some minerals could increase by 600% by 2040 to meet the growing demand for clean energy technologies required to keep global warming at 1.5°C. we expect that a growing global population, rising standards of living, higher penetration of intermittent renewable energy and increased commitments to carbon neutrality will contribute to high demand for battery metals. All base metals going into EV batteries today are ultimately produced from land-based ores or recycled products. However, the land mining sector is fundamentally challenged — ore grades are falling, production is moving to some of the more biodiverse and conflict-laden regions in the world (such as DRC, Indonesia, and South Africa), and accessing ore bodies often requires a complete removal of ecosystems situated on and above such orebodies, and removing, breaking or tunneling through significant tonnage of waste rock. Toxic levels of heavy elements often found in land ore bodies often need to be removed, stored, and maintained indefinitely — a real challenge on seismically active and wet tropical islands in countries like Indonesia that is expected to account for most of future growth in nickel supply. While some market proponents have recently announced opposition to acquiring metals derived from deep-sea ore bodies on environmental grounds, we believe that deep-sea mineral production presents significant net aggregated environmental and social benefits compared to production of similar metals from land based resource deposits.

We believe that sourcing such a large transitional demand of base metals from polymetallic nodules provides an opportunity to dramatically compress most lifecycle ESG impacts associated with conventional metal production from land-based ores. Producing metals from CCZ nodules can help avoid common ESG impacts with conventional metal production, such as child labor, deforestation, toxic tailings, and dramatically reduce other footprints like CO2, sulphur oxide (SOx) and nitrogen oxide (NOx), water and land use. However, given that no seafloor polymetallic nodule deposit has been collected on a commercial scale to date, there is some uncertainty regarding the potential impact of commercial-scale operations on biodiversity and ecosystem function on the CCZ abyssal seafloor and overlying water column. We are still in the exploration phase of the project and have not yet obtained an ISA Exploitation Contract to commence commercial-scale nodule collection operations in the CCZ nor have we obtained the applicable environmental permits and other permits required to build and operate commercial scale polymetallic nodule processing and refining plants on land.

Most of this compression is made possible by the unique properties of the polymetallic nodule resource and supported by production design choices we have made. Polymetallic nodules sit unattached to the seafloor, with over 90% of nodule mass generally presenting in the top 5 cm unobstructed by overburden. This means that the nodules can be collected without the need for removing overburden to access the nodules or destructive rock cutting and excavation that is required on land. It also means that land use and deforestation caused by land-based mining can be avoided when collecting nodules. In order to extract nickel, copper, cobalt and manganese on land, at least three different types of ores would need to be excavated on land. Nodules contain rich concentrations of all four of these critical metals in a single rock, accounting for over one-third of nodule mass. This means that, on average, four times less ore needs to be processed to get at the same amount of metal if nodules are used as the source. Furthermore, unlike many land ores, nodules do not contain toxic levels of deleterious elements like arsenic and mercury — making it possible to productize 100% of nodule mass and leave no solid waste streams behind.

Nodule collection will also result in a new type of seafloor use in the CCZ abyssal plains. Some conventional projects producing metals from land ores do currently use the deep seafloor in the Coral Triangle and in the Atlantic Ocean for deposition of toxic tailings. If measured in terms of the used seafloor area (rather than the severity of impacts on the deep-sea ecosystems which are expected to be far more severe for deep-sea tailings placement), nodule collection will significantly increase the use of the seafloor. For context, it is also worth noting that if the entire CCZ area currently under exploration were to be exploited over a 30 year period, it would impact 40,000 km2 of the abyssal seafloor per year. This is less than 1% of the estimated 4,900,000 km2 of the seafloor impacted every year by trawling primarily in highly productive coastal waters.

The CCZ abyssal plains are one of the most common and least populated habitats on the planet, akin to barren deserts on land, and they on average support approximately 1,500 less biomass per km2 than Indonesian rainforests (the number one nickel producer today). The CCZ abyssal seafloor is plant-free, food-poor and dominated by bacterial life forms. While it has been studied extensively since the 1960s and more research is underway, some level of uncertainty about the full inventory of local biodiversity will necessarily remain; as a result, entirely eliminating the risk of biodiversity loss is not feasible. Potential future commercial-scale nodule collection operations in the CCZ are certain to disturb wildlife in the operating area. The nature and severity of these impacts on CCZ wildlife are expected to vary by species and are currently subject to significant uncertainty. Our studies cataloguing wildlife and ecosystem function, piloting the nodule collection system and assessing impacts arising from the use of this system are all currently in progress. Given the significant volume of deep water and the difficulty of sampling or retrieving biological specimens in the Area, a complete biological inventory might never be established. Accordingly, impacts on CCZ biodiversity may never be, completely and definitively known. For the same reasons, it may also not be possible to determine whether the impact of nodule collection on global biodiversity will be less significant than those estimated for land-based mining for a similar amount of produced metal.

The issue of biodiversity loss is also faced by conventional metal producers on land, with land-based mining featuring as a significant driver of biodiversity loss and deforestation today. As a precautionary environmental management and protection measure, the ISA has set aside 1.4 million km2 of the CCZ as preservation zones, or Areas of Particular Environmental Interest (APEIs) that will be preserved. As a result, more area in the CCZ is currently under protection than under exploration (1.4 million vs. 1.28 million km2, respectively). Additional marine impact mitigation measures such as setting aside more areas and leaving partial nodule cover inside collection areas to aid natural recovery of bacterial and other communities are also being evaluated. We are collaborating with certain of the world’s leading researchers to conduct environmental baseline and collection impact studies and to design plans that could further mitigate marine impacts of nodule collection through its collection system and adaptive management system.

It is also currently not definitively known how effectively the risk of biodiversity loss in the CCZ could be eliminated or reduced through mitigation strategies or how long it will take for disturbed seabed areas to recover naturally. Prior research indicates that the density, diversity and function of fauna representing most of the resident biomass (including mobile, pelagic and microbial life) are expected to recover naturally over years to decades. However, a high level of uncertainty exists around recovery of fauna that requires the hard substrate of nodules for critical life function. The extent to which planned measures, such as leaving behind 15% of nodule cover (by mass) and setting aside no-take zones, would aid recruitment and recovery of nodule-dependent species in impacted areas will depend on factors like habitat connectivity, which is an area that is still under study.

To understand comparative ESG footprints of metal production from nodules as compared to conventional land ores, we commissioned several lifecycle assessments (LCAs) looking at the cradle-to-gate impacts of producing nickel, copper, cobalt and manganese products for “1 billion EVs by 2050” scenario. An LCA white paper looking at a comprehensive set of impacts was commissioned by us and co-authored by certain of our executive officers in 2018 and reviewed by subject matter specialists and published in April 2020 and an LCA research paper derived from the LCA white paper focusing on climate change impacts went through peer-review and was published in the Elsevier Journal of Cleaner Production in December 2020. Based on these LCA assessments that we commissioned and certain of our executive officers’ co-authored, we believe that we are positioned to become one of the lowest ESG footprint metal companies in the industry, offering an expected 70-99% reduction of most lifecycle ESG impacts. While most of these reductions are attributable to the unique advantages of the polymetallic nodule resource as described above, the elimination of solid processing waste streams onshore is due to our investment in zero-waste flowsheet design and the 70% reduction in Global Warming Potential of operations are due to our commitment to locate its onshore processing facilities in places with access to renewable power. However, although we believe that the lifecycle ESG impacts of metal production from polymetallic nodules are significantly lower than land based mining, given that no seafloor polymetallic nodule deposit has been collected on a commercial scale to date, there is some uncertainty regarding the ultimate potential impact of commercial-scale operations on wildlife and ecosystem function on the CCZ abyssal seafloor and overlying water column. There can be no assurance that the ESG impacts of metal production from nodules are not greater than anticipated.

Lifecycle ESG Impacts from Studies we Commissioned
and Co-authored by Certain of our Executive Officers

Uncertainty around each LCA indicator is discussed at length in the April 2020 white paper and in the December 2020 climate change impacts paper. Land-based estimates were derived from public LCA databases that contain robust data for metals like nickel and copper; estimates for metals like manganese and cobalt where data in public LCA databases was sparse were augmented with more recent data from peer-reviewed research. Nodule-related estimates were based on technical scoping studies for our offshore and onshore production system that formed the basis of Canadian NI-43-101 compliant preliminary economic assessment for NORI-D (2019). The indicators with the highest level of uncertainty for both supply scenarios — land ores and nodules — were impacts on biodiversity and the risk of biodiversity loss. This type of data is not captured in public LCA databases and is further complicated by methodological difficulties of comparing marine and terrestrial life.

All extractive industries result in impacts to the receiving environment. Nodule collection is no exception and will impact the deep-sea marine environment through nodule removal, disturbance of seafloor sediment and return of seawater used for nodule transport that is expected to contain residual sediment and nodule fines back in the water column (“plumes”). Baselining the impacted marine environment by characterizing the ecosystem and then developing measures to avoid and mitigate these impacts is the central focus of our Environmental and Social Impact Assessment (“ESIA”) program currently being undertaken in partnership with some of the world’s leading deep-sea research institutions. Nodule removal will impact species that depend on the hard nodule substrate for attachment. The severity of the impact will depend on (1) the extent to which these species are represented in the APEIs set aside by the ISA and additional no-take zones set aside by us and (2) the extent to which residual nodule cover (expected at 15% of nodule mass) will aid recruitment and recovery of these species in impacted areas. Disturbance of the seafloor by collector robots is expected to disturb (mostly microbial) organisms living in and on the sediments. Impact severity will depend on the depth of disturbance (expected to be approximately 5 cm based on modelling and lab tests) and the impact this has on benthic ecosystem function. Over 90% of the entrained sediment is expected to be separated from nodules inside the collector robot and discharged behind the collector robot, most settling back to the seafloor within a few hundred meters. The impact of the residual plume will depend on how quickly the smaller mobile sediment particles re-settle, how far they travel and how the resulting sedimentation impacts the benthic organisms. Less than 10% of entrained sediment that evades separation inside the collector robot will be transported with nodules and seawater through the riser pipe to the surface production vessel where nodules get dewatered and residual water, sediment and nodules fines are returned at some depth in the water column. Potential impacts from the mid-water sediment plume include clogging of the delicate respiratory and filter feeding structures of pelagic zooplankton species, such as jellyfish and krill. However, the mid-water discharge is expected to have very low solid particle concentration and dilute to background sedimentation levels within hours. The depth of discharge will be selected based on ESIA results to minimize impact on life in the midwater column.

Competitive Strengths

For the following reasons, we believe that we are well positioned to compete in the global marketplace for the collection and production of certain critical metal inputs of lithium NMC (nickel-manganese-cobalt) batteries and electric wiring often used in electric vehicles:

•        The world’s largest estimated single aggregated source of battery materials — We, directly or indirectly, have the exploration rights to 224,533 km2 of CCZ seafloor that host an estimated 1.6 billion (wet) ton nodule resource.

•        Low cost of production — We intend to become the second lowest-cost nickel producer in the world, and we believe that we can achieve a negative cash cost for nickel as a result of being able to sell 100% of the byproducts created through the smelting and refining process.

•        Quality resource — the polymetallic nodules that are to be collected are rich in valuable metals, containing high grades of copper, nickel, cobalt and manganese in a single rock.

•        Positive ESG impacts — We believe that our business model will result in significant ESG benefits compared to our on-land mining counterparts, and is expected to yield a 70 – 99% improvement in most lifecycle ESG impacts. However, although we believe that the lifecycle ESG impacts of metal production from polymetallic nodules are significantly lower than land-based mining, given that no seafloor polymetallic nodule deposit has been collected and processed on a commercial scale to date, there is some uncertainty regarding the potential impact of commercial-scale operations would have on biodiversity and ecosystem function the CCZ abyssal seafloor and overlying water column. There can be no assurance that the ESG impacts of metal production from nodules are not greater than anticipated.

•        Best-in-class strategic partners — Our strategic partners, such as Allseas, Maersk and Glencore, are among the leaders in their respective fields, and we believe that such relationships will allow us to successfully pursue our asset-light model of development.

•        Highly qualified and knowledgeable management team — We are led by Gerard Barron, our Chief Executive Officer and Chairman who has a successful track-record as a serial company-builder (including battery manufacturing, telecoms and digital asset management technology) and as an investor in ocean resources; Dr. Greg Stone, our chief Ocean Scientist, who has over 30 years of experience in ocean research, conservation and policy, including approximately 10 years as Chief Scientist for Oceans at Conservation International; Erika Ilves, our Chief Strategy Officer, who has over 15 years in strategy, including six years at McKinsey & Co. and five years in technology development for mining in extreme environments; Anthony O’Sullivan, our Chief Development Officer, who has 30 years of experience in both land and ocean resource development projects, and was the former Head of Base Metals Exploration at BHP; and Craig Shesky, our Chief Financial Officer, who has 15 years combined experience in public investing, metals research and investment banking.

Business Strategy

Our contemplated business spans the entire lifecycle of the polymetallic nodule from the resource acquisition and definition stage through the collection and transportation phases into the processing and refining of nodules onshore and finally in product marketing and offtake. NORI and TOML, two of our subsidiaries, intend to operate under the effective supervision, regulation and sponsorship of Nauru and Tonga, respectively, in the CCZ. We intend to engage in processing operations in locations that have yet to be determined. We have chosen an asset-light approach to our operations and has focused on forming deep strategic partnerships with leading offshore companies in every aspect of our operations.

Our key strategic alliances include:

Allseas.    Allseas, a leading global offshore contractor, is developing the pilot collection system for us, which is expected to be modified into the initial smaller scale commercial production system and serve as the basis for the design of a full-scale commercial production system.

Maersk.    Maersk Supply Service, a leading offshore marine service company, has provided us with vessel operations and project management services for resource definition and environmental offshore campaigns in return for equity in our company.

Glencore:    Glencore holds offtake on 50% of the NORI nickel and copper production.

In addition, we have worked with an engineering firm (Hatch) and consultants (KPM) to develop a zero solid waste flowsheet, which includes a pilot plant program which is being completed at FLSmidth’s and Glencore’s facilities. The zero solid waste flowsheet is the process design that is expected to serve as the basis for our onshore processing facilities.

NORI has planned a phased development for NORI Area D. Offshore collection systems, comprising collector vehicles on the seafloor, a RALS, and a production support vessel, would collect polymetallic nodules. The nodules are expected to be transferred to transport vessels and shipped to on-shore processing facilities where established processing technology would be used to produce copper cathode, nickel sulphate and cobalt sulphate suitable for Li Ion battery cathode feedstock, nickel-copper-cobalt alloy, nickel matte, manganese silicate, and ammonium sulphate.

Through our strategic partnership with Allseas, a former oil and gas drilling vessel (the Hidden Gem) acquired by Allseas in February 2020 is being converted and modified to undertake a pre-production collector test in which a collector vehicle, RALS and other systems will be tested. The first phase of commercial production (“Project Zero”) would then be expected to commence after the Hidden Gem has been upgraded to become a production support vessel that can produce up to 1.3 Mtpa (wet) of nodules. The nodules collected in Project Zero are expected to be processed through existing third-party facilities on a tolling basis or alternatively to seek partnerships to construct new RKEF facilities. For the next phase of development (“Project One”), production is expected to be expanded with an additional converted drillship (Drill Ship 2), a second upgrade to the Hidden Gem, and the construction of a bespoke production support vessel (Collector Ship 1).

Ultimately, we expect that NORI will deploy a fleet of three production support vessels, each with a dedicated seafloor collection system that together would produce an average of ~11.3 Mtpa of wet nodules during steady state production. In Project One, we expect to process a majority of nodules at a new facility that has not yet been constructed, with the balance of production going to toll treatment at a third-party facility. We believe that this phased approach to development allows for management of risk and for progressive improvement of engineering and operating systems.

Currently, we are an exploration stage issuer with a completed initial assessment and currently working towards a prefeasibility study. We expect to enter into the feasibility study phase in 2023 following completion of the pilot collection test in the CCZ. NORI plans to begin its pilot collection test approximately 12 months after a collector test EIS is lodged with ISA, which was submitted in July 2021.

Summary of Mineral Resources

Below is a summary table of estimated mineral resources. Further information can be found in the following sections: “Properties — NORI Contract Area — Mineral Resource Estimates” and “Properties — TOML Contract Area — Mineral Resource Estimates.”

Summary Mineral Resources, In-Situ, at End of the Fiscal Year Ended December 31, 2020 at 4 kg/m2 abundance cut-off and based on nickel metal $16,472/t; nickel in nickel sulfate $18,807/t Ni; copper metal $6,872/t; cobalt metal $46,333/t; cobalt in cobalt sulfate $56,920/t Co; manganese in manganese silicate $4.50/dmtu Mn.

	Measured mineral resources		Indicated mineral resources		Measured + indicated mineral resources		Inferred mineral resources
	Million tonnes (wet)	Grades (%)	Million tonnes (wet)	Grades (%)	Million tonnes (wet)	Grades (%)	Million tonnes (wet)	Grades (%)
Ni
NORI
NORI Area A							72	1.35
NORI Area B							36	1.43
NORI Area C							402	1.26
NORI Area D	4	1.42	341	1.40	345	1.40	11	1.38
TOML (Areas A to F)	2.6	1.33	69.6	1.35	72.2	1.35	696	1.29
Total	6.6	1.38	410.6	1.39	417.2	1.39	1217	1.29

Cu
NORI
NORI Area A							72	1.06
NORI Area B							36	1.13
NORI Area C							402	1.03
NORI Area D	4	1.16	341	1.14	345	1.14	11	1.14
TOML (Areas A to F)	2.6	1.05	69.6	1.18	72.2	1.18	696	1.14
Total	6.6	1.12	410.6	1.15	417.2	1.15	1217	1.10

Co
NORI
NORI Area A							72	0.22
NORI Area B							36	0.25
NORI Area C							402	0.21
NORI Area D	4	0.13	341	0.14	345	0.14	11	0.12
TOML (Areas A to F)	2.6	0.23	69.6	0.21	72.2	0.21	696	0.20
Total	6.6	0.17	410.6	0.15	417.2	0.15	1217	0.21

Mn
NORI
NORI Area A							72	28.0
NORI Area B							36	28.9
NORI Area C							402	28.3
NORI Area D	4	32.2	341	31.2	345	31.2	11	31.0
TOML (Areas A to F)	2.6	27.6	69.6	30.3	72.2	30.2	402	29.0
Total	6.6	30.4	410.6	31.0	417.2	31.0	923	28.6

____________

Note: Tonnes are quoted on a wet basis and grades are quoted on a dry basis, which is common practice for bulk commodities. Moisture content was estimated to be 24% w/w for NORI and 28% w/w for TOML. These estimates are presented on an undiluted basis without adjustment for resource recovery.

As reflected in the economic analysis of NORI Area D contained in the NORI Technical Report Summary, a discounted cash flow analysis considering the intended pre-development work 2024, discounting at 9% per annum, indicates a NORI Area D project net present value (as of January 1, 2021) of $6.8 billion. The initial assessment included in the NORI Technical Report Summary is a conceptual study of the potential viability of NORI’s mineral resources. This initial assessment indicates that development of the NORI mineral resource is potentially technically and economically viable; however, due to the preliminary nature of project planning and design, and the untested nature of the specific seafloor production systems at a commercial scale, economic viability has not yet been demonstrated.

The NORI Technical Report Summary and TOML Technical Report Summary do not include the conversion of mineral resources to mineral reserves.

You are specifically cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into mineral reserves, as defined by the SEC. You are also cautioned that mineral resources do not have demonstrated economic value. Inferred mineral resources have a high degree of uncertainty as to their existence and to whether they can be economically or legally commercialized. Under the SEC Mining Rules, estimates of inferred mineral resources may not form the basis of an economic analysis. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. A significant amount of exploration must be completed in order to determine whether an inferred mineral resource may be upgraded to a higher category. Therefore, you are cautioned not to assume that all or any part of an inferred mineral resource exists, that it can be economically or legally commercialized, or that it will ever be upgraded to a higher category. Approximately 97% of the NORI D Area resource is categorized as measured or indicated.

Likewise, you are cautioned not to assume that all or any part of measured or indicated mineral resources will ever be upgraded to mineral reserves.

Collection and Processing of Polymetallic Nodules

Collection and Shipping

The plan for the collection of polymetallic nodules includes offshore collection systems, which are comprised of collector vehicles on the seafloor, a RALS, and a production support vessel to collect the polymetallic nodules. The nodules would be expected to be collected from the seafloor by self-propelled, tracked collector vehicles. No rock cutting, digging, drill-and-blast or other breakage are expected to be required at the point of collection. The collectors would be remotely controlled and supplied with electric power via umbilical cables from the production support vessel.

The intended seafloor production system operated at 4km depth (picture not to scale)

Following collection by the production support vessel, the polymetallic nodules would be transferred to transport vessels and shipped to onshore processing facilities to produce copper cathode, nickel sulfate and cobalt sulfate suitable for Li-ion battery cathode feedstock, a manganese silicate product and ammonium sulfate.

In order to test the collection system, a contract has been entered into with Allseas to undertake a pre-production collector test. If such test is successful, we expect that commercial production would then commence after the upgrading of the Hidden Gem to produce a production support vessel that can produce 1.3 Mtpa (wet) of polymetallic nodules (Project Zero). Subsequent production expansions (Project One) would be expected to involve an additional converted drill ship, a second upgrade to the Hidden Gem, and construction of a bespoke production support vessel. We believe that a fleet of three production support vessels, each with a dedicated seafloor collection system, would be estimated to produce approximately 11.3 Mtpa of wet nodules, which we intend to be processed, either at a new facility to be constructed by us or potential processing partners, subject to available capital, or at third-party facilities pursuant to a toll treatment model.

We believe that this phased approach to development allows for management of risk and for progressive improvement of engineering and operating systems. The intention to implement the project in multiple phases that will allow the seafloor collection systems to be tested and then polymetallic nodule production to be gradually ramped up. We also believe that this approach will de-risk the project for a relatively low initial capital investment. Additionally, this phased development will allow for an adaptive approach to environmental management providing learning at small-scale which would be applied as the development increases scale.

Mineral Processing and Refining and Metallurgical Testing

Pyrometallurgical processing of polymetallic nodules has been extensively studied from the early 1970s until the present day and appears to have been the preferred process for many other nodule processing research groups. Many groups including Kennecott (now Rio Tinto), Inco (now Vale), Cuban/Bulgarian, German, Indian, Japanese and Korean teams have studied pyrometallurgical processing of nodules at a laboratory scale; Chinese teams have studied it at a pilot plant scale.

From an early stage, we have recognized that chemical and mineral processing represents a key to potentially commercializing seafloor polymetallic nodules and to becoming a low-cost producer of nickel, manganese, copper and cobalt products. Moreover, we believe that there is a commercial advantage in positioning ourselves as a leader in the onshore processing of seafloor polymetallic nodules. Consequently, we have been undertaking a process development program since 2011.

We have been working with a leading global process engineering group Hatch, and a professional services firm, to develop pyrometallurgical processing and hydrometallurgical refining technologies for the production of battery metals from nodules. Hatch has developed a zero solid waste flowsheet and is overseeing a pilot plant program which is in the process of being completed at FLSmidth’s and Glencore’s facilities. Pursuant to an engineering and consulting services agreement, Hatch is assisting and advising us during the development of the pilot test program and is analyzing and interpreting the testing results through reports provided by such test facilities. Based on the results of the pilot plant program, Hatch and we expect to expand the scope of work between us, including the development or modification of a processing plant for the recovery of battery metals from the polymetallic nodules collected.

We propose that the processing of the polymetallic nodules from the NORI Contract Area would also be ramped up in phases. This plan includes toll treating polymetallic nodules at existing Rotary Kiln-Electric arc Furnace (“RKEF”) plants, utilizing existing excess industry capacity. We believe that there is significant interest to deploy underutilised RKEF plants which may have become stranded as a result of the Indonesian government nickel laterite ore export ban restricting supply of the nickel laterite feedstock that they currently utilize. These RKEF plants were originally built to convert nickel laterite to nickel pig iron and could potentially be converted to smelt polymetallic nodules. While we have not negotiated any definitive agreements with RKEF plants, we believe that we may be able to do so in the future on commercially reasonable terms. In parallel, we are actively exploring a scenario of co-locating new RKEF capacity with a potential future offtaker of our manganese silicate product.

In the future, based on the work performed by Hatch and subject to available capital, it is contemplated that we shall construct a processing plant(s), which may include pyrometallurgical and hydrometallurgical circuits. Nodule production would be increased in phases by treatment in this new plant or plants.

Strategic Alliances and Key Commercial Agreements

Allseas Agreements

On March 29, 2019, DeepGreen and Allseas entered into a Strategic Alliance Agreement, whereby DeepGreen and Allseas conduct project development of an integrated offshore nodule collection system for use by the DeepGreen’s subsidiaries. As initially constituted, Allseas agreed to subscribe for (i) 6,666,667 DeepGreen Common Shares for a purchase price of $20,000,000 in cash (the “Subscription”), the entire amount of which was funded, and (ii) an additional 10,000,000 DeepGreen Common Shares in exchange for services rendered by Allseas in respect of the contemplated pilot mining test system (the “PMTS”), which would be designed and built by Allseas. The 10,000,000 shares would only be issued upon completion of the PMTS (the “Success Fee Shares”), along with an additional $30 million cash success fee that would be payable simultaneously therewith. The Strategic Alliance Agreement also contemplated that DeepGreen and Allseas would enter into other commercial arrangements following the successful completion of the PMTS.

On July 8, 2019, DeepGreen and Allseas entered into the Pilot Mining Test Agreement (the “PMTA”), which governed the terms, design specifications, procedures, and timetable under which Allseas agreed to complete the PMTS, to be used by NORI. The PMTA was subsequently amended on September 1, 2019, February 2, 2020, and March 4, 2021. The Strategic Alliance Agreement was also amended on March 4, 2021 (collectively with the PMTA amendment of the same date, the “Amendment”), which Amendment became effective upon closing of the Business Combination. Pursuant to the Amendment, the cash fee payable pursuant to the PMTA was amended such that DeepGreen would pay to Allseas (i) $10,000,000 on June 30, 2021 (which DeepGreen and Allseas agreed to change to within 10 business days of the Closing of the Business Combination in a further amendment), (ii) $10,000,000 on the later of January 1, 2022 and such time that confirmation is received with respect to the successful collection of the North Sea test, and (iii) $10,000,000 upon successful completion of the PMTS. Pursuant to the Amendment, except as provided therein, Allseas may not, without DeepGreen’s prior written consent, terminate the Strategic Alliance Agreement or the PMTA before DeepGreen or its applicable affiliate receives an ISA Exploitation Contract.

Also on March 4, 2021, DeepGreen issued the Allseas Warrant to Allseas, which shall vest upon successful completion of the PMTS and become exercisable for 10,000,000 DeepGreen Common Shares (as it may be adjusted based on the formula described therein) at a purchase price of $0.01 per share, and which became a warrant to purchase Common Shares upon the consummation of the Business Combination, in accordance with the terms of the Allseas Warrant. The Allseas Warrant was issued to Allseas in lieu of any future obligation to issue the Success Fee Shares. The Allseas Warrant shall vest only upon (and not before) the successful completion of the PMTS. The Warrant Credit Value shall be determined as of June 1, 2022 based on the closing trading price of the Common Shares. In the event that the Warrant Credit Value is greater than $150,000,000, then on the vesting date of the Allseas Warrant, TMC shall receive a “credit” for the amount by which such Warrant Credit Value exceeds $150,000,000. TMC will be able to exchange such credit value for future goods and services from Allseas. No amount will be due or receivable under the Allseas Warrant if the Warrant Credit Value is under $150,000,000 on June 1, 2022. The Allseas Warrant shall expire on September 30, 2026.

Supply Agreements with Maersk and Maersk UK

On March 21, 2017, we entered into four charter vessel agreements with Maersk and one charter vessel agreement with Maersk UK (together, the “Maersk Supply Agreements”) pursuant to which Maersk and Maersk UK agreed to supply us with vessels and offshore services for a total of five marine campaigns. By letter agreement on March 3, 2021, we agreed with Maersk to extend the arrangement until 2022.

Pursuant to the Maersk Investment and Participation Agreement dated March 15, 2017 (the “Participation Agreement”), we agreed, among other things, that in return for marine cruises and related project management services provided by Maersk and Maersk UK, we will issue that number of DeepGreen Common Shares as is equal to the final cost of each marine cruise divided by $1.25 (subject to adjustment as described therein), upon completion of each marine cruise, and after agreement between the parties as to the calculation of the final cost to Maersk or Maersk UK for such cruise. As of March 2021, all unspent costs have now been agreed to be reimbursed in cash. Services valued at approximately $22.5 million have been delivered, with 17,982,123 DeepGreen Common Shares issued to Maersk under the contract.

On March 3, 2021, we entered into a letter agreement with Maersk and Maersk UK (the “Maersk Letter Agreement”), whereby Maersk and Maersk UK agreed to, among other matters, enter into certain commercial and other changes under the Participation Agreement. Pursuant to the Maersk Letter Agreement, Maersk irrevocably (i) waived certain pro rata participation rights that it may have under the Participation Agreement in connection with the Business Combination and contemplated PIPE transaction; (ii) acknowledged that all amounts owing to Maersk for services rendered through February 5, 2021 in the aggregate amount of $4.58 million had been satisfied by the issuance of 3,666,267 DeepGreen Common Shares at a price per share of $1.25; (iii) agreed that all final costs for services rendered from and after February 5, 2021 will be settled in cash, and that Maersk shall not be entitled to any further in-kind common share investment; and (iv) agreed to lower the charter vessel hire operational day rates.

As described herein, our agreement with Maersk is set to expire in 2022. With respect to Allseas, if the PMTS is successfully delivered, the PMTA will terminate by its terms in 2022, whereas the overarching Strategic Alliance Agreement will remain in place. While Allseas and Maersk have communicated their intention to negotiate in good faith in order to extend the applicable arrangements, there are no guarantees that we will be able to enter into new agreements on commercially reasonable terms, if at all. We do not currently have a collection and transport agreement with Allseas for the conduct of commercial operations using Allseas technology or the Hidden Gem, but principal terms have been considered in the Strategic Alliance Agreement and the parties intend to complete commercial negotiations in connection with such arrangement as soon as practicable. Nevertheless, no assurance can be given that definitive arrangements will be reached.

Offtake Agreements

On May 25, 2012, our wholly-owned subsidiary, DGE, and Glencore International AG (“Glencore”), entered into a copper off-take agreement and a separate nickel off-take agreement (together, the “Glencore Offtake Agreements”), pursuant to which Glencore has the right to purchase from DGE 50% of the annual quantity of copper material and 50% of the annual quantity of nickel material produced by DGE from ore derived from the NORI Contract Area at a metallurgical installation for processing owned by DGE. Pursuant to the Glencore Offtake Agreements, for London Metal Exchange (“LME”) Codelco registered Grade “A” copper cathodes, the delivered price is the official LME Copper Grade “A” Cash Settlement quotation as published in the London Metal Bulletin averaged over the month of shipment or the following month at Glencore’s choice, plus the official long-term contract premium as announced annually by Codelco, basis CIF Main European Ports (Rotterdam, the Netherlands). For LME Registered Primary Nickel, the delivered price is the official LME Primary Nickel Cash Settlement averaged over the month of shipping or the following month at Glencore’s choice. For other copper-bearing material and other nickel-bearing material, the parties shall agree a price annually for the forthcoming calendar year on the basis of prevailing market prices for such copper products and such nickel products. The Glencore Offtake Agreements are for the life of the NORI Contract Area, and either party may terminate the agreement upon a material breach or insolvency of the other party. Glencore may also terminate either agreement by giving 12 months’ prior written notice. The Glencore Offtake Agreements do not extend to other of our entities in the event other entities are the ultimate processing owners for metal products. The Glencore Offtake Agreements only apply with respect to metals processed and developed from the NORI license that are processed by a facility owned by DGE and do not apply to other projects (including for example Marawa or TOML). Concurrent with entering into the Glencore Offtake Agreements, Glencore made an equity investment of $5 million into our company.

Competition

Seventeen contractors currently hold ISA exploration leases to assess the value of polymetallic nodule fields for future extraction in the Area. The Government of India holds the only lease block in the Indian Ocean. Beijing Pioneer Hi-Tech Development Corporation sponsored by the government of China holds a lease block in the Western Pacific Ocean. In addition to the TOML contract sponsored by Tonga, and the NORI contract sponsored by Nauru, other leases are in the CCZ, including two contractors sponsored by China — China

Minmetals Corporation and China Ocean Mineral Resources Research and Development Association (who has two leases) — while two lease blocks for UK Seabed Resources Limited are sponsored by the UK. Belgium sponsors Global Sea Mineral Resources; Kiribati sponsors Marawa (which has a partnership with us); Germany sponsors Federal Institute for Geosciences and Natural Resources of Germany; France sponsors IFREMER; Japan sponsors Deep Ocean Resources Development Co. Limited; Jamaica sponsors Blue Minerals Jamaica Ltd, and the Russian Federation sponsors JSC Yuzhmorgeologiya. Other contractors, including Cook Islands Investment Corporation and Ocean Mineral Singapore Private Limited, are sponsored by their eponymous states. A coalition of six states, including Bulgaria, Cuba, Czech Republic, Poland, Russian Federation and Slovakia, sponsor Interoceanmetal Joint Organization. These contractors and any new entrants are potential competitors to us, NORI, TOML and Marawa with respect to the collection of polymetallic nodules and the production of nickel, manganese, copper and cobalt products.

We may be unable to compete successfully with other contractors, or other mineral resource companies that provide metals for the manufacture of batteries, or that produce large volumes of manganese as we plan to do. The mining industry is competitive in all of its phases and we expect to face strong competition from other companies in connection with the production of battery metals and manganese. Many of these companies have greater financial resources and a longer operating history than we do. In addition, competition for exploration resources at all levels is very intense. Increased competition could adversely affect our ability to attract necessary capital funding for mineral exploration in the future.

Government Regulation

United Nations Convention on the Law of the Sea

The Area is defined as the seabed and subsoil beyond the limits of national jurisdiction (UNCLOS Article 1).

The principal policy documents governing the Area include:

•        the UNCLOS, of 10 December 1982; and

•        the 1994 Implementation Agreement.

UNCLOS deals with, among other things, navigational rights, territorial sea limits, exclusive economic zone jurisdiction, the continental shelf, freedom of the high seas, legal status of resources on the seabed beyond the limits of national jurisdiction, passage of ships through narrow straits, conservation and management of living marine resources in the high seas, protection of the marine environment, marine scientific research, and settlement of disputes.

Part XI of UNCLOS and the 1994 Implementation Agreement deal with mineral exploration and collection in the Area, providing a framework for entities to obtain legal title to areas of the seafloor from the ISA for the purpose of exploration and eventually collection of resources. UNCLOS became effective on November 16, 1994. A subsequent agreement relating to the implementation of Part XI of UNCLOS was adopted on July 28, 1994 and became effective on July 28, 1996. The 1994 Implementation Agreement and Part XI of UNCLOS are to be interpreted and applied together as a single instrument. As of August 20, 2020, UNCLOS had been signed by 167 States (countries) and the European Union. The United States of America is currently not a party to UNCLOS, though US membership of the ISA does not have an impact on the enforceability or effectiveness of any rights granted to us through the ISA.

International Seabed Authority

The ISA is an autonomous international organization established under UNCLOS and the 1994 Implementation Agreement to organize and control activities in the Area, particularly with a view to administering and regulating the development of the resources of the Area in accordance with the legal regime established under UNCLOS and the 1994 Implementation Agreement. The ISA is comprised of 167 Member States, and the European Union. All parties to UNCLOS are members of the ISA. The ISA is mandated as the organization through which parties to UNCLOS shall organize and control all mineral-related activities in the Area. Two principal organs establish the policies and govern the work of ISA: the Assembly, where all 168 members are represented (the “Assembly”), and a 37-member council elected by the Assembly (the “Council”). The Council has two advisory bodies: the LTC (30 members), which advises the Council on all matters relating to the exploration and collection of non-living marine resources, such as polymetallic nodules, polymetallic sulfides and cobalt-rich ferromanganese crusts, and the Finance Committee (15 members), which deals with budgetary and related matters.

All rules, regulations, and procedures issued by the ISA to regulate prospecting, exploration, and collection of marine minerals in the Area are issued within a general legal framework established by UNCLOS and the 1994 Implementation Agreement. To date, the ISA has issued the following regulations (https://www.isa.org.jm/mining-code/Regulations):

•        The Regulations on Prospecting and Exploration for Polymetallic Nodules in the Area (adopted July 13, 2000, as amended in 2013; the Regulations).

•        The Regulations on Prospecting and Exploration for Polymetallic Sulphides (adopted May 7, 2010).

•        The Regulations on Prospecting and Exploration for Cobalt-Rich Ferromanganese Crusts in the Area (July 2012).

No commercial polymetallic nodule collection operations have started anywhere in the world. Currently, exploration activities undertaken in the Area are aimed at gathering the necessary information on the location and quality of the minerals of the seabed as well as collecting all the necessary environmental information. To date, the ISA has approved 17 contracts in the CCZ for exploration of nodules and covering more than 1.35 million square kilometers of the seabed including areas outside of the CCZ. This represents 0.7 percent of the Area and 0.3 percent of the world’s oceans. Twelve of these contracts are sponsored by developing countries (including the sponsors of our subsidiaries NORI — Nauru, and TOML — Tonga, and our partner Marawa which is sponsored by the Republic of Kiribati). Thirteen countries and one intergovernmental consortium currently have contracts for the exploration of polymetallic nodules, seven countries have contracts for the exploration of polymetallic sulphides, and five countries have contracts for the exploration of cobalt-rich ferromanganese crusts. The ISA is currently working on the development of a legal framework to regulate the commercialization of mineral development activities in the Area, as described below.

In 2014, the ISA completed a study looking at comparative extractive regulatory regimes. This was followed in March 2014 with a stakeholder survey seeking comments on what financial, environmental, and health and safety obligations should be included under the framework (ISA 2014).

In August 2017, the Council released the first Draft Regulations on Exploitation of Mineral Resources in the Area, as subsequently amended. In March 2019, the Council released the advance and unedited text (English only) of the Draft Regulations on Exploitation of Mineral Resources in the Area (ISBA/25/LTC/WP.1) (ISA, 2018). The revised draft exploitation regulations incorporated the consideration of requests addressed to the LTC by the Council during the first part of the 24th Session in March 2018, as well as certain comments by the Commission, and also reflected the responses to the first draft from stakeholder submissions. The exploitation regulations will create the legal and technical framework for collection and related operations. Finalization of the exploitation regulations remains subject to the decision of the members of the ISA. Final exploitation regulations must be adopted by the Council. The ISA was intending to have these regulations finalized by July 2020, but the COVID-19 pandemic disrupted ISA meetings and discussions.

However, Section 1, paragraph 15 of the 1994 Agreement relating to the Implementation of Part XI of the UNCLOS allows a member state whose national intends to apply for approval of a plan of work for exploitation to notify the ISA of such intention. This notice obliges the ISA to complete the adoption of exploitation regulations within two years of the request made by the member state.

On June 25, 2021, the Republic of Nauru submitted its notice to the ISA requesting that it complete, by July 9, 2023, the adoption of regulations necessary to facilitate the approval of plans of work for the commercial exploitation of polymetallic nodules. The notice submitted by the Republic of Nauru to the ISA has increased the likelihood that regulations will be adopted that will govern and enable commercial scale polymetallic nodule collection. If the ISA has not completed the adoption of such regulations within the prescribed time and an application for approval of a plan of work for exploitation is pending before the ISA, the ISA shall nonetheless consider and provisionally approve such plan of work based on: (i) the provisions of the UNCLOS; (ii) any rules, regulations and procedures that the ISA may have adopted provisionally at the time, (iii) the basis of the norms contained in the UNCLOS and (iv) the principle of non-discrimination among contractors.

We expect the Final Regulations to be approved within the next two years, but there can be no assurance that such regulations will be approved then, or at all. The Draft Regulations and several supporting standards and guidelines are at an advanced stage, but there remains uncertainty regarding the final form that these will take as well as the impact that such regulations, standards and guidelines will have on our ability to meet our objectives.

The NORI Exploration Contract

In July 2011, our wholly-owned subsidiary, NORI, was granted a polymetallic nodule exploration contract by the ISA, providing it exclusive rights to explore 74,830 km2 in the CCZ pursuant to the NORI Exploration Contract (“NORI Exploration Contract”). The NORI Exploration Contract was approved by the Council on July 19, 2011, and entered into on July 22, 2011 between NORI and the ISA, and terminates on July 22, 2026, subject to extension.

The NORI Exploration Contract, which was granted pursuant to the ISA’s Regulations on Prospecting and Exploration for Polymetallic Nodules in the Area (the “Regulations”), formalized a 74,830 km2 exploration area, has an initial term of 15 years (subject to renewal for successive five-year periods), and provides for certain obligations with respect to exploration, training, and other programs of activities for an initial five-year period. The NORI Exploration Contract also formalized the rights of NORI around future rights. Pursuant to the Regulations, NORI has the priority right to apply for an exploration contract to collect polymetallic nodules in the same area (Regulation 24(2)). Such preference or priority may be withdrawn by the Council if the contractor has failed to comply with the requirements of its approved plan of work for exploration within the time period specified in a written notice or notices from the Council to the contractor indicating which requirements have not been complied with by the contractor. After a hearing process, the Council would be required to provide the reasons for its proposed withdrawal of preference or priority and shall consider any contractor’s response. The decision of the Council shall take account of that response and shall be based on substantial evidence. As soon as practicable, NORI intends to submit an application to collect polymetallic nodules in the same area as its current exploration rights.

In March 2016, NORI submitted to the ISA its proposed activities for the second five-year period of its exploration contract. NORI indicated that work during such period would focus on:

•        reducing project uncertainties and technical risks;

•        optimizing the onshore processing and offshore production systems (including increasing performance and reliability); and

•        improving project economics, including decreasing estimated capital and operating expenditures as well as increasing projected revenues.

NORI proposed various activities under that submission, which have been undertaken and are continuing to be undertaken. Such work has included improving metal recovery from the hydrometallurgical process then being developed, including studies to improve efficiencies, reduce costs, and increase revenue streams. During the course of this second five-year period, the metallurgical process flow sheet was revised to result in perceived lower-risk and no solid waste, and a pyrometallurgical/hydrometallurgical flowsheet was developed. Studies have also been carried out to identify potential sites for the processing plant. A program of offshore campaigns has been and is in the process of being implemented, resulting in a comprehensive environmental baseline study program involving in excess of 100 separate studies and world leading researchers and institutions. This study is intended to inform NORI’s ESIA and EMMP submissions to the ISA and assist in its design and plans to manage and mitigate potential environmental impacts from operations.

NORI commenced a pre-feasibility study to analyze technical and economic viability of the collection system and metallurgical process, and revised capital and operating costs.

NORI also proposed and has implemented or will implement a range of activities pertaining to the collector test: (i) identification and ground truthing of areas potentially suitable for the collector test; (ii) confirmation of a collector test site; (iii) commencement of the environmental baseline studies pertaining to the collector test environmental impact assessment (“EIA”) programme; and (iv) commencing geotechnical studies pertaining to the collector test programme. On July 29, 2021, NORI submitted its EIS on the NORI Collector Test for consideration by the ISA.

The ISA Council may suspend or terminate the NORI Exploration Contract, without prejudice to any other rights that the ISA may have, if any of the following events should occur:

•        if, in spite of written warnings by the ISA, NORI has conducted its activities in such a way as to result in serious persistent and willful violations of the fundamental terms of the NORI Exploration Contract, Part XI of UNCLOS, the 1994 Agreement and the rules, regulations and procedures of the ISA;

•        if NORI has failed to comply with a final binding decision of the dispute settlement body applicable to it; or

•        if NORI becomes insolvent or commits an act of bankruptcy or enters into any agreement for composition with its creditors or goes into liquidation or receivership, whether compulsory or voluntary, or petitions or applies to any tribunal for the appointment of a receiver or a trustee or receiver for itself or commences any proceedings relating to itself under any bankruptcy, insolvency or readjustment of debt law, whether now or hereafter in effect, other than for the purpose of reconstruction.

Additionally, if the nationality or control of NORI changes or NORI’s Sponsoring State, as defined in the Regulations, terminates its sponsorship and NORI does not obtain another sponsor meeting the requirements prescribed in the Regulations, then the NORI Exploration Contract will terminate.

The NORI Sponsorship Agreement

NORI is sponsored by Nauru pursuant to a certificate of sponsorship signed by the Government of Nauru on April 11, 2011. NORI is a Nauruan incorporated entity and is subject to applicable Nauruan legislation and regulations. In 2015, the Nauruan government established the NauruSeabed Minerals Authority to regulate activities carried out by companies sponsored by Nauru.

Throughout the period of the NORI Exploration Contract, NORI must be sponsored by a State that is party to UNCLOS. If the nationality or control of NORI changes or NORI’s Sponsoring State, as defined in the Regulations, terminates its sponsorship, NORI must promptly notify the ISA. In either such event, if NORI does not obtain another sponsor meeting the requirements prescribed in the Regulations which submit to the ISA a certificate of sponsorship for NORI in the prescribed form within six months, the NORI Exploration Contract will terminate.

On June 5, 2017, Nauru, the Nauru Seabed Minerals Authority and NORI entered into a sponsorship agreement (the “NORI Sponsorship Agreement”) formalizing certain obligations of the parties in relation to NORI’s exploration and potential collection of the NORI Contract Area of the CCZ. The NORI Sponsorship Agreement will remain in force for the duration of the 15-year NORI Exploration Contract, and will automatically extend for a further 20 years upon NORI reaching the minimum recovery level under an ISA Exploration Contract, unless earlier terminated by the ISA as a result of NORI’s breach of the NORI Exploration Contract or pursuant to its terms. Upon reaching the minimum recovery level within the tenement area, NORI will pay Nauru a seabed mineral recovery payment based on the polymetallic nodules recovered from the tenement area. In addition, NORI will pay an administration fee each year to Nauru for such administration and sponsorship, which is subject to review and increase in the event that NORI is granted an ISA Exploitation Contract.

During exploration, NORI is required to, among other things:

•        submit an annual report to the ISA;

•        meet certain performance and expenditure commitments;

•        pay an annual overhead charge to cover the costs incurred by the ISA in administering and supervising the contract;

•        implement training programs for personnel of the ISA and developing countries in accordance with a training program proposed by NORI in its license application;

•        take measures to prevent, reduce, and control pollution and other hazards to the marine environment arising from its activities in the Area;

•        maintain appropriate insurance policies;

•        establish environmental baselines against which to assess the likely effects of its program of activities on the marine environment; and

•        establish and implement a program to monitor and report on such effects.

In 2016, NORI submitted to the ISA proposed activities for the second five-year period of its exploration contract. NORI indicated that work during this second five-year period would focus on:

•        reducing project uncertainties and technical risks;

•        optimizing the on-shore processing and off-shore production systems (including increasing performance and reliability); and

•        improving project economics, including decreasing estimated capital and operating expenditures as well as increasing projected revenues.

On July 29, 2021, NORI submitted its EIS on the NORI Collector Test for consideration by the ISA.

The TOML Exploration Contract

In March 2020, we acquired TOML, a subsidiary of the former Nautilus Minerals Group (“Nautilus”), from Deep Sea Mining Finance Limited, providing us with exclusive rights to explore a 74,713 km2 block of the CCZ seabed. TOML holds an exploration contract granted by the ISA and sponsored by Tonga pursuant to the TOML Exploration Contract (“TOML Exploration Contract”). The plan of work was approved by the Council, acting on the recommendation of the LTC, on July 19, 2011. The TOML Exploration Contract was then signed on January 11, 2012 between TOML and the ISA and terminates on January 11, 2027, subject to a potential extension under the terms of the agreement.

The TOML Exploration Contract was granted pursuant to the ISA’s Regulations, as well as Article 153 of UNCLOS, and formalized a 74,713 km2 exploration area. The TOML Exploration Contract includes an initial term of 15 years, which may be extended under the contract, and a program of activities to be completed within the first five-year period of the term. The TOML Exploration Contract also formalized the rights of TOML around future rights. Pursuant to the Regulations, TOML has the priority right to apply for an ISA Exploitation Contract to collect polymetallic nodules in the same area (Regulation 24(2)). The Regulations state that a contractor who has an approved plan of work for exploration only shall have a preference and a priority among applicants submitting plans of work for collection of the same area and resources. Such preference or priority may be withdrawn by the Council if the contractor has failed to comply with the requirements of its approved plan of work for exploration within the time period specified in a written notice or notices from the Council to the contractor indicating which requirements have not been complied with by the contractor. After a hearing process, the Council shall provide the reasons for its proposed withdrawal of preference or priority and shall consider any contractor’s response. The decision of the Council shall take account of that response and shall be based on substantial evidence.

In October 2016 TOML submitted to the ISA its proposed activities for the second five-year period of its exploration contract. TOML indicated that work would focus on:

•        continued development and collection of environmental baseline data;

•        completing pilot testing;

•        completing geotechnical studies;

•        completing feasibility studies;

•        drafting of the first EIA/EMMP; and

•        continuing training.

Based on an expectation that the forthcoming environmental regulations pertaining to obtaining an ISA Exploitation Contract were to be completed, TOML submitted a plan that included a substantive program of environmental baseline survey and pilot collection monitoring. It also included fabrication and trials of pilot scale collection equipment, metallurgical test work, and other engineering and marketing studies as well as report drafting for environmental permitting and feasibility study purposes. The designing of TOML’s collection system called the Decoupled Underwater Collection Concept (“DUCC”) did progress to prefeasibility study state. TOML continued to advance its project design by conducting land-based tests and closing technology gaps in areas not previously piloted. A preliminary collection plan and collection equipment/schedule was completed for the TOML preliminary collection areas, but such plans are now subject to change by TOML.

The ISA Council may suspend or terminate the TOML Exploration Contract, without prejudice to any other rights that the ISA may have, if any of the following events should occur:

•        if, in spite of written warnings by the ISA, TOML has conducted its activities in such a way as to result in serious persistent and willful violations of the fundamental terms of this contract, Part XI of UNCLOS, the 1994 Agreement and the rules, regulations and procedures of the ISA;

•        if TOML has failed to comply with a final binding decision of the dispute settlement body applicable to it; or

•        if TOML becomes insolvent or commits an act of bankruptcy or enters into any agreement for composition with its creditors or goes into liquidation or receivership, whether compulsory or voluntary,

•        or petitions or applies to any tribunal for the appointment of a receiver or a trustee or receiver for itself or commences any proceedings relating to itself under any bankruptcy, insolvency or readjustment of debt law, whether now or hereafter in effect, other than for the purpose of reconstruction.

Additionally, if the nationality or control of TOML changes or TOML’s Sponsoring State, as defined in the Regulations, terminates its sponsorship and TOML does not obtain another sponsor meeting the requirements prescribed in the Regulations, then the TOML Exploration Contract will terminate.

The TOML Sponsorship Agreement

On March 8, 2008, Tonga and TOML entered into a sponsorship agreement (the “TOML Sponsorship Agreement”) formalizing certain obligations of the parties in relation to TOML’s exploration and potential collection of a proposed application to the ISA (subsequently granted) known as the TOML Area. In March 2020, we acquired TOML, a subsidiary of the former Nautilus, from Deep Sea Mining Finance Limited, providing exclusive rights to explore a 74,713 km2 block of the CCZ seabed. TOML holds the TOML Exploration Contract granted by the ISA and sponsored by Tonga. Tonga recently updated the sponsorship agreement with TOML, harmonizing the terms of its engagement with TOML with those held by the Republic of Nauru. The sponsorship agreement will remain in force for the duration of TOML’s Exploration Contract and will automatically be extended for an additional term of 25 years should TOML be granted an ISA Exploitation Contract. Upon reaching the minimum recovery level within the tenement area, TOML has agreed to pay Tonga a seabed mineral recovery payment based on the polymetallic nodules recovered from the tenement area. In addition, TOML has agreed to pay the reasonable direct costs incurred by Tonga to administer the ISA obligations of Tonga to the ISA.

Marawa Agreements

On March 17, 2012, our wholly-owned subsidiary, DGE, entered into an Option Agreement (the “Option Agreement”) with Marawa and Kiribati. In consideration of the $250,000 option fee, Marawa granted DGE an option to purchase tenements, as may be granted to Marawa by the ISA or any other regulatory body, for $300,000, or in consideration of DGE waiving any loan and other debt obligation pursuant to the Services Agreement (as defined below), if a default event occurs. The exercise period for the option is a maximum of 40 years after the date of the execution of the Option Agreement.

On July 26, 2012, the ISA Council approved a plan of work for exploration submitted by Marawa covering the Marawa Contract Area.

On October 1, 2013, DGE entered into an agreement (the “Services Agreement”) with the Republic of Kiribati and Marawa granting DGE the exclusive right for 40 years to carry out exploration and collection in the Marawa Contract Area as well as purchase polymetallic nodules collected from the Marawa Contract Area. The Marawa Exploration Contract was signed on January 19, 2015. Mineral resource definition work began in 2020 for the Marawa Contract Area and we expect to continue undertaking such work in the near future.

DGE has the right to terminate the Services Agreement for convenience at any time at its election by giving written notice to Marawa and Kiribati and such termination shall take effect two months following the date of the termination notice, provided that DGE shall pay to the ISA on behalf of Marawa the fees or payments legally owed to the ISA by Marawa (including the Annual ISA Exploration Fee and ISA Royalties and Taxes) that are outstanding at the date of termination or that are incurred within 12 months of the date of such termination, provided that Marawa shall have an obligation to minimize such fees and payments to the extent practicable after the date of said termination. DGE and Marawa have considered the potential to amend the current contractual arrangements to provide additional mutual benefits in the conduct of operations, though no assurances may be given that any changes will be agreed.

Royalties and taxes

Royalties and taxes payable on any future production from the Area will be stipulated in the ISA’s exploitation regulations. While the rates of payments are yet to be set by the ISA, the 1994 Implementation Agreement (Section 8(1)(b)) prescribes that the rates of payments “shall be within the range of those prevailing in respect of land-based mining of the same or similar minerals in order to avoid giving deep seabed miners an artificial competitive advantage or imposing on them a competitive disadvantage.”

An ad hoc ISA working group workshop has met several times including most recently in February 2020 to discuss a number of potential royalty and taxation regimes supported by modelling conducted by the Massachusetts Institute of Technology. No final recommendations were made. However, a 2% ad valorem royalty increasing to 6% after a period of five years of production was discussed as well as a 1% ad valorem environmental levy. Additional discussions have considered capping any proposed environmental levy once an agreed total value has been reached and might no longer be collected once sufficient funds are in trust. We cannot assure you that any such royalties or levies will not be greater than those discussed and could be significantly greater.

Environmental Regulation

The ISA is mandated through UNCLOS to “preserve and protect the marine environment” while developing the resources within CCZ. Given that the NORI Contract Area is in the Area, the ISA is responsible for assessing any environmental and social impact assessment (“ESIA”) prepared by NORI and for granting the relevant permits. NORI is currently one of 17 contractors with a license to explore for polymetallic nodules in the CCZ (refer ISBA/23/C/7, 5 June 2017). Historically, a significant amount of technical work has been undertaken within the CCZ by such contractors and a significant body of information has been acquired during the past 40 years on the likely environmental impacts of collecting nodules from the sea floor. To date, no licenses for the commercial collection of polymetallic nodules within the CCZ have been granted by the ISA.

Between 1998 and 2019, the ISA held workshops and developed a number of documents to provide guidance to contractors with respect to its expectations for responsible environmental management during the exploration and collection phases of mineral development. Regulations for exploration have been established, and environmental standards and guidelines (together with environmental provisions in the Draft Regulations for Exploitation) to apply to operations are currently under development. The ISA held a workshop “towards an ISA environmental management strategy for the Area” in March 2017 in Berlin, Germany. The results of the workshop were published as ISA technical Study 17 (ISA 2017). The ISA has developed various Standards and Guidelines which are expected to be finalized and adopted by the Council when completed by the Legal and Technical Commission, and are expected to include standards concerning an environmental management and monitoring program that will be required by each contractor.

The ISA has issued Regulations on Prospecting and Exploration for Polymetallic Nodules (adopted on July 13, 2000, updated on July 25, 2013). The regulations were complemented by the LTC’s recommendations for the guidance of contractors on assessing the environmental impacts of exploration. The draft exploitation regulations on deep-seabed collection were discussed at the 25th Session of the ISA in early 2020 in Kingston, Jamaica. The ISA is developing various Standards and Guidelines which are expected to be finalized by the Legal and Technical Commission and adopted by the Council, and are expected to include standards concerning the submission requirements for an ESIA that will be required by each contractor.

Although the environmental impact review process has not yet been finalized, all contractors have been made aware that the ISA requires the completion of baseline studies and EIA, culminating in an environmental impact statement (“EIS”), prior to collection. Guidance for contractors in terms of what will be expected in the EIS has been provided in ISA Technical Study No. 10 (ISA 2012a). The EIS, along with an EMMP, will be required as part of the application for an ISA Exploitation Contract for operations in the contract Area. Environmental impacts of exploration and potential collection activities have been studied, and NORI is working with several of the deep-sea research institutions that are contributing to our environmental and social impact assessment program, consisting of over 100 discrete studies.

NORI’s off-shore exploration campaigns have included sampling to support environmental studies, collection of high-resolution imagery, full column physical and chemical oceanographic data and environmental baseline studies. A number of future campaigns are planned to collect data on ocean currents and water quality to assist plume modelling, environmental baseline studies, box core and multicorer sampling focused on benthic ecology and sediment characteristics. NORI intends to manage the project under the governance of an EMS, which is to be developed in accordance with the international EMS standard, ISO 14001:2004. The EMS will provide the overall framework for the environmental management and monitoring plans that will be required.

NORI’s EMMP will specify the objectives and purpose of all monitoring requirements, the components to be monitored, frequency of monitoring, methods of monitoring, analysis required in each monitoring component, monitoring data management and reporting. The EMMP will be submitted to the ISA as part of the ISA Exploitation Contract application.

Through a consultation process initiated by the ISA in 2013 and the feedback that was obtained from multiple stakeholder groups, the environmental permitting process is expected to involve a series of checks and balances with reviews being conducted by the ISA and LTC. The recommendations of these groups will then go before the ISA Council, which will then review and, if it deems appropriate, approve the exploitation application.

The sponsoring State has a responsibility to put in place legislation to ensure the entity it has sponsored complies with UNCLOS and ISA rules and regulations. Nauru implemented the Nauru International Seabed Minerals Act in 2015.

As of the date of this prospectus, we believe, based on NORI’s assessment that it is in compliance with existing exploration permits and contracts. NORI is in the middle stages of the exploitation permitting process. In addition to working on key engineering aspects of the project such as designing the nodule collector and the dewatering facility, NORI is also continuing the following tasks:

•        delineating nodule mineralization;

•        characterizing the nature of the seabed, water column and biology;

•        conducting environmental baseline studies and impact assessments;

•        characterizing the nature of any materials returned to the environment;

•        developing oceanographic and physical information to inform models (e.g., sediment plume models); and

•        developing other plans, including the EMMP and the various subordinate plans.

The potential future on-shore environmental impacts have not yet been assessed because the processing plant that we expect to create or to partner with through a tolling or other arrangement has not been determined or otherwise has not been designed in detail, and the location and host country (and hence regulatory regime) has not been confirmed. The planned metallurgical process is not expected to generate solid waste products, and the deleterious elements (for example, cadmium and arsenic) content of the nodules is understood to be very low, indicating that with careful management, the environmental impacts of the processing operation could potentially be low.

Intellectual Property

Our success depends in part upon its ability to obtain and maintain patent protection of its core technology and intellectual property, as well as that of its strategic partners, and particularly that it maintains its freedom to operate not being restricted by patents lodged by others. We maintain a portfolio of issued patents and pending patent applications, which relate to offshore collection systems and to the processing of polymetallic nodules for recovering metals. As we rely on a number of patents to establish and protect its intellectual property, it has obtained and filed patent applications in countries throughout North America, Europe and Asia.

We cannot conclusively state that any pending applications, existing patents or future patents will be definitively useful in protecting or promoting our business and growth plans. In addition, we cannot guarantee that it will be able to obtain trademark protection of the name, “The Metals Company.” Please see the section entitled “Risk Factors” for additional information on the risks associated with our intellectual property strategy and portfolio.

Corporate Information

Founded in 2021, TMC is a corporation existing under the laws of British Columbia, Canada. TMC’s registered office is currently located at 595 Howe Street, 10th Floor, Vancouver, British Columbia, Canada V6C 2T5, and its telephone number is: (574) 252-9333. The following chart illustrates our simplified corporate structure as of the date of this prospectus.1

Legal Proceedings

From time to time, we may become involved in legal proceedings or be subject to claims arising in the ordinary course of its business. There is no material litigation, arbitration or governmental proceeding or any other legal proceeding currently pending or to our knowledge, threatened against us or any members of our management team in their capacity as such.

Employees

We have approximately twenty-eight (28) employees and contractors. As of April 1, 2021, five of our staff were located in the United States, four were located in Canada, eight were located in Australia, one was located in each of Nauru and Tonga, and the rest were located in Europe and the UAE. None of our staff are represented by a labor union or subject to a collective bargaining agreement.

Properties

NORI Contract Area

The information that follows relating to the NORI Contract Area of the CCZ is derived, for the most part, from, and in some instances is an extract from, the NORI Technical Report Summary prepared in compliance with the SEC Mining Rules. Portions of the following information are based on assumptions, qualifications and procedures which are not fully described herein. Reference should be made to the full text of the NORI Technical Report Summary, which has been filed as Exhibit 96.1 to the registration statement of which this prospectus forms a part. The NORI Technical Report Summary is incorporated herein by reference and made a part hereof.

Location of the NORI Area and access

The NORI Contract Area is located within the CCZ of the northeast Pacific Ocean. The CCZ is located in international waters between Hawaii and Mexico. The western end of the CCZ is approximately 1,000 km south of the Hawaiian island group. From here, the CCZ extends almost 5,000 km east-northeast, in an approximately 600 km wide trend, with the eastern limits approximately 2,000 km west of southern Mexico. The region is well-located to ship nodules to the American continent or across the Pacific to Asian markets. The NORI Contract Area comprises four separate blocks (A, B, C and D) in the CCZ with a combined area of 74,830 km2.

150°0'0"W
140°0'0"W
130°0'0"W
120°0'0"W
20°0'0"N
10°0'0"N
0°0'0"
10°0'0"S
United States of America (Hawaii) Exclusive Economic Zone
Mexico Exclusive Economic Zone
Kiribati (Line Islands) Exclusive Economic Zone
Kiribati
Clarion Fracture Zone
Clipperton Fracture Zone
APEI-1
APEI-2
APEI-3
APEI-4
APEI-5
APEI-6
APEI-7
APEI-8
APEI-9
0
495
990
1,980
Kilometers
Clarion-Clipperton Fracture Zone Exploration Areas for Polymetallic Nodules
Federal Institute for Geosciences and Natural Resources (BGR; Germany)
Cook Islands Investment Corporation (CIIC; Cook Islands)
China Minmetals Corporation (CMC; China)
China Ocean Mineral Resources Research and Development Association (COMRA; China)
Deep Ocean Resources Development Co. Ltd. (DORD; Japan)
Global Sea Mineral Resources NV (GSR; Belgium)
Government of Republic of Korea
Institut Français de Recherche pour l'Exploitation de la Mer (IFREMER; France)
Interoceanmetal (IOM; Bulgaria, Cuba, Czech Republic, Poland, Russian Fed., Slovakia)
Marawa Reseach and Exploration Ltd (Kiribati)
Nauru Ocean Resources Inc. (NORI; Nauru)
Ocean Mineral Singapore PTE Ltd. (OMS; Singapore)
Tonga Offshore Mining Limited (TOML; Tonga)
UK Seabed Resources Ltd. (UKSRL; UK-I, UK-II)
Yuzhmorgeologiya (Russian Federation)
Reserved Areas
Submission to the Commision for the Limits of the Continental Shelf
Areas of Particular Environmental Interest (APEI)
Area Shown
© International Seabed Authority 2018
(Oct. 2018)

APEI-3
APEI-6
Mexico
Exclusive Economic Zone
APEI-2
NORI Area C
NORI Area B
NORI Area A
NORI Area D
APEI-9
APEI-5
Fracture Zone
APEI-8

NORI Contract Area extents

Area	Minimum Latitude (DD)	Maximum Latitude (DD)	Minimum Longitude (DD)	Maximum Longitude (DD)	Minimum UTM X (m)	Maximum UTM X (m)	Minimum UTM Y (m)	Maximum UTM Y (m)	UTM Zone
A	11.5000	13.00000	-134.5830	-133.8330	545220.4	627276.0	1271339	1437255	8
B	13.5801	14.00000	-134.0000	-133.2000	607995.7	694759.8	1501590	1548425	8
C	12.0000	14.93500	-123.0000	-120.5000	500000.0	769458.3	1326941	1652649	10
D	9.8950	11.08333	-117.8167	-116.0667	410465.2	602326.1	1093913	1225353	11

____________

DD — Decimal degrees, UTM — Universal Transverse Mercator map projection

As the CCZ deposit does not include any habitable land and is not near coastal waters, there is no requirement to negotiate access rights from landowners for seafloor collection operations. All personnel and material will be transported to the project area by ship.

See Section 3 of the NORI Technical Report Summary for further specific information of the location of the NORI Contract Area.

Tenements and permits

In July 2011, NORI was granted the NORI Exploration Contract. The NORI Exploration Contract, which was granted pursuant to the ISA’s Regulations on Prospecting and Exploration for Polymetallic Nodules in the international seabed area (the “Regulations”), formalized a 74,830 km2 exploration area, has an initial term of 15 years (subject to renewal for successive five-year periods), and provided for certain obligations with respect to exploration, training, and other programs of activities for the initial period of five-year period. The NORI Exploration Contract also formalized the rights of NORI around future rights. Pursuant to the Regulations, NORI has the priority right to apply for an ISA Exploitation Contract to collect polymetallic nodules in the same area (Regulation 24(2)). To date, no exploitation licenses for extracting minerals from the seafloor within the Area have been granted. The ISA is currently working on the development of a legal framework to regulate the exploitation of polymetallic nodules in the Area, as described below. ISA participants set an intention of July 2020 to have the regulations finalized; however, the July 2020 session was deferred as a result of the COVID-19 pandemic.

Section 1, paragraph 15 of the 1994 Agreement relating to the Implementation of Part XI of the UNCLOS allows a member state whose national intends to apply for approval of a plan of work for exploitation to notify the ISA of such intention. This notice obliges the ISA to complete the adoption of exploitation regulations within two years of the request made by the member state.

On June 25, 2021, the Republic of Nauru submitted its notice to the ISA requesting that it complete, by July 9, 2023, the adoption of regulations necessary to facilitate the approval of plans of work for the commercial exploitation of polymetallic nodules. The notice submitted by the Republic of Nauru to the ISA has increased the likelihood that regulations will be adopted that will govern and enable commercial scale polymetallic nodule collection. If the ISA has not completed the adoption of such regulations within the prescribed time and an application for approval of a plan of work for exploitation is pending before the ISA, the ISA shall nonetheless consider and provisionally approve such plan of work based on: (i) the provisions of the UNCLOS; (ii) any rules, regulations and procedures that the ISA may have adopted provisionally at the time, (iii) the basis of the norms contained in the UNCLOS and (iv) the principle of non-discrimination among contractors.

For more information about UNCLOS, the ISA and the NORI Exploration Contract, see “Business of TMC — Government Regulation — The NORI Exploration Contract.”

NORI obligations and sponsorship

During exploration, NORI, is required under the NORI Sponsorship Agreement to, among other things:

•        submit an annual report to the ISA;

•        meet certain performance and expenditure commitments;

•        pay an annual overhead charge (currently $60,000) to cover the costs incurred by the ISA in administering and supervising the contract;

•        implement training programs for personnel of the ISA and developing countries in accordance with a training program proposed by NORI in its license application and five-year work plans;

•        take measures to prevent, reduce, and control pollution and other hazards to the marine environment arising from its activities in the Area;

•        maintain appropriate insurance policies;

•        establish environmental baselines against which to assess the likely effects of its program of activities on the marine environment; and

•        establish and implement a program to monitor and report on such effects.

NORI is sponsored to carry out its mineral exploration activities in the Area by Nauru, pursuant to a certificate of sponsorship signed by the Government of Nauru on April 11, 2011. Sponsorship of an entity requires the sponsoring State to certify that it assumes responsibility for the entity’s activities in the Area in accordance with UNCLOS. NORI is a Nauruan incorporated entity and is subject to applicable Nauruan legislation and regulations.

In 2015, Nauru enacted the International Seabed Minerals Act, which establishes the Nauru Seabed Minerals Authority to administer Nauru’s sponsorship of activities carried out in the Area by companies sponsored by Nauru.

In June 2017, Nauru and NORI entered into the NORI Sponsorship Agreement formalizing certain obligations of the parties in relation to NORI’s exploration and potential exploitation of the NORI Contract Area of the CCZ.

In 2016, NORI submitted to the ISA proposed activities for the second five-year period of its exploration contract. NORI indicated that work would focus on:

•        reducing project uncertainties and technical risks;

•        optimizing the on-shore processing and off-shore production systems (including increasing performance and reliability); and

•        improving project economics, including decreasing estimated capital and operating expenditure as well as increasing projected revenues.

Royalties and taxes

Royalties and taxes payable on any future production from the NORI Area will be stipulated in the ISA’s exploitation regulations. While the rates of payments are yet to be set by the ISA, the 1994 Implementation Agreement. Section 8(1)(b) prescribes that the rates of payments “shall be within the range of those prevailing in respect of land-based mining of the same or similar minerals in order to avoid giving deep seabed miners an artificial competitive advantage or imposing on them a competitive disadvantage.”

An ad hoc ISA working group workshop has met several times including most recently in February 2020 to discuss a number of potential royalty and taxation regimes supported by modelling conducted by the Massachusetts Institute of Technology. No final recommendations were made. However, a 2% ad valorem royalty increasing to 6% after a period of five years of production was discussed as well as a 1% ad valorem environmental levy. These amounts were used for the economic analysis included in the initial assessment included in the NORI Technical Report Summary.

Under the NORI Sponsorship Agreement between Nauru and NORI, upon reaching a minimum recovery level within the tenement area, NORI has agreed to pay Nauru a seabed mineral recovery payment for polymetallic nodules recovered from the tenement area, annually adjusted (from year 5 of production) on a compounding basis based on the official inflation rate in the United States.

History of previous exploration activities in the NORI Contract Area

Prior to the implementation of UNCLOS, many offshore exploration campaigns were completed by international organizations and consortia. A number of at-sea trial collection operations were successfully carried out in the CCZ in the 1970s to test potential collection concepts. These system tests evaluated the performance of a self-propelled and several towed collection devices, along with submersible pumps and airlift technology for lifting the nodules from the deep ocean floor to the support vessel. Certain pioneer investors include those entities that carried out substantial exploration in the Area prior to the entry into force of UNCLOS, as well as those entities that inherited such exploration data.

NORI Area D was originally explored by Arbeitsgemeinschaft Meerestechnisch Rohstoffe (“AMR”). AMR subsequently joined Ocean Management Inc. (“OMI”). The OMI consortium comprised Inco Ltd (Canada), AMR (Federal Republic of Germany), SEDCO Inc. (US), and Deep Ocean Mining Co. Ltd (Japan). OMI completed a successful trial collection operation in 1978. Hydraulic pumps, an air lift system, and towed collectors were tested in approximately 4,500 m of water. Approximately 800 tonnes of nodules were recovered.

Kennecott consortium (now a division of Rio Tinto) first became seriously interested in seafloor polymetallic nodules in 1962 (Agarwal et al. 1979). In the 1970s, Kennecott developed and tested components and subsystems of a seafloor collection system, and also carried out significant polymetallic nodule metallurgical processing test work.

Using a different system to OMI, Ocean Mining Associates recovered approximately 500 tonnes of nodules during its trial collection in the 1970s.

Between 1969 and 1974, Deepsea Ventures Inc. carried out 16 survey cruises of three to four weeks’ duration each, to define the extent of the polymetallic nodule deposit discovered by them in 1969 in the CCZ. As reported by Deepsea Ventures Inc:

“These activities included the taking of some 294 discrete samples, including the bulk dredging of some 164 tons of manganese nodules from some 263 dredge stations, 28 core stations and three grab sample stations, cutting of some 28 cores, approximately 1000 lineal miles of survey of seafloor recorded by television and still photography, etc. As a result, the deposit of nodules identified with the discovery has been proved to extend generally throughout the entire area (American Society of International Law, 1975).”

Also active in the CCZ was the Ocean Minerals Company (“OMCO”), comprising Amoco Minerals Co. (United States), Lockheed Missiles and Space Company Inc. (United States), Billiton International Metals BV, and dredging company Bos Kalis Westminster (Netherlands). In a program lasting 16 years, OMCO collected thousands of free-fall grab and box core samples of nodules from its claim area and carried out trial collection operations. Lockheed’s design efforts resulted in over 80 patents, a seafloor production system that consisted of a remote-controlled collector and crusher, a seafloor to surface slurry riser system, the first industrial-scale dynamic positioning system for a vessel, and a metallurgical processing plant.

Upon making an application, the pioneer investors were required to submit sufficient data and information to enable designation of a reserved area based on the estimated commercial value. These sample data provide the basis of a database held by the ISA and were used initially to define the areas of the NORI application.

See Section 5 of the NORI Technical Report Summary for further specific information of the history of previous exploration of the NORI Contract Area.

Geology and sampling

Seafloor polymetallic nodules occur in all oceans but the CCZ hosts a relatively high abundance of high Ni and Cu grade nodules. The CCZ seafloor forms part of the Abyssal Plains, which are the largest physiographic province on Earth.

The average depth of the seafloor in the Project Area is 3,800 to 4,200 m. Overall, the seafloor slopes at approximately 0.57˚ (1 m per km) but the Abyssal Plains are traversed by ridges, with amplitude of 50 to 300 m (maximum 1,000 m) and wavelength of 1 to 10 km. The Abyssal Plains are punctuated by extinct volcanoes rising 500 to 2,000 m above the seafloor.

Seafloor polymetallic nodules rest on the seafloor at the seawater — sediment interface. Such nodules are composed of nuclei and concentric layers of manganese and iron hydroxides and are formed by precipitation of metals from the surrounding seawater and sediment pore waters. Nickel, cobalt and copper are also precipitated and occur within the structure of the manganese and iron minerals.

Nodules are abundant in abyssal areas with oxygenated bottom waters and low sedimentation rates (less than 10 cm per thousand years). Nodules generally range from about 1 to 12 cm in their longest dimension. Nodules of 1 to 5 cm are typically the most common in NORI Area D, where they have been classified as Type 1 nodules.

The specific conditions of the CCZ (water depth, latitude, and seafloor sediment type) are considered to be the key controls for the formation of polymetallic nodules.

Information on the mineralization within NORI Area D comprises a combination of sampling undertaken by NORI as well as free-fall grab sampler (“FFG”) and box core sampler (“BC”) data supplied by the ISA at the time of the NORI application and also supplied by the ISA to NORI in 2012. Additional regional data, assembled by the ISA as part of its Geological Model Project during 2008 to 2010 (“ISA 2010”), are available. The data provide significant coverage over NORI Area D and indicate a high abundance of nodules in this region, as has been confirmed by NORI’s exploration.

During the 2018 NORI campaign, 91% of nodules sampled were situated at surface. These include nodules on the surface and nodules with their top surfaces in the upper 1 cm of sediment. A few nodules were found at depth; most of these were usually clustered around the edges of the box core and are considered to have been pushed below surface by the box coring process. Significant nodule abundance below surface was only recorded in one out of 45 samples. The nodules vary in abundance, in some cases touching one another and covering more than 70% of the seafloor. They can occur at any depth, but the highest concentrations have been found on abyssal plains between 4,000 and 6,000 mbsl. Data analysis in Section 9 of the NORI Technical Report Summary shows that nodule abundance variability is significantly higher than metal grades, suggesting that abundance estimation will be the key variable in mineral resource estimation.

NORI completed offshore exploration campaigns in 2012, 2013, 2018, 2019 and 2020. During these campaigns a variety of data was collected including:

•        bathymetric mapping of the whole of NORI Area D using a hull-mounted Kongsberg Simrad EM120 12 kHz, full-ocean depth multibeam echo-sounding system (MBES). This system also provided backscatter data with which seafloor characteristics could be interpreted;

•        detailed seafloor survey work with an autonomous underwater vehicle (AUV), utilizing an MBES, Side Scan Sonar (SSS), Sub-Bottom Profiler (SBP), and camera payload; and

•        a total of 252 box core samples collected using a 0.75 m2 box corer, mainly on a 10 km by 10 km square grid.

The nodules in the box cores were collected, and their characteristics measured and recorded in detail. Samples of nodules were collected in duplicate and assayed at two reputable, well-qualified laboratories: ALS and Bureau Veritas. Certified reference material, and blank samples were inserted to provide additional levels of quality control. No significant issues were identified with the assay results.

The backscatter data and the sidescan sonar and seafloor photography indicate strong continuity of nodule abundance across NORI Area D. There is a clear relationship between nodule long axis length and nodule weight and therefore it is possible to estimate nodule abundance from photographs. Several estimation techniques were tested, and methodologies were developed that are suitable for closely-packed (Type 1) and less closely-packed (Type 2 and 3) nodules.

For more information about the NORI exploration campaigns in 2012, 2013, 2018, 2019 and 2020, see Section 7 of the NORI Technical Report Summary.

Mineral resource estimate

The mineral resource was classified on the basis of the quality and uncertainty of the sample data and sample spacing, in accordance with the definitions of “inferred mineral resource,” “indicated mineral resource” and “measured mineral resource” under the SEC Mining Rules.

Mineral resources were estimated using a two-dimensional block model. Estimates of nodule abundance and nickel, manganese, cobalt, and copper grades were performed using kriging. A variety of methods was used to validate the estimates, including conditional simulation. The estimates of nodule abundance were used to calculate the tonnage of the mineral resources.

The bathymetric mapping enabled the interpretation of parts of seafloor that are possibly too steep for recovery of nodules using the systems considered by the NORI Technical Report Summary. Seafloor areas with slopes steeper than 6° were excised from the 2020 mineral resource estimate.

The measured mineral resource was assigned to the area within NORI Area D where box-core sampling was conducted on a nominal 7 km by 7 km spacing and infilled with estimates of nodule abundance from seafloor photography to a spacing of 3.5 km by 3.5 km.

The indicated mineral resource was assigned to the area within NORI Area D where box-core sampling was conducted on a nominal spacing of 7 km by 7 km or 10 km by 10 km but without additional photo-estimates of nodule abundance.

The inferred mineral resource was assigned to the areas of abyssal plain in the southeast corner of NORI Area D that are largely unsampled. The volcanic high in the southeast corner was excluded from the mineral resource estimate due to the high level of uncertainty about nodule abundance and grades in this domain.

The mineral resource estimate for NORI Area D, with an effective date of December 31, 2020, and at a 4 kg/m2 abundance cut-off is set forth below. This cut-off is derived from the estimates of costs and revenues presented in the NORI Technical Report Summary, generalized as follows: 1.7 Mt minimum annual tonnage mined; $0.25 Million/km2 for offshore operating costs; 1,036 km2 collected area processed; $95/dry tonne for transport costs; $119/dry tonne for processing costs; $15/dry tonne for corporate, general and administrative costs; $33/dry tonne for ISA and state royalties; 95% recovery of nickel at an assumed price of nickel metal $16,472/t; 86% recovery of copper at an assumed price of $6,872/t copper metal; 77% recovery of cobalt at an assumed price of $46,333/t cobalt metal; and 99% recovery of manganese at an assumed price of $4.50/dmtu manganese in manganese silicate. The method of calculation for the cut-off determines the minimum average nodule abundance needed during steady state operations such that the revenue minus costs (excluding capital) is greater than zero. Revenue includes metal pricing and metallurgical processing recoveries, and the costs include the collection, transport, processing, corporate costs and royalties.

NORI December 31, 2020 In-Situ Mineral Resource estimate for NORI Area D at 4 kg/m2 abundance cut-off

NORI Area	Category	Tonnes (Mt (wet))	Abundance (wet kg/m2)	Nickel (%)	Copper (%)	Cobalt (%)	Manganese (%)	Silicon (%)
D	Measured	4	18.6	1.42	1.16	0.13	32.2	5.13
D	Indicated	341	17.1	1.40	1.14	0.14	31.2	5.46
D	Measured + Indicated	345	17.1	1.40	1.14	0.14	31.2	5.46
D	Inferred	11	15.6	1.38	1.14	0.12	31.0	5.50

____________

Note: Tonnes are quoted on a wet basis and grades are quoted on a dry basis, which is common practice for bulk commodities. Moisture content was estimated to be 24% w/w. These estimates are presented on an undiluted basis without adjustment for resource recovery.

Due to the extremely low variance in the grades and the high metal content of the nodules, a cut-off based on abundance is appropriate for determining the limits of economic exploitation. A cut-off of 4 kg/m2 abundance was chosen for the NORI Contract Area, based on the estimates of costs and revenues presented in the initial assessment contained in the NORI Technical Report Summary. The metal prices assumed in the calculation of the cut-off were: nickel metal $16,472/t; nickel in nickel sulphate $18,807/t Ni; copper metal $6,872/t; cobalt metal $46,333/t; cobalt in cobalt sulphate $56,920/t Co; manganese in manganese silicate $4.50/dmtu. The price estimates are long term (2034 – 2046) forecasts provided in a report by CRU International Limited (CRU, October 23, 2020). The Qualified Person considers that this timeframe is reasonable in view of the likely time required to bring the majority of the NORI mineral resources into production.

Sampling of NORI Area D at a spacing of 10 km by 10 km during the 2019 campaign confirmed that the nodules have low variability and high continuity. The 2020 mineral resource estimate set forth above is 4 Mt Measured and 341 Mt indicated, and 11 Mt inferred mineral resources. Taking into account the conversion of the majority of inferred to indicated mineral resources, the remaining inferred mineral resource has decreased by 26 Mt as a result of excluding the Volcanic High domain in the south-eastern corner of NORI Area D, due to uncertainty about the occurrence of nodules in this area. The 2020 resource estimate is also slightly higher in abundance (5.4% higher), and nickel (6.1% higher), cobalt (5.4% higher) and manganese (2.2% higher) grades than the 2018 estimate.

Comparison of the area covered by inferred, indicated and measured mineral resource for the 2020 estimate and the same area in the 2018 model shows that nickel grade has increased by 6% (1.32% to 1.40% Ni) while abundance has increased by 6% (16.0 to 17.0 kg/m2). Mineral resource tonnage has increased by 10% (from 10 to 11 Mt) in the inferred area and 7% (from 320 to 341 Mt) in the indicated area. The positive conversion rates arising from infilling the sampling grid with high-quality box core sample data (rather than extending the area sampled) are exceptionally high compared to the typical outcomes from infill sampling of terrestrial mineral deposits.

While the NORI Technical Report Summary focuses primarily on the exploration operations in NORI Area D, NORI holds another three areas in the CCZ under the same title. These areas (NORI Areas A, B and C) are estimated to contain inferred mineral resources of 510 Mt (wet) at 1.28% Ni, 0.21% Co, 1.04% Cu, 28.3% Mn, at an average abundance of 11 kg (wet)/m2 at a 4 kg/m2 abundance cut-off (effective date of December 31, 2020). The polymetallic nodule mineralization in NORI Areas A, B and C has similar characteristics to NORI Area D and it is reasonable to assume that the technology proposed in the NORI Technical Report Summary would be suitable for development of these additional areas.

NORI Area A, B and C December 31, 2020 In-Situ Mineral Resource estimate at 4 kg/m2 abundance cut-off

NORI Area	Category	Nodule tonnage (Mt (wet))	Abundance (wet kg/m2)	Ni (%)	Cu (%)	Co (%)	Mn (%)
A	Inferred	72	9.4	1.35	1.06	0.22	28.0
B	Inferred	36	11	1.43	1.13	0.25	28.9
C	Inferred	402	11	1.26	1.03	0.21	28.3

____________

Note: Tonnes are quoted on a wet basis and grades are quoted on a dry basis, which is common practice for bulk commodities. Moisture content was estimated to be 24% w/w. These estimates are presented on an undiluted basis without adjustment for resource recovery.

Information concerning our mineral properties in the NORI Technical Report Summary and in this prospectus includes information that has been prepared in accordance with the requirements of the SEC Mining Rules set forth in subpart 1300 of Regulation S-K. Under SEC standards, mineralization, such as mineral resources, may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time of the reserve determination. As used in this prospectus, the terms “mineral resource,” “measured mineral resource,” “indicated mineral resource” and “inferred mineral resource” are defined and used in accordance with the SEC Mining Rules set forth in subpart 1300 of Regulation S-K. You are specifically cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into mineral reserves, as defined by the SEC.

You are cautioned that mineral resources do not have demonstrated economic value. Inferred mineral resources have a high degree of uncertainty as to their existence as to whether they can be economically or legally mined. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. A significant amount of exploration must be completed in order to determine whether an inferred mineral resource may be upgraded to a higher category. About 97% of the NORI D resource is defined in the measured and indicated categories. Therefore, you are cautioned not to assume that all or any part of an inferred mineral resource exists, that it can be economically or legally mined, or that it will ever be upgraded to a higher category. Likewise, you are cautioned not to assume that all or any part of measured or indicated mineral resources will ever be upgraded to mineral reserves.

Development plan

NORI proposes to implement the project in multiple phases that will allow the seafloor collection systems to be tested (“Collector Test”) and then nodule production to be gradually ramped up. The phased approach will facilitate de-risking of the project for relatively low initial capital investment. Additionally, this phased development will allow for an adaptive approach to environmental management providing learning at small-scale which would be applied as the development increases scale.

The proposed seafloor production development phases are as follows:

•        The Collector Test is designed to perform proof of concept for the methods of collecting and lifting the nodules while acquiring sufficient data to design a commercial system. The Collector Test would use a converted sixth generation drillship, the Hidden Gem. Nodules collected during the test would be stored on the Hidden Gem and brought to shore for use in large scale process pilot testing. The test would not demonstrate the transshipment of nodules to a shore-based facility.

•        Project Zero would be an extension of the Collector Test using an upgrade of the Hidden Gem to produce a sufficient and continuous quantity of nodules to support a relatively small commercial operation of about 1.3 Mtpa (wet) nodules delivered to a shore-based facility. This operation would demonstrate a more continuous collection operation at a larger scale than the Collector Test and would demonstrate the transshipment of nodules to a processing facility. It would also allow for the implementation and testing of adaptive management systems to ensure environmental compliance.

•        Project One would increase production in a further three steps: 1) introduction of a second converted drillship (Drill Ship 2) with a capacity of up to 3.6 Mtpa (wet), 2) a further upgrade of the Hidden Gem to up to 3.6 Mtpa (wet) and 3) construction of a new purpose-built production support vessel (Collector Ship 1) with capacity of up to 8.2 Mtpa (wet). Project One would benefit from lessons learned on the Collector Test and Project Zero.

•        The processing of the polymetallic nodules would also be ramped up in phases:

•        In Project Zero, NORI proposes to toll-treat polymetallic nodules at existing RKEF smelters, utilizing excess industry capacity. NORI advises there is significant interest from many parties in China to utilize RKEF plants which may become stranded as a result of the Indonesian government nickel laterite ore export ban restricting supply of the nickel laterite feedstock that they currently utilize. These RKEF plants were originally built to convert nickel laterite to nickel pig iron and could be converted to smelt polymetallic nodules.

•        In Project One, a purpose-built process plant would be constructed, including pyrometallurgical and hydrometallurgical circuits. Nodule production would be increased in phases by treatment in this new plant.

Collection methods

The main items of offshore infrastructure are the nodule collector vehicles, the riser, and three production support vessels (“PSV”): Hidden Gem; Drill Ship 2; and Collector Ship 1. Collector Ship 1 is intended to be supported by a collector support vessel.

The nodules are intended to be collected from the seafloor by self-propelled, tracked, collector vehicles. No rock cutting, digging, drill-and-blast, or other breakage will be required at the point of collection. The collectors are intended to be remotely controlled and supplied with electric power via umbilical cables from the PSV. The collectors are intended to traverse the seabed at a speed of approximately 0.5 m/s. Suction dredge heads on each collector are expected to recover a dilute slurry of nodules, sediment, and water from the seafloor. Each collector is expected to yield about 254 t/hr (dry) nodules. A hopper on each vehicle is expected to separate sediment and excess water, which is expected to pass out of the hopper overflow, from the nodules, which is planned to be pumped as a higher concentration slurry via flexible hoses to a riser.

The riser is a steel pipe through which nodules are planned to be transferred to the surface by means of an airlift. The riser is intended to consist of three main sections. The lower section is expected to carry the two-phase slurry of nodules and water from the collectors to the airlift injection point. The mid-section is expected to carry a three-phase mixture of slurry and air. This section will also include two auxiliary pipes: one to carry the compressed air for the airlift system, and one to return water from dewatering of the slurry to its subsea discharge point. The upper section of riser is expected to have a larger diameter to account for the expansion of air in the airlift.

The airlift is intended to work by lowering the average density of the slurry inside the riser to a level lower than seawater. The difference between the hydrostatic pressure of the seawater at depth and the pressure caused by the weight of the low-density three-phase slurry column inside the riser is expected to force the slurry column to rise. The energy to achieve the lift is planned to be supplied by compressors housed on the PSV, which are planned to be capable of generating very high air pressures — up to 15 MPa.

The PSVs are planned to each support a RALS and its handling equipment, and to house the airlift compressors, collector vehicle control stations, and material handling equipment. All power for offshore equipment, including the nodule collecting vehicles, is intended to be generated on the PSVs. The PSVs are intended to be equipped with controllable thrusters and to be capable of dynamic positioning (DP), which should allow the vessels and risers to track the collectors. The Collector Ship 1 PSV is expected to be similar in size to an Aframax or New

Panamax class of tanker, displacing approximately 103,000 t, and housing a crew of around 120 personnel. Nodules are planned to be discharged from the RALS to the PSVs, where they are expected to be dewatered and temporarily stored or transferred directly to a transport vessel.

A separate collector support vessel is expected to remain at sea to support Collector Ship 1. It is expected to be configured as a subsea support platform, as commonly used in oil industry, with a displacement of around 17,250 t. The function of the collector support vessel will be to facilitate collector maintenance and repair.

The NORI Technical Report Summary assumes transportation of nodules will be by chartered vessels, with deadweight capacities of 35,000 to 100,000 tonnes. The vessels are expected to require dynamic positioning capability to enable them to be loaded at sea alongside the PSV. Hydraulic offloading of the nodules from the PSV to the transport ships is assumed in the NORI Technical Report Summary, but future studies will confirm the offloading mechanism.

The overall nodule collector efficiency is estimated at 80%. The recovery value is based upon test work conducted in the 1970s. Nodule recovery efficiency is the product of nodule entrainment efficiency, subsea concentrator recovery, and dewatering system efficiency. The estimate of dewatering recovery used in the NORI Technical Report Summary is higher than indicated by the 1970s test work because data that has come to light recently suggests the amount of breakup during lifting the nodules up the RALS may be significantly less than previously assumed (Kennecott (1978), DRT (2015)).

Expected Mineral Resource modifying factors

Modifying factors	Value	Description
Resource area efficiency	92%

The resource area efficiency factor is defined as the width of the collector divided by the width of the collector path. A 0.5 m undisturbed strip is to be left either side of the collector. For a 12 m wide collector, the resource area efficiency is calculated as 12/13.

Collector pick-up efficiency	90%	This is the percentage of nodule mass passed over by the collector that is pickup up by the collector head.
Collector underflow efficiency	95%	This is percentage of nodule mass that is pickup up that is passed to the collector underflow.
Nodule attrition	0%	This is the percentage of mass of nodule lost through attrition from the sea floor to trans-shipment. It is included in the trans-shipment efficiency.
Trans-shipment efficiency	93%	This is the percentage of nodule mass transferred from the production vessel to trans-shipment.
Overall collector efficiency	80%

This is the percentage of nodule mass passed over by the collector that is delivered to the transport vessel. It includes losses in the pick-up, overflow, attrition and trans-shipment (90%*95%*100%*93%).

Overall resource recovery factor	73%	Is the product of the resource area efficiency * collector pick-up efficiency * collector under flow efficiency * (1 — nodule attrition (%)), * trans-shipment efficiency (92%*90%*95%*100%*93%).

For more information on polymetallic nodule collection methods, see Section 13 of the NORI Technical Report Summary.

Mineral processing and metallurgical testing

A combined pyro-metallurgical and hydro-metallurgical flowsheet was evaluated for the initial assessment included in the NORI Technical Report Summary. Similar flowsheets were investigated at various times over the last several decades. NORI has undertaken bench-scale test-work and is in the process of completing pilot-scale testing of the proposed flowsheet. This work has confirmed or improved the flowsheet that was initially developed from extensive information available in the literature.

Pyrometallurgical processing of nodules has been extensively studied from the early 1970s until the present day and appears to be the preferred process for most of the other currently active nodule processing research groups. Many groups including: Kennecott; Inco; Cuban/Bulgarian; German; Indian; Japanese; and Korean have studied pyrometallurgical processing of nodules at a laboratory scale. The nodule samples for these tests were collected from their respective license areas in the CCZ. The nodules used in each of the studies have similar compositions but there are subtle variations that can have significant implications for pyrometallurgical processing. Of particular importance is the ratio of MnO:SiO2 in the nodules as this impacts the choice of process operating parameters for the electric furnace smelting operation.

For Project Zero, NORI proposes to toll treat polymetallic nodules at existing RKEF smelters. During Project One, NORI proposes the progressive construction and expansion of a new pyrometallurgical and hydrometallurgical process plant for the recovery of battery-grade nickel and cobalt sulphate powder, copper cathode and manganese silicate, from polymetallic nodules. This is expected to allow for the proportion of toll treatment to be reduced.

Four rotary kiln and electric furnaces lines (“RKEF”) and two hydrometallurgical refineries are expected to be required to meet our expected production demand.

The pyrometallurgical front end of the plant is expected to use RKEF lines that calcine and smelt the nodules to form an alloy. The alloy is then expected to be sulphidized to form a matte and then partially converted in a Peirce-Smith converter operation to remove iron. The matte from the sulphidation step is planned to then be sent to the hydrometallurgical refinery. The pyrometallurgical process is expected to be similar to that successfully used to process some nickel laterite ores.

The hydrometallurgical refinery concept is based on a sulphuric acid leach flowsheet. A two-stage leach would be used to produce copper cathode and a pregnant leach solution rich in nickel and cobalt, while low in copper. Further processing of the pregnant leach solution is based on mixed-sulphide precipitate processing flowsheets employing solvent extraction. The final production of battery-grade nickel and cobalt sulphates is expected to use crystallization.

The pyrometallurgical process is expected to generate a manganese silicate stream that we believe could be sold to the manganese industry and small converter slag stream that we believe could be sold for industrial applications. No value has been ascribed to converter slag in the NORI Technical Report Summary. The hydrometallurgical plant is expected to produce an ammonium sulphate by-product for sale to the fertilizer industry. Thus, together with the ability to recycle other hydrometallurgical side-streams to the pyrometallurgical process, the flowsheet is planned to have neither tailings ponds nor permanent slag repositories and should not generate substantial waste streams.

The average targeted processing rate for the new processing plant at full capacity is expected to be 6.4 Mtpa of nodules (dry basis). The location and host country of the processing operation has not yet been determined. Engineering design has not yet been undertaken. Expected metallurgical recoveries are summarized in the table below.

Process Step	Nickel Recovery (%)	Cobalt Recovery (%)	Copper Recovery (%)
Final matte	94.6%	77.4%	86.5%
Hydrometallurgical products before recycle	98.9%	98.0%	96.2%
Recycled residue	94.6%	77.4%	86.5%
Overall recovery	94.6%	77.2%	86.2%

In addition to the above base metals, 98.9% of the manganese contained in the feed is expected to be recovered to the manganese silicate product, containing 52.6% MnO. Approximately 7.3 Mt of manganese silicate is expected to be produced per annum (from steady state operation from 2030 onwards).

For more information on mineral processing and metallurgical testing, see Section 14 of the NORI Technical Report Summary.

Environmental studies, permitting, community, or social impact

Historically, a significant amount of technical work has been undertaken within the CCZ by the contractors under the ISA and a significant body of information has been acquired during the past 40 years on the likely environmental impacts of collecting nodules from the sea floor.

NORI’s offshore exploration campaigns have included sampling to support environmental studies, collection of high-resolution imagery and environmental baseline studies. A number of future campaigns are planned to collect data on ocean currents and water quality to assist plume modelling, environmental baseline studies, box core and multicorer sampling focused on benthic ecology and sediment characteristics.

NORI has commenced the ESIA process in support of an application for an exploitation license for the commercial collection of deep-sea polymetallic nodules. A comprehensive program of metocean and biological data acquisition is in progress to characterize the baseline conditions at a designated Collector Test site and control sites in the NORI Contract Area.

NORI intends to manage the project under the governance of an Environmental Management System (“EMS”), which is to be developed in accordance with the international EMS standard, ISO 14001:2004. The EMS will provide the overall framework for the environmental management and monitoring plans that will be required.

An EMMP will be required. The plan will specify the objectives and purpose of all monitoring requirements, the components to be monitored, frequency of monitoring, methods of monitoring, analysis required in each monitoring component, monitoring data management and reporting. The plan will be submitted to the ISA as part of the ISA Exploitation Contract application. This plan will involve an ecosystem approach incorporating an adaptive management system.

The social impacts of the offshore operation are expected to be positive. The CCZ is uninhabited by people, and there are no landowners associated with the CCZ. No significant commercial fishing is carried out in the area. The projects are expected to provide a source of revenue to our sponsor countries, Nauru, Tonga, Kiribati and the ISA.

The onshore environmental and social impacts have not yet been assessed because the process plant has not been designed in detail, and the location and host country (and hence regulatory regime) not confirmed. The planned metallurgical process will not generate solid waste products, and the deleterious elements (for example, cadmium and arsenic) content of the nodules is very low, indicating that with careful management the environmental impacts of the processing operation could be very low.

For more information on environmental studies, permitting and social or community impact, see Section 17 of the NORI Technical Report Summary.

Economic analysis

We have developed in-house a financial model based on estimates of future cash flows derived from extraction of nodules from the NORI D project. AMC reviewed the logic, input assumptions and integrity of the calculations and forecasts. The financial model is for NORI Area D only, which is at a preliminary level of planning and design.

For the initial assessment, the offshore cost estimates were developed based upon the guidelines of the AACE (Association for the Advancement of Cost Engineering) International Recommended Practice No. 18R-97. Based on engineering studies performed previously by Deep Reach Technology (DRT) for Deep Green Resources and the experience in trial mining of deep sea nodules by DRT personnel, the cost estimate was considered to be a class 4. Off-shore capital costs were estimated to accuracy levels of -30% +40%. On-shore capital costs were estimated according to an AACE Class 5 level of accuracy (–35% +50%). A contingency of 25% was applied to the off-shore and on-shore capital cost estimates. The collection plan considered in the NORI Technical Report Summary contemplates a 23-year production period. The expected production period is within the expected duration of a NORI Area D ISA Exploitation Contract which would be thirty (30) years (with possible extensions by periods of ten (10) years) as outlined in the current draft of the regulations for exploitation of mineral resources in the Area (ISBA/25/C/WP.1).

After the initial 23-year period, substantial resources will remain in the other NORI Areas that could support future collection (combined inferred mineral resource in NORI Areas A, B and C of 510 Mt (wet) at 1.28% Ni, 0.21% Co, 1.04% Cu, 28.3% Mn, at an average abundance of 11 kg (wet)/m2). The proposed project schedule is shown in the Gantt chart in Figure 19.1 of the NORI Technical Report Summary.

In Project Zero, NORI expects to toll treat the nodules in third-party pyrometallurgical plants and sell the RKEF products into the alloy market. This will be expected to generate revenue while its pyrometallurgical and hydrometallurgical facilities are planned to be built.

In Project One, NORI expects to stage the construction of its multiple pyrometallurgical and hydrometallurgical lines to flatten out capital expenditure requirements. Nodule production is expected to be directed preferentially to the NORI pyrometallurgical plants as this is expected to be the lowest operating cost option. Whenever these facilities are at maximum capacity (particularly during the ramp-up phase), the surplus nodules are expected to be sent for toll treatment.

NORI expects that it will ensure that its own hydrometallurgical refineries are filled up to maximum capacity, as this is expected to produce the highest value products. Whenever its own hydrometallurgical refineries are at full capacity, NORI expects to sell the surplus product from its pyrometallurgical plant directly to the matte market. While the matte is not as valuable as the refined products from the hydrometallurgical plant (nickel sulphate, cobalt sulphate, and copper cathode), it still provides a consistent revenue stream and assists for periods when the refineries are at full capacity.

Some of the alloy production from toll treatment of NORI nodules are expected to be shipped to the NORI hydrometallurgical plants to make use of spare capacity. This will require the alloy from the third-party RKEF to be sulphidized prior to hydrometallurgical treatment.

Based on preliminary discussions with potential buyers, NORI believes that there is sufficient demand for the alloy and matte over the life of the project.

The analysis was performed on a 100% ownership basis and excludes consideration of financing costs and forward metal sales. The analysis assumes the economic parameters listed in the table below.

Assumed Economic Inputs

Parameters	Units	Values
Hydrometallurgical plant Ni recovery	%	94.6%
Mn recovery	%	98.9%
Hydrometallurgical plant Cu recovery	%	86.2%
Hydrometallurgical plant Co recovery	%	77.2%
Pyrometallurgical plant Cu recovery	%	96.8%
Pyrometallurgical plant Cu recovery	%	93.3%
Pyrometallurgical plant Co recovery	%	92.7%
Mn silicate grade	%	40.0%
Cu cathode grade	%	99.9%
Payability of Cu content in cathode	%	100%
Nodule moisture content	%	24%
On-shore tax rate	% of taxable income	20%
Average off-shore tax (to ISA)	% of taxable income	6.7%

Commodity Prices

Project revenues will come from the following sources:

•        a nickel sulphate product;

•        a copper cathode product;

•        a cobalt sulphate product;

•        a manganese silicate product;

•        an ammonium sulphate product;

•        a nickel alloy product containing copper and cobalt; and

•        a matte product from the NORI pyrometallurgical plants containing nickel, copper and cobalt, which would be sold to the matte market.

NORI has used the following payable percentages for the alloy:

•        Nickel: 80% of in-situ value in the alloy;

•        Copper: 40% of in-situ value in the alloy; and

•        Cobalt: 80% of in-situ value in the alloy.

The following estimates for treatment charges and refining charges for the alloy product were used in the NORI financial model:

•        a refining charge of $1,697/tonne of contained nickel in the alloy;

•        a refining charge of $800/tonne of contained nickel in the alloy;

•        a refining charge of $6,700/tonne of contained nickel in the alloy; and

•        a treatment charge $300/tonne of alloy.

For the matte product, NORI has used a used a payables figure of 83% of the market metal price of nickel, copper and cobalt. The metal recoveries for the matte and alloy are those from the pyrometallurgical plant, whilst the refined products (nickel sulphate, copper cathode and cobalt sulphate) are from the hydrometallurgical refinery metal recoveries.

The prices forecast by CRU and adopted for use in the economic analysis were derived from a report prepared by CRU dated October 23, 2020 and are listed in the table below. The Qualified Person considers the metal price assumptions underpinning the analysis are reasonable.

Commodity prices

	2024 ($)	2025 ($)	2026 ($)	2027 ($)	2028 ($)	2029 ($)	2030 ($)	2031 ($)	2032 ($)	2033 ($)	2034 – 2046 ($)
Ni metal, LME cash (/t)	14,067	14,467	14,868	15,269	15,670	16,071	16,472	16,472	16,472	16,472	16,472
Ni Sulphate (/t)	15,610	16,027	16,443	16,860	17,269	17,678	18,087	18,087	18,087	18,087	18,807
SiMn, China import, 44% Mn (/dmtu)	4.80	4.70	4.70	4.60	4.60	4.50	4.50	4.50	4.50	4.50	4.50
Cu, Grade A cathode – LME cash (/t)	6,435	6,497	6,557	6,615	6,673	6,730	6,787	6,805	6,822	6,839	6,872
Co, EU Co 99.8% min (EXW) (/t)	52,881	39,914	38,204	41,526	45,137	49,062	51,106	50,600	49,126	47,695	46,333
Co Sulphate premium over Co metal (ex-China) (/t)	64,250	49,035	46,933	51,014	55,450	60,272	62,784	62,162	60,351	58,594	56,920

Production schedule

The production schedule on which the economic analysis is based was developed on an annual basis. The Qualified Person cautions that a prefeasibility study has not been undertaken and that the seafloor production schedule is preliminary in nature and should not be interpreted as a mineral reserve. Approximately 96% of the mineral resource within NORI Area D is classified as indicated and a further 1% is classified as measured resource. The life of mine (“LOM”) production sequence includes 6 Mt (wet) of nodules that are classified as inferred mineral resources. This is approximately 2% of the total LOM production.

The production schedule assumes staged operation initially of the Hidden Gem, then Drill Ship 2 and finally Collector Vessel 1, as outlined in Section 16.1 of the NORI Technical Report Summary.

The nodule metal grades and nodule abundance varying annually according to the LOM schedule. The grades and nodule abundance for the mine plan were derived from a preliminary production schedule developed by AMC as outlined in Section 16.7 of the NORI Technical Report Summary. The higher abundance areas were targeted by the production schedule. The metal grades and abundance used in the schedule (the “IA”) are compared to the averages (of all mineral resource categories) for NORI Area D in the table below.

Comparison of IA mine plan to Mineral Resource for NORI Area D

	Mineral Resource in NORI Area D (all categories)	Seafloor production plan	Difference (%)
Tonnage (Mt wet)	356	254	71%
Nodule abundance (kg/m2)	17.0	16.9	99%
Ni grade (%)	1.40	1.4	100%
Mn grade (%)	31.2	31.0	99%
Cu grade (%)	1.14	1.1	100%
Co grade (%)	0.14	0.14	98%

The production ramp-up discussed in Section 17 of the NORI Technical Report Summary was adopted for the production schedule. The Qualified Person considers the assumptions underpinning the initial assessment and economic analysis are reasonable.

Capital and operating costs

The capital cost estimates for the Project are summarized below. Pre-project items include data gathering and studies that will occur prior to construction. Offshore project costs include the procurement and integration of the PSVs, the collector support vessel, the fabrication of the collectors, and the RALS. On-shore project costs consist principally of the construction of the minerals processing pyrometallurgical plant and hydrometallurgical refinery. Sustaining costs are for both on-shore and off-shore assets, and closure costs are principally for rehabilitation of the onshore minerals processing site.

Section	Cost estimate ($ million)
Pre-project costs	237
Project costs
Off-shore project costs
Project Zero	204
Project One	2,244
Total	2,448
On-shore project costs
Project One	4,786
Total	4,786
Total project costs	7,234
Sustaining capital costs (on-shore and off-shore)	2,637
Closure costs	500
Total	10,607

Operating costs have been estimated at $1.8 billion per annum during steady state production (from 2030 onwards). Expenditure of a total of $37.5 billion over the life of the project on operating costs is expected. On-shore processing is the most significant operating cost.

Average operating cost estimates during steady state operation (from 2030 onwards)

Section	Average Operating Cost over Life of Mine ($ million pa)	Average Unit Cost (/t – wet tonne nodules recovered)	Average Unit Cost (/t – dry tonne processed)
Off-shore	$240.74	$19.31	$25.40
Shipping	$254.37	$20.40	$26.84
On-shore	$1,286.19	$103.14	$135.71
Other	$25.00	$2.00	$2.64
Total	$1,806.31	$144.85	$190.59

For more information on capital and operating costs, see Section 18 of the NORI Technical Report Summary.

Cash flows analysis

The economic analysis set forth in Section 19 of the NORI Technical Report Summary presents a post-tax, real (uninflated) cash flows analysis. The valuation date is January 1, 2021. The analysis was performed on a 100% ownership basis and excludes consideration of financing costs and forward metal sales. The initial assessment indicates a positive economic outcome. Undiscounted post-tax net cash flow of $30.6 billion is expected. An internal rate of return of 27% has been estimated from the financial model. Discounted cash flow analysis of unleveraged real cashflows, discounting at 9% per annum, indicates a pre-tax project net present value (NPV) of $11.2 billion and a post-tax project NPV of $6.8 billion, which includes the LOM production of polymetallic nodules that are presently classified as inferred mineral resources, representing approximately 2% of the total LOM production. Excluding the inferred mineral resources from the economic analysis, the post-tax project NPV is estimated at $6.7 billion, which is not a significant difference from the economic analysis that includes the inferred mineral resources. The project reaches its lowest cumulative undiscounted cashflow figure of $4.0 billion in 2026. Undiscounted payback period is 6.6 years after commencement of production.

The total cashflows are summarized below:

Value ($ million)
Cashflow item
Ni revenue	$44,106
Mn revenue	$26,785
Cu revenue	$12,685
Co revenue	$11,075
Ammonium sulphate revenue	$439
Total revenue	$95,090
Pre-project capital	$237
Off-shore construction	$2,448
On-shore construction	$4,786
Off-shore sustaining capital	$1,418
On-shore sustaining capital	$1,219
Closure costs	$500
Total capital	$10,607
Off-shore operating costs	$5,154
Shipping costs	$5,266
On-shore operating costs	$26,544
Corporate costs	$560
Total operating costs	$37,524
Royalties	$7,195
Onshore tax	$9,123
Taxes and royalties	$16,318
Net undiscounted cashflow	$30,641

Project revenues are expected to come from the following sources: (a) a nickel sulphate product; (b) a copper cathode product; (c) a cobalt sulphate product; (d) a manganese silicate product; (e) an ammonium sulphate product; (f) a nickel alloy product containing copper and cobalt; and (g) a matte product from the NORI pyrometallurgical plants containing nickel, copper and cobalt which would be sold to the matte market.

The discounted cashflows and progressive NPVs are shown below:

The date of the investment decision is expected to be on or around June 30, 2023. The analysis assumes NORI spending of $237 million on pre-project activities between 2021 and 2024. The future value of the project on June 30, 2023 (after the pre-project expenditure is sunk and time has elapsed) is expected to be $8.6 billion and the initial rate of return from that point is expected to be 29%.

The sensitivity of project economics to changes in the main variables was tested by selecting high and low values that represent a likely range of potential operating conditions. The variables with the biggest negative impact on NPV are all metal prices, total OPEX, collector speed, nickel sulphate price and development capex. In general, revenue drivers have the biggest impact, followed by OPEX variables and then CAPEX variables

All Metal Prices
Total Opex
Nickel Sulphate Price
Development Capex
Onshore Opex
Nodule Abundance
Manganese Price
Onshore Capex
Discount Rate
Collector Speed
Collection Efficiency
Offshore System Availability
Offshore Capex
Moisture Content
Offshore Opex
Pyromet Plant Opex - Electricity
Manganese Grade
Hydromet Refinery Opex - Other Costs
Pyromet Plant Opex - Other Costs
Shipping Costs
Offshore Fuel Price
Nickel Grade
Hydromet Refinery Opex - Electricity
Pyromet Plant Opex - Coal
Study Capex
Cobalt Recovery
Nickel Recovery
Copper Recovery
0
1,000
2,000
3,000
4,000
5,000
6,000
7,000
8,000
9,000
10,000
11,000
12,000
Project NPV Real 2021 ($US million)

Tornado diagram of NPV sensitivity to variables

The initial assessment is preliminary in nature, and further planning, engineering studies, design, cost estimation and seafloor tests are required before mineral resources can be converted to mineral reserves. There is no certainty that the proposals and results presented in the initial assessment will be realized. A prefeasibility study has not yet been undertaken. Mineral resources are not mineral reserves and do not have demonstrated economic viability.

The initial assessment included in the NORI Technical Report Summary indicates that the NORI Area mineral resource is potentially economic. The Qualified Person recommends that further data gathering, analysis, design and cost estimation be undertaken to advance the project.

Internal controls and data verification

The original assay sheets for the individual samples collected by the pioneer investors from within the NORI Area are not available for auditing against the values in the database. We, AMC and NORI have not had access to the original assay sheets for the individual samples that are within the Area and the quality control procedures used by the laboratories and the ISA. However, the consistency between the abundance and grade data collected by the pioneer investors, as presented in Section 9.1 of the NORI Technical Report Summary, supports the contention that the quality of the pioneer investor data is satisfactory.

It is also reasonable to infer that the pioneer investor data are of sufficient quality for resource estimation because the ISA is an independent agency with significant accountability under the UNCLOS. Part of its mandate is the receipt and storage of seafloor sampling data suitable for the estimation of nodule resources and the legally binding award of licenses. It is reasonable to assume that a reasonable level of care was applied by the ISA.

Data collected by NORI is well-documented and was subject to satisfactory quality assurance/quality control processes. Documentation verified by the Qualified Person includes photographs, daily exploration reports, digital logging sheets and original assay reports. In the opinion of the Qualified Person, the NORI data is of high quality and suitable for estimation of measured mineral resources.

Assaying of nodules collected by NORI in 2012, 2013, 2018, and 2019 confirm the mean grades of the historical grab samples and support the contention that the quality of the pioneer investor data is satisfactory for inclusion in resource estimation. The main limitation with the pioneer investor data is the likelihood that some of the abundance values were too low, due to loss of nodules from the FFG. Estimates of abundance that include pioneer investor data are therefore likely to be conservative.

For more information about quality control/quality assurance and data verification, see Section 8 and Section 9 of the NORI Technical Report Summary.

TOML Contract Area

The information that follows relating to the TOML Contract Area of the CCZ is derived, for the most part, from, and in some instances is an extract from, the TOML Technical Report Summary prepared in compliance with the SEC Mining Rules. Portions of the following information are based on assumptions, qualifications and procedures which are not fully described herein. Reference should be made to the full text of the TOML Technical Report Summary, which has been filed as exhibit 96.2 to the registration statement of which this prospectus forms a part. The TOML Technical Report Summary is incorporated herein by reference and made a part hereof.

Location of the TOML Contract Area and access

The TOML Area is located within the CCZ of the northeast Pacific Ocean. The CCZ is located in international waters between Hawaii and Mexico. The western end of the CCZ is approximately 1,000 km south of the Hawaiian island group. From here, the CCZ extends over 4,500 km east-northeast, in an approximately 600 km wide trend, with the eastern limits approximately 2,000 km west of southern Mexico. The region is well-located to ship nodules to the American continent or across the Pacific to Asian markets. The TOML Contract Area comprises six separate blocks (A through F) in the CCZ with a combined area of 74,713 km2.

150°0'0"W
140°0'0"W
130°0'0"W
120°0'0"W
20°0'0"N
10°0'0"N
0°0'0"
10°0'0"S
United States of America (Hawai) Exclusive Economic Zone
Mexico Exclusive Economic Zone
Kiribati
Kiribati (Line Islands) Exclusive Economic Zone
Clarion Fracture Zone
Clipperton Fracture Zone
APEI-1
APEI-2
APEI-3
APEI-4
APEI-5
APEI-6
APEI-7
APEI-8
APEI-9
0
495
990
1,980
Kilometers
Clarion-Clipperton Fracture Zone Exploration Areas for Polymetallic Nodules
Federal Institute for Geosciences and Natural Resources (BGR; Germany)
Cook Islands Investment Corporation (CIIC; Cook Islands)
China Minmetals Corporation (CMC; China)
China Ocean Mineral Resources Research and Development Association (COMRA; China)
Deep Ocean Resources Development Co. Ltd. (DORD; Japan)
Global Sea Mineral Resources NV (GSR; Belgium)
Government of Republic of Korea
Institut Français de Recherche pour l'Exploitation de la Mer (IFREMER; France)
Interoceanmetal (IOM; Bulgaria, Cuba, Czech Republic, Poland, Russian Fed., Slovakia)
Marawa Reseach and Exploration Ltd (Kiribati)
Nauru Ocean Resources Inc. (NORI; Nauru)
Ocean Mineral Singapore PTE Ltd. (OMS; Singapore)
Tonga Offshore Mining Limited (TOML; Tonga)
UK Seabed Resources Ltd. (UKSRL; UK-I, UK-II)
Yuzhmorgeologiya (Russian Federation)
Reserved Areas
Submission to the Commision for the Limits of the Continental Shelf
Areas of Particular Environmental Interest (APEI)
Area Shown
INTERNATIONAL SEABED AUTHORITY
© International Seabed Authority 2018
(Oct. 2018)

TOML Contract Area extents

Area	Minimum Latitude (DD)	Maximum Latitude (DD)	Minimum Longitude (DD)	Maximum Longitude (DD)	Minimum UTM X (m)	Maximum UTM X (m)	Minimum UTM Y (m)	Maximum UTM Y (m)	UTM Zone
A	7.167 N	8.167 N	151.667 W	152.510 W	553972	647187	792205	902968	05N
B	13.580 N	14.667 N	132.000 W	133.200 W	694518	824685	1502009	1623605	08P
C	15.000 N	15.800 N	128.583 W	131.000 W	284947	544791	1658371	1747847	09P
D	13.125 N	14.083 N	123.583 W	125.333 W	247293	437022	1451031	1557860	10P
E	12.750 N	13.083 N	123.583 W	125.333 W	246693	436796	1409563	1447513	10P
F	9.895 N	11.083 N	117.817 W	118.917 W	289835	410804	1093917	1225828	11P

____________

DD — Decimal degrees, UTM — Universal Transverse Mercator map projection

The CCZ lies between Hawaii and Mexico and is accessible by ship from various ports in the United States and South America. As the CCZ deposit does not include any habitable land and is not near coastal waters, there is no requirement to negotiate access rights from landowners for seafloor collection operations. All personnel and material will be transported to the project area by ship. The region is well located to ship nodules to the American continent or across the Pacific Ocean to Asian markets.

See Section 3 of the TOML Technical Report Summary for further specific information of the location of the TOML Contract Area.

Tenements and permits

In March 2020, we acquired TOML, a subsidiary of the former Nautilus, from Deep Sea Mining Finance Limited, providing exclusive rights to explore a 74,713 km2 block of the CCZ seabed. TOML holds the TOML Exploration Contract granted by the ISA and sponsored by Tonga. The TOML Exploration Contract was signed on January 11, 2012 between TOML and the ISA and terminates on January 11, 2027, subject to a potential extension under the terms of the agreement. Tonga recently updated the sponsorship agreement with TOML, harmonizing the terms of its engagement with TOML with those held by the Republic of Nauru. The sponsorship agreement will remain in force for the duration of TOML’s Exploration Contract and will automatically be extended for an additional term of 25 years should TOML be granted an ISA Exploitation Contract.

The TOML Exploration Contract was granted pursuant to the ISA’s Regulations on Prospecting and Exploration for Polymetallic Nodules in the Area (the “Regulations”), as well as Article 153 of UNCLOS, and formalized a 74,713 km2 exploration area. The TOML Exploration Contract includes an initial term of 15 years, which may be extended under the contract, and a program of activities to be completed within the first five-year period of the term. The TOML Exploration Contract also formalized the rights of TOML around future rights. Pursuant to the Regulations, TOML has the priority right to apply for an ISA Exploitation Contract to collect polymetallic nodules in the same area (Regulation 24(2)).

Pursuant to paragraph 15(a) and (b) of Section 1 of the annex to the 1994 Implementation Agreement, which relates to article 162 (2)(o)(ii) of UNCLOS, the ISA Council must adopt provisional exploitation regulations within two years of a formal request being made by any State which intends to apply for approval of a plan of work for exploitation.

For more information about UNCLOS, the ISA and the TOML Exploration Contract, see “Business of TMC — Government Regulation — The TOML Exploration Contract.”

TOML obligations and sponsorship

On March 8, 2008, Tonga and TOML entered into the TOML Sponsorship Agreement formalizing certain obligations of the parties in relation to TOML’s exploration and potential exploitation of a proposed application to the ISA (subsequently granted) known as the TOML Area. The initial term for the TOML Sponsorship Agreement is 30 years, unless earlier terminated, and the parties may agree to extend the initial term pursuant to the terms of the contract.

Upon reaching the minimum recovery level within the tenement area, TOML has agreed to pay Tonga a seabed mineral recovery payment based on the polymetallic nodules recovered from the tenement area. In addition, TOML has agreed to pay the reasonable direct costs incurred by Tonga to administer the ISA obligations of Tonga to the ISA.

Under ISA requirements contractors are required to submit five-year work programs. The first TOML five-year work program was completed in 2016 and reviewed and accepted by the ISA in late 2016.

For the second five-year period ending in 2022, TOML proposed the following program: (i) continue environmental baseline work; (ii) complete pilot testing; (iii) complete geotechnical studies; (iv) complete feasibility studies; (v) first draft EIA/EMP; and (vi) continue training. TOML noted that the program was dependent on success at each stage, subject to change based on findings at hand at any particular time and reliant on funding which in turn is dependent to some extent on macro-economic conditions and development with regards to the authority and its stakeholders.

As a result of the financial state of Nautilus, TOML did not progress at the rate intended until we purchased TOML in March 2020. TOML currently plans an aggressive program of offshore campaigns from 2021 to 2023 focusing on resource assessment and environmental baseline studies with the objective of upgrading the TOML F resource area to Indicated Mineral Resource status and completing environmental baseline studies and ESIA for the TOML F resource area.

TOML plans to collaborate closely with NORI on offshore technology development as well as progressing in parallel proprietary nodule collection technology developed by TOML. TOML and NORI will collaborate closely on the development of nodule processing solutions.

Royalties and taxes

Royalties and taxes payable on any future production from the TOML Area will be stipulated in the ISA’s exploitation regulations. While the rates of payments are yet to be set by the ISA, the 1994 Implementation Agreement (Section 8(1)(b) prescribes that the rates of payments “shall be within the range of those prevailing in respect of land-based mining of the same or similar minerals in order to avoid giving deep seabed miners an artificial competitive advantage or imposing on them a competitive disadvantage.”

An ad hoc ISA working group workshop has met several times including most recently in February 2020 to discuss a number of potential royalty and taxation regimes supported by modelling conducted by the Massachusetts Institute of Technology. No final recommendations were made. However, a 2% ad valorem royalty increasing to 6% after a period of five years of production was discussed as well as a 1% ad valorem environmental levy.

Under the TOML Sponsorship Agreement between Tonga and TOML, upon reaching the minimum recovery level within the tenement area, TOML has agreed to pay Tonga a seabed mineral recovery payment based on the polymetallic nodules recovered from the tenement area. In addition, TOML has agreed to pay the reasonable direct costs incurred by Tonga to administer the ISA obligations of Tonga to the ISA.

History of previous exploration activities in the TOML Area

Prior to the implementation of UNCLOS, many offshore exploration campaigns were completed by international organizations and consortia. A number of at-sea trial collection operations were successfully carried out in the CCZ in the 1970s to test potential collection concepts. These system tests evaluated the performance of a self-propelled and several towed collection and collection devices, along with submersible pumps and airlift technology for lifting the nodules from the deep ocean floor to the support vessel. Certain pioneer investors include those entities that carried out substantial exploration in the Area prior to the entry into force of UNCLOS, as well as those entities that inherited such exploration data.

Exploration and development efforts in the CCZ started in the 1960s by state sponsored groups from Russia, France, Japan, Eastern Europe, China, Korea and Germany. Several commercial consortia also explored between the 1960s and the 1980s and in some instances their descendants are still involved to the present day. No commercial collection operations have yet been established in the CCZ. However, a variety of collectors, pick-up systems, and metallurgical processing flow sheets were tested, and several integrated “demonstration scale” systems operated in the CCZ for several months in the late 1970s. Processing test-work has encompassed a variety of hydrometallurgical and pyrometallurgical flow sheets, usually with good results.

Six exploration groups are known to have surveyed areas within the TOML Contract Area and collected samples of polymetallic nodules. Much of this work overlapped as it predated the signing of the Law of the Sea. These include the Japanese group (DORD), the South Korean group (KORDI), the Russian Federation group (Yuzhmorgeologiya), the French group (Ifremer), the German group (FIGNR or BGR), and the consortium, Ocean Minerals Company (OMCO). The timing and location (ISA, 2003) of the OMCO sampling is known but the results are not available outside of ISA published contour maps. Virtually all the samples in the TOML tenement area were obtained by free fall grab (FFG) samplers, although a few results from box corers (BC) were also included.

See Section 5 of the TOML Technical Report Summary for further specific information of the history of previous exploration of the TOML Contract Area.

Geology and sampling

Seafloor polymetallic nodules occur in all oceans but the CCZ hosts a relatively high abundance of nodules. The CCZ seafloor forms part of the Abyssal Plains, which are the largest physiographic province on Earth. This mineral field is essentially a single mineral deposit almost 5,000 km in length and up to 600 km wide. The size and level of uniformity of mineralization is unmatched by any mineral deposit of similar value on land. The mechanism of formation of the nodules is interpreted to be essentially identical across the entire CCZ, with only minor local variations. Consequently, there is relatively little difference between the size, shape or metal content of the nodules from one area to another. Figure 6.9 to Figure 6.11 of the TOML Technical Report Summary illustrate the remarkable continuity of grades and abundances across the whole of the CCZ.

The morphological features of the seafloor are similar in the TOML and the NORI Areas, which all lie within the Abyssal Plains and are characterized by sub-parallel basaltic lava ridges called abyssal hills. The Areas are punctuated by typically extinct volcanic knolls and seamounts and scattered sediment drifts in which few nodules are preserved at the seafloor.

Seafloor polymetallic nodules rest on the seafloor at the seawater — sediment interface. Such nodules are composed of nuclei and concentric layers of manganese and iron hydroxides and are formed by precipitation of metals from the surrounding seawater and sediment pore waters. Nickel, cobalt and copper are also precipitated and occur within the structure of the manganese and iron minerals.

The specific conditions of the CCZ (water depth, latitude, and seafloor sediment type) are considered to be the key controls for the formation of polymetallic nodules. Nodules are typically 4 to 6 cm and up to 10 cm in diameter.

The exploration methods used to explore and delineate the mineral resources in the TOML and NORI areas were essentially the same. Multibeam echo-sounding system (MBES) was used to determine the depth of water (bathymetry) and the acoustic reflectance (backscatter) of the seabed. Nodule coverage was interpreted using the backscatter data. Physical sampling of the nodules was carried out initially using FFG samplers and in more recent years by BC samplers which provide a better-quality sample. Measurements of nodule abundance obtained from physical samples were supplemented with estimates of abundance made using the LAE method and high-resolution photographs of the seafloor.

Data collected by TOML in 2013 and 2015 supports the historical data but also is of sufficient quantity and quality to allow estimation of an indicated mineral resource for five sub areas within TOML Areas B, C, D and F called B1, C1, D1, D2 and F1. More detailed data collected by TOML has also allowed estimation of a measured mineral resource for a single sub area within TOML Area B.

The key data sets behind the inferred mineral resource estimate for TOML Areas A through E are surface samples obtained by free fall grab samplers, although a few results from box-corers were also included. Free fall grab samplers are the standard sampling method as they are the most productive tool available. They are believed to underestimate the actual abundance, as smaller nodules may escape some grabs during ascent and larger nodules around the edge of the sampler may be knocked or fall out during the sampling process. This may introduce some conservatism to the inferred mineral resource estimates.

The key data behind the inferred mineral resource estimate for TOML Area F and the indicated and measured mineral resources are box-corers and measured photographs. Box-corers take longer to collect than free fall grab samplers, but they are believed to have less bias. Photos cover a much greater area than either free fall grabs or box-cores. The weight of individual nodules can be accurately estimated from the length of their long or major axis;

a relationship first discovered in the 1970s. Using the box-core samples as calibration devices, TOML was able to measure the size of nodules on several hundred photographs in Areas B and C. Abundance is shown to be related both to nodule coverage in photos and to acoustic response (backscatter) from regional survey. These data thus provide very detailed indications of nodule abundance and continuity.

Many of the records of the sampling procedures used by the pioneer contractors were not available to the Qualified Persons, but it is likely that all of the pioneer contractors followed similar procedures to that used by TOML. Nodule abundance (wet kg/m2) was derived by dividing the weight of recovered nodules by the surface area covered by the open jaws of the sampler or corer (typically 0.25 to 0.75 m2). A split of the nodules was dried, crushed and ground to enable grade determination via standard analytical methods (typically atomic absorption spectrometry, X-ray fluorescence or inductively coupled plasma methods), either on the vessel or back on shore. Specific nodule chemical standards were used for instrument calibration. TOML also present the results of field, submitted and laboratory duplicates of nodule samples.

Analysis of the data revealed that, as a consequence of their origin, nodule grades vary only slightly across the CCZ, with spatial continuity of the abundance, Mn, Ni, Co, and Cu grades often ranging from the order of several kilometers up to several tens of kilometers. Nodule abundance is sometimes less continuous than grade, as it is also subject to local changes in net sedimentation (a consequence of seafloor slope, slumping, erosion and local currents).

For more information about the TOML exploration campaigns in 2013 and 2015, see Section 7 of the TOML Technical Report Summary.

Mineral resource estimate

The mineral resource was classified on the basis of the quality and uncertainty of the sample data and sample spacing, in accordance with the definitions of “inferred mineral resource,” “indicated mineral resource” and “measured mineral resource” under the SEC Mining Rules.

Estimation of tonnage and grade for the TOML Contract Area within the CCZ was undertaken using only sample data within the TOML Contract Area in the second quarter of 2016. The estimates are based on the historical box-core and free fall-grab nodule sampling (262 samples) supplemented with recently acquired TOML nodule box core (113 samples) and photo-profile data (20,857 frames over 587 line km). Only sample data within the TOML Contract Area was used to inform the estimates.

Six block models were constructed using the geostatistical modelling programs Gstat 1.1-3 and R 3.2.5, one for each TOML Exploration Area (A to F), in three passes. The first pass used a parent block dimension of 1.75 km by 1.75 km and filled the areas defined as measured mineral resource. The second pass for indicated mineral resource used a parent block size of 3.5 km by 3.5 km while the third pass for inferred mineral resource used a parent block size of 7.0 km by 7.0 km.

The modelling methodology used for estimating the mineral resource was determined through careful consideration of the scale of deposit, mechanism of nodule formation, geological controls and nature of the sampling method. The approach involved estimating nodule abundance and grades into a two-dimensional block model with abundance used for calculating tonnage. Abundance and grades were estimated using Ordinary Kriging (OK) with comparison (not reported) estimates using Inverse Distance Weighting (IDW) and nearest neighbor. The modelling methodology is similar to the method applied by the ISA (2010) for its global estimate which was produced by a multi-disciplinary effort that involved recognized subject matter experts.

The historical nodule sample data is considered suitable for the purpose of estimating mineral resources to an inferred level of confidence. The Qualified Person also considers that the combination of the TOML and historical nodule sample data (physical samples and photo based long axis estimates) combined with detailed backscatter, photo profiling and geological interpretation is sufficient to estimate polymetallic nodule indicated mineral resources and, in one small especially data rich area, measured mineral resources.

Inferred mineral resource classification was based on sampling by pioneer contractors on a nominal spacing of 20 km, the variation and uncertainty in the sample quality, and the likely presence of short-range variation to nodule abundance.

Indicated mineral resource classification was based on box core sampling by TOML on a nominal spacing of approximately 7 km by 7 km (including photo profiling in some cases at 7 km by 3 km), supplemented by sampling by pioneer contractors.

Measured mineral resource was based on box core sampling by TOML on a nominal spacing of approximately 7 km by 7 km plus photo-profiling on a nominal spacing of 3.5 km by 3.0 km, supplemented by sampling by pioneer contractors.

The mineral resource estimate for the TOML Contract Area, with an effective date of December 31, 2020, and at a 4 kg/m2 abundance cut-off is set forth below.

Mineral Resource Estimate, In-Situ, for the TOML Contract Area within the
CCZ at a 4 kg/m2 nodule abundance cut-off

Mineral Resource Classification	Tonnes (x10[6] wet t)*	Abundance (wet kg/m2)	Ni (%)	Cu (%)	Co (%)	Mn (%)
Measured	2.6	11.8	1.33	1.05	0.23	27.6
Indicated	69.6	11.8	1.35	1.18	0.21	30.3
Measured + Indicated	72.2	11.8	1.35	1.18	0.21	30.2
Inferred	696	11.3	1.29	1.14	0.20	29.0

____________

Note: Tonnes are quoted on a wet basis and grades are quoted on a dry basis, which is common practice for bulk commodities. Moisture content was estimated to be 28% w/w. These estimates are presented on an undiluted basis without adjustment for resource recovery.

*        Variations in totals are due to rounding of individual values. Mn, Ni, Cu and Co assays on samples dried at 105˚C

The TOML Contract Area has sufficient samples of adequate quality to define a mineral resource for Mn, Ni, Cu and Co. The estimate of abundance and hence tonnage for the inferred mineral resource for the TOML Contract Area may be biased low due to reliance on free fall grab samples in places.

The 2020 mineral resource estimate (measured, indicated and inferred mineral resources), which was informed by data collected by TOML in 2013 and 2015, is presented in Table 11.9 of the TOML Technical Report Summary.

Due to the extremely low variance in the grades and the high metal content of the nodules, a cut-off based on abundance is appropriate for determining the limits of economic exploitation. A cut-off of 4 kg/m2 abundance was chosen for the TOML Contract Area, based on the estimates of costs and revenues presented in the initial assessment contained in the NORI Technical Report Summary, generalized as follows: 1.7 Mt minimum annual tonnage mined; $0.25 Million/km2 for offshore operating costs; 1,036 km2 collected area processed; $95/dry tonne for transport costs; $119/dry tonne for processing costs; $15/dry tonne for corporate, general and administrative costs; $33/dry tonne for ISA and state royalties; 95% recovery of nickel at an assumed price of nickel metal $16,472/t; 86% recovery of copper at an assumed price of $6,872/t copper metal; 77% recovery of cobalt at an assumed price of $46,333/t cobalt metal; and 99% recovery of manganese at an assumed price of $4.50/dmtu manganese in manganese silicate. The metal prices assumed in the calculation of the cut-off were: nickel metal $16,472/t; nickel in nickel sulphate $18,807/t Ni; copper metal $6,872/t; cobalt metal $46,333/t; cobalt in cobalt sulphate $56,920/t Co; manganese in manganese silicate $4.50/dmtu. The price estimates are long term (2034 – 2046) forecasts provided in a report by CRU International Limited (CRU, 2020). The Qualified Person considers that this timeframe is reasonable in view of the likely time required to bring the majority of the TOML mineral resources into production.

The initial inferred mineral resource for the TOML Contract Area was reported on March 20, 2013 by Golder Associates. The changes in the 2020 mineral resource estimate from 2013 for the TOML Contract Area are due to:

•        the inclusion of Areas E and F for the first time, and high abundances and grades in Area F;

•        additional nodule abundance sample information (from box core and photo profile) collected during the 2015 campaign;

•        setting the abundance estimates within the no nodule domain to zero in areas covered by MBES (TOML Areas B, C, D, E, F);

•        the use of ordinary kriging (rather than inverse distance weighting) supported by short-range variogram to estimate abundance; and

•        changes in block model parent cell size related to improved sample spacing.

Comparison of the 2013 inferred mineral resource estimate and the 2020 estimate shows that the additional data has increased the total mineral resource tonnage by 3%. In the areas with the most new data (the indicated and measured areas), abundance and grades are all higher in the new model than the 2013 model. These changes show that it is reasonable to expect that the majority of inferred mineral resources could be upgraded to indicated or measured resources with further exploration.

Information concerning our mineral properties in the TOML Technical Report Summary and in this prospectus includes information that has been prepared in accordance with the requirements of the SEC Mining Rules set forth in subpart 1300 of Regulation S-K. Under SEC standards, mineralization, such as mineral resources, may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time of the reserve determination. As used in this prospectus, the terms “mineral resource,” “measured mineral resource,” “indicated mineral resource” and “inferred mineral resource” are defined and used in accordance with the SEC Mining Rules set forth in subpart 1300 of Regulation S-K. You are specifically cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into mineral reserves, as defined by the SEC.

You are cautioned that mineral resources do not have demonstrated economic value. Inferred mineral resources have a high degree of uncertainty as to their existence as to whether they can be economically or legally mined. Under the SEC Mining Rules, estimates of inferred mineral resources may not form the basis of an economic analysis. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. A significant amount of exploration must be completed in order to determine whether an inferred mineral resource may be upgraded to a higher category. Therefore, you are cautioned not to assume that all or any part of an inferred mineral resource exists, that it can be economically or legally mined, or that it will ever be upgraded to a higher category. Likewise, you are cautioned not to assume that all or any part of measured or indicated mineral resources will ever be upgraded to mineral reserves.

Reasonable prospects for economic extraction

The morphological features of the seafloor are similar in the TOML and the NORI Areas, which all lie within the Abyssal Plains and are characterized by sub-parallel basaltic lava ridges called abyssal hills. The Areas are punctuated by typically extinct volcanic knolls and seamounts and scattered sediment drifts in which few nodules are preserved at the seafloor.

The exploration methods used to explore and delineate the mineral resources in the TOML and NORI areas were essentially the same. MBES was used to determine the depth of water (bathymetry) and the acoustic reflectance (backscatter) of the seabed. Nodule coverage was interpreted using the backscatter data. Physical sampling of the nodules was carried out initially using FFG samplers and in more recent years by BC samplers which provide a better- quality sample. Measurements of nodule abundance obtained from physical samples were supplemented with estimates of abundance made using the LAE method and high- resolution photographs of the seafloor.

The sample preparation and assaying procedures used in the TOML and NORI Areas were essentially the same. The pioneer investor data lacks some supporting information but all studies to date indicate that the pioneer investor data is reliable. In both Areas, high standards of quality assurance/quality control were applied to the exploration programs that were carried out by TOML and NORI. The assay data are supported by the results of certified reference materials, duplicate samples, blank samples, and duplicate analyses at a second laboratory. Sample security was of a high standard and the Qualified Persons consider that there was negligible risk of interference with the samples.

The development plan for commercial development of polymetallic nodule deposits in the CCZ were studied as described in the NORI Technical Report Summary. The commonality between the polymetallic nodule deposits in NORI Area D and the TOML Contract Area indicates that the methods proposed for the development of NORI Area D can reasonably be assumed to be equally relevant for future development in the TOML Contract Area.

Collection methods

Recovery and collection methods that could be employed for commercial development of polymetallic nodule deposits in the CCZ were studied as described in the NORI Technical Report Summary. The commonality between the polymetallic nodule deposits in NORI Area D and the TOML Contract Area indicates that the methods proposed for the development of NORI Area D can reasonably be assumed to be equally relevant for future development in the TOML Contract Area. This is discussed further in Section 11.9.4 of the TOML Technical Report Summary, which assessed the following collection methods.

The main items of off-shore infrastructure are the nodule collector vehicles, the riser, and three production support vessels (PSV).

The nodules are expected to be collected from the seafloor by self-propelled, tracked, collector vehicles. No rock cutting, digging, drill-and-blast, or other breakage will be required at the point of collection. The collectors are expected to be remotely controlled and supplied with electric power via umbilical cables from the PSV. Suction dredge heads on each collector are expected to recover a dilute slurry of nodules, sediment, and water from the seafloor. A hopper on each vehicle is expected to separate sediment and excess water, which is expected to pass out of the hopper overflow, from the nodules, which is expected to be pumped as a higher concentration slurry via flexible hoses to a riser.

The riser is a steel pipe through which nodules are expected to be transferred to the surface by means of an airlift. The riser is expected to consist of three main sections. The lower section is expected to carry the two-phase slurry of nodules and water from the collectors to the airlift injection point. The mid-section is expected to carry a three-phase mixture of slurry and air. This section is expected to also include two auxiliary pipes: one to carry the compressed air for the airlift system, and one to return water from dewatering of the slurry to its subsea discharge point. The upper section of riser is expected to have a larger diameter to account for the expansion of air in the airlift.

The airlift works by lowering the average density of the slurry inside the riser to a level lower than seawater. The difference between the hydrostatic pressure of the seawater at depth and the pressure caused by the weight of the low-density three-phase slurry column inside the riser forces the slurry column to rise. The energy to achieve the lift is expected to be supplied by compressors housed on the PSV, which is expected to be capable of generating very high air pressures.

The PSVs are expected to each support a RALS and its handling equipment, and are expected to house the airlift compressors, collector vehicle control stations, and material handling equipment. All power for off-shore equipment, including the nodule collecting vehicles, is expected to be generated on the PSVs. The PSVs are expected to be equipped with controllable thrusters and are expected to be capable of dynamic positioning (DP), which are expected to allow the vessels and risers to track the collectors. Nodules are expected to be discharged from the RALS to the PSVs, where they are expected to be dewatered and temporarily stored or transferred directly to a transport vessel. A preliminary assessment of the transportation fleet for transfer of nodules from the CCZ to an existing deep-water industrial port equipped with bulk offloading facilities was examined. The TOML Technical Report Summary assumed that chartered vessels with 35,000 to 100,000 tonne deadweight capacities would be used to transport the dewatered nodules to the port of Lazaro Cardenas, Michoacan, Mexico, 960 nm from the NORI Area D reference site. The vessels are expected to be converted bulk mineral carriers with dynamic positioning (DP) to allow tracking behind the production support vessels during operations. The method of offloading, known as tandem offloading, is well established for offloading of oil production vessels in remote areas of the world.

Mineral processing and metallurgical testing

The polymetallic nodules in the TOML and NORI Areas have similar morphological, mineralogical, and grade characteristics. As noted in Section 10 of the TOML Technical Report Summary, all published historical work indicates that processing of nodules is technically feasible.

The commonality between the polymetallic nodule deposits in NORI Area D and TOML Contract Area indicates that the methods proposed for the development of NORI Area D can reasonably be assumed to be equally relevant for future development in the TOML Contract Area. This is discussed further in Section 11.9.5 of the TOML Technical Report Summary, which assessed the following mineral processing scenario.

The first part of the pyrometallurgical process is the Rotary Kiln Electric Furnace (RKEF) process that is widely used in the nickel laterite industry. The second pyrometallurgical step (sulphidization of the alloy produced in the first step to form a matte and then partially conversion in a Peirce-Smith converter to remove iron), while not widely practiced, also has commercial precedent at the Doniambo plant of Societe Le Nickel in New Caledonia.

Sulphuric acid leaching of matte from the pyrometallurgical process has precedent in the platinum group minerals (PGM) industry. Although copper producers typically have a solvent extraction step before electrowinning of their copper, direct copper electrowinning is done in most PGM refineries, where nickel and cobalt are also significant pay-metals. This is to maximize nickel recovery and minimize operating expenses. The nickel and cobalt are expected to be purified using solvent extraction, ion exchange and precipitation, which are all commercially proven hydrometallurgical processes. Battery grade nickel and cobalt sulphate are expected to then be crystallized from the purified solutions.

The pyrometallurgical process is expected to form two byproducts as well as the matte for the hydrometallurgical refinery:

•        an electric furnace slag containing silica and 53% MnO that is intended to be sold as feed to the Si-Mn industry; and

•        a converter aisle slag that could be used for aggregate in road construction or other applications.

The hydrometallurgical refinery is expected to generate iron residues that would, for a stand-alone plant, require disposal. However, these streams can be recycled back to the pyrometallurgical plant for re-treatment and recovery of entrained pay metals.

Selection of ammonia as a principal reagent in the hydrometallurgical refinery means that an additional by-product — ammonium sulphate — may be generated. This could be sold into the fertilizer industry.

The copper cathode quality from direct electrowinning, without a solvent extraction step, is expected to be ≥99.9% Cu. Quality of the matte produced in the pyrometallurgical plant will have an impact on this, including the potential carryover of impurities beyond values assumed for the purpose of the IA.

The production of battery-grade nickel and cobalt sulphates is targeted instead of nickel or cobalt cathodes or other intermediate products.

In summary:

•        All parts of the proposed process have commercial precedents in similar or analogous industries, however not as a whole continuous flowsheet.

•        Pay-metals are recovered in the following forms:

•        Copper cathodes with an expected quality of ≥99.9% Cu.

•        Battery-grade nickel sulphate.

•        Battery-grade cobalt sulphate.

•        Rather than generating large waste streams, the process is expected to produce by-products including high manganese content furnace slag and ammonium sulphate.

The process assumptions used in this TOML Technical Report Summary will need to be verified as the project proceeds.

For more information on mineral processing and metallurgical testing, see Section 10 of the TOML Technical Report Summary.

Environmental studies, permitting, community, or social impact

Historically, a significant amount of technical work has been undertaken within the CCZ by the contractors under the ISA and a significant body of information has been acquired during the past 40 years on the likely environmental impacts of collecting nodules from the sea floor.

TOML’s offshore exploration campaigns have included sampling to support environmental studies, collection of high-resolution imagery and environmental baseline studies. A number of future campaigns are planned to collect data on ocean currents and water quality to assist plume modelling, environmental baseline studies, box core and multicorer sampling focused on benthic ecology and sediment characteristics.

The social impacts of the offshore operation are expected to be positive. The CCZ is uninhabited by people, and there are no landowners associated with the TOML Areas. No significant commercial fishing is carried out in the area. The project is expected to provide a source of revenue to the sponsor country, Tonga, and to the ISA.

The onshore environmental and social impacts have not yet been assessed because the process plant has not been designed in detail, and the location and host country (and hence regulatory regime) not confirmed. The planned metallurgical process is not expected to generate solid waste products.

For more information on environmental studies, permitting and social or community impact, see Section 17 of the TOML Technical Report Summary.

Internal controls and data verification

Data collected by TOML in 2013 and 2015 supports the historical data but also is of sufficient quantity and quality to allow estimation of an indicated mineral resource for five sub areas within TOML Areas B, C, D and F. More detailed data collected by TOML has also allowed estimation of a measured mineral resource for a single sub area within TOML Area B. Chain of custody, sample security, Quality Assurance and Quality Control were documented in detail for the TOML data.

The database provided by the ISA contains multiple independent datasets that were independently collected and sampled using similar methods (FFG or BC sampling) but with slightly different equipment and were assayed by different laboratories. Because the database contains multiple datasets the datasets can be compared with each other for the purpose of validating the internal consistency of the data. Additionally, there are a number of published summaries of data that have not been provided to the ISA but show similar mean grades to the data within the TOML Exploration Area.

The sample data are supported by independent third-party data, have been reviewed by the ISA LTC during the process of granting licenses to the Pioneer Contractors, and are maintained by the independent ISA.

The database includes all data submitted to the ISA that were collected in the Reserved Areas of the CCZ. The data were collected by parties completely independent of TOML or Nautilus and retained exclusively in the custody of the ISA prior to their transfer. The data sets were also subject to third-party review by the ISA’s LTC, as part of the process of granting Pioneer Contractors Exploration Areas.

The original assay sheets from the laboratories for the individual nodule samples within the TOML Contract Area are not available. Neither are the quality control procedures used by the laboratories and the ISA. It is reasonable to infer that the historical data is of sufficient quality for an Inferred Mineral Resource estimate because:

•        The ISA is an independent agency with significant accountability under the Law of the Sea. Part of its mandate is the receipt and storage of sea floor sampling data suitable for the estimation of nodule resources and the legally binding award of licenses. It is reasonable to assume that a reasonable level of care was applied by the ISA.

•        Comparison of the six independent data sets from the CCZ shows a high level of consistency in abundance and grade and, conversely, provides no evidence of bias or systematic error in the TOML data.

•        Recent TOML nodule sampling confirms the existence, and abundance and grade continuity of the polymetallic nodules within the TOML Exploration Areas.

The Qualified Person considers that the combination of the TOML and historical nodule sample data (physical samples and photo based long axis estimates) combined with detailed backscatter, photo profiling and geological interpretation is sufficient to estimate polymetallic nodule indicated mineral resources and, in one small especially data rich area, measured mineral resources.

The primary characteristic of the polymetallic nodule deposit that separates this deposit from typical terrestrial manganese, nickel and copper deposits is that the nodules themselves can be accurately mapped through photo-profiles and backscatter acoustic response. The bulk of the polymetallic nodules sit on top of the seabed allowing them to be photographed. However, in some areas such as TOML Area D some nodules are partially covered by sediment making it more difficult to detect the presence and abundance of the nodules. The most accurate method for determining nodule abundance is through physical sampling by box-core or free fall-grab sampling. However, these methods are costly and result in wide sample spacing. Due to the fact that nodules are visible, photography can be used in many areas to estimate nodule abundance directly. The two methods for doing this are estimating the nodule percent coverage (percent of exposed nodule surface area within the photo) and measuring each individual nodule long-axis and then using these measurements to calculate abundance using variants of the formula defined by Felix (1980). The long-axis estimation (LAE) method is the most accurate and preferred method but comes at a cost in the time to manually process each photo — limiting the number of photos that can be used for estimating abundance. The benefit of using photographs is being able to demonstrate continuity between physical sample location and accurately quantify nodule abundance. TOML is developing an automated method of doing these measurements for future application.

The Qualified Person considers the abundance estimates derived from photographs to date from TOML Areas B and C, to be suitable for estimating nodule abundance for the mineral resource.

For more information about quality control/quality assurance and data verification, see Section 8 and Section 9 of the TOML Technical Report Summary.

Information Available on the Internet

Our internet address is www.metals.co, to which we regularly post copies of our press releases as well as additional information about us. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, will be available to you free of charge through the Investor Relations section of our website as soon as reasonably practicable after such materials have been electronically filed with, or furnished to, the SEC. The SEC maintains an internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We include our web site address in this prospectus only as an inactive textual reference. Information contained in our website does not constitute a part of this prospectus or our other filings with the SEC.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of operations of DeepGreen Metals Inc. (for purposes of this section, “DeepGreen,” “we,” “us” and “our”) should be read together with DeepGreen’s audited financial statements as of and for the years ended December 31, 2020 and 2019, and DeepGreen’s unaudited interim financial statements as of June 30, 2021 and for the six months ended June 30, 2021 and 2020, in each case together with the related notes thereto, included elsewhere in this prospectus. The discussion and analysis should also be read together with the section titled “Selected Historical Financial Information of DeepGreen” and the pro forma financial information as of and for the six months ended June 30, 2021 and for the year ended December 31, 2020 included in this prospectus. See “Unaudited Pro Forma Condensed Financial Information.” This discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described under the heading “Risk Factors.” Actual results may differ materially from those contained in any forward-looking statements.

Overview

We are a deep-sea minerals exploration company focused on the collection, processing and refining of polymetallic nodules found on the seafloor of the Clarion Clipperton Zone (“CCZ”). We are also developing technology for onshore processing of polymetallic nodules and are working with Allseas Group S.A. (“Allseas”) to develop a system to collect, lift and transport nodules from the seafloor to shore. The plan for the collection of polymetallic nodules includes offshore collection systems, which are comprised of collector vehicles on the seafloor, a RALS, and a production support vessel to collect the polymetallic nodules. The nodules would be expected to be collected from the seafloor by self-propelled, tracked collector vehicles. No rock cutting, digging, drill-and-blast or other breakage are expected to be required at the point of collection. The collectors would be remotely controlled and supplied with electric power via umbilical cables from the production support vessel. In order to test the collection system, a contract has been entered into with Allseas to undertake a pre-production collector test

NORI, sponsored by the Republic of Nauru, was granted an exploration license by the International Seabed Authority (the “ISA”) in July 2011 granting NORI exclusive rights to explore for polymetallic nodules in a region of the CCZ covering 74,830 km2 allocated to Nauru (“NORI Area”). Similarly, through Marawa Research and Exploration Limited (“Marawa”), we were granted rights by the ISA to polymetallic nodules exploration in an area of 74,990 km2 in the CCZ allocated to the Republic of Kiribati. We entered into an option agreement with Marawa to purchase such tenements granted to exclusively collect nodules from this area in return for a royalty payable to Marawa. During the year ended December 31, 2020, we acquired TOML, which was granted an exploration license by the ISA in January 2012 and has exclusive rights to explore for polymetallic nodules covering 74,713 km2 of the CCZ under the supervision of Tonga.

We are an exploration stage company with no revenue to date that has incurred a net loss of $83.7 million for the six months ended June 30, 2021, compared to $32.8 million in the prior year period. We incurred a net loss of $56.6 million for the year ended December 31, 2020 and had an accumulated deficit of approximately $246.6 million from inception through June 30, 2021.

The Business Combination

On September 9, 2021, we completed our business combination (the “Business Combination”) with SOAC. The Business Combination was approved by SOAC’s shareholders at its extraordinary general meeting held on September 3, 2021. The transaction resulted in the combined company being renamed “TMC the metals company Inc.” and the combined company’s common shares and warrants to purchase common shares commenced trading on the Nasdaq Global Select Market (“Nasdaq”) on September 10, 2021 under the symbols “TMC” and “TMCWW,” respectively. As a result of the Business Combination, we received gross proceeds of approximately $137.5 million.

The Business Combination was accounted for as a reverse recapitalization and DeepGreen was deemed the accounting predecessor. Under this method of accounting, SOAC was treated as the acquired company for financial statement reporting purposes.

Following the Business Combination, we became the successor to an SEC-registered company and a Nasdaq listed company, which will require us to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices to ensure ongoing compliance with applicable law and Nasdaq listing requirements. We expect to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees, and additional internal and external accounting, legal, and administrative resources, including increased personnel costs, audit and other professional service fees.

Description of the Business

Exploration Contracts

NORI Exploration Contract

NORI was granted the NORI Exploration Contract on July 22, 2011. The contract was acquired for $0.25 million and provides NORI with exclusive rights to explore for polymetallic nodules in an area covering 74,830 km2 for 15 years subject to complying with the exploration contract terms and the priority right to apply for an ISA Exploitation Contract to collect polymetallic nodules in the same area.

TOML Exploration Contract

TOML was granted the TOML Exploration Contract on January 11, 2012. The contract was acquired by us during the year ended December 31, 2020 in connection with its acquisition of TOML for $32 million from Deep Sea Mining Finance Ltd. (“Deep Sea Mining”). TOML has exclusive rights to explore for polymetallic nodules in an area covering 74,713 km2 for 15 years and a priority right to apply for an ISA Exploitation Contract to collect polymetallic nodules in the TOML Area.

Marawa Agreements

On March 17, 2012, our subsidiary DeepGreen Engineering Pte Ltd. (“DGE”) entered into an Option Agreement with Marawa and the Republic of Kiribati (the “Option Agreement”). The Option Agreement was amended on October 1, 2013. Under the amended Option Agreement, for an option fee of $0.3 million, DGE has the right to purchase tenements, as may be granted to Marawa by the ISA or any other regulatory body, for the greater of $0.3 million or the value of any amounts owing to DGE by Marawa. This option, can be exercised when a default event, as defined in the foregoing agreement, occurs at any time within 40 years after the date of execution of the Option agreement.

On October 1, 2013, DGE also entered into the Services Agreement with Marawa and Kiribati, which grants DGE the exclusive right to carry out all exploration and collection in the Marawa Area. Under this agreement, DGE will pay to the ISA on behalf of Marawa, ISA royalty and taxes as well as the ISA exploitation application fee of $0.3 million and annual administrative costs. In addition, DGE will ensure that the activities carried out in the Marawa Area by DGE and any other service contractor complies with the ISA and any other required regulations. The Marawa Area is situated in close proximity to the 74,830 km2 NORI Area.

The Services Agreement grants DGE the right to recover any and all polymetallic nodules from the Marawa Area by paying the Republic of Kiribati a royalty per wet tonne of polymetallic nodules (adjusted for inflation from October 1, 2013 onwards).

DGE has the right to terminate the Services Agreement at its sole discretion by giving written notice to Marawa and Kiribati, and such termination shall take effect two months following the date of the termination notice, provided that DGE shall pay to the ISA on behalf of Marawa the fees or payments legally owed to the ISA by Marawa (including the annual ISA exploration fee and ISA royalties and taxes) that are outstanding at the date of termination or that are incurred within 12 months after the date of such termination. There are no other longer-term commitments with respect to the Marawa Option and the Services Agreement.

For more information about each of the NORI Exploration Contract, the TOML Exploration Contract and the Marawa Option Agreement and Services Agreement, please see the section entitled “Business of TMC — Government Regulation” included in this prospectus.

TOML Acquisition

On March 31, 2020, we entered into an acquisition agreement to acquire the polymetallic nodules business unit from Deep Sea Mining (the “TOML Acquisition”). As part of the TOML Acquisition, we acquired various subsidiaries in the TOML group for a total purchase price of $32 million. TOML holds the TOML Exploration Contract with the ISA. The TOML Acquisition includes the exclusive rights held by TOML to explore for polymetallic nodules in an area covering 74,713 km2, a priority right to apply for an ISA Exploitation Contract to collect polymetallic nodules in the same area, and some exploration related equipment. The TOML group also holds various patents and an application right with respect to a prospecting exploration license in the Republic of Kiribati.

The purchase price of $32 million was settled through initial cash payments of $0.5 million in two tranches, the issuance of 7.8 million DeepGreen Common Shares at the mutually agreed price of $3.60 per share between both parties for a total amount of $28 million, $0.06 million payment to ISA on behalf of Deep Sea Mining and deferred consideration of $3.44 million, which was to be paid in tranches. The deferred consideration has been fully paid as at June 30, 2021.

We determined that the value of TOML acquisition was substantially concentrated in the TOML Exploration Contract and therefore considered this to be an acquisition of a group of connected assets rather than an acquisition of a business. As a consequence, the total cost of the transaction was primarily allocated to exploration licenses.

Key Trends, Opportunities and Uncertainties

We are a pre-revenue company. We believe that our performance and future success depends on several factors that present significant opportunities but also poses risks and challenges, including those discussed below and in the section entitled “Risk Factors” included in this prospectus.

The recovery of polymetallic nodules from our exploration licenses and attainment of revenue and profitable operations is dependent upon many factors including, among other things: financing being arranged by us to continue operations, exploration and delineation of the resources on the ocean floor; development of collection technology and systems for the extraction of polymetallic nodules as well as development of processing technology for the treatment of polymetallic nodules to produce saleable products, the establishment of a mineable resource, demonstration of the commercial and technical feasibility of seafloor polymetallic nodule collection considering processing, metal prices, and regulatory approval for nodule collection and environmental permitting. The outcome of these matters cannot presently be determined because they are contingent on future events.

To date, no exploitation has occurred under the ISA’s regulatory regime. Moreover, despite the release by the ISA of the Draft Regulations on Exploitation of Mineral Resources, finalization of such regulations remains subject to the decision of the members of the ISA. Although the ISA declared a target of July 2020 to have the regulations approved, the July session was deferred as a result of the COVID-19 pandemic. Although we expect that the new regulations will be approved within the next two years, there can be no assurance that such regulations will be approved then, or at all, which would have a material adverse effect on our ability to conduct our business as currently contemplated.

On June 25, 2021, the Republic of Nauru submitted its notice to the ISA requesting that it completes, by July 9, 2023, the adoption of regulations necessary to facilitate the approval of plans of work for the commercial exploitation of polymetallic nodules. The notice submitted by the Republic of Nauru to the ISA has increased the likelihood that regulations will be adopted that will govern and enable commercial-scale polymetallic nodule collection. If the ISA has not completed the adoption of such regulations within the prescribed time and an application for approval of a plan of work for exploitation is pending before the ISA, the ISA shall nonetheless consider and provisionally approve such plan of work based on: (i) the provisions of the UNCLOS; (ii) any rules, regulations and procedures that the ISA may have adopted provisionally at the time, (iii) on the basis of the norms contained in the UNCLOS, and (iv) the principle of non-discrimination among contractors.

The exploitation and development of polymetallic nodules within the International Seabed Area will require approval of an ISA Exploitation Contract (which will authorize nodule collection activities), along with approvals including with respect to a required Environmental and Social Impact Assessment (“ESIA”). In order to collect the mineral resources and commercialize our projects, NORI and TOML will each need to obtain an ISA Exploitation Contract, in addition to related permits that may be required by our partners to conduct operations including with respect to onshore processing and international maritime activities.

The ISA is currently working on the development of a legal framework to regulate the exploitation of polymetallic nodules in the International Seabed Area. Royalties, taxes, and fees payable on any future production from our contract areas will be stipulated in the ISA’s exploitation regulations. While the rates of payments are yet to be set by the ISA, the 1994 Implementation Agreement prescribes that the rates of payments “shall be within the range of those prevailing in respect of land-based mining of the same or similar minerals in order to avoid giving deep seabed miners an artificial competitive advantage or imposing on them a competitive disadvantage.” The ISA has held workshops with stakeholders to discuss and seek comments on the potential financial regime for the exploitation of polymetallic nodules in the International Seabed Area and forecasts developed by us have been informed by these discussions. There can be no assurance that the ISA will put in place exploitation regulations in a timely manner or at all. Such exploitation regulations may also impose burdensome obligations or restrictions on us, and/or may contain terms that do not enable us to develop our projects.

All phases of exploring for and collecting and processing polymetallic nodules will be subject to environmental regulation in various jurisdictions and under national as well as international laws and conventions. No seafloor polymetallic nodule deposit has been collected on a commercial scale, and it is not clear what environmental parameters may need to be measured to satisfy regulatory authorities that an ISA Exploitation Contract should be granted. A full ESIA for deep-sea collecting operations has yet to be completed and approved by the ISA, and the full impact of any polymetallic nodule collecting operation on the environment has yet to be determined. Further, the required standards for an ESIA are currently unclear and have not been finalized by the ISA, which could require changes to any submissions made by our subsidiaries in connection with ISA Exploitation Contract application. Environmental legislation is evolving in a manner which is likely to require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. Additionally, while we intend to produce seafloor polymetallic nodules in a way that mitigates and reduces potential damage to the seafloor and marine environmental conditions, we do not know whether the ISA or any other regulatory body will seek to impose impracticable restoration or rehabilitation obligations on our collecting process. Any such obligations, to the extent they are overly burdensome, could result in material changes to our business as currently contemplated.

Although the environmental impact review process has not yet been finalized, all contractors have been made aware of the requirement to complete baseline studies and an ESIA, culminating in an Environmental Impact Statement (“EIS”) prior to collecting. There are no guarantees that the ISA will evaluate any exploration contract application by our subsidiaries in a timely manner, and even if the ISA does timely evaluate such applications(s), such subsidiary may be required to submit a supplementary EIS before being approved. This may result in delays that could impact our projected timeframe for collection and production. Furthermore, in the event that the ISA timely evaluates and approves an application, any aspect of such application and approval theoretically could be subject to legal challenges which could result in further delays that could detrimentally impact our business.

The environmental permitting process is expected to involve a series of checks and balances with reviews being conducted by the ISA. There are no assurances that the work our subsidiaries have done to date or that their contemplated future operations will satisfy the final environmental rules and regulations adopted by the ISA, and any future changes could delay the timing of such submissions to the ISA or our subsidiaries’ operations more generally, which could have a material adverse effect on our business. Sponsoring state approvals and permits are currently and may in the future be required in connection with our operations. To the extent such approvals are required and not obtained, our subsidiaries may be curtailed or prohibited from proceeding with planned exploration or development of mineral properties. Failure to comply with applicable laws, regulations, and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions.

Seafloor polymetallic nodules have never been recovered on a commercial scale, and there is a risk that our collection methods and the equipment that we intend to utilize during this process may not be adequate for the economic development of seafloor polymetallic nodule deposits. The equipment and technology that we intend to utilize has not been fully proven in such sub-sea conditions and for this specific material and application, and failure to adapt existing equipment or to develop suitable equipment or recovery and development techniques for the prevailing material and seafloor conditions would have a material adverse effect on our business, results of operations and financial condition. We have partnered with Allseas, a leading global offshore contractor, to undertake a pre-production pilot collector test in which a collector vehicle, a RALS and other systems will be tested. Although we expect the pilot collector test to be successful, there can be no assurance that it will be, or that their technology will eventually be adequate to collect polymetallic nodules on a commercial scale.

If NORI and TOML are each able to obtain ISA Exploitation Contract after the ISA finalizes the exploitation regulations, in addition to any related permits that may be required, and the Allseas pilot collector test is successful and we are able to collect, transport and process polymetallic nodules on a commercial scale and sell metals from such operations, we expect to be able to generate revenue beginning in 2024.

COVID-19

In March 2020, the World Health Organization declared the global outbreak of COVID-19 to be a pandemic. We continue to closely monitor the recent developments surrounding the continued spread and potential resurgence of COVID-19. The COVID-19 pandemic may have an adverse impact on our operations, particularly as a result of preventive and precautionary measures that our company, other businesses, and governments are taking. Refer to the section entitled “Risk Factors” included in this prospectus for more information. We are unable to predict the full impact that the COVID-19 pandemic will have on our future results of operations, liquidity and financial condition due to numerous uncertainties, including the duration of the pandemic and the actions that may be taken by government authorities. However, COVID-19 is not expected to result in any significant changes in costs going forward. We will continue to monitor the performance of our business and reassess the impacts of COVID-19.

Basis of Presentation

We currently conduct our business through one operating segment. As a pre-revenue company with no commercial operations, our activities to date have been limited. Our historical results are reported under U.S. GAAP and in U.S. dollars.

Components of Results of Operations

We are an exploration-stage company and our historical results may not be indicative of our future results for reasons that may be difficult to anticipate. Accordingly, the drivers of our future financial results, as well as the components of such results, may not be comparable to our historical or projected results of operations.

Revenue

To date, we have not generated any revenue. We do not expect to generate revenue until at least 2024 and only if NORI and/or TOML receive an ISA Exploitation Contract and we are able to successfully collect polymetallic nodules and process the nodules into saleable products on a commercial scale. Any revenue from initial production is difficult to predict.

Exploration Expenses

We expense all costs relating to exploration for and development of mineral resources. Such exploration and development costs include, but are not limited to, ISA contract management, geological, geochemical and geophysical studies, environmental baseline studies and process development. The acquisition cost of mineral contracts would be charged to operations on a unit-of-production method based on proven and probable reserves should commercial production commence in the future.

Selling, General and Administrative Expenses

Selling, general and administrative, or SG&A, expenses consist primarily of compensation for employees, consultants and directors, including stock-based compensation, consulting fees, investor relations expenses; expenses related to advertising and marketing functions, insurance costs, office and sundry expenses, professional fees (including legal, audit and tax fees), travel expenses and transfer and filing fees.

Stock-based compensation cost from the issuance of stock options is measured at the grant date based on the fair value of the award and is recognized over the related service period. Stock-based compensation costs are charged to exploration expenses and general and administrative expense depending on the function fulfilled by the option holder. In instances stock options are issued for financing related services, the costs are included within equity as part of the financing costs. We recognize forfeiture of any awards as they occur.

We expect SG&A expenses to continue to increase in absolute dollars as we expand our infrastructure to commence production and due to additional legal, accounting, insurance and other expenses associated with being a public company.

Interest Income/Expense

Interest income consists primarily of interest income earned on our cash and cash equivalents. We expect interest income to increase considerably into the future given the increase of cash on our balance sheet as a result of the Business Combination.

Interest expense results from our financing transactions, specifically the convertible debentures issued in February 2021, which accrue interest at 7% per annum.

Foreign Exchange Loss

The foreign exchange income or loss for the periods primarily relates to our cash held in Canadian dollars and also to the settlement of costs incurred in foreign currencies, depending on either the strengthening or weakening of the US dollar.

Results of Operations

Comparison of the Six Months Ended June 30, 2021 and 2020

	Six Months Ended June 30,
	2021	2020	Change	% Change
	(dollar amounts in thousands)
Exploration expenses	54,736	31,188	23,548	76%
SG&A	28,265	1,626	26,639	1,638%
Interest expense (income)	661	(51)	712	(1,396)%
Foreign exchange loss (gain)	53	(3)	56	(1,867)%
	83,715	32,760	50,955	156%

Exploration Expenses

Exploration expenses increased by approximately $23.5 million, or 76%, to $54.7 million during the six months ended June 30, 2021, compared to $31.2 million during the six months ended June 30, 2020. This increase was primarily due to the recognition of $28.6 million (compared to $0.2 million during the same period in 2020) of stock-based compensation from the issuance of stock options granted to personnel during the six months ended June 30, 2021. The stock-based compensation cost for the stock options granted to individuals involved in the exploration activities is included within exploration expenses for the periods. In addition, the cost of marine cruises that we undertook during the six months ended June 30, 2021 was $21.0 million (compared to $14.8 million during the same period in 2020). We have a strategic partnership with Maersk, as described below, pursuant to which we settled the costs for marine vessel services provided by Maersk through the issuance of DeepGreen Common Shares. Such DeepGreen Common Shares were recognized at their fair value and the changes in such fair value had a significant impact on its exploration expenditures. During March 2021, we revised our arrangement with Maersk, which now requires settlement of marine vessel services in cash instead of DeepGreen Common Shares and going forward, such costs are expected to reflect the cost of the marine cruises undertaken with no additional impact on the cost resulting from the change in the fair value of DeepGreen Common Shares. This overall increase in cost was offset by $11.7 million of cost recognized related to the amendment to our agreement with Allseas (as further described below), whereby we paid an additional $10 million and issued 2.8 million DeepGreen Common Shares to Allseas during the six months ended June 30, 2020. We expect exploration expenses to increase during the remainder of 2021 due to an increase in planned exploration campaigns to undertake environmental baseline surveys to support the ESIA and permitting requirements as well as milestones being reached for the pilot collector test program with Allseas. Processing expenditure is also expected to increase with completion of pyrometallurgical and hydrometallurgical pilot testing.

Selling, General and Administrative Expenses

SG&A expenses increased $26.6 million, or 1,638%, to $28.3 million during the six months ended June 30, 2021, compared to $1.6 million during the six months ended June 30, 2020. The increase in SG&A expenses were a result of the stock-based compensation recognized of $18.7 million and costs incurred in connection with the Business Combination. Total additional professional fees incurred during the six months ended June 30, 2021 amounted to $4.7 million. Our activities overall also increased and we incurred additional consulting fees of $1.0 million and marketing costs of $2.3 million, respectively. We expect SG&A expenses to increase significantly during 2021 due to additional professional fees (including legal, audit and tax fees) and other costs of becoming and being a public company.

Interest Expense

During the six months ended June 30, 2021, we recognized interest expense of $0.7 million as a result of the issuance of 7% convertible debentures of $26 million during February 2021.

Liquidity and Capital Resources

To date, our primary sources of capital have been private placements of DeepGreen Common Shares and DeepGreen Preferred Shares and a recent issuance of convertible debentures completed in February 2021, which were automatically converted into DeepGreen Common Shares immediately prior to the completion of the Business Combination. As of June 30, 2021, we had cash and cash equivalents of $16.9 million and an accumulated deficit of $246.6 million. In addition, on September 9, 2021, we completed the Business Combination with SOAC, and as a result we received gross proceeds of approximately $137.5 million.

We have yet to generate any revenue from our business operations. We are an exploration stage company and the recovery of our investment in mineral exploration contracts and attainment of profitable operations is dependent upon many factors including, among other things, exploring and developing the ocean floor for the collection of polymetallic nodules as well as the development of our processing technology for the treatment of such nodules, the establishment of mineable reserves, the demonstration of commercial and technical feasibility of seafloor polymetallic nodule collection and processing, metal prices, and regulatory approval for exploitation and environmental permitting. While we have obtained financing in the past, there is no assurance that such financing will continue to be available.

Fiscal 2020 Financings

During the year ended December 31, 2020, we issued 5.7 million DeepGreen Common Shares in private placements for total proceeds of $20.4 million. Inclusive in this was a subscription from Allseas for 2.8 million DeepGreen Common Shares for total proceeds of $10 million.

We further issued 2.8 million DeepGreen Common Shares for services to Allseas at a price of $3.60 per share for total value of $10.1 million and 4.1 million DeepGreen Common Shares for marine vessel services to Maersk to settle invoiced cost of $5.1 million at an agreed upon contract price of $1.25 per share. Such shares issued to Maersk were recognized for accounting purposes at $3.60 per share.

During the year ended December 31, 2020, option holders exercised 2.3 million stock options for total proceeds of $0.9 million at an average exercise price of $0.41 per share.

Fiscal 2021 Financings

During the six months ended June 30, 2021, we issued 3.7 million DeepGreen Common Shares to Maersk for marine vessel services. Such Common Shares were valued at $7.00 per DeepGreen Common Share. Certain holders of stock options exercised their rights in exchange for 3.4 million DeepGreen Common Shares. The weighted average exercise price of these stock options was $0.74 per DeepGreen Common Share resulting in total proceeds of $2.6 million.

During February 2021, we raised a total of $26 million through convertible debentures financing. The convertible debentures bear interest at the rate of 7.0% per annum, compounded annually, with a maturity date that is 24 months from the date of the financing. The debentures were automatically converted into DeepGreen Common Shares immediately prior to the Business Combination at the conversion price of $10.00 per share.

On February 18, 2021, debentures totaling $0.5 million were converted into 50,000 DeepGreen Common Shares.

We expect our capital expenditures and working capital requirements to increase materially in the near future as NORI and TOML seek to obtain ISA Exploitation Contract, perform the required environmental studies, complete pre-feasibility and feasibility studies. We believe that our cash on hand following the closing of the Business Combination will be sufficient to meet our working capital and capital expenditure requirements to at least the third quarter of 2023. With these funds, we expect to be able to complete pilot nodule collection trials in 2022, complete our environmental impact studies by 2023, and lodge our application to move from exploration phase to exploitation phase in the third quarter of 2023. We may, however, need additional cash resources due to changed business conditions or other developments, including, but not limited to, deferral of approvals, capital cost escalation, currently unrecognized technical and development challenges or change in external business environment. To the extent that our current resources are insufficient to satisfy our cash requirements, we may need to seek additional equity or debt financing. If the financing is not available, or if the terms of financing are less desirable than we expect, we may be forced to delay our exploration and/or exploitation activities or scale back our operations, which could have a material adverse impact on our business and financial prospects.

Cash Flows Summary

Comparison of the Six Months Ended June 30, 2021 and June 30, 2020

The following table summarizes our sources and uses of cash for the six months ended June 30, 2021 and June 30, 2020:

Presented below is a summary of our operating, investing and financing cash flows:

	Six Months Ended June 30,
	2021 (in thousands)	2020 (in thousands)
Net cash (used in) operating activities	$(17,945)	$(17,577)
Net cash (used in) investing activities	$(3,842)	$(607)
Net cash provided by financing activities	$28,563	$11,842
	$6,776	$(6,342)

Cash flows used in Operating Activities

Net cash used in operating activities for the six months ended June 30, 2021 was $17.9 million, attributable to a net loss of $83.7 million and a net change in net operating assets and liabilities of $4.8 million and non-cash adjustments of $61.0 million. Non-cash adjustments primarily consisted of $12.8 million for the value of shares issued to Maersk and $47.3 million of share-based payments related to the value of the incentive stock options recognized during the six months ended June 30, 2021. The change in our net operating assets and liabilities was primarily due to a $4.7 million increase in accounts payable and accrued liabilities due to the timing of payments.

Net cash used in operating activities for the six months ended June 30, 2020 was $17.6 million, attributable to a net loss of $32.8 million and a net change in net operating assets and liabilities of $1.8 million and non-cash adjustments of $13.4 million. Non-cash adjustments primarily consisted of $12.9 million for the value of shares issued to Allseas and Maersk as described above, $0.2 million of share-based payments related to the value of the incentive stock options recognized during the six months ended June 30, 2020, and $0.3 million for amortization of equipment. The change in our net operating assets and liabilities was primarily due to a $1.8 million increase in accounts payable and accrued liabilities due to the timing of payments.

Cash flows used in Investing Activities

Net cash used in investing activities for the six months ended June 30, 2021 was $3.8 million and related to the payments made to Deep Sea Mining for the deferred consideration that became due during the period. As at June 30, 2021 there was no amount outstanding for the deferred consideration pertaining to TOML Acquisition. We also spent $0.4 million for purchase of equipment.

Net cash used in investing activities for the six months ended June 30, 2020 was $0.6 million and related to the initial payments made to Deep Sea Mining in connection with the TOML Acquisition.

Cash flows provided by Financing Activities

Net cash provided by financing activities for the six months ended June 30, 2021 was $28.6 million related to proceeds of $26 million from the issuance of convertible debentures and $2.6 million from the exercise of incentive stock options.

Net cash provided by financing activities for the six months ended June 30, 2020 was $11.8 million related to proceeds from private placements.

Contractual Obligations and Commitments

NORI Exploration Contract

As part of the NORI Exploration Contract with the ISA with respect to the NORI Area, NORI committed to expending $5 million over the five-year period from 2017 to 2021. Such commitment has already been met.

Marawa Option Agreement and Services Agreement

As part of DGE’s Option Agreement and Services Agreement with Marawa with respect to the Marawa Area, Marawa commits to expending funds on exploration activities on an annual basis. The commitment for fiscal 2020 was Australian dollar $1 million and for 2021 is Australian dollar $2 million. Such commitment is negotiated with the ISA for five-year plans and is subject to regular periodic reviews.

TOML Exploration Contract

As part of the TOML Exploration Contract with the ISA with respect to the TOML Area, TOML has committed to expending $30 million for a five-year period from 2016 to 2021 in the first-year review finalized in 2016. Such commitment has flexibility where the amount can be reduced by the ISA and such reduction would be dependent upon various factors including the success of the exploration programs and the availability of funding. As at June 30, 2021, we had expended approximately $14.1 million in connection with the TOML Exploration Contract. We are expecting to discuss the progress since the acquisition of the TOML Group with the ISA later during 2021.

Regulatory Obligations Relating to Exploration Contracts

Each of TOML and NORI require sponsorship from their respective host sponsoring nations, the Kingdom of Tonga and the Republic of Nauru, respectively. Each company has been registered and incorporated within the applicable host nation’s jurisdiction. The ISA requires that a contractor must obtain and maintain sponsorship by a host nation that is a member of the ISA and such nation must maintain effective supervision and regulation over such sponsored contractor. Each of TOML and NORI is subject to the registration and incorporation requirements of these nations. In the event the sponsorship is otherwise terminated, such subsidiary will be required to obtain new sponsorship from another host nation that is a member of the ISA. Failure to obtain such new sponsorship would have a material impact on the operations of such subsidiary and us.

Allseas Agreements

On March 29, 2019, we entered into a strategic alliance with Allseas to develop and deploy a Pilot Mining Test System (“PMTS”), successful completion of which would aid our application for an ISA Exploitation Contract. Allseas agreed to cover all the development cost of the project and in consideration for a successful PMTS, we had committed to expending $30 million in cash and further issuing 10 million DeepGreen Common Shares (at a contractual price of $3.00 per share at time of the agreement) for a total value of $60 million to Allseas.

During 2020, the PMTS agreement was amended and we paid $10 million in cash and issued 2.8 million DeepGreen Common Shares valued at $3.60 per share for an additional $10 million to allow for higher cost that had been incurred by Allseas and to facilitate the acquisition of the Hidden Gem vessel by Allseas, which has strategic importance to us, by providing a platform to develop a smaller-scale, lower-capital early production system. As at December 31, 2020, our original commitment of $30 million in cash and 10 million DeepGreen Common Shares still remained to be completed as such obligation is dependent upon successful completion by Allseas of the collector test.

On March 4, 2021 and June 30, 2021, we entered into amended agreements with Allseas (the “Amendment #3” and “Amendment #4”, respectively) whereby, upon successful completion of the Business Combination, instead of issuing 10 million Common Shares to Allseas in connection with the PMTS, we issued to Allseas a warrant to acquire 10 million DeepGreen Common Shares at a nominal value (the “Allseas Warrant”). The Allseas Warrant will vest and become exercisable upon successful completion of the PMTS and will expire on September 30, 2026. There are vesting conditions associated with the Allseas Warrant whereby a maximum of 10 million DeepGreen Common Shares would be issued if the PMTS is completed by September 30, 2023, gradually decreasing to 5 million DeepGreen Common Shares if PMTS is completed after September 30, 2025.

The Allseas Warrant was assumed by SOAC at the closing of the Business Combination and became a warrant to purchase up to 11,578,620 Common Shares, adjusted for the exchange ratio for the transaction. If the market price of the Common Shares on June 1, 2022 is higher than $15 per share (as adjusted based on the exchange ratio for the closing of the Business Combination), the aggregate value of the shares underlying the warrant above $150 million as at June 1, 2022 will automatically become a commercial credit from Allseas to TMC equal to the excess value. This commercial credit will be effective on the vesting date of the Allseas Warrant and we will be able to exchange this excess value for any future goods and services from Allseas under the nodule collection and shipping contract for one year after commercial production.

The cash payment of $30 million in the original agreement was also amended to be paid as follows provided that the Business Combination was completed:

•        $10 million within 10 business days of the closing of the Business Combination with Allseas providing confirmation of placing an order of certain equipment and demonstrating certain progress on construction of the collector vehicle;

•        $10 million on the later of (i) January 1, 2022, and (ii) confirmation of successful collection of the North Sea test; and

•        $10 million upon successful completion of the PMTS.

As at June 30, 2021, Allseas has successfully reached the progress milestone for the construction of the collector vehicle and confirmed the order of the required equipment.

The Amendment #3 and Amendment #4 became effective upon the completion of the Business Combination and the first $10 million payment set forth above was paid to Allseas on October 5, 2021.

Maersk Agreements

Effective March 15, 2017, we entered into a strategic partnership with Maersk to undertake the exploration, environmental base line and offshore testing required to support development of feasibility studies for economic production of polymetallic nodules from the CCZ. Under the agreement, Maersk provides marine vessel services and project management services, enabling us to undertake the various marine cruises to support required prefeasibility studies. During these marine cruises, we undertook baseline studies required to complete an ESIA, collected nodules for metallurgical test work and collected samples for resource evaluation. The invoiced cost related to the marine vessel was settled through DeepGreen Common Shares at an agreed upon price of $1.25 per DeepGreen Common Share. Services provided by Maersk for managing these marine cruises are paid in cash.

On March 4, 2021, the agreement with Maersk was amended whereby all future costs pertaining to the use of the marine vessels would be paid in cash rather than through issuance of DeepGreen Common Shares. The amended agreement is in place until early 2022, at which point the parties will negotiate any potential future offshore engagements.

Offtake Agreement

On May 25, 2012, DGE and Glencore entered into a copper offtake agreement and a nickel offtake agreement. DGE has agreed to deliver to Glencore 50% of the annual quantity of copper and nickel produced by a DGE owned facility from nodules derived from the NORI Area at LME referenced market pricing with allowances for product quality and delivery location. Either party may terminate the agreement upon a material breach or insolvency of the other party. Glencore may also terminate the agreement by giving twelve months’ notice.

Sponsorship Agreements

On July 5, 2017, Nauru, the Nauru Seabed Minerals Authority and NORI entered into the NORI Sponsorship Agreement formalizing certain obligations of the parties in relation to NORI’s exploration and potential exploitation of the NORI Area. Upon reaching the minimum recovery level within the tenement area, NORI will pay Nauru a seabed mineral recovery payment based on the polymetallic nodules recovered from the tenement area. In addition, NORI will pay an administration fee each year to Nauru for such administration and sponsorship, which is subject to review and increase in the event that NORI is granted an ISA Exploitation Contract.

On March 8, 2008, Tonga and TOML entered into the TOML Sponsorship Agreement formalizing certain obligations of the parties in relation to TOML’s exploration and potential exploitation of the TOML Area. Upon reaching the minimum recovery level within the tenement area, TOML has agreed to pay Tonga a seabed mineral recovery payment based on the polymetallic nodules recovered from the tenement area. In addition, TOML has agreed to pay the reasonable direct costs incurred by Tonga to administer the ISA obligations of Tonga to the ISA.

Critical Accounting Policies and Estimates

Our financial statements have been prepared in accordance with U.S. GAAP. In the preparation of these financial statements, we are required to use judgment in making estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, as well as the reported expenses incurred during the reporting periods.

We consider an accounting judgment, estimate or assumption to be critical when (1) the estimate or assumption is complex in nature or requires a high degree of judgment and (2) the use of different judgments, estimates and assumptions could have a material impact on the consolidated financial statements. Our significant accounting policies are described in Note 2 to our audited consolidated financial statements included in this prospectus. We have the critical accounting policies and estimates which are described below.

TOML Acquisition

On March 31, 2020, we completed the TOML Acquisition and applied guidance from ASC 805 to understand the accounting treatment regarding this acquisition and make necessary judgements.

ASC 805 defines a business as inputs and processes, when applied to the inputs, resulting in the creation of outputs. The key input acquired in connection with the TOML Acquisition is the TOML Exploration Contract and the related intellectual property. TOML Exploration Contract is in the exploration stage and therefore does not produce outputs. ASC 805 requires that where there is no output, there must be both an input and substantive process which must include an organized workforce with the necessary skills, experience, and knowledge to develop and convert the inputs into outputs, for a group of assets to be considered a business. An organized workforce was not included in the TOML Acquisition and therefore our management deemed that the TOML Acquisition was not a business acquisition and only an acquisition of a group of assets.

Our position is supported by ASC 805’s guidance that if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not considered a business. We determined that the value of TOML Acquisition was substantially concentrated in the TOML Exploration Contract.

Our management also determined that other assets acquired (which included other intangible assets, such as patents and trademarks) were connected to the TOML Exploration Contract and would not hold value by themselves. Consequently, the total cost of the transaction was primarily allocated to exploration licenses.

Value of Common Share-Based Payments

We recognize the cost of share-based awards granted to employees and directors based on the estimated grant-date fair value of the awards. We determine the fair value of stock options using the Black-Scholes option pricing model, which is impacted by the following assumptions:

•        Fair Value of Common Shares on the Date of the Grant — We used the price of the most recent private placements to assess the value of our shares on the date of the grant of incentive stock options.

•        Expected Term — We used the term of the award when calculating the expected term due to insufficient historical exercise data.

•        Expected Volatility — As our Common Shares were not actively traded, the volatility is based on a benchmark of comparable companies within the mining industry.

•        Expected Dividend Yield — The dividend rate used is zero as we have never paid any cash dividends on our Common Shares and do not anticipate doing so in the foreseeable future.

•        Risk-Free Interest Rate — The interest rates used are based on the implied yield available on Canadian Treasury zero-coupon issues with an equivalent remaining term equal to the expected life of the award.

Emerging Growth Company Status

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act and have elected to take advantage of the benefits of the extended transition period for new or revised financial accounting standards. Following the closing of the Business Combination, we expect to remain an emerging growth company at least through the end of the 2021 fiscal year and we expect to continue to take advantage of the benefits of the extended transition period, although we may decide to early adopt such new or revised accounting standards to the extent permitted by such standards. This may make it difficult or impossible to compare our financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used.

Recent Accounting Pronouncements

See Note 2 to the consolidated financial statements included in this prospectus for more information about recent accounting pronouncements, the timing of their adoption, and our assessment, to the extent we have made one, of their potential impact on our financial condition and our results of operations and cash flows.

Quantitative and Qualitative Disclosures About Market Risk

We are exposed to a variety of markets and other risks including the effects of change in interest rates, inflation and foreign currency translation and transaction risks as well as risks to the availability of funding sources, hazard events and specific asset risks. We also expect to be exposed to commodity risks if and when we commence commercial production.

Interest Rate Risk and Credit Risk

Interest rate risk is the risk that the fair value of our future cash flows and our financial instruments will fluctuate because of changes in market interest rates.

Our current practice is to invest excess cash in investment-grade short-term deposit certificates issued by reputable Canadian financial institutions with which we keep our bank accounts and management believes the risk of loss to be remote. We periodically monitor the investments we make and are satisfied with the credit ratings of our banks. Due to the current low interest rate environment, we have not invested any cash in investments earning interest as at June 30, 2021.

Credit risk is a risk of loss that may arise on outstanding financial instruments should a counter party default on its obligation. Our receivables consist primarily of general sales tax due from the Federal Government of Canada and as a result, the risk of default is considered to be low. Once we commence commercial production, we expect our credit risk to rise with our increased customer base.

Material Weakness

In the course of preparing the financial statements that were included in this prospectus, we identified a material weakness in our internal control over financial reporting as of December 31, 2020, which related to a deficiency in the design and operation of the financial statement close and reporting controls, including maintaining sufficient written policies and procedures and the need to use appropriate technical expertise when accounting for complex or non-routine transactions. Our management has concluded that this material weakness was due to the fact that, prior to the Business Combination, we were a private company with limited resources. We recently appointed a chief financial officer and a chief accounting officer, have hired and are currently recruiting additional finance personnel and have engaged reputable independent accounting groups to undertake a review and gap analysis of current systems and processes in order to develop a remediation plan.

Foreign Currency Risk

Foreign currency risk is the risk that the fair value or future cash flows of an exposure will fluctuate because of changes in foreign exchange rates. Our exposure to the risk of changes in foreign exchange rates relates our transactions in foreign currencies, primarily in the Canadian dollar, the Australian dollar, and the Great British Pound. We primarily hold our cash in U.S. dollars and settle our foreign currency payables soon after the receipt of invoices thereby minimizing the foreign currency exposure.

Once we commence commercial production, we expect to be exposed to both currency transaction and translation risk. To date, we have not had material exposure to foreign currency fluctuations and have not hedged such exposure, although we may do so in the future.

Commodity Price Risk

We expect to engage in the collection, transport, processing and sale of products containing nickel, copper, manganese and cobalt from the polymetallic nodules collected from our contract areas of the CCZ. Accordingly, we expect the principal source of future revenue to be the sale of products containing nickel, copper, manganese and cobalt. A significant and sustained decrease in the price of these metals from current levels could have a material and negative impact on our business, financial condition and results of operations.

DESCRIPTION OF SECURITIES

The following summary of the material terms of the capital stock of TMC the metals company Inc. (formerly Sustainable Opportunities Acquisition Corp.) is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to the Notice and Articles and the provisions of applicable law, including the BCBCA and the warrant-related documents described herein, each of which are incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and certain provisions of British Columbia law. We urge you to read each of the Notice and Articles and the warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities. Unless the context requires otherwise, all references to “we”, “us,” “our,” the “Company” and “TMC” in this section refer solely to TMC the metals company Inc. (formerly Sustainable Opportunities Acquisition Corp.) and not to our subsidiaries.

Authorized Share Capital

We are authorized to issue (a) an unlimited number of Common Shares, (b) an unlimited number of preferred shares, issuable in series, (c) 5,000,000 Class A Special Shares, (d) 10,000,000 Class B Special Shares, (e) 10,000,000 Class C Special Shares, (f) 20,000,000 Class D Special Shares, (g) 20,000,000 Class E Special Shares, (h) 20,000,000 Class F Special Shares, (i) 25,000,000 Class G Special Shares, (j) 25,000,000 Class H Special Shares, (k) 500,000 Class I Special Shares and (l) 741,000 Class J Special Shares, each without par value.

Common Shares

Holders of Common Shares are entitled to one (1) vote per share on all matters upon which holders of shares are entitled to vote. Subject to the BCBCA and prior rights of the holders of preferred shares and any other class ranking senior to the Common Shares, the holders of Common Shares are entitled to receive non-cumulative dividends as, if and when declared by the board of directors. Subject to the prior rights of the holders of Special Shares and preferred shares, and any other class ranking senior to the Common Shares, in the event of our liquidation, dissolution or winding-up or other distribution of our assets among our shareholders, the holders of Common Shares will be entitled to share pro rata in the distribution of the balance of our assets. Holders of Common Shares will have no pre-emptive or conversion or exchange rights or other subscription rights. There are no redemption, retraction, purchase for cancellation or surrender provisions or sinking or purchase fund provisions applicable to Common Shares. There is no provision in the Notice and Articles requiring holders of Common Shares to contribute additional capital, or permitting or restricting the issuance of additional securities or any other material restrictions. The special rights or restrictions attached to Common Shares are subject to and may be adversely affected by, the rights attached to any series of preferred shares that the board of directors may designate in the future.

Preferred Shares

We are authorized to issue an unlimited number of preferred shares, issuable in series. Accordingly, the board of directors is authorized, without shareholder approval but subject to the provisions of the BCBCA and the Articles, to determine the maximum number of shares of each series, create an identifying name for each series and attach such special rights or restrictions, including dividend, liquidation and voting rights, as the board of directors may determine, and such special rights or restrictions, including dividend, liquidation and voting rights, may be superior to those of the Common Shares. The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or discouraging potential acquisition proposals and might adversely affect the market price of the Common Shares and the voting and other rights of the holders of Common Shares. We have no current plan to issue any preferred shares.

Special Shares

Holders of Special Shares are not entitled to any voting rights, except as required under the BCBCA in certain circumstances, and are not entitled to receive dividends. Subject to the prior rights of the holders of preferred shares, in the event of our liquidation, dissolution or winding-up or other distribution of our assets among our shareholders, the holders of Special Shares will be entitled to receive an amount equal to $0.00000000001 per Special Share

(the “Redemption Price”). Holders of Special Shares have no pre-emptive or exchange rights or other subscription rights. There is no provision in the Notice and Articles requiring holders of Special Shares to contribute additional capital. The special rights or restrictions attached to Special Shares are subject to and may be adversely affected by, the rights attached to any series of preferred shares that the board of directors may designate in the future. The Notice and Articles provide that the Special Shares may not be, directly or indirectly, sold, transferred, assigned, pledged, mortgaged, exchanged, hypothecated or encumbered without the prior approval of the board of directors, which shall only be given under certain circumstances specified in the Notice and Articles (a “Permitted Transfer”). Notwithstanding the foregoing, any holder of Special Shares may, at any time, provide an irrevocable direction and agreement in favor of us that a proposed transfer shall be deemed not to be a Permitted Transfer and that irrevocable direction may provide that any other Permitted Transfer shall require that the transferee provide an identical type of irrevocable direction and agreement.

Subject to the provisions of the BCBCA, any Special Shares then outstanding shall be redeemed by us without any action on the part of the holders of Special Shares (i) at any time after the 15th year anniversary of the original issue date of the Special Shares or (ii) at any time after a Change of Control, in each case at the Redemption Price. For the purposes of the Notice and Articles, “Change of Control” shall mean any transaction or series of related transactions (x) under which any person or one or more persons that are affiliates or that are acting as a “group” (as defined in Section 13(d)(3) of the Exchange Act), directly or indirectly, acquires or otherwise purchases (i) the Company or (ii) all or a material portion of assets, businesses or our Equity Securities (as defined below) or (y) that results, directly or indirectly, in the shareholders of TMC as of immediately prior to such transaction holding, in the aggregate, less than 50% of the voting Equity Securities immediately after the consummation thereof (excluding, for the avoidance of doubt, any Special Shares and the Common Shares issuable upon conversion thereof) (in the case of each of clause (x) and (y), whether by amalgamation, merger, consolidation, arrangement, tender offer, recapitalization, purchase or issuance of Equity Securities or otherwise), and “Equity Securities” shall refer to Common Shares, the preferred shares, Special Shares or any other class of shares or series thereof in the capital of the Company or similar interest in the Company (including any stock appreciation, phantom stock, profit participation or similar rights), and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

The Special Shares will automatically convert into Common Shares on a one (1) for one (1) basis (the “Conversion Rate”) (unless adjusted as described below) upon the occurrence of the following events:

•        in the case of the Class A Special Shares, if (a) on any twenty (20) trading days within any thirty (30)trading day period, the Common Shares trade on the principal securities exchange or securities market on which Common Shares are then traded for a price that is greater than or equal to $15.00, or (b) there occurs any transaction resulting in a Change of Control with a valuation of the Common Shares that is greater than or equal to $15.00 per Common Share;

•        in the case of the Class B Special Shares, if (a) on any twenty (20) trading days within any thirty (30) trading day period, the Common Shares trade on the principal securities exchange or securities market on which Common Shares are then traded for a price that is greater than or equal to $25.00, or (b) there occurs any transaction resulting in a Change of Control with a valuation of the Common Shares that is greater than or equal to $25.00 per Common Share;

•        in the case of the Class C Special Shares, if (a) on any twenty (20) trading days within any thirty (30) trading day period, the Common Shares trade on the principal securities exchange or securities market on which Common Shares are then traded for a price that is greater than or equal to $35.00, or (b) there occurs any transaction resulting in a Change of Control with a valuation of the Common Shares that is greater than or equal to $35.00 per Common Share;

•        in the case of the Class D Special Shares, if (a) on any twenty (20) trading days within any thirty (30) trading day period, the Common Shares trade on the principal securities exchange or securities market on which Common Shares are then traded for a price that is greater than or equal to $50.00, or (b) there occurs any transaction resulting in a Change of Control with a valuation of the Common Shares that is greater than or equal to $50.00 per Common Share;

•        in the case of the Class E Special Shares, if (a) on any twenty (20) trading days within any thirty (30) trading day period, the Common Shares trade on the principal securities exchange or securities market on which Common Shares are then traded for a price that is greater than or equal to $75.00, or (b) there occurs any transaction resulting in a Change of Control with a valuation of the Common Shares that is greater than or equal to $75.00 per Common Share;

•        in the case of the Class F Special Shares, if (a) on any twenty (20) trading days within any thirty (30) trading day period, the Common Shares trade on the principal securities exchange or securities market on which Common Shares are then traded for a price that is greater than or equal to $100.00, or (b) there occurs any transaction resulting in a Change of Control with a valuation of the Common Shares that is greater than or equal to $100.00 per Common Share;

•        in the case of the Class G Special Shares, if (a) on any twenty (20) trading days within any thirty (30) trading day period, the Common Shares trade on the principal securities exchange or securities market on which Common Shares are then traded for a price that is greater than or equal to $150.00, or (b) there occurs any transaction resulting in a Change of Control with a valuation of the Common Shares that is greater than or equal to $150.00 per Common Share;

•        in the case of the Class H Special Shares, if (a) on any twenty (20) trading days within any thirty (30) trading day period, the Common Shares trade on the principal securities exchange or securities market on which Common Shares are then traded for a price that is greater than or equal to $200.00, or (b) there occurs any transaction resulting in a Change of Control with a valuation of the Common Shares that is greater than or equal to $200.00 per Common Share;

•        in the case of the Class I Special Shares, if (a) on any twenty (20) trading days within any thirty (30) trading day period, the Common Shares trade on the principal securities exchange or securities market on which Common Shares are then traded for a price that is greater than or equal to $50.00, or (b) there occurs any transaction resulting in a Change of Control with a valuation of the Common Shares that is greater than or equal to $50.00 per Common Share; and

•        in the case of the Class J Special Shares, if (a) on any twenty (20) trading days within any thirty (30) trading day period, the Common Shares trade on the principal securities exchange or securities market on which Common Shares are then traded for a price that is greater than or equal to $12.00, or (b) there occurs any transaction resulting in a Change of Control with a valuation of the Common Shares that is greater than or equal to $12.00 per Common Share.

No fractional Common Share will be issued upon the conversion of the Special Shares and no payment will be made to the holders of Special Shares in lieu thereof. Rather, the holders of Special Shares shall be entitled to the number of Common Shares determined by rounding the entitlement down to the nearest whole number.

In the event that the Common Shares are at any time sub-divided, consolidated, converted or exchanged for a greater or lesser number of shares of the same or another class, then appropriate adjustments will be made in the rights and conditions attaching to the Special Shares so as to preserve in all respects the benefits of the holders of Special Shares.

In the event of any merger, amalgamation, consolidation, arrangement, reorganization or other business combination involving the Company with another entity, other than a Change of Control, the holders of Special Shares will be entitled to receive, on conversion, such securities or other property as if on the effective date of the event they were registered holders of the number of Common Shares which such holders of Special Shares were entitled to receive upon conversion of their Special Shares.

Warrants

Public Warrants

As of September 30, 2021, there were an aggregate of 15,000,000 outstanding Public Warrants, which entitle the holder to acquire Common Shares. Each whole public warrant entitles the registered holder to purchase one Common Share at an exercise price of $11.50 per share, subject to adjustment as discussed below, beginning on October 9, 2021. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Common Shares. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units, and only whole warrants will trade. Accordingly, unless you hold at least three units, you will not be able to receive or trade a whole warrant. The warrants will expire on September 9, 2026, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any Common Shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Common Shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and we will not be obligated to issue a Common Share upon exercise of a warrant unless the Common Share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the Common Share underlying such unit.

Redemptions

Once the warrants become exercisable, we may call the warrants for redemption:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•        if, and only if, the closing price of the Common Shares equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which notice of the redemption is given to the warrant holder.

If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Common Shares may fall below the $18.00 redemption trigger price (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption procedures and cashless exercise

If we call the warrants for redemption when the price per share of Common Shares equals or exceeds $18.00, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis” beginning on the third trading day prior to the date on which notice of the redemption is given to the holders of warrants. In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of Common Shares issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of Common Shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value and (B) 0.365. The “fair market value” will mean the average closing price of the Common Shares for the ten (10) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Common Shares to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management team does not take advantage of this option, our Sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Common Shares issued and outstanding immediately after giving effect to such exercise.

Anti-dilution adjustments

If the number of outstanding Common Shares is increased by a capitalization or share dividend payable in Common Shares, or by a split-up of common shares or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of Common Shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding common shares. A rights offering made to all or substantially all holders of common shares entitling holders to purchase Common Shares at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of Common Shares equal to the product of (i) the number of Common Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Shares) and (ii) one minus the quotient of (x) the price per Common Shares paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Class A ordinary shares, in determining the price payable for Common Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of Common Shares as reported during the 10 trading day period ending on the trading day prior to the first date on which the Common Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all the holders of Common Shares on account of such shares (or other securities into which the warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Common Shares during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of Common Shares issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, or (c) to satisfy the redemption rights of the holders of Common Shares in connection with the Business Combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Shares in respect of such event.

If the number of outstanding Common Shares is decreased by a consolidation, combination, reverse share split or reclassification of share of Common Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of Common Shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Common Shares.

Whenever the number of Common Shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Common Shares purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of Common Shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Common Shares (other than those described above or that solely affects the par value of such Common Shares), or in the case of any merger or consolidation of with or into another company (other than a consolidation or merger in which we are the continuing company and that does not result in any reclassification or reorganization of our outstanding Common Shares), or in the case of any sale or conveyance to another company or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Common Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Common Shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Common Shares in such a transaction is payable in the form of Common Shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty (30) days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in SOAC’s prospectus for its initial public offering, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders. You should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrant holders do not have the rights or privileges of holders of Common Shares and any voting rights until they exercise their warrants and receive Common Shares.

No fractional warrants will be issued upon separation of the units and only whole warrants will trade. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of Common Shares to be issued to the warrant holder.

Private Placement Warrants

As of October 1, 2021, there were 9,500,000 Private Placement Warrants outstanding. The private placement warrants (including the Common Shares issuable upon exercise of the private placement warrants) are not transferable, assignable or salable until October 9, 2021, except pursuant to limited exceptions to our officers and directors and other persons or entities affiliates with the initial purchasers of the private placement warrants, and they are not redeemable by us, except as described above when the prices per share of Common Shares equals or exceeds $10.00, so long as they are held by Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis. Except as described below, the private placement warrants have terms and provisions that are identical to those of the public warrants. If the private placement warrants are held by holders other than Sponsor or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the public warrants.

Except as described above regarding redemption procedures and cashless exercise in respect of the public warrants, if holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of Common Shares equal to the quotient obtained by dividing (x) the product of the number of Common Shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported closing price of the Common Shares for the ten (10) trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Allseas Warrant

On March 4, 2021, DeepGreen issued the Allseas Warrant to Allseas, which shall vest upon successful completion of the PMTS and become exercisable for a maximum of 11,578,620 DeepGreen Common Shares (as it may be adjusted based on the formula described therein) at a purchase price of $0.01 per share, and which is a warrant to purchase our Common Shares in accordance with the terms of the Allseas Warrant. The Allseas Warrant was issued to Allseas in lieu of any future obligation to issue the Success Fee Shares. The Allseas Warrant shall vest only upon (and not before) the successful completion of the PMTS. The Warrant Credit Value shall be determined as of June 1, 2022 based on the closing trading price of the Common Shares. In the event that the Warrant Credit Value is greater than $150,000,000, then on the vesting date of the Allseas Warrant, we shall receive a “credit” for the amount by which such Warrant Credit Value exceeds $150,000,000. We will be able to exchange such credit value for future goods and services from Allseas. No amount will be due or receivable under the Allseas Warrant if the Warrant Credit Value is under $150,000,000 on June 1, 2022. The Allseas Warrant shall expire on September 30, 2026.

Registration Rights

At the Closing, we, the initial shareholders, including the Sponsor (the “Sponsor Group Holders”), and certain holders of DeepGreen securities immediately prior to the Effective Time (the “DeepGreen Holders”) entered into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”), pursuant to which, among other things, the Sponsor Group Holders and the DeepGreen Holders were granted certain registration rights with respect to their respective Common Shares on the terms and subject to the conditions therein. In particular, SOAC agreed to, within thirty (30) calendar days after the closing of the Business Combination, file with the SEC (at our sole cost and expense) this registration statement on Form S-1 registering the resale of the Registrable Securities (as defined below), and to use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but no later than forty-five (45) days following the filing deadline (or seventy-five (75) days after the filing deadline if the registration statement is reviewed by, and receives comments from, the SEC. “Registrable Securities” means the Founder Shares, (b) the Private Placement Warrants, (c) the DeepGreen Shares, (d) the DeepGreen Earnout Shares, (e) the Sponsor Earnout Shares, (f) the Common Shares issued or issuable upon the exercise of any Private Placement Warrants, (g) the Common Shares issued or issuable upon the exercise of the Allseas Warrant; (h) any outstanding Common Shares or any other equity security (including the Common Shares issued or issuable upon the exercise or conversion of any other equity security) of the Company held by a Holder as of immediately following the Closing, (i) any Common Shares held by unitholders or members of the board of managers of the Sponsor immediately prior to the Closing, and (j) any other equity security of the Company issued or issuable with respect to any such Common Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization

Lock-Up Restrictions

Under the Amended and Restated Registration Rights Agreement, the Sponsor Group Holders and the DeepGreen Holders also agreed not to effect any sale or distribution of certain of our equity securities held by them during the period ending on the earlier of (A) 180 days after the Closing and (B) the date on which (x) the Common Shares have traded at a price that is greater than or equal to $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) during any 20 trading days within any 30 consecutive trading days after the Closing, or (y) we complete a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of our public stockholders having the right to exchange their Common Shares for cash, securities or other property. Certain Common Shares held by the Sponsor Group Holders shall not be offered, sold, pledged or distributed for periods of six months or twelve months, as applicable, and certain Common Shares held by the DeepGreen Holders shall not be offered, sold, pledged or distributed for periods of six months or eighteen months, as applicable, subject to the exceptions described in the Amended and Restated Registration Rights Agreement.

Certain Important Provisions of the Notice and Articles and the BCBCA

The following is a summary of certain important provisions of our Articles and certain related sections of the BCBCA. Please note that this is only a summary and is not intended to be exhaustive. This summary is subject to, and is qualified in its entirety by reference to, the provisions of our Articles and the BCBCA.

Stated Objects or Purposes

The Notice and Articles do not contain stated objects or purposes and do not place any limitations on the business that we may carry on.

Directors

Power to vote on matters in which a director is materially interested.    Under the BCBCA, a director or senior officer of a company is liable to account to the company for any profit that accrues to the director or senior officer under or as a result of a contract or transaction in which the director or officer holds a disclosable interest if the contract or transaction is material to the company, the company has entered, or proposes to enter, into the contract or transaction, and either the director or senior officer has a material interest in the contract or transaction or is a director or senior officer of, or has a material interest in, a person who has a material interest in the contract or transaction, unless otherwise provided for in the BCBCA. A director does not hold a disclosable interest in a contract or transaction if the contract or transaction: (i) is an arrangement by way of security granted by the company for money loaned to, or obligations undertaken by, the director, or a person in whom the director has a material interest, for the benefit the company or for one of our affiliates’ benefit; (ii) relates to an indemnity or insurance permitted under the BCBCA; (iii) relates to the remuneration of the director in his or her capacity as director, officer, employee or agent of the company or of one of its affiliates; (iv) relates to a loan to the company and the director, or a person in whom the director has a material interest, is the guarantor of some or all of the loan; or (v) is with a company that is affiliated to the company and the director is also a director or senior officer of that company or an affiliate of that company.

A director who holds a disclosable interest may also be liable to account to the company for any profit that accrues to the director under or as a result of a contract or transaction in which the director holds a disclosable interest, if the contract or transaction is: (i) approved by the other non-interested directors (unless all directors have a disclosable interest) or by a special resolution of the shareholders, after the nature and extent of the disclosable interest has been disclosed to the directors or shareholders, as applicable, or (ii) the contract or transaction was entered into before the individual became a director, the disclosable interest was disclosed to the other directors or shareholders and the director who holds the disclosable interest does not vote on any decision or resolution touching on the contract or transaction. Directors are also required to comply with certain other relevant provisions of the BCBCA regarding conflicts of interest. A director who holds such disclosable interest in respect of any material contract or transaction into which the company has entered or propose to enter may be required to absent himself or herself from the meeting while discussions and voting with respect to the matter are taking place.

Directors’ power to determine the remuneration of directors.    The remuneration of our directors, if any, may be determined by our directors subject to our Articles. The remuneration may be in addition to any salary or other remuneration paid to any of our employees (including executive officers) who are also directors.

Number of shares required to be owned by a director.    Our Articles do not and the BCBCA does not provide that a director is required to hold any of Common Shares as a qualification for holding his or her office. The board of directors has discretion to prescribe minimum share ownership requirements for directors.

Shareholder Meetings

Subject to applicable exchange requirements, and the BCBCA, we will have to hold a general meeting of our shareholders at least once every year at a time and place determined by our board of directors, provided that the meeting must not be held later than 15 months after the preceding annual general meeting, unless an extension is obtained. A meeting of our shareholders may be held anywhere in or outside British Columbia. The board of directors may also determine that shareholders may attend a meeting of shareholders by means of telephone, electronic or other communications facilities that permit all participants to communicate with each other during the meeting.

A notice to convene a meeting, specifying the date, time and location of the meeting, and, where a meeting is to consider special business, the general nature of the special business, among other things, must be sent to each shareholder entitled to attend the meeting and to each director, so long that the company is a public company, not less than 21 days and no more than two months prior to the meeting, although, as a result of applicable securities laws, the minimum time for notice is effectively longer in most circumstances. Under the BCBCA, shareholders entitled to notice of a meeting may waive or reduce the period of notice for that meeting, provided applicable securities laws are met. The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any person entitled to notice does not invalidate any proceedings at that meeting.

A quorum for meetings of shareholders is present if at least two shareholders who, in the aggregate, hold at least one-third (33⅓%) of the issued shares entitled to vote at the meeting, are present in person or represented by proxy at the meeting. If a quorum is not present within one half hour from the time set for the opening of any meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place, unless the meeting was requisitioned by shareholders, in which case the meeting is dissolved.

Holders of Common Shares are entitled to attend and vote at meetings of our shareholders except meetings at which only holders another class of shares are entitled to vote. Except as otherwise provided with respect to any particular series of preferred shares or Special Shares, and except as otherwise required by law, the holders of our preferred shares and/or Special Shares are not entitled to receive notice of, or to attend or vote at any meetings of our shareholders. Our directors and officers, our auditor and any other persons invited by our directors or the chair of the meeting are entitled to attend any meeting of our shareholders but will not be counted in the quorum or be entitled to vote at the meeting unless he or she is a shareholder or proxyholder entitled to vote at the meeting.

Shareholder Proposals and Advance Notice Procedures

Under the BCBCA, qualified shareholders holding at least (i) 1% of the Common Shares or (ii) Common Shares with a fair market value in excess of CAD$2,000 may make proposals for matters to be considered at the annual general meeting of shareholders. Such proposals must be sent to us in advance of any proposed meeting by delivering a timely written notice in proper form to our registered office in accordance with the requirements of the BCBCA. The notice must include information on the business the shareholder intends to bring before the meeting. To be a qualified shareholder, a shareholder must currently be and have been a registered or beneficial owner of at least one Common Share for at least two years before the date of signing the proposal.

Certain advance notice provisions with respect to the election of our directors are included in the Notice and Articles (the “Advance Notice Provisions”). The Advance Notice Provisions are intended to: (i) facilitate orderly and efficient annual general meetings or, where the need arises, special meetings; (ii) ensure that all shareholders receive adequate notice of board nominations and sufficient information with respect to all nominees; and (iii) allow shareholders to register an informed vote. Only persons who are nominated in accordance with the Advance Notice Provisions will be eligible for election as directors at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors.

Under the Advance Notice Provisions, a shareholder wishing to nominate a director would be required to provide us notice, in the prescribed form, within the prescribed time periods. These time periods include, (i) in the case of an annual meeting of shareholders (including annual and special meetings), not less than 30 days prior to the date of the annual meeting of shareholders; provided, that if the first public announcement of the date of the annual meeting of shareholders (the “Notice Date”) is less than 50 days before the meeting date, not later than the close of business on the 10th day following the Notice Date; and (ii) in the case of a special meeting (which is not also an annual meeting) of shareholders called for any purpose which includes electing directors, not later than the close of business on the 15th day following the Notice Date.

These provisions could have the effect of delaying until the next shareholder meeting the nomination of certain persons for director that are favored by the holders of a majority of our outstanding voting securities.

Forum Selection

The Notice and Articles include a forum selection provision that provides that, unless we consent in writing to the selection of an alternative forum, the Supreme Court of British Columbia, Canada and the appellate courts therefrom, are the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or other employees to our company; (iii) any action or proceeding asserting a claim arising pursuant to any provision of the BCBCA or the Notice and Articles (as each may be amended from time to time); or (iv) any action or proceeding asserting a claim otherwise related to the relationships among us, our affiliates and our respective shareholders, directors and/or officers, but excluding claims related to our business or of such affiliates. The forum selection provision also provides that our securityholders are deemed to have consented to personal jurisdiction in the Province of British Columbia and to service of process on their counsel in any foreign action initiated in violation of the foregoing provisions. This provision does not apply to suits brought to enforce any duty or liability created by the Securities Act or the Exchange Act, or the rules and regulations thereunder.

For claims brought under the Securities Act, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder and the Notice and Articles provides that the federal district courts of the United States of America, to the fullest extent permitted by law, are the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act (the “Federal Forum Provision”). Application of the Federal Forum Provision means that suits brought by our shareholders to enforce any duty or liability created by the Securities Act must be brought in federal court and cannot be brought in state court.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Accordingly, actions by our shareholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal court. Our shareholders will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder.

Any person or entity purchasing or otherwise acquiring or holding any interest in any of Common Shares shall be deemed to have notice of and consented to the aforementioned forum selection provisions, including the Federal Forum Provision. Additionally, our shareholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. These provisions may limit our shareholders’ ability to bring a claim in a judicial forum they find favorable for disputes with us or our directors, officers, or other employees, which may discourage lawsuits against us and our directors, officers, and other employees. Alternatively, if a court were to find the choice of forum provision contained in the Notice and Articles to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition. See “Risk Factors — Our Notice and Articles will provide that any derivative actions, actions relating to breach of fiduciary duties and other matters relating to our internal affairs will be required to be litigated in the Province of British Columbia, Canada, and will contain an exclusive federal forum provision for certain claims under the Securities Act, which could limit your ability to obtain a favorable judicial forum for disputes with us.”

Limitation of Liability and Indemnification

Under the BCBCA, a company may indemnify: (i) a current or former director or officer of that company; (ii) a current or former director or officer of another company if, at the time such individual held such office, such company was an affiliate of the company, or if such individual held such office at the company’s request; or (iii) an individual who, at the request of the company, held, or holds, an equivalent position in another entity (an “indemnifiable person”) against all judgments, penalties or fines, or amounts paid to settle a proceeding or an action, in respect of any civil, criminal, administrative or other legal proceeding or investigative action (whether current, threatened, pending or completed) in which he or she is involved because of that person’s position as an indemnifiable person (an “eligible proceeding”), unless: (i) the individual did not act honestly and in good faith with a view to the best interests of such company or the other entity, as the case may be; or (ii) in the case of a proceeding other than a civil proceeding, the individual did not have reasonable grounds for believing that the individual’s conduct in respect of which proceeding was brought was lawful. A company cannot indemnify an indemnifiable person if it is prohibited from doing so under its articles or by applicable law. A company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred.

Ownership and Exchange Controls

There is no limitation imposed by Canadian law or by the Notice and Articles on the right of a non-resident to hold or vote Common Shares, other than discussed below.

Competition Act

Limitations on the ability to acquire and hold Common Shares may be imposed by the Competition Act (Canada). This legislation permits the Commissioner of Competition (the “Commissioner”), to review any acquisition or establishment, directly or indirectly, including through the acquisition of shares, of control over or of a significant interest in us. This legislation grants the Commissioner jurisdiction, for up to one year after the acquisition has been substantially completed, to challenge this type of acquisition by seeking a remedial order, including an order to prohibit the acquisition or require divestitures, from the Canadian Competition Tribunal, which may be granted where the Competition Tribunal finds that the acquisition substantially prevents or lessens, or is likely to substantially prevent or lessen, competition.

This legislation also requires any person or persons who intend to acquire more than 20% of our voting shares or, if such person or persons already own more than 20% of our voting shares prior to the acquisition, more than 50% of our voting shares, to file a notification with the Canadian Competition Bureau if certain financial thresholds are exceeded. Where a notification is required, unless an exemption is available, the legislation prohibits completion of the acquisition until the expiration of the applicable statutory waiting period, unless the Commissioner either waives or terminates such waiting period or issues an advance ruling certificate. The Commissioner’s review of a notifiable transaction for substantive competition law considerations may take longer than the statutory waiting period.

Investment Canada Act

The Investment Canada Act requires each “non Canadian” (as defined in the Investment Canada Act) who acquires “control” of an existing “Canadian business,” to file a notification in prescribed form with the responsible federal government department or departments not later than 30 days after closing, provided the acquisition of control is not a reviewable transaction under the Investment Canada Act. Subject to certain exemptions, a transaction that is reviewable under the Investment Canada Act may not be implemented until an application for review has been filed and the responsible Minister of the federal cabinet has determined that the investment is likely to be of “net benefit to Canada” taking into account certain factors set out in the Investment Canada Act. Under the Investment Canada Act, an investment in Common Shares by a non-Canadian who is an investor originating from a country with which Canada has a free trade agreement, including a United States investor, would be reviewable only if it were an investment to acquire control of us pursuant to the Investment Canada Act and our enterprise value (as determined pursuant to the Investment Canada Act and its regulations) was equal to or greater than the amount specified, which is currently CAD$1.565 billion. For most other investors who are not state-owned enterprises the threshold is currently CAD$1.043 billion for 2021.

The Investment Canada Act contains various rules to determine if there has been an acquisition of control. Generally, for purposes of determining whether an investor has acquired control of a corporation by acquiring shares, the following general rules apply, subject to certain exceptions: the acquisition of a majority of the undivided ownership interests in the voting shares of the corporation is deemed to be acquisition of control of that corporation; the acquisition of less than a majority, but one-third or more, of the voting shares of a corporation or of an equivalent undivided ownership interest in the voting shares of the corporation is presumed to be acquisition of control of that corporation unless it can be established that, on the acquisition, the corporation is not controlled in fact by the acquirer through the ownership of voting shares; and the acquisition of less than one-third (1/3) of the voting shares of a corporation or of an equivalent undivided ownership interest in the voting shares of the corporation is deemed not to be acquisition of control of that corporation.

Under the national-security-review regime in the Investment Canada Act, review on a discretionary basis may also be undertaken by the federal government in respect to a much broader range of investments by a non-Canadian to “acquire, in whole or part, or to establish an entity carrying on all or any part of its operations in Canada.” No financial threshold applies to a national-security review. The relevant test is whether such investment by a non-Canadian could be “injurious to national security.” The responsible ministers have broad discretion to determine whether an investor is a non-Canadian and therefore subject to national-security review. Review on national-security grounds is at the discretion of the responsible ministers, and may occur on a pre- or post-closing basis.

Certain transactions relating to Common Shares will generally be exempt from the Investment Canada Act, subject to the federal government’s prerogative to conduct a national-security review, including:

•        the acquisition of Common Shares by a person in the ordinary course of that person’s business as a trader or dealer in securities;

•        the acquisition of control of us in connection with the realization of security granted for a loan or other financial assistance and not for any purpose related to the provisions of the Investment Canada Act; and

•        the acquisition of control of us by reason of an amalgamation, merger, consolidation or corporate reorganization following which the ultimate direct or indirect control in fact of us, through ownership of Common Shares, remains unchanged.

Other

There is no law, governmental decree or regulation in Canada that restricts the export or import of capital, or that would affect the remittance of dividends (if any) or other payments by us to non-resident holders of Common Shares, other than withholding tax requirements.

Transfer Agent and Registrar

The transfer agent for Common Shares is Continental Stock Transfer & Trust Company.

Stock Exchange Listing

Our Common Shares and Public Warrants to purchase Common Shares are listed for trading on The Nasdaq Stock Market under the symbol “TMC” and “TMCWW”, respectively.

SECURITIES ACT RESTRICTIONS ON RESALE OF COMMON SHARES

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted Common Shares for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been our affiliate at the time of, or at any time during the three months preceding, a sale, and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted Common Shares for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        1% of the total number of Common Shares then outstanding; or

•        the average weekly reported trading volume of the Common Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of our current public information.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding twelve months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Following Business Combination, we are no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

BENEFICIAL OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding the beneficial ownership of the Common Shares as of October 1, 2021 by:

•        each person known to the Company to be the beneficial owner of more than 5% of outstanding Common Shares;

•        each of the Company’s executive officers and directors; and

•        all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Common Shares issuable upon exercise of options and warrants currently exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of total ownership and total voting power of the beneficial owner thereof.

The beneficial ownership of Common Shares is based on 224,385,324 Common Shares issued and outstanding as of October 1, 2021.

Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of the Common Shares beneficially owned by them. Unless otherwise indicated, the business address of each of the following entities or individuals is c/o TMC the metals company Inc., 595 Howe Street, 10th Floor, Vancouver, British Columbia, Canada V6C 2T5.

Name and Address of Beneficial Owner	Number of Common Shares(1)	Percentage of Shares Beneficially Owned (%)
Directors and Executive Officers:
Gerard Barron(2)	18,287,796	8.0%
Anthony O’Sullivan(3)	1,260,782	*
Erika Ilves(4)	1,609,858	*
Craig Shesky(5)	308,762	*
Dr. Gregory Stone(6)	1,356,689	*
Gina Stryker	—	—
Christian Madsbjerg(7)	590,509	—
Andrew Hall	—	—
Scott Leonard(8)	6,669,000	3.0%
Sheila Khama	—	—
Andrei Karkar(9)	40,264,522	17.9%
Amelia Kinahoi Siamomua	—	—
All Directors and Executive Officers of the Company as a Group (12 Individuals)(10)	70,347,918	30.2%
Five Percent Holders:
ERAS Capital(11)	39,621,909	17.7%
Maersk Supply Service A/S(12)	20,820,816	9.3%
Allseas Group S.A.(13)	14,151,648	6.3%

____________

*        Indicates beneficial ownership of less than 1%.

(1)      Excludes Special Shares.

(2)      Consists of (i) 14,209,752 Common Shares and (ii) 4,078,044 Common Shares underlying options that are exercisable within 60 days of October 1, 2021 held by Mr. Barron. Does not include 2,275,334 Common Shares underlying options that are not exercisable within 60 days of October 1, 2021 held by Mr. Barron.

(3)      Consists of (i) 575,110 Common Shares and (ii) 685,672 Common Shares underlying options that are exercisable within 60 days of October 1, 2021 held by The O’Sullivan Family Trust No. 1. Does not include 1,011,259 Common Shares underlying options that are not exercisable within 60 days of October 1, 2021 held by Mr. O’Sullivan. Anthony O’Sullivan is the sole director of JOZEM Pty Ltd. which is the trustee of The O’Sullivan Family Trust No. 1.

(4)      Consists of (i) 217,099 Common Shares held by Ms. Ilves, (ii) 1,362,077 Common Shares underlying options that are exercisable within 60 days of October 1, 2021 held by Ms. Ilves, and (iii) 30,682 Common Shares held of record by Ms. Ilves’ children. Does not include 1,011,259 Common Shares underlying options that are not exercisable within 60 days of October 1, 2021 held by Ms. Ilves.

(5)      Consists of 308,762 Common Shares. Does not include 658,065 Common Shares underlying options that are not exercisable within 60 days of October 1, 2021 held by Mr. Shesky.

(6)      Consists of (i) 33,076 Common Shares and (ii) 1,323,613 Common Shares underlying options that are exercisable within 60 days of October 1, 2021 held by Mr. Stone. Does not include 505,630 Common Shares underlying options that are not exercisable within 60 days of October 1, 2021 held by Dr. Stone.

(7)      Consists of 590,509 Common Shares underlying options that are exercisable within 60 days of October 1, 2021 held by Mr. Madsbjerg. Does not include 126,407 Common Shares underlying options that are not exercisable within 60 days of October 1, 2021 held by Mr. Madsbjerg.

(8)      Consists of 6,669,000 Common Shares held by Sustainable Opportunities Holdings LLC, of which Scott Leonard is one of the managers and shares voting and dispositive power over the securities held by Sustainable Opportunities Holdings LLC and therefore Mr. Leonard may be deemed to be a beneficial owner thereof.

(9)      Consists of (i) 642,613 Common Shares underlying options that are exercisable within 60 days of October 1, 2021 held by Mr. Karkar and (ii) 39,621,909 Common Shares held by ERAS Capital LLC (“ERAS”). Does not include 126,407 Common Shares underlying options that are not exercisable within 60 days of October 1, 2021 held by Mr. Karkar. Mr. Karkar has voting and dispositive control over the securities held by ERAS and therefore Mr. Karkar may be deemed to have beneficial ownership of the shares held by ERAS.

(10)    See footnotes 2 through 9.

(11)    The address of ERAS is 323 Marina Boulevard, San Francisco, California 94123. Andrei Karkar has voting and dispositive control over the securities held by ERAS and therefore Mr. Karkar may be deemed to have beneficial ownership of the shares held by ERAS.

(12)    The address of Maersk Supply Service A/S is Esplanaden 50 Copenhagen K, DK-1098 Denmark. Maersk Supply Service A/S is a subsidiary of AP Moller-Maersk A/S.

(13)    The address of Allseas Group S.A. is 18 Route de Pra de Plan, Case Postale, 411 1618 Chatel-Saint-Denis, Switzerland.

SELLING SECURITYHOLDERS

This prospectus relates to the possible resale by the Selling Securityholders of up 264,438,297 of our Common Shares and up to 9,500,000 Private Placement Warrants. The Selling Securityholders may from time to time offer and sell any or all of the Common Shares and warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the Common Shares or Private Placement Warrants other than through a public sale. We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such Common Shares or warrants. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Common Shares and warrants in transactions exempt from the prospectus or registration requirements of the Securities Act or applicable Canaidan securities law after the date of this prospectus. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering.

The following table is prepared based on information provided to us by the Selling Securityholders. It sets forth the name and address of each of the Selling Securityholders, the aggregate number of Common Shares and Private Placement Warrants that the Selling Securityholders may offer pursuant to this prospectus, and the beneficial ownership of the Selling Securityholders both before and after the offering. We have based the percentage ownership prior to this offering on 224,385,324 Common Shares and 9,500,000 Private Placement Warrants outstanding, in each case as of October 1, 2021. In calculating percentages of Common Shares owned by a particular Selling Securityholder, we treated as outstanding the number of Common Shares issuable upon exercise of that particular Selling Securityholder’s warrants or options, if any, and did not assume the exercise of any other Selling Securityholder’s warrants or options. The following tables do not reflect the beneficial ownership of any Common Shares issuable upon exercise of warrants, options or Special Shares unless such securities are exercisable or convertible within 60 days of October 1, 2021.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. The Common Shares issuable upon conversion of the Special Shares are not beneficially owned by any of the Selling Securityholders and are excluded from the beneficial ownership columns in the table below since the conversions of such Special Shares are subject to the Common Share trading price thresholds described herein. We have included a separate column for the Common Shares issuable upon conversion of the Special Shares. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of securities registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such securities in this offering. See “Plan of Distribution.”

Selling Securityholders(1)	Common Shares Beneficially Owned Prior to this Offering		Shares Issuable Upon Conversion of Special Shares	Private Placement Warrants Beneficially Owned prior to this Offering		Number of Common Shares Being Offered	Number of Private Placement Warrants Being Offered	Common Shares Beneficially Owned After the Offered Common Shares are Sold			Private Placement Warrants Beneficially Owned After the Offered Warrants are Sold
	Shares	Percent		Warrants	Percent			Shares	Percent		Warrants	Percent
Gerard Barron(2)	18,287,796	8.0%	8,370,973	—	—	22,580,725	—	4,078,044	1.8	*	—	—
Andrei Karkar(3)	40,264,522	17.9%	23,341,299	—	—	62,963,208	—	642,613	*		—	—
Paul Matysek(4)	2,425,858	1.1%	720,326	—	—	1,943,083	—	584,720	*		—	—
Brian Paes-Braga(5)	3,242,503	1.4%	341,044	—	—	919,975	—	—	—		—	—
Dr. Gregory Stone(6)	1,356,689	*	19,482	—	—	52,558	—	1,323,613	*		—	—
Erika Ilves(7)	1,609,858	*	127,890	—	—	344,989	—	1,362,077	*		—	—
Craig Shesky(8)	308,762	*	181,887	—	—	490,649	—	—	—		—	—
Maersk Supply Service A/S(9)	20,820,816	9.3%	12,265,560	—	—	33,086,376	—	—	—		—	—
JOZEM Pty Ltd as trustee of the O’Sullivan Family Trust No. 1(10)	575,110	*	338,796	—	—	913,906	—	—	—		—	—
WTP Capital Corp.(11)	57,893	*	34,101	—	—	91,994	—	—	—		—	—
Valola Holdings Corp.(12)	2,605,679	1.2%	1,535,004	—	—	4,140,683	—	—	—		—	—
Tayla Saad(13)	1,736,793	*	1,023,143	—	—	2,759,936	—	—	—		—	—
Bedrock Capital Corp(14)	618,381	*	364,284	—	—	982,665	—	—	—		—	—
Silver Creek CS SAV, L.L.C.(15)	24,536	*	—	—	—	24,536	—	—	—		—	—
Blackwell Partners LLC – Series A(15)	107,723	*	—	—	—	107,723	—	—	—		—	—
Nantahala Capital Partners Limited Partnership(15)	43,278	*	—	—	—	43,278	—	—	—		—	—
Nantahala Capital Partners II Limited Partnership(15)	123,119	*	—	—	—	123,119	—	—	—		—	—
Nantahala Capital Partners SI, LP(15)	305,105	*	—	—	—	305,105	—	—	—		—	—
NCP QR LP(15)	51,203	*	—	—	—	51,203	—	—	—		—	—
NCP RFM LP(15)	45,036	*	—	—	—	45,036	—	—	—		—	—
ACM ASOF VII (Cayman) Holdco LP(16)	233,333	*	—	—	—	233,333	—	—	—		—	—
ACM DGOP LLC(16)	70,000	*	—	—	—	70,000	—	—	—		—	—
ARCM Master Fund IV Ltd.(17)	1,500,000	*	—	—	—	1,500,000	—	—	—		—	—
Atalaya Special Purpose Investment Fund II LP(16)	162,633	*	—	—	—	162,633	—	—	—		—	—
Corbin ERISA Opportunity Fund, Ltd.(18)	162,633	*	—	—	—	162,633	—	—	—		—	—
Corbin Opportunity Fund, L.P.(18)	71,401	*	—	—	—	71,401	—	—	—		—	—
David Walch(19)	135,786	*	68,207	—	—	203,993	—	—	—		—	—
Peter Jon Deschenes, Jr(20)	25,000	*	—	—	—	25,000	—	—	—		—	—
Blue Dragons AG(21)	500,000	*	—	—	—	500,000	—	—	—		—	—
Greg Upson(22)	5,000	*	—	—	—	5,000	—	—	—		—	—
Justin Gmelich(23)	905,617	*	—	—	—	395,000	—	—	—		—	—
Daniel Ehrmann(24)	27,367	*	10,226	—	—	37,593	—	—	—		—	—
Nico Guardans(25)	170,786	*	68,207	—	—	238,993	—	—	—		—	—
Sea Otter Securities Group LLC(26)	400,000	*	—	—	—	400,000	—	—	—		—	—
Sigsbee Investments LLC(27)	2,939,418	1.3%	1,142,510	—	—	4,081,928	—	—	—		—	—
VPF Delphi Global(28)	1,780,000	*	—	—	—	1,780,000	—	—	—		—	—
VPF Delphi Green Trends(29)	120,000	*	—	—	—	120,000	—	—	—		—	—
The Justin Gmelich 2012 Family Trust(30)	510,617	*	300,800	—	—	811,417	—	—	—		—	—
Helena Lupas(31)	15,341	*	9,033	—	—	24,374	—	—	—		—	—
Dora Lupas(31)	15,341	*	9,033	—	—	24,374	—	—	—		—	—
Argentum Cedit Virtuti(32)	1,000,000	*	—	—	—	1,000,000	—	—	—		—	—
Allseas Group SA(33)	27,730,268	11.8%	8,336,743	—	—	36,067,011	—	—	—		—	—
Majid Fahad M Alghaslan(34)	200,000	*	—	—	—	200,000	—	—	—		—	—
Glazer Enhanced Fund, LP(35)	131,500	*	—	—	—	131,500	—	—	—		—	—
Glazer Enhanced Offshore Fund, Ltd.(35)	311,500	*	—	—	—	311,500	—	—	—		—	—
Highmark Limited(35)	57,000	*	—	—	—	57,000	—	—	—		—	—

Selling Securityholders(1)	Common Shares Beneficially Owned Prior to this Offering		Shares Issuable Upon Conversion of Special Shares	Private Placement Warrants Beneficially Owned prior to this Offering		Number of Common Shares Being Offered	Number of Private Placement Warrants Being Offered	Common Shares Beneficially Owned After the Offered Common Shares are Sold		Private Placement Warrants Beneficially Owned After the Offered Warrants are Sold
	Shares	Percent		Warrants	Percent			Shares	Percent	Warrants	Percent
Portline Holdings Investments Limited(36)	100,000	*	—	—	—	100,000	—	—	—	—	—
Deepak Natarajan	58,596	*	22,734	—	—	81,330	—	—	—	—	—
Sustainable Opportunities Holdings, LLC(37)	6,669,000	3.0%	1,241,000	9,500,000	100%	17,410,000	9,500,000	—	—	—	—
Isaac Barchas(38)	30,000	*	—	—	—	30,000	—	—	—	—	—
The Justin and Susan Kelly Foundation(39)	30,000	*	—	—	—	30,000	—	—	—	—	—
Richard W. Gaenzle Jr(40)	30,000	*	—	—	—	30,000	—	—	—	—	—
1290533 B.C. Ltd(41)	7,394,879	3.3%	4,356,328	—	—	11,751,207	—	—	—	—	—
Andrew Carlyle Greig(42)	4,686,336	2.1%	2,412,848	—	—	6,508,675	—	590,509	*	—	—
Sterling Securities Int. Ltd	1,262,208	*	743,566	—	—	2,005,774	—	—	—	—	—
Aequanimitas Limited Partnership(43)	1,690,481	*	995,859	—	—	2,686,340	—	—	—	—	—
South Lake One LLC(44)	2,540,386	1.1%	1,496,537	—	—	4,036,923	—	—	—	—	—
Cadence Capital Limited(45)	1,748,371	*	1,029,962	—	—	2,778,333	—	—	—	—	—
Cadence Global Pty Limited(46)	2,026,258	*	1,193,670	—	—	3,219,928	—	—	—	—	—
Glencore International AG(47)	2,315,724	1.0%	1,364,190	—	—	3,679,914	—	—	—	—	—
Windward Prospects Limited	7,440,642	3.3%	4,383,288	—	—	11,823,930	—	—	—	—	—
$PTY Limited ATP #1 Fund(48)	567,352	*	334,226	—	—	901,578	—	—	—	—	—
Wimbledon Investments PTY Limited ATF Deakin Fund(49)	569,494	*	335,488	—	—	904,982	—	—		—	—
Nomura Securities International, Inc.(50)	787,962	*	—	—	—	787,962	—	—	—	—	—
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.(51)	36,361	*	—	—	—	36,361	—	—	—	—	—
Fasken Martineau DuMoulin LLP(52)	14,630	*	—	—	—	14,630	—	—	—	—	—
Wedbush Securities Inc.(53)	10,000	*	—	—	—	10,000	—	—	—	—	—
Northland Securities, Inc.(54)	25,000	*	—	—	—	25,000	—	—	—	—	—

____________

*        Denotes less than 1%.

**      Certain Selling Securityholders may be deemed to beneficially own other shares reported herein.

(1)      Unless otherwise indicated, the business address of each of these holders is c/o TMC the metals company Inc., 595 Howe Street, 10th Floor, Vancouver, British Columbia, Canada V6C 2T5.

(2)      Represents (i) 14,209,752 Common Shares and (ii) 4,078,044 Common Shares that are issuable upon exercise of options that are exercisable within 60 days of October 1, 2021. Does not include 2,275,334 Common Shares underlying options that are not exercisable within 60 days of October 1, 2021.

(3)      Represents (i) 39,621,909 Common Shares held by ERAS Capital LLC (“ERAS”) and (ii) 642,613 Common Shares that are issuable upon exercise of options that are exercisable within 60 days of October 1, 2021 held by Mr. Karkar. Does not include 126,407 Common Shares underlying options that are not exercisable within 60 days of October 1, 2021 held by Mr. Karkar. Mr. Karkar has voting and dispositive control over the securities held by ERAS and therefore Mr. Karkar may be deemed to have beneficial ownership of the shares held by ERAS.

(4)      Represents (i) 1,222,757 Common Shares, (ii) 618,381 Common Shares held by Bedrock Capital Corp., and (iii) 584,720 Common Shares that are issuable upon exercise of options that are exercisable within 60 days of October 1, 2021. Does not include 101,126 Common Shares underlying options that are not exercisable within 60 days of October 1, 2021. Mr. Matysek has voting and investment power over the shares held by Bedrock Capital Corp. The business address of such holder is 5603 — 1480 Howe Street, Vancouver, British Columbia, Canada V6Z 0G5.

(5)      Does not include 126,407 Common Shares underlying options that are not exercisable within 60 days of October 1, 2021. Mr. Paes-Braga has voting and investment power over the shares held by WTP Capital Corp. and Valola Holdings Corp. The business address of such holder is 5603 — 1480 Howe Street, Vancouver, British Columbia, Canada V6Z 0G5.

(6)      Represents (i) 33,076 Common Shares and (ii) 1,323,613 Common Shares that are issuable upon exercise of options that are exercisable within 60 days of October 1, 2021. Does not include 505,630 Common Shares underlying options that are not exercisable within 60 days of October 1, 2021.

(7)      Represents (i) 217,099 Common Shares, (ii) 30,682 Common Shares held of record by Ms. Ilves’ children, Helena Lupas and Dora Lupas, and (iii) 1,362,077 Common Shares that are issuable upon exercise of options that are exercisable within 60 days of October 1, 2021. Does not include 1,011,259 Common Shares underlying options that are not exercisable within 60 days of October 1, 2021. Ms. Ilves disclaims ownership over the shares held by her children, Helena Lupas and Dora Lupas.

(8)      Does not include 658,065 Common Shares underlying options that are not exercisable within 60 days of October 1, 2021.

(9)      The shares reported herein are held directly by Maersk Supply Services A/S, a wholly-owned subsidiary of A.P. Moller — Maersk A/S. A.P. Moller Holding A/S controls a majority of the outstanding equity interests and voting power of A.P. Moller — Maersk A/S. A.P. Moller Holding A/S is a wholly-owned subsidiary of A.P. Moller og Hustru Chastine Mc-Kinney Mollers Fond til almene Formaal (the “Moller Foundation”). Ane Maersk Mc Kinney Uggla, Brigitte Possing, Lars-Erik Brenoe, Alette Maersk Mc-Kinney Sorensen and Claus Michael Valentin Hemmingsen, directors of the Moller Foundation, have voting and investment control over the shares held by Maersk Supply Service A/S. The business address of such holder is Esplanaden 50 Copenhagen K, DK-1098 Denmark. Maersk Supply Service A/S is a subsidiary of AP Moller-Maersk A/S.

(10)    Anthony O’Sullivan has voting and investment control over the shares held by JOZEM Pty Ltd. The business address of such holder is 19 Tennyson Street, Bulimba, Queensland 4171.

(11)    Mr. Paes-Braga has voting and investment power over the shares held by WTP Capital Corp. The business address of such holder is 1000-595 Howe Street, Vancouver, British Columbia, Canada V6C 2T5.

(12)    Mr. Paes-Braga has voting and investment power over the shares held by Valola Holdings Corp. The business address of such holder is One Nexus Way, Camana Bay, Grand Cayman, Cayman Islands KY1-9005.

(13)    The business address of such holder is 7 West Quay Road, Marina Residential Estate, 206 Pembroke Block C, Waterfront, Cape Town, South Africa 8001.

(14)    Mr. Matysek has voting and investment power over the shares held by Bedrock Capital Corp. The business address of such holder is 5603 — 1480 Howe Street, Vancouver, British Columbia, Canada V6Z 0G5.

(15)    Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of each of Silver Creek CS SAV, L.L.C., Blackwell Partners LLC — Series A, Nantahala Capital Partners Limited Partnership, Nantahala Capital Partners II Limited Partnership, Nantahala Capital Partners SI, LP, NCP QR LP and NCP RFM LP (collectively, the “Nantahala Securityholders”) as a General Partner or Investment Manager and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or the applicable Nantahala Securityholder that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Exchange Act or any other purpose. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by the Nantahala Securityholders. The business address of such holder is c/o Nantahala Capital Management, LLC, 130 Main Street, 2nd Floor, New Canaan, Connecticut 06844.

(16)    Ivan Zinn is the Chief Investment Officer of Atalaya Capital Management Holdco LP, the investment manager to ACM ASOF VII (Cayman) Holdco LP and ACM DGOP LLC, and of Atalaya Special Purpose Investment Fund II GP LLC, the investment manager to Atalaya Special Purpose Investment Fund II LP (together with ACM ASOF VII (Cayman) Holdco LP and ACM DGOP LLC, the “Atalaya Securityholders”), and holds voting and investment power over the shares held by the Atalaya Securityholders. The business address of such holder is c/o Atalaya Capital Management Holdco LP, One Rockefeller Center, New York, New York 10020.

(17)    Alp Ercil has voting and investment power over the shares held by ARCM Master Fund IV Ltd. The business address of such holder is 21F Shanghai Commercial Bank Tower, 12 Queen’s Road Central, Hong Kong.

(18)    Corbin Capital Partners, L.P., is the investment manager of Corbin ERISA Opportunity Fund, Ltd. (“CEOF”) and Corbin Opportunity Fund, L.P. (“COF”). Craig Bergstrom is the Chief Investment Officer of Corbin Capital Partners, L.P. and directs the voting and investment decisions with respect to the shares held by CEOF and COF. The business address of CEOF and COF is 590 Madison Avenue, 31st Floor, New York, New York 10022. Mr. Bergstrom disclaims beneficial ownership of shares held by CEOF and COF.

(19)    The business address of such holder is c/o King Street, 299 Park Avenue, 40th Floor, New York, New York 10171.

(20)    The business address of such holder is 115 East 67th Street, Apartment 4B, New York, New York 10065.

(21)    Christian Bolleter and Johannes Matt are each Directors of Blue Dragons AG (“Blue Dragons”) and may be deemed to have voting and investment power over the shares held by Blue Dragons. The business address of such holder is Essanestrasse 91, Eschen, Liechtenstein 9492.

(22)    The business address of such holder is 3270 Mathers Avenue, West Vancouver, British Columbia, Canada V7V 2K5.

(23)    The business address of such holder is c/o King Street, 299 Park Avenue, 40th Floor, New York, New York 10171.

(24)    The business address of such holder is 316 West 36th Street, Apartment 10A, New York, New York 10018.

(25)    The business address of such holder is Flat 6, 46 Pont Street, London, United Kingdom SW1X 0AD.

(26)    Sea Otter Securities Group is a registered broker-dealer and FINRA member. Peter Smith, Peter Wisniewski and Nick Fahey may be deemed to have voting and investment power over the shares held by Sea Otter Securities Group. The business address of such holder is 107 Grand Street, 7th Floor, New York, New York 10013.

(27)    Brian J. Higgins may be deemed to have voting and investment power over the shares held by Sigsbee Investments LLC. The business address of such holder is c/o King Street, 299 Park Avenue, 40th Floor, New York, New York 10171.

(28)    Tian Tollefsen, Portfolio Manager of VPF Delphi Global (“VPF Global”), may be deemed to have voting and investment power over the shares held by VPF Global. The business address of such holder is Professor Kohts vei 9, Lysaker, Norway 1327.

(29)    Ivar Harstveit, Portfolio Manager of VPF Delphi Green Trends (“VPF Green”), may be deemed to have voting and investment power over the shares held by VPF Green. The business address of such holder is Professor Kohts vei 9, Lysaker, Norway 1327.

(30)    Mr. Gmelich may be deemed to have voting and investment power over the shares held by the Justin Gmelich 2012 Family Trust. The business address of such holder is c/o King Street, 299 Park Avenue, 40th Floor, New York, New York 10171.

(31)    The business of such holder is Apartment 6403, Jaddaf Waterfront Tower D1, Dubair, United Arab Emirates.

(32)    Mr. Edward Heerema may be deemed to have voting and investment power over the shares held by Argentum Cedit Virtuti. The business address of such holder is 18 Route de Pra de Plan, Case Postale, 411 1618 Chatel-Saint-Denis, Switzerland.

(33)    Represents (i) 16,151,648 Common Shares and (ii) 11,578,620 Common Shares issuable upon exercise of the Allseas Warrant. Mr. Edward Heerema, the Administrateur President of Allseas, has sole authority over Allseas. Mr. Hereema, Allseas Investments S.A. (“Allseas Investments”), the majority parent of Allseas, Argentum Cedit Virtuti GCV (“ACV”), the parent of Allseas Investments, and Stichting Administratiekantoor Aequa Lance Foundation, the parent of ACV, may be deemed to have beneficial ownership of the shares owned by Allseas. The business address of such holder is 18 Route de Pra de Plan, Case Postale, 411 1618 Chatel-Saint-Denis, Switzerland.

(34)    The business address of such holder is 18th Floor, Al Subaeie Tower, 5316 Street Prince Faisal Ibn Fahd Road, Khobar, Eastern Province, Kingdom of Saudi Arabia.

(35)    Voting and investment power over the shares held by such entities resides with their investment manager, Glazer Capital, LLC (“Glazer Capital”). Mr. Paul J. Glazer (“Mr. Glazer”), serves as the Managing Member of Glazer Capital and may be deemed to be the beneficial owner of the shares held by such entities. Mr. Glazer, however, disclaims any beneficial ownership of the shares held by such entities. The address of the foregoing individuals and entities is c/o Glazer Capital, LLC, 250 West, 55th Street, Suite 30A, New York, New York 10019.

(36)    Angela On Kei Leong, Ambrose So and Avraham Malamud may be deemed to have voting and investment power over the shares held by Portline Holdings Investments Limited. The business address of such holder is Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

(37)    Scott Leonard and Scott Honour are the managers of the Sponsor and share voting and dispositive power over the securities held by the Sponsor and therefore each may be deemed to be a beneficial owner thereof. The business address of such holder is 1601 Bryan Street, Suite 4141, Dallas, Texas 75201.

(38)    The business address of such holder is 902 Blanco Street, Austing Texas 78703.

(39)    The business address of such holder is c/o The Foundation Source, 501 Silverside Road, Wilmington, Delaware 19809.

(40)    The business address of such holder is c/o Sustainable Opportunities Acquisition Corp., 1601 Bryan Street, Suite 4141, Dallas, Texas 75201.

(41)    Mr. David J. Foley may be deemed to have voting and investment power over the shares held by 1290533 B.C. Ltd. The business address of such holder is 38 Prince Arthur Avenue, Toronto Ontario, Canada M5R 1A9.

(42)    Represents (i) 4,095,827 Common Shares and (ii) 590,509 Common Shares that are issuable upon exercise of options that are exercisable within 60 days of October 1, 2021. Does not include 126,417 Common Shares underlying options that are not exercisable within 60 days of October 1, 2021. The business address of such holder is 16/1 MacQuarie Street, Teneriffe, QLD 4005 Australia.

(43)    Isidoro Quiroga Cortés, in his capacity as the sole limited partner of Aequanimitas Limited Partnership (“Aequanimitas”) and the manager of Aequanimitas’s general partner, may be deemed to have voting and dispositive power with respect to the securities held by Aequanimitas. The business address of such holder is Presidente Riesco 5711 office 1603 Las Condes, Santiago, Chile.

(44)    Isidoro Quiroga Cortés, María Victoria Quiroga Moreno, Martín Guiloff Salvador and Felipe Correa Gonzȧlez, in their capacity as members of the board of managers, may be deemed to have voting and dispositive power with respect to the securities held by South Lake One LLC. The business address of such holder is Presidente Riesco 5711 office 1603 Las Condes, Santiago, Chile.

(45)    Cadence Capital Limited (“Cadence Capital”) is a company listed on the Australian Securities Exchange. The business address of such holder is Level 11, 131 Macquarie Street, Sydney, NSW 2000 Australia.

(46)    Cadence Global Pty Limited (“Cadence Global”) is a 100% owned subsidiary of Cadence Capital, which is a company listed on the Australian Securities Exchange. Cadence Global disclaims beneficial ownership of its shares to Cadence Capital. The business address of such holder is Level 11, 131 Macquarie Street, Sydney, NSW 2000 Australia.

(47)    Glencore International AG is owned by Glencore plc, a publically listed entity on the London Stock Exchange. The business address of such holder is Baarermattstrasse 3, Baar, Zug, Switzerland 6340.

(48)    David Heydon may be deemed to have voting and investment power over the shares held by $ PTY Limited ATP #1 Fund. The business address of such holder is 88 Stanmere Street, Carindale, QLD 4152 Australia. Mr. Heydon disclaims beneficial ownership over the shares held by Wimbledon Investments PTY Limited ATF Deakin Fund, which is controlled by his wife, Janis Heydon.

(49)    Janis Heydon may be deemed to have voting and investment power over the shares held by Wimbledon Investments PTY Limited ATF Deakin Fund. The business address of such holder is 88 Stanmere Street, Carindale, QLD 4152 Australia. Ms. Heydon disclaims beneficial ownership over the shares held by $ PTY Limited ATP #1 Fund, which is controlled by her husband, David Heydon.

(50)    Nomura Securities International, Inc. is a registered broker-dealer and FINRA member. Received such Common Shares as consideration for advisory and placement agent services rendered in connection with the Business Combination.

(51)    Received such Common Shares in lieu of fees for professional services rendered in connection with the Business Combination.

(52)    Received such Common Shares in lieu of fees for professional services rendered in connection with the Business Combination

(53)    Wedbush Securities Inc. is a registered broker-dealer and FINRA member. Received such Common Shares as consideration for advisory and placement agent services rendered in connection with the Business Combination.

(54)    Northland Securities, Inc. is a registered broker-dealer and FINRA member. Received such Common Shares as consideration for advisory and placement agent services rendered in connection with the Business Combination.

MANAGEMENT

Board of Directors and Management

Effective as of the Closing Date, and in connection with the closing of the Business Combination, the size of the board of directors was increased from five to eight members. Each of Scott Honour, Rick Gaenzle, Isaac Barchas and Justin Kelly resigned as directors of SOAC effective as of the Closing Date. Effective as of the Closing Date, Gerard Barron, Christian Madsbjerg, Andrew Hall, Sheila Khama, Amelia Kinahoi Siamomua, Gina Stryker and Andrei Karkar were elected to serve as directors on the board of directors, with Scott Leonard elected and continuing to serve on the board of directors. Accordingly, the following table sets forth certain information concerning our executive officers and directors as of September 30, 2021:

Name	Age	Position
Executive Officers:
Gerard Barron	54	Chief Executive Officer and Chairman of the Board of Directors
Anthony O’Sullivan	54	Chief Development Officer
Erika Ilves	43	Chief Strategy Officer
Craig Shesky	37	Chief Financial Officer
Dr. Gregory Stone	64	Chief Ocean Scientist
Non-Employee Directors:
Scott Leonard(1)	46	Director
Christian Madsbjerg	46	Director
Andrew Hall	57	Director
Gina Stryker	56	Director
Sheila Khama	64	Director
Andrei Karkar	43	Director
Amelia Kinahoi Siamomua	61	Director

Executive Officers

Gerard Barron has served as our Chief Executive Officer and Chairman of the board of directors since the Closing of the Business Combination. Mr. Barron became involved in the early strategic development and financing of DeepGreen during its formation in 2011 and stepped into the role of DeepGreen’s Chairman and Chief Executive Officer in 2018. From July 2013 until becoming Chairman and Chief Executive Officer in 2017, Mr. Barron served as a strategic advisor to the DeepGreen Board and its shareholders.  Mr. Barron is a seasoned entrepreneur with a track record of building global companies in battery technology, media and future-oriented resource development both as a chief executive officer and strategic investor. In 2001, Mr. Barron founded Adstream, a global advertising technology and services provider, and served as the company’s Chief Executive Officer until December 2013. During that time, Adstream grew from a single office in Sydney to over 40 offices in 30 countries around the world and over $100 million in global revenue per year. Mr. Barron has also been a first money investor in industry-leading companies including Nautilus and Sirtex Medical. Mr. Barron’s qualifications to serve on the board of directors include his extensive leadership and investment experience in the technology and resource development industries.

Anthony O’Sullivan has served as our Chief Development Officer since the Closing of the Business Combination and has served as DeepGreen’s Chief Development Officer since July 25, 2017. Mr. O’Sullivan has over 30 years mining experience with a track record of delivering innovative solutions across multiple continents both in the terrestrial and marine environments. Since January 2020, Mr. O’Sullivan is serving as a non-executive director for SensOre Ltd., a company that performs mineral targeting. From February 2017 to December 2019, Mr. O’Sullivan served as the Chief Executive Officer of Sasak Minerals Pty Ltd., a company focused on deploying machine learning and mineral exploration. Since February 2017, Mr. O’Sullivan served as the Principal and Owner of International Resources, a firm focused on creating value through the discovery and development of mineral resources. From November 2014 until January 2017, he served as Vice President Exploration for Quantum Pacific Exploration, where he engaged in planning, development, and management of the exploration company, including developing corporate strategies, overseeing exploration activities, evaluating existing and potential new assets, establishing an exploration team and identifying a suite of new opportunities. In December 2005, Mr. O’Sullivan began serving as Chief Operating Officer of Nautilus, a position he held until December 2012. While serving as Chief Operating Officer of Nautilus, Mr. O’Sullivan led exploration, engineering and design, project development, permitting and product marketing culminating in the declaration of 43-101 compliant resources, grant of the environmental permit and mining lease from the Government of Papua Niugini, ore sales agreement with one of China’s leading copper producers, Tongling Nonferrous Metals Group, and the completion of project design and commencement of project construction. Mr. O’Sullivan was previously part of the BHP Billion Global Exploration Leader Team with responsibility for the company’s iron ore, bauxite, coal and non-porphyry base metal exploration portfolios. Mr. O’Sullivan is the named co-inventor on 5 subsea mining patents. Mr. O’Sullivan earned a M.Sc. in Mineral Exploration from the University of Western Australia and a B.Sc. (Hons) in Geology from the University of Western Australia.

Erika Ilves has served as our Chief Strategy Officer since the Closing of the Business Combination and has served as DeepGreen’s Head of Strategy and Business Development since September 2018. During her time at DeepGreen, Erika has worked to build the world’s first vertically integrated clean energy ecosystem by establishing alliances with like-minded leaders in offshore, electric vehicles and renewable energy technology, as well as developing a transparent provenance strategy to enable DeepGreen to establish clean metals as a new purchasing category. Ms. Ilves is an entrepreneur and seasoned strategy lead dedicated to creating the systems and conditions required to secure a safe future for the human species. From November 2015 until December 2018, Ms. Ilves served as a director and Head of Machine Learning for OffWorld, Inc., an industrial robotics company that she co-founded, where she led a team of machine learning engineers to develop teachable mining robots. From November 2013 until November 2016, Ms. Ilves also served as Chief Strategy Officer for Shackleton Energy, a company she co-founded, where she developed an international public-private consortium to create technologies to extract water ice from the moon in order to fuel deep space missions from low Earth orbit, drastically reducing the costs of such missions. Mr. Ilves’ 15 years of strategy consulting experience started with McKinsey & Company, where she served global and emerging markets financial institutions on strategy, performance and operational transformations; and later founded the Executive Office which advised governments and investors of the Gulf Cooperation Council on transitioning to a green economy. From 2006 to 2007, Ms. Ilves served as Chief Organization Officer of TANDBERD, a videoconferencing technology firm acquired by Cisco Systems Inc. in 2010, where she was responsible for developing leadership and sales capability for the firm’s global sales force. In 1999, Ms. Ilves attended Emory Law School as a research scholarship recipient. Ms. Ilves earned a LL.M. from the Central European University and a LL.B. magna cum laude from the University of Tartu.

Craig Shesky has served as our Chief Financial Officer since the Closing of the Business Combination and has served as DeepGreen’s Head of Financial Markets and Investor Relations since February 2021. Mr. Shesky has over 15 years combined experience in public investing, metals research and investment banking in New York. From August 2008 until July 2020, Mr. Shesky was employed by King Street Capital Management, most recently as senior analyst in charge of recommending investments the global metals & mining space. Mr. Shesky has analyzed electrification trends, battery chemistries and the resulting impacts on supply and demand for critical base metals, with particular expertise in nickel and copper. He also has significant experience navigating complex, legal-driven investments around the world, as King Street was one of the largest creditors in over a dozen global Lehman Brothers entities. From July 2006 to July 2008, Mr. Shesky served as an analyst on the insurance & asset management investment banking team at Morgan Stanley. Mr. Shesky graduated magna cum laude with a B.S. in Finance from the University of Notre Dame.

Gregory Stone, Ph.D. has served as our Chief Ocean Officer since the Closing of the Business Combination and has served as a Director and Chief Ocean Officer of DeepGreen since February 2018. In January 2020, Dr. Stone founded Pole-to-Pole, a non-profit organization with a mission to apply practical solutions to the problems facing Earth’s ocean, and has been serving as the organization’s Chairman since that time. Dr. Stone is an ocean scientist and explorer with over 10,000 dives throughout Earth’s ocean down to 18,000 feet using submarines, SCUBA, underwater habitats and robotics. Dr. Stone is also widely known as a global thought leader who finds ways for humanity and the ocean to co-exist and support each other in the modern world. Dr. Stone was a catalysts at the genesis of the Ocean Health Index, a scientific framework used to measure oceans’ health, and specializes in sustainable fishing, aquaculture, climate adaptation and seamount ecology. Dr. Stone’s ability to communicate complex science is illustrated by his compelling TED and World Economic Forum talks, and his appearances in documentaries for the Discovery Channel and National Geographic. Dr. Stone has authored hundreds of publications including for Nature, National Geographic, and four books, one of which is a National Outdoor Book Award winner. Dr. Stone’s numerous accolades and professional associations include the Explorers Club, Pew Fellowship for Marine Conservation, National Geographic Hero, the Boston Sea Rover’s Diver of the year, Order of Kiribati Medal, the U.S. National Science Foundation/Navy Antarctic Service medal, and a NOGI Award from National Academy of Underwater Arts and Sciences. Dr. Stone is also a Senior Science Advisor to the Special Envoy for Ocean and the World Economic Forum Ocean Program, From September 2008 to February 2018, Dr. Stone served as Chief Scientist for Conservation International and head of the Global Ocean Program. Dr. Stone earned a Ph.D. in Marine Science from the University of the South Pacific, a M.Sc. in Marine Policy from the University of Rhode Island and a B.A. in Human Ecology and Marine Biology from the College of the Atlantic.

Non-Employee Directors

Scott Leonard was the Chief Executive Officer and a director of SOAC and has continued to serve as a director since the Closing of the Business Combination. Mr. Leonard has over 15 years of experience leading highly successful business transformations and transitions. Mr. Leonard also has deep expertise over the past 8 years driving decarbonization through technology adoption, product lifecycle management and development and industrial demand destruction. Mr. Leonard has held various roles at both public and private companies including Chief Executive Officer, Chief Financial Officer, Chief Restructuring Officer and Independent Director. Previously, Mr. Leonard served as Chief Financial Officer/Chief Restructuring Officer at GenOn Energy from 2017 until 2018, and Chief Executive Officer of GenOn Mid-Atlantic LLC in 2018. From 2014 to 2016, Mr. Leonard was at Hewlett Packard Enterprise (NYSE: HPE), where he served as the Senior Vice President of Global Commercial Functions for the Enterprise Services business. Prior to that, Mr. Leonard served as Deputy Executive Director, Chief Strategy & Administrative Officer for the Texas Department of Transportation from 2012 to 2014. From 2005 to 2012, Mr. Leonard held positions as Senior Vice President, Performance Improvement and Vice President, Corporate Planning at TXU Corp. and its successor Energy Future Holdings Corp. Mr. Leonard previously served on the board of directors of NRG REMA, LLC and Lonestar II Generation Holdings. Earlier in his career, Mr. Leonard was with McKinsey & Co. as a management consultant and Donaldson Lufkin & Jenrette as an investment banker. Mr. Leonard earned a B.S. with Highest Honors from Georgia Tech, and an M.B.A. with Distinction from The Kellogg Graduate School of Management at Northwestern. Mr. Leonard’s qualifications to serve on the board of directors include his extensive experience in business transformations and transitions and his expertise in decarbonization technology adoption and product lifecycle management.

Christian Madsbjerg has served on our board of directors since the Closing of the Business Combination in September 2021. Since 2019, Mr. Madsbjerg has served on the board of directors of Fritz Hansen A/S Copenhagen. Since August 2018, Mr. Madsbjerg has served as Professor of Applied Humanities at The New School for Social Research. Since January 2009, Mr. Madsbjerg has served as a director and senior partner of the consulting firm, ReD Associates, which he co-founded in August 2007. Mr. Madsbjerg is also a writer whose work has been featured in publications such as The Wall Street Journal, Financial Times, The Washington Post, Der Spiegel, and Bloomberg Businessweek. His latest book, Sensemaking: The Power of the Humanities in the Age of the Algorithm, was published in the spring of 2017 by Hachette Book Group. His book The Moment of Clarity, co-written with ReD partner Mikkel B. Rasmussen, was published by Harvard Business Press in the fall of 2014. He studied philosophy and political science in Copenhagen and London and has a Masters from the University of London. Mr. Madsbjerg’s qualifications to serve on the board of directors include his expertise in advising senior executives, including the practical application of the human sciences in business.

Andrew Hall has served on our board of directors since the Closing of the Business Combination in September 2021 Mr. Hall is an internationally experienced executive and non-executive in the renewable energy technologies and services sector. Since July 2018, Mr. Hall has served as Managing Director of Saxjo Limited, a renewable energy consultancy company. Previously, Mr. Hall was Group Chief Financial Officer at Siemens Gamesa Renewable Energy SA, one of the largest companies in the wind and renewables industry, from April 2017 to November 2017. From October 2015 to March 2017, Mr. Hall served as Group Chief Financial Officer and Executive Director at Siemens Wind Power GmbH & Co KG, a wind turbine original equipment manufacturer. Prior to that, Mr. Hall held a number of senior positions in other divisions of Siemens AG, including Chief Financial Officer and Board Member at Siemens Holdings plc & Cluster North West Europe in London from 2012 to 2015 and Chief Financial Officer and Board Member at Siemens Ltd & Cluster Africa in Johannesburg from 2008 to 2012. Mr. Hall currently serves on the board of a portfolio of venture capital, private equity and family office-backed companies in the renewable energy sector. Since September 2019, Mr. Hall has been Executive Chair of Star Windco Limited, a company providing wind turbine erection services. Since October 2018, Mr. Hall has been a non-executive director of Time to Act Limited, which specializes in metal coatings for the gas turbine and hydrogen industries. Additionally, Mr. Hall has served as Chair of New Motion Labs Limited, which licenses technology for the manufacture of mechanical drives, since June 2019, and as Senior Independent Director of Hero Future Energies Global Limited, a global renewable energy developer, since February 2019. Previously, Mr. Hall served as a board member A2Sea AS from 2015 to 2017, Voith Hydro GmbH & Co KG from 2015 to 2017 and Mimica Labs from 2014 to 2017. Mr. Hall earned a M.Sc. & B.Sc. from the University of Cape Town and an M.B.A. from the London Business School. Mr. Hall’s qualifications to serve on the board of directors include his extensive international experience leading large, capital-intensive businesses in the renewable energy sector.

Sheila Khama has served on our board of directors since the Closing of the Business Combination in September 2021. Ms. Khama is a consultant, policy advisor and former mining industry executive with expertise in corporate governance and sustainable development of minerals, oil and gas resources. Since April 2019, Ms. Khama has been an independent consultant on oil and gas governance and policy reforms for SK Consulting Pty, Ltd. From November 2016 to March 2019, Ms. Khama served as Practice Manager and Coordinator of Donor Relations and Partnerships at The World Bank, where she led an international team of mineral, oil and gas specialists in implementing support programs ranging from policy reforms, technical assistance, research and knowledge dissemination for various countries. From November 2013 to November 2016, Ms. Khama served as Director African Natural Resources Center at the African Development Bank in Tunisia, where she led a support program for African governments to improve development outcomes from renewable and non-renewable resources. From 2010 to 2013, Ms. Khama served as Director of the Extractives Advisory Program at the African Center for Economic Transformation, a pan-African think tank based in Ghana. Ms. Khama also previously held a number of senior roles in the private sector, including Chief Executive Officer of De Beers Botswana from 2005 to 2010, Head of Marketing and Communication at the First National Bank of Botswana Ltd from 2002 to 2005, and Group Secretary of the Anglo American Corporation Botswana from 1994 to 2002. Ms. Khama also currently serves as a Non-Executive Director for Tullow Oil plc, a position she has held since June 2019. Ms. Khama received an M.B.A. in General Management from Edinburgh University and a B.A. from the University of Botswana. Ms. Khama’s qualifications to serve on the board of directors include her extensive experience as a corporate strategist and her deep understanding of regulatory frameworks in the minerals, oil and gas industry.

Andrei Karkar has served on our board of directors since the Closing of the Business Combination in September 2021 and served as a director of DeepGreen since March 2019. Since 2006, Mr. Karkar has served as Chief Executive Officer of ERAS Holdings, a Karkar family office with its origins in Karkar Electronics founded in 1959 by Edward Karkar. ERAS Holdings engages in a broad range of investment activities and invests in a wide variety of asset classes. Since July 2019, Mr. Karkar has served as a member of the board of directors of CognitionX, a private company based in the United Kingdom. Mr. Karkar received a B.A. from Georgetown University. Mr. Karkar’s qualifications to serve on the board of directors include his experience as an advisor and investor in public and private companies.

Amelia Kinahoi Siamomua has served on our board of directors since the Closing of the Business Combination in September 2021. Ms. Siamomua has over 35 years of experience as a development economist and an international civil servant with a strong focus on gender equality and sustainability issues. Since March 2021, Ms. Siamomua has been an independent consultant on gender and social inclusion for the Government of Nauru. From June 2015 until February 2021, Ms. Siamomua served as Head of Gender, Economic, Youth & Sustainable Development Directorate of the Commonwealth Secretariat based in London, United Kingdom, where she represented the Secretary General at the United Nations (“UN”) High-level Group on Women’s Access to Justice and the UN Commission on the Status of Women. Between 2012 and 2014, Ms. Siamomua held a position as Inter-Regional Advisor (Small Island Developing States) within the Division for Sustainable Development at the UN Department of Economic and Social Affairs, where she analyzed best practices on sustainable development and provided policy advice to governments and relevant stakeholders in developing countries. Prior to that, Ms. Siamomua served as senior advisor in Papua New Guinea from 2010-2012 and as project coordinator in Fiji from 2008-2009 as part of the UN Development Programme. Ms. Siamomua has earned a B.A. in Economics and Politics and an MBA from the University of the South Pacific. Ms. Siamomua’s qualifications to serve on the board of directors include her sustainable development expertise and her extensive knowledge of economic and social policies of developing countries.

Gina Stryker has served on our board of directors since the Closing of the Business Combination in September 2021.Ms. Stryker has 20 years of tax experience in corporate settings as well as 14 years of senior management experience. Since May 2020, Ms. Stryker has served as General Counsel and Corporate Secretary of SOAC. Since August 2019, Ms. Stryker has also been a part of 3920 Partners LLC, a company focused on sustainable investment, where she now serves as Partner. From July 2018 to January 2019, Ms. Stryker served as Senior Advisor to EVP Restructuring at GenOn Energy, Inc. (“GenOn”), where she led tax and business strategy engagement as GenOn prepared to emerge from Chapter 11. Prior to July 2018, Ms. Stryker managed a family office. Ms. Stryker has earned a B.S. in Applied Science from Youngstown State University, a J.D. from University of Pittsburgh, an LLM from New York University and an MBA from Rice University. Ms. Stryker’s qualifications to serve on the board of directors include her prior experience advising on tax and business strategy in the energy industry.

There are no family relationships between or among any of our directors or executive officers.

Role of Board in Risk Oversight

The board of directors have extensive involvement in the oversight of risk management related to the Company and its business and will accomplish this oversight through the regular reporting to the board of directors by the audit committee. The audit committee will represent the board of directors by periodically reviewing the Company’s accounting, reporting and financial practices, including the integrity of its financial statements, the surveillance of administrative and financial controls and its compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the audit committee will review and discuss all significant areas of our business and summarize for the board of directors all areas of risk and the appropriate mitigating factors. In addition, the board of directors will receive periodic detailed operating performance reviews from management.

Composition of the Board of Directors

Our business and affairs are managed under the direction of our board of directors. Our board of directors is declassified, and the directors will be elected annually.

Independence of the Board of Directors

Nasdaq rules generally require that independent directors must comprise a majority of a listed company’s board of directors. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, the board of directors has determined that Andrew Hall, Scott Leonard, Gina Stryker, Sheila Khama, Christian Madsbjerg, Amelia Kinahoi Siamomua and Andrei Karkar, representing seven (7) of the Company’s eight (8) directors, are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq. Andrew Hall serves as the Lead Independent Director of the board of directors.

Board Committees

The standing committees of the board of directors consist of an audit committee, a compensation committee, a nominating and corporate governance committee and the sustainability and innovation committee. The board of directors may from time to time establish other committees.

Our chief executive officer and other executive officers will regularly report to the non-executive directors and the audit, the compensation and the nominating and corporate governance committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. We believe that the leadership structure of the board of directors will provide appropriate risk oversight of our activities.

Audit Committee

Our audit committee consists of Scott Leonard, who serves as the chairperson, Andrew Hall and Gina Stryker. Each member of the audit committee qualifies as an independent director under the Nasdaq Listing Rules and the independence requirements of Rule 10A-3 under the Exchange Act.

The board of directors has determined that Mr. Leonard qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of Nasdaq.

The purpose of the audit committee is to prepare the audit committee report required by the SEC to be included in our proxy statement and to assist the board of directors in overseeing and monitoring (1) the quality and integrity of the financial statements, (2) compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, (4) the performance of our internal audit function and (5) the performance of our independent registered public accounting firm.

The board of directors has adopted a written charter for the audit committee, which is available on the Company’s website at www.metals.co under Investors — Governance — Governance Documents.

Compensation Committee

Our compensation committee consists of Andrei Karkar, who serves as the chairperson, Sheila Khama and Gina Stryker.

The purpose of the compensation committee is to assist the board of directors in discharging its responsibilities relating to (1) setting our compensation program and compensation of its executive officers and directors, (2) monitoring our incentive and equity-based compensation plans and (3) preparing the compensation committee report required to be included in our proxy statement under the rules and regulations of the SEC.

The board of directors has adopted a written charter for the compensation committee, which is available on the Company’s website at www.metals.co under Investors — Governance — Governance Documents.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Christian Madsbjerg, who serves as the chairperson, Sheila Khama and Andrei Karkar. The purpose of the nominating and corporate governance committee is to assist the board of directors in discharging its responsibilities relating to (1) identifying individuals qualified to become new board of directors members, consistent with criteria approved by the board of directors, (2) reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the board of directors select, the director nominees for the next annual meeting of stockholders, (3) identifying members of the board of directors qualified to fill vacancies on any committee of the board of directors and recommending that the board of directors appoint the identified member or members to the applicable committee, (4) reviewing and recommending to the board of directors corporate governance principles applicable to the Company, (5) overseeing the evaluation of the board of directors and management and (6) handling such other matters that are specifically delegated to the committee by the board of directors from time to time.

The board of directors have adopted a written charter for the nominating and corporate governance committee, which is available on the Company’s website at www.metals.co under Investors — Governance — Governance Documents.

Sustainability and Innovation Committee

Our sustainability and innovation committee consists of Sheila Khama, who serves as the chairperson, Christian Madsbjerg and Amelia Kinahoi Siamomua.

The purpose of the sustainability and innovation committee is to assist the board of directors in discharging its responsibilities relating to oversight of the our policies, programs, performance and related risks and opportunities that concern key sustainability and innovation matters, including issues of significance to us and our stakeholders that may affect its business, strategy, operations, performance, or reputation.

The board of directors have adopted a written charter for the sustainability and innovation committee, which is available on the Company’s website at www.metals.co under Investors — Governance — Governance Documents.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer, which is available on our website at www.metals.co under Investors — Governance — Governance Documents. Our code of business conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S-K.

We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendment or waiver is then permitted by Nasdaq rules.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines in accordance with the corporate governance rules of Nasdaq that serve as a flexible framework within which our board of directors and its committees operate. These guidelines cover a number of areas including board membership criteria and director qualifications, director responsibilities, board agenda, meetings of non-management directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of our chief executive officer management succession planning. A copy of our corporate governance guidelines is posted on our website at www.metals.co under Investors — Governance — Governance Documents.

EXECUTIVE AND DIRECTOR COMPENSATION

Introduction

SOAC

None of SOAC’s executive officers or directors received any cash compensation for services rendered to SOAC. SOAC agreed to pay an affiliate of its Sponsor a total of $10,000 per month, for up to 18 months, for office space, secretarial and administrative services provided to members of its management team. The Sponsor, executive officers and directors, or any of their respective affiliates were reimbursed for any out-of-pocket expenses incurred in connection with activities on its behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations.

DeepGreen

This section provides an overview of our executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. The number of securities and exercise prices, as applicable, described in this section have been adjusted based on the exchange ratio calculated pursuant to the terms of the Business Combination Agreement to reflect the number of securities and exercise prices following the Business Combination.

We are currently considered a “smaller reporting company” within the meaning of the Securities Exchange Act of 1934 for purposes of the SEC’s executive compensation disclosure rules. Accordingly, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited disclosures regarding executive compensation for our last two completed fiscal years. Further, our reporting obligations extend only to the following “Named Executive Officers” or “NEOs,” which are the individuals who served as principal executive officer and the next two most highly compensated executive officers for the fiscal year ended December 31, 2020. As of December 31, 2020, our NEOs were:

•        Gerard Barron, Chief Executive Officer;

•        Anthony O’Sullivan, Chief Development Officer, and

•        Erika Ilves, Chief Strategy Officer

The objective of our compensation program is to provide a total compensation package to each NEO that will enable us to attract, motivate and retain outstanding individuals, align the interests of our executive team with those of our equity holders, encourage individual and collective contributions to the successful execution of our short- and long-term business strategies and reward NEOs for performance. Our board of directors has historically determined the compensation for the NEOs.

For 2020, the compensation program for the NEOs consisted of a base salary as described below:

•        Base Salary.    Base salary is paid to attract and retain qualified talent and is set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance.

Summary Compensation Table

The following table shows information concerning the annual compensation for services provided to us by our NEOs for the fiscal year ended December 31, 2020 and 2019.

Name and Principal Position	Year	Salary ($)	All Other Compensation ($)(1)	Total ($)
Gerard Barron,	2020	565,000	—	565,000
Chief Executive Officer	2019	507,500	—	507,500

Anthony O’Sullivan,	2020	475,000	14,998	489,998
Chief Development Officer	2019	379,901	13,839	393,740

Erika Ilves,	2020	395,000	—	395,000
Chief Strategy Officer	2019	300,000	—	300,000

____________

(1)      Consists of payments made by DeepGreen pursuant to Australia’s superannuation system on behalf of Mr. O’Sullivan during the year ended December 31, 2020.

Outstanding Equity Awards at 2020 Fiscal Year-End

The following table sets forth certain information regarding outstanding equity awards held by the NEOs as of December 31, 2020. The number of securities and exercise prices, as applicable, described in this section have been adjusted based on the exchange ratio calculated pursuant to the terms of the Business Combination Agreement to reflect the number of securities and exercise prices following the Business Combination.

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date
Gerard Barron	4,078,044	2,275,334	(1)	$0.65	06/01/2028
Anthony O’Sullivan	685,672	1,011,259	(1)	$0.65	06/01/2028
Erika Ilves	1,362,077	1,011,259	(1)	$0.65	06/01/2028

____________

(1)      These stock options vest as follows, subject to continued service through each vesting threshold: (i) 25% if our market capitalization equals or exceeds $3.0 billion; (ii) 35% if our market capitalization equals or exceeds $6.0 billion; (iii) 20% if the International Seabed Authority grants us an exploitation contract; and (iv) 20% upon the commencement of the first commercial production following the grant of the exploitation contract.

Employment Arrangements

DeepGreen entered into an employment agreement with Mr. Gerard Barron on January 1, 2018, an employment agreement with Mr. Anthony O’Sullivan on July 25, 2017, and an employment agreement with Ms. Erika Ilves on September 1, 2018, each in connection with their services as executive officers with DeepGreen, the material terms of which are described below. In addition, each NEO has agreed to non-competition, non-solicitation and non-interference covenants that apply during the term of employment and for 12 months thereafter, as well as assignment of intellectual property and confidentiality obligations, each as set forth in his or her respective employment agreement.

Mr. Barron began his current position as DeepGreen’s Chief Executive Officer in January 2018. Mr. O’Sullivan began his current position as DeepGreen’s Chief Development Officer in July 2017. Ms. Ilves began her current position as Head of Strategy and Business Development in September 2018 and continues as our Chief Strategy Officer.

Gerard Barron

DeepGreen entered into an employment agreement with Mr. Barron, who accepted and commenced his role as DeepGreen’s Chief Executive Officer on the agreement effective date, January 1, 2018 (the “Barron Employment Agreement”). Under the Barron Employment Agreement, Mr. Barron’s initial annual base salary was $450,000, which DeepGreen agreed to review on a year-to-year basis, in accordance with DeepGreen’s payroll practices. In addition, DeepGreen issued Mr. Barron up to 250,000 common shares, upon the execution of the Barron Employment Agreement, to be paid in lieu of cash for services provided by Mr. Barron from July 2017 through November 2017. As DeepGreen’s Chief Executive Officer, Mr. Barron is eligible to participate in DeepGreen’s benefit plans and to be considered for an annual performance incentive bonus, to be granted at the discretion of the board of directors on a year-to-year basis (the “Employment Bonus”). Under the Barron Employment Agreement, if Mr. Barron is deemed eligible to receive an Employment Bonus for a particular year, then the terms of such Employment Bonus shall be provided under a separate agreement, and paid as soon as practicable after the first quarter of the first financial year following the year that Mr. Barron earns such bonus.

Pursuant to the Barron Employment Agreement, Mr. Barron also received an option grant for 3,000,000 shares of DeepGreen common shares, at an exercise price of $0.75 per share, subject to the terms and conditions set forth in a stock option agreement between the parties, dated July 23, 2018 (the “Barron Stock Option Agreement”). Under the Barron Stock Option Agreement, the parties agreed that (i) 2,500,000 options would be issued as part of DeepGreen’s Long-Term Incentive Plan, with (x) 60% of such shares vesting in equal 20% installments on each of January 1, 2019, January 1, 2020 and January 1, 2021, and (y) 20% of such shares vesting upon the DeepGreen raising $20,000,000 in cash following the date of grant and (z) 20% of such shares vesting upon DeepGreen raising a total of $40,000,000 in cash following the date of grant, provided that Mr. Barron remained an employee of DeepGreen on such dates, and (ii) 500,000 options would be issued as part of Mr. Barron’s board of directors remuneration, with 50% of such shares vesting as of the grant date and 50% of such shares vesting as of January 1, 2019. Any vested options under the Barron Stock Option Agreement are set to expire on June 1, 2028. All stock options granted to Mr. Barron are governed by the terms of the DeepGreen Plan (as defined below), as well as the Barron Stock Option Agreement. In the event that Mr. Barron’s employment with DeepGreen is terminated without cause, Mr. Barron will receive a payment equal to either (i) 3 months of his then annual base salary, or (ii) in the event that DeepGreen had raised (y) $20,000,000 in equity as of January 1, 2018 and (z) DeepGreen has greater than $10,000,000 cash-on-hand as of the date of such termination, then Mr. Barron shall receive an amount equal to 12 months of his base salary as a salary continuance in accordance with the Barron Employment Agreement and DeepGreen’s standard monthly payroll practices (the “Barron Severance Benefits”). In the event that, following a change of control of DeepGreen, Mr. Barron is terminated without “cause” or resigns as a result of a “triggering event,” Mr. Baron will also be eligible to receive the Barron Severance Benefits.

Anthony O’Sullivan

DeepGreen entered into an employment agreement with Mr. O’Sullivan, who accepted and commenced his role as DeepGreen’s Chief Development Officer on July 25, 2017 (the “O’Sullivan Employment Agreement”). Pursuant to the terms of the O’Sullivan Employment Agreement, Mr. O’Sullivan’s initial annual base salary was equal to AUD$400,000, less applicable deductions (including Australian PAYG withholding tax or such other withholding tax applicable to the jurisdiction in which Mr. O’Sullivan resides at the time). DeepGreen agreed to review the initial annual base salary on a year-to-year basis in accordance with the terms of the agreement. Mr. O’Sullivan is eligible to participate in DeepGreen’s employee benefit plans, short-term incentive plan and the long term incentive plan. In connection with his hiring, Mr. O’Sullivan was granted certain stock options pursuant to the DeepGreen Plan. Subject to the terms and conditions set forth by that certain stock option agreement, made effective July 23, 2018, by and between DeepGreen and Mr. O’Sullivan (the “Sullivan Stock Option Agreement”), Mr. Sullivan was granted 1,750,000 common shares at an exercise price of $0.75 per share, subject to (i) thirty-four percent (34%) of the shares vesting as of the grant date, (ii) thirty-three percent (33%) of the shares vesting on June 1, 2019, and (iii) thirty-three percent (33%) of the shares vesting on June 1, 2020, provided that Mr. O’Sullivan remains an employee of DeepGreen on such dates. The vested options are set to expire on June 1, 2028 under the vesting and expiration conditions of the Sullivan Stock Option Agreement. In the event that Mr. O’Sullivan’s employment with DeepGreen is terminated, then any unvested options will expire on the Termination Date. If Mr. O’Sullivan’s employment with DeepGreen is terminated without “cause” or, within six months following a change of control of DeepGreen, Mr. O’Sullivan experiences a “triggering event,” Mr. O’Sullivan will receive any earned, but unpaid, annual bonus.

Erika Ilves

DeepGreen entered into an employment agreement with Ms. Ilves, who accepted and commenced her role as DeepGreen’s Head of Strategy and Business Development on September 1, 2018 (the “Ilves Employment Agreement”). Pursuant to the terms of the Ilves Employment Agreement, Ms. Ilves’ initial annual base salary was $180,000, which would increase to $300,000 per annum, effective January 1, 2019. As a DeepGreen employee, Ms. Ilves is eligible to participate in DeepGreen’s employee benefit plans, short term incentive plan and long term incentive plan. In connection with her hiring, Ms. Ilves was granted certain stock options under the DeepGreen Plan, subject to the terms and conditions set forth by her stock option agreement with DeepGreen, dated September 1, 2018 (the “Ilves Stock Option Agreement”). Under the Ilves Stock Option Agreement, Ms. Ilves was granted 950,000 common shares, at an exercise price of $0.75 per share, subject to (i) thirty-four percent (34%) of the shares vesting as of the grant date, (ii) thirty-three percent (33%) of the shares vesting on September 1, 2019, and (iii) thirty-three percent (33%) of the shares vesting on September 1, 2020. The vested options are set to expire on June 1, 2028 under the vesting and expiration conditions of the Ilves Stock Option Agreement. If Ms. Ilves’ employment with DeepGreen is terminated without “cause” or, within six months following a change of control of DeepGreen, Ms. Ilves experiences a “triggering event,” Ms. Ilves will receive any earned, but unpaid, annual bonus.

A “triggering event” is generally defined under the employment agreements as a material adverse change to any of the employee’s duties, powers or title as they existed immediately prior to a change of control, a material adverse change in the office or body to whom the employee reports immediately prior to a change in control, the employee being required to work more than 50 km from the employee’s primary place of work, or a material adverse change in the employee’s remuneration.

Employee Benefits

Our NEOs participate in employee benefit programs available to its employees generally. DeepGreen did not maintain any executive-specific benefit or perquisite programs in 2020.

Stock Option Plans and Stock Option Awards

DeepGreen Plan

As a consequence of the Business Combination, we adopted and assumed the DeepGreen Metals Inc. Stock Option Plan, as amended (the “DeepGreen Plan”), and each option to purchase DeepGreen Common Shares, whether vested or unvested, that was outstanding immediately prior to the Effective Time was assumed by us and became an option (vested or unvested, as applicable) to purchase a number of our Common Shares equal to the number of DeepGreen Common Shares subject to such option immediately prior to the Effective Time multiplied by the Per Share Consideration, rounded down to the nearest whole number of shares, at an exercise price per share equal to the exercise price per share of such option immediately prior to the Effective Time divided by the Per Share Consideration, rounded up to the nearest whole cent. No further awards will be granted out of the DeepGreen Plan.

The DeepGreen Board adopted, and DeepGreen’s shareholders approved, the DeepGreen Plan on September 17, 2013. The DeepGreen Plan has been periodically amended, most notably: on July 23, 2018 in order to increase the number of shares of DeepGreen common shares available for issuance pursuant to the DeepGreen Plan to a maximum of 20% of the issued and outstanding common shares, on May 16, 2019 in order to clarify the application with respect to certain provisions of employee scheme legislation in Australia. The DeepGreen Plan permits the grant of options of DeepGreen’s common shares, as defined by the DeepGreen Plan (the “Options”). Options may be granted only to (i) a bona fide director, senior officer, employee of DeepGreen, (ii) a company that is wholly-owned by any of the foregoing, or (iii) a consultant of DeepGreen. The board of directors, in its sole discretion, may accelerate the vesting of any unexercised options in accordance with the change of control provisions set forth in the DeepGreen Plan.

The board of directors is authorized to administer the DeepGreen Plan. In addition, consistent with the terms of the DeepGreen Plan, the board of directors may determine the number of shares issuable for the exercise of each Option, the Option Price, as defined by the DeepGreen Plan, and the times when any such Options will be granted, exercisable and expire under the DeepGreen Plan. No further awards will be granted pursuant to the DeepGreen Plan.

Upon any time when an Option granted under the DeepGreen Plan remains unexercised with respect to any common shares and a transaction is proposed that the majority of the board of directors determines is reasonably likely to be considered a Change of Control Event, as defined by the DeepGreen Plan (a “Change of Control Event”), then the board of directors, in its sole discretion, may require that: (i) DeepGreen accelerate the vesting of the Option and the time for the fulfilment of any conditions or restrictions on such vesting; (ii) the Option granted under the DeepGreen Plan be exercised (whether or not such Option has vested at any time up to and including (but not after) the effective time of the Change of Control Event, and any Options not exercised by the effective time of the Change of Control Event will be deemed to have expired; (iii) the Option granted under the DeepGreen Plan, if acceptable by the holder, be cancelled by DeepGreen for a cash payment equal to the difference between (y) the closing price of such shares on a trading day that is a determined number of days prior to the effective time of the Change of Control Event and (z) the price of the Option; or (iv) the Option granted under the DeepGreen Plan be exchanged for an Option to acquire the number of securities as are distributed to the securityholders of DeepGreen equal to (y) the exchange ratio of the shares multiplied by (z) the number of shares subject to such Option immediately prior to the effective time of the Change of Control Event, provided that any such replacement Option survives for a period of not less than one year from the effective time of the Change of Control Event, regardless of the continuing directorship, officership or employment of the holder.

The board of directors may amend, suspend, or terminate the DeepGreen Plan at any time. The board of directors Board must obtain shareholder approval of any plan amendment to the extent required by the DeepGreen Plan.

TMC Incentive Equity Plan

Eligibility

The TMC the metals company Inc. 2021 Incentive Equity Plan (the “TMC Incentive Equity Plan”) allows for grants, under the direction of the board of directors or compensation committee, as the plan administrator, of stock options, stock appreciation rights, restricted stock awards, stock awards, restricted stock units and other stock or equity-related cash-based awards to employees, consultants and non-employee directors who, in the opinion of the plan administrator, are in a position to make a significant contribution to our long-term success. All of our employees, non-employee directors and consultants and our affiliates will be eligible to participate in the TMC Incentive Equity Plan.

Shares Available for Issuance

The TMC Incentive Equity Plan provides for the future issuance of 24,682,385 Common Shares, provided that 1/11th of the Common Shares available under the Plan will only be available to our non-employee directors. Notwithstanding the foregoing, the number of future shares that may be issued will increase automatically on the first day of each fiscal year during the period beginning with fiscal year 2022 and ending on the tenth anniversary of the closing of the Business Combination, equal to the lesser of (a) 4% of the number of outstanding Common Shares on such date, and (b) an amount determined by the plan administrator.

Generally, Common Shares reserved for awards under the TMC Incentive Equity Plan that lapse or are forfeited or cancelled will be added back to the share reserve available for future awards. However, shares delivered to or withheld to pay withholding taxes or any applicable exercise price will not be available for issuance under the TMC Incentive Equity Plan. In addition, any shares repurchased on the open market using exercise price proceeds will not be available for issuance under the TMC Incentive Equity Plan.

The aggregate grant date fair value of shares granted to any non-employee director under the TMC Incentive Equity Plan and any other cash compensation paid to any non-employee director in any calendar year may not exceed $500,000; increased to $750,000 in the year in which such non-employee director initially joins the board of directors.

Stock Options

The terms and conditions of our ability to grant stock options are governed by the TMC Incentive Equity Plan. Notably, we have established a sub-plan to the TMC Incentive Equity Plan (the “U.S. Sub-Plan”) for the purpose of granting stock options to employees who are residents of the United States or who are or may become subject to

U.S. tax. Stock options granted under the U.S. Sub-Plan may either be incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, or non-qualified stock options. Incentive stock options may be granted to employees of TMC and its affiliates, and the aggregate fair market value of a Common Share determined at the time of grant with respect to incentive stock options that are exercisable for the first time by a participant during any calendar year may not exceed $100,000. Non-qualified options may be granted to our employees, non-employee directors and consultants and our affiliates. If an incentive stock option is granted to an individual who owns 10% or less of the combined voting power of all classes of our stock or our affiliate, the exercise price of the stock option may not be less than 100% of the fair market value of the Common Shares on the date of grant, and the term of the stock option may not be longer than ten years. If an incentive stock option is granted to an individual who owns more than 10% of the combined voting power of all classes of our stock of or our affiliate, the exercise price of the stock option may not be less than 110% of the fair market value of the Common Shares on the date of grant, and the term of the stock option may not be longer than five years.

Award agreements for stock options include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. Generally, stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for one (1) year after termination of service on account of death or total and permanent disability, but will not be exercisable if the termination of service was due to cause.

Restricted Stock

Restricted stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain time or performance-based vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited. During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that generally dividend equivalents may accrue but will not be paid during the restricted period, and the restrictions set forth in the applicable award agreement apply. For example, the holder of restricted stock may vote the restricted shares, but he or she may not sell the shares until the restrictions are lifted.

Restricted Stock Units

Restricted stock units vest in accordance with terms and conditions established by the plan administrator and when the applicable restrictions lapse, the grantee will be entitled to receive a payout in cash, shares or a combination thereof based on the number of restricted stock units as specified in the award agreement. Dividend equivalents may accrue but will not be paid prior to and only to the extent that, the restricted stock unit award vests. The holder of restricted stock units does not have the rights and privileges of a regular stockholder, including the ability to vote the restricted stock units.

Other Stock-Based Awards and Performance-Based Awards

The TMC Incentive Equity Plan also authorizes the grant of other types of stock-based compensation including, but not limited to stock appreciation rights and unrestricted stock awards. The plan administrator may award such stock-based awards subject to such conditions and restrictions as it may determine. We may grant an award conditioned on satisfaction of certain performance criteria. Such performance-based awards also include performance-based restricted shares and restricted stock units. Any dividends or dividend equivalents payable or credited to a participant with respect to any unvested performance-based award will be subject to the same performance goals as the shares or units underlying the performance-based award.

Plan Administration

In accordance with the terms of the TMC Incentive Equity Plan, the board of directors may administer the TMC Incentive Equity Plan or authorize the compensation committee to administer the TMC Incentive Equity Plan. The compensation committee may delegate part of its authority and powers under the TMC Incentive Equity Plan to one or more of our directors and/or officers, but only the compensation committee can make awards to participants who are subject to the reporting and other requirements of Section 16 of the Exchange Act. In accordance with the provisions of the TMC Incentive Equity Plan, the plan administrator determines the terms of awards, including, which employees, directors and consultants will be granted awards, the number of shares subject to each award, the vesting provisions of each award, the termination or cancellation provisions applicable to awards, and all other terms and conditions upon which each award may be granted in accordance with the TMC Incentive Equity Plan.

In addition, the plan administrator may, in its discretion, amend any term or condition of an outstanding award provided (i) such term or condition as amended is not prohibited by the TMC Incentive Equity Plan and does not require shareholder approval under the rules of Nasdaq, and (ii) any such amendment will be made only with the consent of the participant to whom such award was made, if the amendment is adverse to the participant unless such amendment is required by applicable law or necessary to preserve the economic value of such award.

Stock Dividends and Stock Splits

If the Common Shares are subdivided or combined into a greater or smaller number of shares or if we issue any Common Shares as a stock dividend, the number of Common Shares deliverable upon exercise of an option issued or upon issuance of an award will be appropriately increased or decreased proportionately, and appropriate adjustments will be made in the exercise price per share of stock options or purchase price, if any, and performance goals applicable to performance-based awards, if any, to reflect such subdivision, combination or stock dividend.

Corporate Transactions

Upon a merger or other reorganization event, the plan administrator or the board of directors of any entity assuming our obligations may take any one or more of the following actions pursuant to the TMC Incentive Equity Plan, as to some or all outstanding options and awards:

•        provide that all outstanding options will be assumed or substituted by the successor corporation;

•        upon written notice to a participant, provide that the participant’s unexercised options must be exercised within a specified number of days of the date of such notice, at the end of which period such unexercised options will terminate;

•        in the event of a merger pursuant to which holders of Common Shares will receive a cash payment for each share surrendered in the merger, make or provide for a cash payment to option holder participants equal to the difference between the merger price times the number of Common Shares subject to such outstanding options, and the aggregate exercise price of all such outstanding options, in exchange for the termination of such options;

•        with respect to other stock awards, provide that outstanding awards will be assumed or substituted by the successor corporation;

•        with respect to stock awards, and in lieu of any of the foregoing, provide that, upon consummation of the transaction, each outstanding stock award will be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such transaction to a holder of the number of Common Shares comprising such award (to the extent such stock grant or award is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of the board of directors or an authorized committee, all forfeiture and repurchase rights being waived upon such transaction); and

•        upon consummation of a Corporate Transaction, to the extent not assumed or substituted by the successor or cashed out, the outstanding awards will terminate.

Amendment and Termination

The TMC Incentive Equity Plan may be amended by our shareholders. It may also be amended by the board of directors or the compensation committee, provided that any amendment which is of a scope that requires stockholder approval as required by (i) the rules of Nasdaq or (ii) for any other reason, is subject to obtaining such stockholder approval. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent unless such amendment is required by applicable law or necessary to preserve the economic value of such award.

Duration of Plan

The TMC Incentive Equity Plan will expire by its terms in April 2031.

Director Compensation

On September 9, 2021, we adopted a non-employee director compensation policy. Pursuant to the policy, the annual cash retainer for non-employee directors is $90,000. Annual cash retainers for committee membership are as follows:

Position	Retainer
Lead director	$30,000
Audit Committee chairperson	$22,500
Audit Committee member	$7,500
Compensation Committee chairperson	$15,000
Compensation Committee member	$5,000
Nominating and Corporate Governance Committee chairperson	$15,000
Nominating and Corporate Governance Committee member	$5,000
Sustainability and Innovation Committee chairperson	$15,000
Sustainability and Innovation Committee member	$5,000

These fees are payable in arrears in quarterly installments as soon as practicable following the last business day of each fiscal quarter, provided that the amount of such payment will be prorated for any portion of such quarter that a director is not serving on the board of directors, on such committee or in such position. Non-employee directors are also reimbursed for reasonable out-of-pocket business expenses incurred in connection with attending meetings of the board of directors and any committee of the board of directors on which they serve and in connection with other business related to the board of directors. Directors may also be reimbursed for reasonable out-of-pocket business expenses in accordance with our travel and other expense policies, as may be in effect from time to time.

In addition, we grant to new non-employee directors upon their initial election to the board of directors a number of restricted stock units (“RSUs”) (each RSU relating to one share of Common Shares), having an aggregate fair market value equal to $100,000, determined by dividing (A) $100,000 by (B) the closing price of the Common Shares on Nasdaq on the date of the grant (rounded down to the nearest whole share), on the first business day after the date that the non-employee director is first appointed or elected to the board of directors. Each of these grants shall vest in equal annual installments over three years from the date of the grant, subject to the non-employee director’s continued service as a director on the applicable vesting dates.

The table below summarizes the compensation of each person serving as a non-employee director of DeepGreen for the fiscal year ended December 31, 2020. Gerard Barron, our Chief Executive Officer, did not receive any additional compensation for his service as a director of DeepGreen in 2020. The compensation of Mr. Barron as a NEO is set forth above under “— Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Jonas Munch Agerskov	$60,000	$—	$—	$60,000
Andrei Karkar	$—	$—	$—	$—
Paul Matysek	$70,000	$—	$—	$70,000
Brian Paes-Braga	$65,000	$—	$—	$65,000

____________

(1)      The amounts in this column represent the aggregate grant-date fair value of awards granted to each director, computed in accordance with the FASB’s ASC Topic 718. See Note 2 to DeepGreen’s audited consolidated financial statements included elsewhere in this prospectus for a discussion of the assumptions made by DeepGreen in determining the grant-date fair value of DeepGreen’s equity awards.

The following lists all outstanding equity awards held by non-employee directors as of December 31, 2020:

Name	Aggregate Number of Shares Underlying Outstanding Options(1)
Andrei Karkar	578,931
Paul Matysek	578,931
Brian Paes-Braga	578,931

____________

(1)      Such awards are fully vested, and have an exercise price of $0.65 and an expiration date of June 1, 2028.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Related Person Transactions — SOAC

Founder Shares

On December 31, 2019, the Sponsor purchased 8,625,000 shares (the “Founder Shares”) of SOAC’s Class B ordinary shares, par value $0.0001 for an aggregate price of $25,000. In March 2020, the Sponsor transferred 30,000 Founder Shares to each of SOAC’s independent directors. Upon the Continuance, the Founder Shares became our Common Shares. The Sponsor had agreed to forfeit up to 1,125,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriter so that the Founder Shares will represent 20% of SOAC’s issued and outstanding shares after the initial public offering. The over-allotment option expired in June 2020; thus, these Founder Shares were forfeited accordingly.

The initial shareholders agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the initial business combination; or (B) subsequent to the initial business combination, (x) if the last sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial business combination, or (y) the date on which SOAC completes a liquidation, merger, share exchange or other similar transaction that results in all of SOAC’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

Private Placement Warrants

Simultaneously with the closing of the initial public offering, SOAC consummated the private placement of 9,500,000 private placement warrants at a price of $1.00 per private placement warrant to the Sponsor, generating gross proceeds of $9.5 million with each private placement warrant exercisable for one whole Class A ordinary share at a price of $11.50 per share.

A portion of the proceeds from the sale of the private placement warrants was added to the proceeds from the initial public offering held in the trust account. The private placement warrants are non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Sponsor and SOAC’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their private placement warrants until October 9, 2021.

Related Party Loans

On December 31, 2019, the Sponsor agreed to loan SOAC an aggregate of up to $300,000 to cover expenses related to SOAC’s initial public offering pursuant to a promissory note (the “Note”). This loan was non-interest bearing and payable on the earlier of December 31, 2020 or the completion of the initial public offering. The Sponsor paid an aggregate of approximately $163,000 to cover for expenses on SOAC’s behalf under the Note. On May 8, 2020, SOAC repaid the Note in full.

Administrative Support Agreement

SOAC entered into an agreement, commencing on May 8, 2020 through the earlier of the SOAC’s consummation of a Business Combination and its liquidation, to reimburse the Sponsor a total of $10,000 per month for office space, secretarial and administrative services. SOAC incurred and paid $80,000 and $0 in expenses in connection with such services and recorded in general and administrative expenses in the statements of operations for the year ended December 31, 2020, and for the period December 18, 2019 (inception) to December 31, 2019 respectively. SOAC incurred and paid $30,000 and $0 in expenses in connection with such services and recorded in general and administrative expenses in the statements of operations for the three months ended March 31, 2021, and 2020, respectively.

PIPE Financing

In the PIPE Financing consummated on September 9, 2021, Allseas Group SA and Argentum Cedit Virtuti, an affiliate of Allseas, purchased $20 million and $10 million of Common Shares, respectively.

Certain Relationships and Related Person Transactions — Legacy DeepGreen

2019 Private Placement

In 2019, DeepGreen sold 10,185,811 DeepGreen Common Shares at a price per share of $1.75 in a private placement transaction for total gross proceeds of $26,158,504. In connection therewith, ERAS Capital, an entity controlled by Andrei Karkar and an owner of more than 5% of our Common Shares, purchased 2,857,143 shares in the offering for an aggregate purchase price of $5,000,000.

2020 Private Placement

In 2020, DeepGreen sold 5,659,920 DeepGreen Common Shares at a price per share of $3.60 in a private placement transaction for total gross proceeds of $20,375,712. In connection therewith, (i) Gerard Barron, our Chief Executive Officer and Chairman on our board of directors and an owner of more than 5% of our Common Shares, purchased 208,333 shares in the offering for an aggregate purchase price of $749,999 on August 7, 2020, and (ii) ERAS Capital, an entity controlled by Andrei Karkar and an owner of more than 5% of our Common Shares, purchased 2,083,333 shares in the offering for an aggregate purchase price of $7,499,999 on July 13, 2020.

Consulting Agreements

DGE is party to a consulting agreement with SSCS Pte. Ltd. (“SSCS”), an entity that is wholly-owned by John Machin, our Head of Offshore Engineering, to manage offshore engineering studies. Mr. Machin is also a director of DGE. Consulting services during the year ended December 31, 2020 amounted to $275,000, and consulting services for the year ended December 31, 2019 amounted to $248,308. As of December 31, 2020, the amount payable to SSCS amounted to $22,917.

Gregory Stone, our Chief Ocean Scientist, regularly provides consulting services to us through Ocean Renaissance LLC (“Ocean Renaissance”), where he is a principal. Consulting services during the year ended December 31, 2020 amounted to $366,667, and consulting services during the year ended December 31, 2019 amounted to $354,999. As of December 31, 2020, the additional amounts payable to Ocean Renaissance amounted to $175.

Allseas

On March 29, 2019, DeepGreen and Allseas entered into a Strategic Alliance Agreement, which provides the foundation for DeepGreen and Allseas to conduct project development of an integrated offshore nodule collection system for DeepGreen’s subsidiaries. As initially constituted, Allseas agreed to subscribe for (i) 6,666,667 DeepGreen Common Shares for a purchase price of $20,000,000 in cash (the “Subscription”), the entire amount of which was funded, and (ii) an additional 10,000,000 DeepGreen Common Shares in exchange for services rendered by Allseas in respect of the contemplated pilot mining test system (the “PMTS”), which would be designed and built by Allseas. The 10,000,000 shares would only be issued upon completion of the PMTS (the “Success Fee Shares”), along with an additional $30 million cash success fee that would be payable simultaneously therewith. The Strategic Alliance Agreement also contemplated that DeepGreen and Allseas would enter into other commercial arrangements following the successful completion of the PMTS.

On July 8, 2019, DeepGreen and Allseas entered into the Pilot Mining Test Agreement (the “PMTA”), which governed the terms, design specifications, procedures, and timetable under which Allseas agreed to complete the PMTS, and which agreement is intended to be used by NORI. The PMTA was subsequently amended on September 1, 2019, February 2, 2020, and March 4, 2021. The Strategic Alliance Agreement was also amended on March 4, 2021 (collectively with the PMTA amendment of the same date, the “Amendment”), which Amendment became effective upon closing of the Business Combination. Pursuant to the Amendment, the cash fee payable pursuant to the PMTA was amended such that DeepGreen would pay to Allseas (i) $10,000,000 on June 30, 2021 (which DeepGreen and Allseas agreed to change to within 10 business days of the Closing of the Business Combination in a further amendment), (ii) $10,000,000 on the later of January 1, 2022 and such time that confirmation is received with respect to the successful collection of the North Sea test, and (iii) $10,000,000 upon successful completion of the PMTS. Pursuant to the Amendment, except as provided therein, Allseas may not, without DeepGreen’s prior written consent, terminate the Strategic Alliance Agreement or the PMTA before DeepGreen or its applicable affiliate receives an ISA Exploitation Contract.

Also on March 4, 2021, DeepGreen issued the Allseas Warrant to Allseas, which shall vest upon successful completion of the PMTS and become exercisable for 10,000,000 DeepGreen Common Shares (as it may be adjusted based on the formula described therein) at a purchase price of $0.01 per share, and which became a warrant to purchase Common Shares upon the Closing of the Business Combination, in accordance with the terms of the Allseas Warrant. The Allseas Warrant was issued to Allseas in lieu of any future obligation to issue the Success Fee Shares. The Allseas Warrant shall vest only upon (and not before) the successful completion of the PMTS. The Warrant Credit Value shall be determined as of June 1, 2022 based on the closing trading price of the Common Shares. In the event that the Warrant Credit Value is greater than $150,000,000, then on the vesting date of the Allseas Warrant, we will receive a “credit” for the amount by which such Warrant Credit Value exceeds $150,000,000. We will be able to exchange such credit value for future goods and services from Allseas. No amount will be due or receivable under the Allseas Warrant if the Warrant Credit Value is under $150,000,000 on June 1, 2022. The Allseas Warrant shall expire on September 30, 2026.

Maersk

On March 21, 2017, DeepGreen entered into four charter vessel agreements with Maersk and one charter vessel agreement with Maersk UK (together, the “Maersk Supply Agreements”) pursuant to which Maersk and Maersk UK agreed to supply DeepGreen with vessels and offshore services for a total of five marine campaigns. By letter agreement on March 3, 2021, DeepGreen and Maersk agreed to extend the arrangement until 2022.

Pursuant to the Maersk Investment and Participation Agreement dated March 15, 2017 (the “Participation Agreement”), DeepGreen agreed, among other things, that in return for marine cruises and related project management services provided by Maersk and Maersk UK, DeepGreen will issue that number of DeepGreen Common Shares as is equal to the final cost of each marine cruise divided by $1.25 (subject to adjustment as described therein), upon completion of each marine cruise, and after agreement between the parties as to the calculation of the final cost to Maersk or Maersk UK for such cruise. As of March 2021, all unspent costs have now been agreed to be reimbursed in cash. Services valued at approximately $22.5 million have been delivered, with 17,982,123 DeepGreen Common Shares issued to Maersk under the contract.

On March 3, 2021, DeepGreen entered into a letter agreement with Maersk and Maersk UK (the “Maersk Letter Agreement”), whereby Maersk and Maersk UK agreed to, among other matters, enter into certain commercial and other changes under the Investment Agreement. Pursuant to the Maersk Letter Agreement, Maersk irrevocably (i) waived certain pro rata participation rights that it may have under the Investment Agreement in connection with the Business Combination and contemplated PIPE transaction; (ii) acknowledged that all amounts owing to Maersk for services rendered through February 5, 2021 in the aggregate amount of $4.58 million had been satisfied by the issuance of 3,666,267 shares of DeepGreen at a price per share of $1.25; (iii) agreed that all final costs for services rendered from and after February 5, 2021 will be settled in cash, and that Maersk shall not be entitled to any further in-kind common share investment; and (iv) agreed to lower the charter vessel hire operational day rates.

As described herein, certain of Legacy DeepGreen’s agreements with Allseas and Maersk are set to expire in 2022. Notably, with respect to Allseas, if the PMTS is delivered, the PMTA will terminate by its terms in 2022, whereas the overarching Strategic Alliance Agreement will remain in place. Additionally, the Maersk Supply Agreements shall terminate by their terms in 2022. While Allseas and Maersk have communicated their intention to negotiate in good faith in order to extend the applicable arrangements, there are no guarantees that we will be able to enter into new agreements on commercially reasonable terms, if at all.

Amended and Restated Registration Rights Agreement

Registration Rights

At the Closing, we, the initial shareholders, including the Sponsor (the “Sponsor Group Holders”), and certain holders of DeepGreen securities immediately prior to the Effective Time (the “DeepGreen Holders”) entered into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”),

pursuant to which, among other things, the Sponsor Group Holders and the DeepGreen Holders were granted certain registration rights with respect to their respective Common Shares on the terms and subject to the conditions therein. In particular, SOAC agreed to, within thirty (30) calendar days after the closing of the Business Combination, file with the SEC (at our sole cost and expense) a registration statement registering the resale of the Registrable Securities (as defined below), and to use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but no later than forty-five (45) days following the filing deadline (or seventy-five (75) days after the diling deadline if the registration statement is reviewed by, and receives comments from, the SEC.  “Registrable Securities” means the Founder Shares, (b) the Private Placement Warrants, (c) the DeepGreen Shares, (d) the DeepGreen Earnout Shares, (e) the Sponsor Earnout Shares, (f) the Common Shares issued or issuable upon the exercise of any Private Placement Warrants, (g)  the Common Shares issued or issuable upon the exercise of the Allseas Warrant; (h) any outstanding Common Shares or any other equity security (including the Common Shares issued or issuable upon the exercise or conversion of any other equity security) of the Company held by a Holder as of immediately following the Closing, (i)  any Common Shares held by unitholders or members of the board of managers of the Sponsor immediately prior to the Closing, and (j) any other equity security of the Company issued or issuable with respect to any such Common Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization

Lock-Up Restrictions

Under the Amended and Restated Registration Rights Agreement, the Sponsor Group Holders and the DeepGreen Holders also agreed not to effect any sale or distribution of certain of our equity securities held by them during the period ending on the earlier of (A) 180 days after the Closing and (B) the date on which (x) the Common Shares have traded at a price that is greater than or equal to $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) during any 20 trading days within any 30 consecutive trading days after the Closing, or (y) we complete a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of our public stockholders having the right to exchange their Common Shares for cash, securities or other property. Certain Common Shares held by the Sponsor Group Holders shall not be offered, sold, pledged or distributed for periods of six months or twelve months, as applicable, and certain Common Shares held by the DeepGreen Holders shall not be offered, sold, pledged or distributed for periods of six months or eighteen months, as applicable, subject to the exceptions described in the Amended and Restated Registration Rights Agreement.

Indemnity Agreements with Officers and Directors and Directors’ and Officers’ Liability Insurance

In connection with this Business Combination, the Company entered into indemnity agreements with each of its directors and executive officers. Each indemnity agreement provides for indemnification and advancements by the Company of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the Company, or, at the Company’s request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. The Company also maintains a general liability insurance policy, which covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Policies and Procedures for Related Party Transactions

We have adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. Transactions involving compensation for services provided to the Company or any of its subsidiaries as an employee, consultant or director will not be considered related person transactions under this policy. A “Related Person” is:

•        any person who is or was an executive officer, director, or director nominee of the Company at any time since the beginning of the Company’s last fiscal year;

•        a person who is or was an Immediate Family Member (as defined below) of an executive officer, director, director nominee at any time since the beginning of the Company’s last fiscal year;

•        any person who, at the time of the occurrence or existence of the transaction, is the beneficial owner of more than 5% of any class of the Company’s voting securities (a “Significant Stockholder”); or

•        any person who, at the time of the occurrence or existence of the transaction, is an Immediate Family Member of a Significant Stockholder of the Company.

An “Immediate Family Member” of a person is any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of such person, or any other person sharing the household of such person, other than a tenant or employee.

The Company has implemented policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the audit committee has the responsibility to review related party transactions.

Under the related person transaction policy, the related person in question or, in the case of transactions with a beneficial holder of more than 5% of the Company’s voting stock, an officer with knowledge of a proposed transaction, will be required to present information regarding the proposed related person transaction to the audit committee (or to another independent body of the board of directors) for review.

To identify Related Person Transactions in advance, we expect to rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our audit committee is expected to take into account the relevant available facts and circumstances, which may include, but are not limited to:

•        the related person’s interest in the transaction;

•        the approximate dollar value of the amount involved in the transaction;

•        the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•        whether the transaction was undertaken in the ordinary course of business of the Company;

•        whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third-party;

•        the purpose of, and the potential benefits to the Company of, the transaction; and

•        any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee will approve only those transactions that it determines are fair to the Company and in the Company’s best interests.

Independence of the Board of Directors

Nasdaq rules generally require that independent directors must comprise a majority of a listed company’s board of directors. Based upon information requested from and provided by each proposed director concerning his or her background, employment and affiliations, including family relationships, we have determined that Andrew Hall, Scott Leonard, Gina Stryker, Sheila Khama, Christian Madsbjerg, Amelia Kinahoi Siamomua and Andrei Karkar, representing seven (7) of the Company’s eight (8) directors, are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq. Andrew Hall serves as the Lead Independent Director of the board of directors.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of material U.S. federal income tax considerations applicable to you if you are a U.S. Holder (as defined below) of our public shares and/or public warrants (other than Sponsor or any of its affiliates). This discussion addresses only those U.S. Holders that hold our public shares and/or public warrants as capital assets within the meaning of Section 1221 of the Code (generally property held for investment). This summary does not discuss all aspects of U.S. federal income taxation that may be relevant to particular investors in light of their particular circumstances, or to investors subject to special tax rules, such as:

•        financial institutions;

•        insurance companies;

•        mutual funds;

•        pension plans;

•        S corporations;

•        broker-dealers;

•        traders in securities that elect mark-to-market treatment;

•        regulated investment companies;

•        real estate investment trusts;

•        trusts and estates;

•        tax-exempt organizations (including private foundations);

•        investors that hold our public shares or public warrants as part of a “straddle,” “hedge,” “conversion,” “synthetic security,” “constructive ownership transaction,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes;

•        investors subject to the alternative minimum tax provisions of the Code;

•        U.S. Holders that have a functional currency other than the U.S. dollar;

•        U.S. expatriates or former long-term residents of the United States;

•        investors subject to the U.S. “inversion” rules;

•        U.S. Holders owning or considered as owning (directly, indirectly, or through attribution) 5% (measured by vote or value) or more of our public share;

•        persons that acquired our public shares or public warrants pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation as compensation;

•        controlled foreign corporations;

•        accrual method taxpayers that file applicable financial statements as described in Section 451(b) of the Code;

•        passive foreign investment companies; and

•        persons who are not U.S. Holders, all of whom may be subject to tax rules that differ materially from those summarized below.

This summary does not discuss any state, local, or non-U.S. tax considerations, any non-income tax (such as gift or estate tax) considerations, the alternative minimum tax or the Medicare tax on net investment income. If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds public shares or public warrants the tax treatment of a partner in such partnership will generally depend upon the status of the partner, the activities of the partnership and the partner and certain determinations made at the partner level. If you are a partner of a partnership holding public shares or public warrants, you are urged to consult your tax advisor regarding the tax consequences to you of the ownership and disposition of public shares or public warrants by the partnership.

This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the IRS, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax considerations described below.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of public shares or public warrants, as the case may be, that is:

•        an individual who is a U.S. citizen or resident of the United States;

•        a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•        a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable U.S. Department of Treasury regulations (“Treasury Regulations”) to be treated as a U.S. person.

Tax Consequences of Ownership and Disposition of Public Shares and Public Warrants

Dividends and Other Distributions on Public Shares

Subject to the passive foreign investment company (“PFIC”) rules discussed below under the heading “— Passive Foreign Investment Company Rules,” distributions on public shares will generally be taxable as a dividend for U.S. federal income tax purposes to the extent paid from TMC’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of TMC’s current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its public shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the public shares and will be treated as described below under the heading “— Sale, Taxable Exchange or Other Taxable Disposition of Public Shares and Public Warrants.” The amount of any such distribution will include any amounts withheld by us (or another applicable withholding agent) in respect of Canadian income taxes. Any amount treated as dividend income will be treated as foreign-source dividend income. Amounts treated as dividends that TMC pays to a U.S. Holder that is a taxable corporation generally will be taxed at regular rates and will not qualify for the dividends received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. With respect to non-corporate U.S. Holders, under tax laws currently in effect and subject to certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), dividends generally will be taxed at the lower applicable long-term capital gains rate only if public shares are readily tradable on an established securities market in the United States or TMC is eligible for benefits under an applicable tax treaty with the United States, and TMC is not treated as a PFIC with respect to such U.S. Holder at the time the dividend was paid or in the preceding year and provided certain holding period requirements are met. The amount of any dividend distribution paid in Canadian dollars will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

Subject to applicable limitations, non-refundable Canadian income taxes withheld from dividends on public shares at a rate not exceeding the rate provided by the applicable treaty with the United States will be eligible for credit against the U.S. treaty beneficiary’s U.S. federal income tax liability. The rules governing foreign tax credits are complex and U.S. Holders are urged to consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, a U.S. Holder may deduct foreign taxes, including any Canadian income tax, in computing their taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

Sale, Taxable Exchange or Other Taxable Disposition of Public Shares and Public Warrants

Subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Rules,” upon any sale, exchange or other taxable disposition of public shares or public warrants, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between (i) the sum of (x) the amount cash and (y) the fair market value of any other property, received in such sale, exchange or other taxable disposition and (ii) the U.S. Holder’s adjusted tax basis in such public shares or public warrants, in each case as calculated in U.S. dollars. If a U.S. Holder acquired such public shares or public warrants as part of a unit, the adjusted tax basis in the public shares or public warrants will be the portion of the acquisition cost allocated to the shares or warrants, respectively, or if such public shares were received upon exercise of public warrants, the initial basis of the public shares upon exercise of public warrants (generally determined as described below in “— Tax Consequences of Ownership and Disposition of Public Shares and Public Warrants — Exercise or Lapse of a Public Warrant”). Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for such public shares exceeds one (1) year. Long-term capital gain realized by a non-corporate U.S. Holder generally will be taxable at a reduced rate. The deduction of capital losses is subject to limitations. This gain or loss generally will be treated as U.S. source gain or loss.

Exercise or Lapse of a Public Warrant

A U.S. Holder generally will not recognize taxable gain or loss on the acquisition of a public share upon exercise of a public warrant for cash. The U.S. Holder’s tax basis in the public share received upon exercise of the public warrant generally will be an amount equal to the sum of the U.S. Holder’s initial investment in the public warrant (i.e., its tax basis, calculated in U.S. dollars) and the exercise price. The U.S. Holder’s holding period for a public share received upon exercise of the of a public warrant will begin on the day following the date of exercise (or possibly the date of exercise) of the public warrant and will not include the period during which the U.S. Holder held the public warrant. If a public warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such U.S. Holder’s tax basis in the warrant (calculated in U.S. dollars). Such loss will be long-term if the warrant has been held for more than one (1) year.

The tax consequences of a cashless exercise of a public warrant are not clear under current tax law. A cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the shares of public shares received generally should equal the U.S. Holder’s tax basis in the public warrants. If the cashless exercise was not a realization event, it is unclear whether a U.S. Holder’s holding period for the public shares would be treated as commencing on the date of exercise of the public warrant or the day following the date of exercise of the public warrant. If the cashless exercise were treated as a recapitalization, the holding period of the shares of public shares received would include the holding period of the public warrant.

It is also possible that a cashless exercise may be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder may be deemed to have surrendered a number of public warrants having a value equal to the exercise price for the total number of public warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the public warrants deemed surrendered and the U.S. Holder’s tax basis in the public warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the shares of public shares received would equal the sum of the U.S. Holder’s tax basis in the public warrants exercised, and the exercise price of such public warrants. It is unclear whether a U.S. Holder’s holding period for the shares of public shares would commence on the date of exercise of the public warrant or the day following the date of exercise of the public warrant; in either case, the holding period will not include the period during which the U.S. Holder held the public warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the shares of public shares received, there can be no assurance as to which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the tax consequences of a cashless exercise.

If TMC redeems public warrants for cash or if TMC purchases public warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “— Sale, Taxable Exchange or Other Taxable Disposition of Public Shares and TMC Warrants.”

Adjustment to Exercise Price

Under Section 305 of the Code, if certain adjustments are made (or not made) to the number of shares to be issued upon the exercise of a public warrant or to the public warrant’s exercise price, a U.S. Holder may be deemed to have received a constructive distribution with respect to the warrant, which could result in adverse consequences for the U.S. Holder, including the inclusion of dividend income (with the consequences generally as described above under the heading “— Dividends and Other Distributions on Public Shares”). The rules governing constructive distributions as a result of certain adjustments with respect to a public warrant are complex, and U.S. Holders are urged to consult their tax advisors on the tax consequences any such constructive distribution with respect to a public warrant.

Passive Foreign Investment Company Rules

The treatment of U.S. Holders of public shares and public warrants could be materially different from that described above if TMC is treated as a PFIC for U.S. federal income tax purposes.

If TMC is a PFIC for any taxable year, U.S. Holders of public shares or public warrants may be subject to adverse U.S. federal income tax consequences with respect to dispositions of, and distributions with respect to public shares, and may be subject to additional reporting requirements.

A non-U.S. corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income (the “Income Test”) or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income (the “Asset Test”). Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Based on the expected operations, and composition of income of TMC and its subsidiaries, TMC expects that it will meet the Income Test for PFIC classification in 2021. However, TMC’s actual PFIC status for any taxable year will not be determinable until after the end of such year. Accordingly, there can be no assurance with respect to TMC’s status as a PFIC for the current or any future taxable year. Although PFIC status is generally determined annually, if TMC is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of public shares or and the U.S. Holder did not make either a qualifying electing fund (“QEF”) election or a mark-to-market election (collectively, the “PFIC Elections”) for the first taxable year of TMC in which it was treated as a PFIC, and in which the U.S. Holder held (or was deemed to hold) such shares, or such U.S. Holder does not otherwise make an applicable purging election described below, such U.S. Holder generally will be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its public shares and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the public shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the public shares).

Under these rules:

•        the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the public shares;

•        the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, and to any period in the U.S. Holder’s holding period before the first day of TMC’s first taxable year in which TMC is a PFIC, will be taxed as ordinary income;

•        the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•        an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

PFIC Elections

In general, if TMC is determined to be a PFIC, a U.S. Holder may avoid the adverse PFIC tax consequences described above in respect of public shares by making and maintaining a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of TMC’s net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the first taxable year of the U.S. Holder in which or with which TMC’s taxable year ends and each subsequent taxable year. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from us. If TMC determines that it is a PFIC, TMC intends to provide the information necessary for U.S. Holders to make or maintain a QEF election, including information necessary to determine the appropriate income inclusion amounts for purposes of the QEF election. However, there is also no assurance that TMC will have timely knowledge of its status as a PFIC in the future or of the required information to be provided.

Alternatively, if TMC is a PFIC and public shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder makes a mark-to-market election with respect to such shares for the first taxable year in which it holds (or is deemed to hold) public shares and each subsequent taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its public shares at the end of such year over its adjusted basis in its public shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its public shares over the fair market value of its public shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its public shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its public shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to public warrants.

The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the Nasdaq (on which public shares are intended to be listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the public shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to public shares under their particular circumstances.

The application of the PFIC rules to public warrants is unclear. A proposed Treasury Regulation issued under these rules generally treats an “option” (which would include a public warrant) to acquire the stock of a PFIC as stock of the PFIC, while a final Treasury Regulation issued under these rules provides that the holder of an option is not entitled make the PFIC Elections. Another proposed Treasury Regulation provides that for purposes of the

PFIC rules, stock acquired upon the exercise of an option will be deemed to have a holding period that includes the period the U.S. Holder held the public warrants. As a result, if the proposed Treasury Regulations were to apply, and a U.S. Holder were to sell or otherwise dispose of such public warrants (other than upon exercise of such public warrants for cash) and TMC was a PFIC at any time during the U.S. Holder’s holding period of such public warrants, any gain recognized generally would be treated as an excess distribution, taxed as described above. If a U.S. Holder that exercises such public warrants properly makes and maintains a QEF election with respect to the newly acquired public shares (or has previously made a QEF election with respect to public shares), the QEF election will apply to the newly acquired public shares. Notwithstanding such QEF election, if the proposed Treasury Regulations were to apply, the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, would continue to apply with respect to such newly acquired public shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the public warrants), unless the U.S. Holder makes a purging election under the PFIC rules described in the following paragraph.

If TMC is treated as a PFIC and a U.S. Holder failed or was unable to timely make a PFIC Election for prior periods, a U.S. Holder might seek make a purging election to rid the public shares of the PFIC taint. A purging election might be desirable if, for example, a U.S. Holder misses the deadline for filing a QEF election for a prior period, or if the public shares were acquired through the exercise of public warrants with a holding period that includes the period the warrants were held, either as a result of the application of the proposed Treasury Regulations, or because the public shares are acquired through a cashless exercise that is treated as a recapitalization. Under one type of purging election, the U.S. Holder will be deemed to have sold such shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. Under another type of purging election, TMC will be deemed to have made a distribution to the U.S. Holder of such U.S. Holder’s pro rata share of TMC’s earnings and profits as determined for U.S. federal income tax purposes. In order for the U.S. Holder to make the second election, TMC must also be determined to be a “controlled foreign corporation” as defined by the Code (which is not currently expected to be the case). As a result of either purging election, the U.S. Holder will have a new basis and holding period in the public shares acquired upon the exercise of the public warrants solely for purposes of the PFIC rules.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

Related PFIC Rules

If TMC is a PFIC and, at any time, has a foreign subsidiary that is classified as a PFIC, a U.S. Holder generally would be deemed to own a proportionate amount of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if TMC receives a distribution from, or disposes of all or part of its interest in, the lower-tier PFIC, or the U.S. Holder otherwise was deemed to have disposed of an interest in the lower-tier PFIC. In certain circumstances, a U.S. Holder may make a QEF election with respect to any lower-tier PFIC.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and to provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until such required information is furnished to the IRS.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of public shares and public warrants are urged to consult their own tax advisors concerning the application of the PFIC rules to TMC securities under their particular circumstances.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable to you depending upon your particular situation. You are urged to consult your own tax advisor with respect to the tax consequences to you of the ownership and disposition of our public shares and public warrants including the tax consequences under state, local, estate, foreign and other tax laws and tax treaties and the possible effects of changes in U.S. or other tax laws.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is, as of the date of this prospectus, a summary of the principal Canadian federal income tax considerations pursuant to the Income Tax Act (Canada) and the regulations thereunder (the “Tax Act”) that generally apply to the acquisition, holding or disposition of Common Shares and Public Warrants by a person who is neither resident nor deemed to be resident in Canada for purposes of the Tax Act and acquires a beneficial interest in Common Shares or Public Warrants (a “Non-Resident Holder”).

This summary applies only to a Non-Resident Holder who, at all relevant times, for purposes of the Tax Act:

•        holds Common Shares or Public Warrants as capital property;

•        does not, and is not deemed to, use or hold Common Shares or Public Warrants in the course of carrying on a business in Canada; and

•        deals at arm’s length and is not affiliated with us.

Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer that carries on an insurance business in Canada and elsewhere.

This summary is based on the current provisions of the Tax Act, all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (“Tax Proposals”), and an understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) made publicly available prior to the date hereof. This summary assumes the Tax Proposals will be enacted in the form proposed, however, no assurance can be given that the Tax Proposals will be enacted in the form proposed, or at all. Except for the Tax Proposals, this summary does not take into account or anticipate any changes in law or administrative policies or assessing practices of the CRA, whether by legislative, governmental or judicial action, nor does it take into account other federal or any provincial, territorial or foreign income tax legislation or considerations, which may differ significantly from those discussed herein.

Generally, for the purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of Common Shares and Public Warrants (including dividends, adjusted cost base and proceeds of disposition) must be expressed in Canadian dollars. Amounts denominated in U.S. dollars must be converted into Canadian dollars using the applicable rate of exchange (for the purposes of the Tax Act) quoted by the Bank of Canada on the date such amounts arose, or such other rate of exchange as is acceptable to the CRA.

This summary is not exhaustive of all possible Canadian federal income tax considerations that apply to an investment in Common Shares and Public Warrants. Moreover, the income and other tax consequences of acquiring, holding or disposing of Common Shares or Public Warrants will vary depending on an investor’s particular circumstances. Accordingly, this summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any investor. Consequently, investors should consult their own tax advisors for advice with respect to the income tax consequences of an investment in Common Shares and Public Warrants based on their particular circumstances.

Adjusted Cost base of Common Shares

The adjusted cost base to a Non-Resident Holder of a Common Share acquired pursuant to this offering will be determined by averaging the cost of that Common Share with the adjusted cost base (determined immediately before the acquisition of the Common Share) of all other Common Shares held as capital property by the Non-Resident Holder immediately prior to such acquisition.

Exercise of Public Warrants

No gain or loss will be realized by a Non-Resident Holder upon the exercise of a Public Warrant to acquire a Common Share. A Non-Resident Holder’s cost of a Common Share so acquired will equal the aggregate of such Non-Resident Holder’s adjusted cost base of the Public Warrant exercised plus the exercise price paid for such Common Share. The Non-Resident Holder’s adjusted cost base of such Common Share will be determined by averaging the cost of the Common Share with the adjusted cost base (determined immediately before the acquisition of the Common Share) of all other Common Shares held as capital property by such Non-Resident Holder immediately prior to such acquisition.

Dividends on Common Shares

Every Non-Resident Holder is liable to pay a Canadian withholding tax on every dividend that is or is deemed to be paid or credited to the Non-Resident Holder on the Non-Resident Holder’s Common Shares. The statutory rate of withholding tax is 25% of the gross amount of the dividend paid. The Canada — United States Tax Convention (1980), as amended (the “Treaty”) reduces the statutory rate with respect to dividends paid to a Non-Resident Holder who is resident in the U.S. for purposes of the Treaty, the beneficial owner of such dividends, and entitled to benefits under the Treaty to 15% of the gross amount of the dividend. The Company is required to withhold the applicable tax from dividends payable to the Non-Resident Holder, and to remit the tax to the Receiver General of Canada for the account of the Non-Resident Holder.

Dispositions of Common Shares and Public Warrants

A Non-Resident Holder will not be subject to tax under the Tax Act on any capital gain realized on a disposition or deemed disposition of Common Shares (other than a disposition to us, which may result in a deemed dividend, unless purchased by us in the open market in the manner in which Common Shares are normally purchased by any member of the public in the open market, in which case other considerations may arise) or Public Warrants, unless the Common Shares or Public Warrants are “taxable Canadian property” of the Non-Resident Holder for purposes of the Tax Act and the Non-Resident Holder is not entitled to relief under the Treaty.

Generally, the Common Shares and Public Warrants will not constitute “taxable Canadian property” of a Non-Resident Holder at a particular time provided that the Common Shares are listed at that time on a “designated stock exchange” for purposes of the Tax Act (which currently includes the Nasdaq), unless, at any particular time during the 60-month period that ends at that time, both of the following are true:

1.      (a) the Non-Resident Holder, (b) persons with whom the Non-Resident Holder does not deal with at arm’s length, (c) partnerships in which the Non-Resident Holder or a person described in (b) holds an interest directly or indirectly through one or more partnerships, or (d) any combination of (a) to (c) owned 25% or more of the issued shares of any class or series of our capital stock; and

2.      more than 50% of the fair market value of the Common Shares was derived directly or indirectly from one or any combination of: (a) real or immovable properties situated in Canada, (b) “Canadian resource properties” (as defined in the Tax Act), (c) “timber resource properties” (as defined in the Tax Act), and (d) options in respect of, or interests in, or for civil law rights in, property in any of the foregoing whether or not the property exists.

Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, Common Shares and PUBLIC Warrants may be deemed to be taxable Canadian property. Non-Resident Holders whose Common Shares or PUBLIC Warrants may constitute taxable Canadian property should consult their own tax advisors.

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 9,500,000 of our Common Shares issuable upon the exercise of the Private Placement Warrants and 15,000,000 of our Common Shares issuable upon the exercise of the Public Warrants. We are also registering the resale by the Selling Securityholders of up to 9,500,000 Private Placement Warrants and up to 264,438,297 of our Common Shares.

The Selling Securityholders may offer and sell, from time to time, their respective Common Shares, and Private Placement Warrants covered by this prospectus. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their securities by one or more of, or a combination of, the following methods:

•        purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•        ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•        block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•        an over-the-counter distribution in accordance with the rules of Nasdaq;

•        through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•        short sales;

•        distribution to employees, members, limited partners or stockholders of the Selling Securityholders;

•        through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;

•        by pledge to secured debts and other obligations;

•        delayed delivery arrangements;

•        to or through underwriters or agents;

•        in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•        in privately negotiated transactions;

•        in options transactions; and

•        through a combination of any of the above methods of sale, as described below, or any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions.

The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Certain of our stockholders have entered into lock-up agreements.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

A holder of Private Placement Warrants or Public Warrants may exercise its Private Placement Warrants or Public Warrants in accordance with the Warrant agreements on or before the expiration date set forth therein by surrendering, at the office of the Warrant Agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Private Placement Warrants or Public Warrants, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Private Placement Warrants or Public Warrants, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant agreements.

We have agreed to indemnify certain of the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law.

We have agreed with certain Selling Securityholders pursuant to the Registration Rights Agreement to use our commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective until such time as all securities covered by this prospectus have been sold or otherwise cease to be registrable securities.

We have also agreed with the PIPE Investors pursuant to the PIPE Investor Subscription Agreements to cause the registration statement to remain effective until the earlier of (i) three years (in the case of the Subscription Agreements) from the effective date of the registration statement, (ii) the date the Selling Securityholder ceases to hold the shares covered by the registration statement or (iii) the first date on which the Selling Securityholder can sell all of its shares under Rule 144 of the Securities Act without restriction.

Amended and Restated Registration Rights Agreement

At the Closing, the Company, the initial shareholders, including the Sponsor (the “Sponsor Group Holders”), and certain holders of DeepGreen securities immediately prior to the Effective Time (the “DeepGreen Holders”) entered into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”), pursuant to which, among other things, the Sponsor Group Holders and the DeepGreen Holders were granted certain registration rights with respect to their respective Common Shares on the terms and subject to the conditions therein. The Sponsor Group Holders and the DeepGreen Holders also agreed not to effect any sale or distribution of certain equity securities of the Company held by them during the period ending on the earlier of (A) 180 days after the Closing and (B) the date on which (x) the Common Shares have traded at a price that is greater than or equal to $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) during any 20 trading days within any 30 consecutive trading days after the Closing, or (y) we complete a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of our public stockholders having the right to exchange their Common Shares for cash, securities or other property. Certain Common Shares held by the Sponsor Group Holders shall not be offered, sold, pledged or distributed for periods of six months or twelve months, as applicable, and certain Common Shares held by the DeepGreen Holders shall not be offered, sold, pledged or distributed for periods of six months or eighteen months, as applicable, subject to the exceptions described in the Amended and Restated Registration Rights Agreement.

LEGAL MATTERS

Fasken Martineau DuMoulin LLP (“Fasken”) has passed upon the validity of the Common Shares offered by this prospectus and certain other legal matters related to Canadian law. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (“Mintz”) has passed upon the validity of the Warrants and certain other legal matters. Fasken and Mintz own 14,630 and 36,361 Common Shares, respectively.

EXPERTS

The financial statements of TMC the metals company Inc. (formerly Sustainable Opportunities Acquisition Corp.) as of December 31, 2020 and 2019 and for the year ended December 31, 2020 and the period from December 18, 2019 (inception) through December 31, 2019 included in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of DeepGreen Metals Inc. as of December 31, 2020 and 2019, and for the years ended December 31, 2020 and 2019, included in this prospectus have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of British Columbia, Canada and, as a result, the rights of the holders of our securities will be governed by Canadian law and our amended organizational documents. All or substantially all of our assets are located outside the United States, and substantially all of our business, including our operations, is conducted outside the United States. In addition, some of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets may be located outside the United States. As a result, it could be difficult or impossible for you to effect service of process on these individuals in the United States in the event that you believe that your rights have been infringed under applicable securities laws or otherwise or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on civil liability provisions of the U.S. securities laws. There can be no assurance that U.S. investors will be able to enforce against us, members of our board of directors, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws. There is uncertainty with respect to whether a Canadian court would take jurisdiction on a matter of liability predicated solely upon U.S. federal securities laws, and uncertainty with respect to whether a Canadian court would enforce a foreign judgement on liabilities predicated upon the securities laws of the United States.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1, including exhibits, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at www.metals.co. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INDEX TO FINANCIAL STATEMENTS

TMC THE METALS COMPANY INC.
(FORMERLY SUSTAINABLE OPPORTUNITIES ACQUISITION CORP.)

I. Index to Audited Financial Statements of Sustainable Opportunities Acquisition Corp. as of and for the years ended December 31, 2020 and for the period from December 18, 2019 (inception) through December 31, 2019.

Page No.
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheets as of December 31, 2020 and 2019	F-3
Statements of Operations for the Year Ended December 31, 2020 and for the Period from December 18, 2019 (inception) to December 31, 2019	F-4
Statements of Changes in Shareholders’ Equity for the Year Ended December 31, 2020 and for the Period from December 18, 2019 (inception) to December 31, 2019	F-5
Statements of Cash Flows for the Year Ended December 31, 2020 and for the Period from December 18, 2019 (inception) to December 31, 2019	F-6
Notes to Financial Statements	F-7

II. Index to Unaudited Financial Statements of Sustainable Opportunities Acquisition Corp. as of and for the three and six months ended June 30, 2021 and 2020.

DEEPGREEN METALS INC.

III. Index to Audited Financial Statements of DeepGreen Metals Inc. as of and for the years ended December 31, 2020 and December 31, 2019.

IV. Index to Unaudited Financial Statements of DeepGreen Metals Inc. as of and for the six months ended June 30, 2021 and 2020.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of
Sustainable Opportunities Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Sustainable Opportunities Acquisition Corp. (the “Company”) as of December 31, 2020 and 2019, the related statements of operations, changes in shareholders’ equity and cash flows for the year ended December 31, 2020 and for the period from December 18, 2019, (inception) through December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the year ended December 31, 2020 and for the period from December 18, 2019 (inception) through December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Restatement of the 2020 Financial Statements

As discussed in Note 2 to the financial statements, the accompanying financial statements as of December 31, 2020 and for the year then ended have been restated.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a business combination by November 8, 2021, and the Company’s cash and working capital as of December 31, 2020 are not sufficient to complete its planned activities which raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Marcum LLP

We have served as the Company’s auditor from 2019 to 2021.

Philadelphia, PA

March 30, 2021, except for the effects of the restatement discussed in Notes 2, 3 and 7 as to which the date is May 24, 2021

SUSTAINABLE OPPORTUNITIES ACQUISITION CORP.
BALANCE SHEETS

	December 31, 2020	December 31, 2019
	(As Restated)
Assets:
Current assets:
Cash	$1,299,301	$—
Prepaid expenses	209,784	15,961
Total current assets	1,509,085	15,961
Investments held in Trust Account	300,069,135	—
Deferred offering costs associated with initial public offering	—	103,660
Total Assets	$301,578,220	$119,621

Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable	$34,298	$23,060
Accrued expenses	1,846,704	80,600
Total current liabilities	1,881,002	103,660
Long term liabilities:
Warrant Liability	56,930,000	—
Deferred underwriting commissions	10,500,000	—
Total liabilities	69,311,002	103,660

Commitments and Contingencies (Note 6)

Class A ordinary shares, $0.0001 par value; 22,726,721 and -0- shares subject to possible redemption at $10.00 per share at December 31, 2020 and December 31, 2019, respectively	227,267,210	—

Shareholders’ Equity:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 300,000,000 shares authorized; 7,273,279 and -0- shares issued and outstanding (excluding 22,726,721 and -0- shares subject to possible redemption) at December 31, 2020 and December 31, 2019, respectively	727	—
Class B ordinary shares, $0.0001 par value; 30,000,000 shares authorized; 7,500,000 shares issued and outstanding at December 31, 2020 and 8,625,000 shares issued and outstanding at December 31, 2019, respectively	750	863
Additional paid-in capital	41,549,625	24,137
Accumulated deficit	(36,551,094)	(9,039)
Total shareholders’ equity	5,000,008	15,961
Total Liabilities and Shareholders’ Equity	$301,578,220	$119,621

The accompanying notes are an integral part of these financial statements.

SUSTAINABLE OPPORTUNITIES ACQUISITION CORP.
STATEMENTS OF OPERATIONS

	For the Year ended December 31, 2020	For the Period from December 18, 2019 (inception) to December 31, 2019
	(As Restated)
General and administrative expenses	$2,923,654	$9,039
General and administrative expenses – related party	80,000	—
Loss from operations	(3,003,654)	(9,039)
Change in fair value of the warrant liability	(32,730,000)	—
Offering costs allocated to derivative warrant liabilities	(877,647)	—
Net gain on investments held in Trust Account	69,135	—
Interest earned	111	—
Net loss	$(36,542,055)	$(9,039)

Weighted average shares outstanding subject to possible redemption, basic and diluted	25,440,915	—
Basic and diluted net income per share, shares subject to possible redemption	$0.00	$—
Weighted average ordinary shares outstanding, basic and diluted	10,464,651	8,625,000
Basic and diluted net loss per share, Non-redeemable shares	$(3.50)	$(0.00)

The accompanying notes are an integral part of these financial statements.

SUSTAINABLE OPPORTUNITIES ACQUISITION CORP.
STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (As Restated)

For the Year Ended December 31, 2020

	Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – December 31, 2019	—	$—	8,625,000	$863	$24,137	$(9,039)	15,961
Sale of units in initial public offering, less fair value of Public Warrant	30,000,000	3,000	—	—	285,297,000	—	285,300,000
Forfeiture of Class B ordinary shares	—	—	(1,125,000)	(113)	113	—	—
Offering costs	—	—	—	—	(16,506,688)	—	(16,506,688)
Ordinary shares subject to possible redemption	(22,726,721)	(2,273)	—	—	(227,264,937)	—	(227,267,210)
Net loss	—	—	—	—		(36,542,055)	(36,542,055)
Balance – December 31, 2020	7,273,279	$727	7,500,000	$750	$41,549,624	$(36,551,094)	$5,000,008

For the Period from December 18, 2019 (inception) to December 31, 2019

	Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – December 18, 2019 (Inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	—	—	8,625,000	863	24,137	—	25,000
Net loss	—	—	—	—	—	(9,039)	(9,039)
Balance – December 31, 2019	—	$—	8,625,000	$863	$24,137	$(9,039)	$15,961

The accompanying notes are an integral part of these financial statements.

SUSTAINABLE OPPORTUNITIES ACQUISITION CORP.
STATEMENTS OF CASH FLOWS

	For the Year ended December 31, 2020	For the Period from December 18, 2019 (inception) to December 31, 2019
	(As Restated)
Cash Flows from Operating Activities:
Net loss	$(36,542,055)	$(9,039)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of derivative warrant liability	32,730,000	—
Offering costs allocated to derivative warrant liabilities	877,647
General and administrative expenses paid by related party under note agreement	70,123	9,039
Net gain on investments held in Trust Account	(69,135)	—
Changes in operating assets and liabilities:
Prepaid expenses	(197,094)	—
Accounts payable	(51,821)	—
Accrued expenses	1,846,704	—
Net cash used in operating activities	(1,335,631)	—

Cash Flows from Investing Activities
Cash deposited in Trust Account	(300,000,000)	—
Net cash used in investing activities	(300,000,000)	—

Cash Flows from Financing Activities:
Proceeds received from initial public offering, gross	300,000,000	—
Proceeds from private placement	9,500,000	—
Offering costs paid	(6,702,089)	—
Repayment of note payable from related party	(162,979)	—
Net cash provided by financing activities	302,634,932	—

Net change in cash	1,299,301	—

Cash – beginning of the period	—	—
Cash – end of the period	$1,299,301	$—

Supplemental disclosure of noncash investing and financing activities:
Offering costs included in accounts payable	$85,000	$23,060
Offering costs included in accrued expenses	$—	$80,600
Offering costs funded with note payable to Sponsor	$92,856	$—
Offering costs paid by Sponsor in exchange for issuance of Class B ordinary shares to Sponsor	$—	$15,961
Use of retainer for offering costs	$3,271	$—
Deferred underwriting commissions in connection with the initial public offering	$10,500,000	$—
Initial value of Class A ordinary shares subject to possible redemption	$262,826,540	$—
Change in value of Class A ordinary shares subject to possible redemption	$(35,559,330)	$—

The accompanying notes are an integral part of these financial statements.

SUSTAINABLE OPPORTUNITIES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations

Sustainable Opportunities Acquisition Corp. (the “Company”) is a newly organized blank check company incorporated as a Cayman Islands exempted company on December 18, 2019. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (the “Business Combination”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

As of December 31, 2020, the Company had not commenced any operations. All activity for the period from December 18, 2019 (inception) through December 31, 2020 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”) described below, and, since the closing of the Initial Public Offering, a search for a business combination candidate. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income on cash from the proceeds derived from the Initial Public Offering and interest income earned on investments held in Trust Account.

Sponsor, Initial Public Offering and Private Placement

The Company’s sponsor is Sustainable Opportunities Holdings LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on May 5, 2020. On May 8, 2020, the Company consummated its Initial Public Offering of 30,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”) at $10.00 per Unit, generating gross proceeds of $300.0 million, and incurring offering costs of approximately $17.4 million, inclusive of $10.5 million in deferred underwriting commissions (Note 6).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 9,500,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to the Sponsor, generating gross proceeds of $9.5 million (Note 5).

Trust Account

Upon the closing of the Initial Public Offering and the Private Placement, $300.0 million ($10.00 per Unit) of the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement were placed in a trust account (the “Trust Account”), located in the United States at JP Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee, and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the signing of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”).

SUSTAINABLE OPPORTUNITIES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations (cont.)

The Company will provide the holders (the “Public Shareholders”) of its Class A ordinary shares, par value $0.0001 per share sold in the Initial Public Offering (the “Public Shares”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share). The per-share amount to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter (as discussed in Note 6). These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to the amended and restated memorandum and articles of association, which the Company adopted upon the consummation of the Initial Public Offering (the “Amended and Restated Memorandum and Articles of Association”) conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the Initial Shareholders (as defined below) have agreed to vote their Founder Shares (as defined below in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the Initial Shareholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.

Notwithstanding the foregoing, the Amended and Restated Memorandum and Articles of Association will provide that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A ordinary shares sold in the Initial Public Offering, without the prior consent of the Company.

The Company’s Sponsor, officers and directors (the “Initial Shareholders”) have agreed not to propose an amendment to the Amended and Restated Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to provide holders of its Public Shares the right to have their shares redeemed in connection with its initial business combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within 18 months from the closing of the Initial Public Offering, or November 8, 2021 (the “Combination Period”) unless the Company provides the Public Shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment.

If the Company is unable to complete a Business Combination within the Combination Period, the Company will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay for its tax obligations, if any (less up to $100,000 of interest to pay dissolution expenses) divided by the number of the then-outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to

SUSTAINABLE OPPORTUNITIES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations (cont.)

the approval of the remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

The Initial Shareholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Shareholders acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriter has agreed to waive its rights to its deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriter of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Proposed Business Combination

On March 4, 2021, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”), by and among the Company, 1291924 B.C. Unlimited Liability Company, an unlimited liability company existing under the laws of British Columbia, Canada (“NewCo Sub”), and DeepGreen Metals Inc., a company existing under the laws of British Columbia, Canada (the “Company” or “DeepGreen”).

Pursuant to the Business Combination Agreement, the Company will migrate to and be continued as a company in British Columbia, Canada (the “SOAC Continuance”). Following the SOAC Continuance, pursuant to a plan of arrangement (the “Plan of Arrangement”) under the Business Corporations Act (British Columbia), (i) the Company will acquire all of the issued and outstanding shares in the capital of DeepGreen (the “DeepGreen Shares”) from DeepGreen shareholders in exchange for the Company’s common shares (as defined below) and Company Earnout Shares (as defined in Note 9) (the “Share Exchange”), (ii) DeepGreen will become a wholly-owned subsidiary of the Company, and (iii) DeepGreen and NewCo Sub will amalgamate to continue as one unlimited liability company, in each case, on the terms and subject to the conditions set forth in the Business Combination Agreement and the Plan of Arrangement and in accordance with the provisions of applicable law.

Concurrently with the execution of the Business Combination Agreement, the Company entered into subscription agreements (the “Subscription Agreements”) with certain institutional and accredited investors, pursuant to which such investors agreed to subscribe for and purchase, and the Company agreed to issue and sell to such investors, substantially concurrently with the Closing (as defined in the Business Combination Agreement), an aggregate of 33,030,000 shares of SOAC Ordinary shares for $10.00 per share, for aggregate gross proceeds of $330,300,000 (the “PIPE Financing”). The closing of the PIPE Financing is contingent upon, among other things, the substantially concurrent consummation of the Business Combination. The Subscription Agreements provide that the Company will grant the investors in the PIPE Financing certain customary registration rights. The PIPE Financing is contingent upon, among other things, the substantially concurrent closing of the Business Combination. See Note 9.

SUSTAINABLE OPPORTUNITIES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations (cont.)

Going Concern Consideration

As of December 31, 2020, the Company had approximately $1.3 million in cash and a working capital deficit of approximately $372,000.

Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination. The Company will need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses.

The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern through November 8, 2021. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for financial information and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised, and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with other public companies difficult or impossible because of the potential differences in accounting standards used.

SUSTAINABLE OPPORTUNITIES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 2 — Restatement of Previously Issued Financial Statements

On April 12, 2021, the Staff of the SEC issued a statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies.” In the statement, the SEC Staff, among other things, highlighted potential accounting implications of certain terms that are ordinary in warrants issued in connection with the initial public offerings of special purpose acquisition companies such as the Company. As a result of the Staff statement and in light of evolving views as to certain provisions ordinarily included in warrants issued by special purpose acquisition companies, the Company’s management re-evaluated the accounting for our Warrants under ASC 815-40, Derivatives and Hedging—Contracts in Entity’s Own Equity, and concluded that they do not meet the criteria to be classified in shareholders’ equity. Since the Warrants meet the definition of a derivative under ASC 815-40, the Company has restated the financial statements to classify the Warrants as liabilities on the balance sheet at fair value, with subsequent changes in their respective fair values recognized in the statement of operations at each reporting date.

The Company’s prior accounting treatment for the Warrants was equity classification rather than as derivative liabilities. Accounting for the Warrants as liabilities pursuant to ASC 815-40 requires that the Company re-measure the Warrants to their fair value each reporting period and record the changes in such value in the statement of operations. Accordingly, the Company has restated the value and classification of the Warrants in our financial statements included herein (“Restatement”).

In April 2021, the Company concluded that, because of a misapplication of the accounting guidance related to its warrants issued in connection with its initial public offering (“Public Warrants”), as well as warrants issued in a private sale simultaneous to the initial public offering (“Private Placement Warrants”) that the Company issued in May 2020, the Company’s previously issued financial statements as of May 8, 2020, as of and for the year ended December 31, 2020 as well as the interim periods ended June 30, 2020 and September 30, 2020 (the “Affected Periods”) should no longer be relied upon. As such, the Company is restating its financial statements for the Affected Periods in this Annual Report. The following summarizes the effect of the Restatement on each financial statement line item for each period presented herein.

SUSTAINABLE OPPORTUNITIES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 2 — Restatement of Previously Issued Financial Statements (cont.)

BALANCE SHEETS
		May 8, 2020	June 30, 2020	September 30, 2020	December 31, 2020
Warrant liability	As Previously Reported	—	—	—	—
	Adjustments	24,200,000	23,030,000	45,050,000	56,930,000
	As Restated	24,200,000	23,030,000	45,050,000	56,930,000

Total Liabilities	As Previously Reported	11,299,788	10,753,271	11,443,090	12,381,002
	Adjustments	24,200,000	23,030,000	45,050,000	56,930,000
	As Restated	35,499,788	33,783,271	56,493,090	69,311,002

Class A ordinary shares subject to possible redemption	As Previously Reported	287,041,190	286,786,990	285,557,170	284,197,210
	Adjustments	(24,214,650)	(23,030,000)	(45,050,000)	(56,930,000)
	As Restated	262,826,540	263,756,990	240,507,170	227,267,210

Class A ordinary shares subject to possible redemption, shares outstanding	As Previously Reported	28,704,119	28,678,699	28,555,717	28,419,721
	Adjustments	(2,421,465)	(2,303,000)	(4,505,000)	(5,693,000)
	As Restated	26,282,654	26,375,699	24,050,717	22,726,721

Class A ordinary shares	As Previously Reported	130	132	144	158
	Adjustments	242	230	451	569
	As Restated	372	362	595	727

Class A ordinary shares, shares outstanding	As Previously Reported	1,295,881	1,321,301	1,444,283	1,580,279
	Adjustments	2,421,465	2,303,000	4,505,000	5,693,000
	As Restated	3,717,346	3,624,301	5,949,283	7,273,279

Additional paid-in capital	As Previously Reported	5,113,134	5,352,792	6,582,601	7,942,547
	Adjustments	877,413	(292,578)	21,727,203	33,607,078
	As Restated	5,990,547	5,060,214	28,309,804	41,549,625

Accumulated deficit	As Previously Reported	(114,123)	(353,668)	(1,583,490)	(2,943,447)
	Adjustments	(877,647)	292,353	(21,727,647)	(33,607,647)
	As Restated	(991,770)	(61,315)	(23,311,137)	(36,551,094)

Total Shareholders’ equity	As Previously Reported	5,000,004	5,000,006	5,000,005	5,000,008
	Adjustments	(2)	1	—	—
	As Restated	5,000,002	5,000,007	5,000,005	5,000,008

SUSTAINABLE OPPORTUNITIES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 2 — Restatement of Previously Issued Financial Statements (cont.)

STATEMENTS OF OPERATIONS — YTD
		Six Months Ended June 30, 2020	Nine Months Ended September 30, 2020	Year Ended December 31, 2020
Change in fair value of the warrant liability	As Previously Reported	—	—	—
	Adjustments	1,170,000	(20,850,000)	(32,730,000)
	As Restated	1,170,000	(20,850,000)	(32,730,000)

Offering costs allocated to derivative warrant liabilities	As Previously Reported	—	—	—
	Adjustments	(877,647)	(877,647)	(877,647)
	As Restated	(877,647)	(877,647)	(877,647)

Net loss	As Previously Reported	(344,629)	(1,574,451)	(2,934,408)
	Adjustments	292,353	(21,727,647)	(33,607,647)
	As Restated	(52,276)	(23,302,098)	(36,542,055)

Weighted average shares outstanding subject to possible redemption, basic and diluted	As Previously Reported	N/A	N/A	28,635,732
	Adjustments	26,284,377	26,325,998	(3,194,817)
	As Restated	26,284,377	26,325,998	25,440,915

Basic and diluted net income per share, shares subject to redemption	As Previously Reported	N/A	N/A	$0.00
	Adjustments	$0.00	$0.00	$0.00
	As Restated	$0.00	$0.00	$0.00

Weighted average ordinary shares outstanding, basic and diluted	As Previously Reported	8,675,841	8,724,681	8,387,147
	Adjustments	(73,403)	732,999	2,077,504
	As Restated	8,602,438	9,457,680	10,464,651

Basic and diluted net loss per share, Non-redeemable shares	As Previously Reported	$(0.04)	$(0.19)	$(0.36)
	Adjustments	$0.03	$(2.28)	$(3.14)
	As Restated	$(0.01)	$(2.47)	$(3.50)

SUSTAINABLE OPPORTUNITIES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 2 — Restatement of Previously Issued Financial Statements (cont.)

STATEMENTS OF OPERATIONS — THREE MONTHS ENDED
		Three Months Ended June 30, 2020	Three Months Ended September 30, 2020
Change in fair value of the warrant liability	As Previously Reported	—	—
	Adjustments	1,170,000	(22,020,000)
	As Restated	1,170,000	(22,020,000)

Offering costs allocated to derivative warrant liabilities	As Previously Reported	—	—
	Adjustments	(877,647)	—
	As Restated	(877,647)	—

Net income (loss)	As Previously Reported	(285,630)	(1,229,822)
	Adjustments	292,353	(22,020,000)
	As Restated	6,723	(23,249,822)

Weighted average shares outstanding subject to possible redemption, basic and diluted	As Previously Reported	N/A	N/A
	Adjustments	26,284,377	26,325,998
	As Restated	26,284,377	26,325,998

Basic and diluted net income per share, shares subject to redemption	As Previously Reported	N/A	N/A
	Adjustments	$0.00	$0.00
	As Restated	$0.00	$0.00

Weighted average ordinary shares outstanding, basic and diluted	As Previously Reported	8,726,681	8,821,301
	Adjustments	978,194	2,344,174
	As Restated	9,704,875	11,165,475

Basic and diluted net loss per share, Non-redeemable shares	As Previously Reported	$(0.04)	$(0.14)
	Adjustments	$0.04	$(1.94)
	As Restated	$(0.00)	$(2.08)

SUSTAINABLE OPPORTUNITIES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 2 — Restatement of Previously Issued Financial Statements (cont.)

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
		June 30, 2020	September 30, 2020	December 31, 2020
Class A ordinary shares	As Previously Reported	132	144	158
	Adjustments	230	451	569
	As Restated	362	595	727

Additional Paid in Capital	As Previously Reported	5,352,793	6,582,601	7,942,547
	Adjustments	(292,579)	21,727,203	33,607,078
	As Restated	5,060,214	28,309,804	41,549,625

Accumulated Deficit	As Previously Reported	(353,668)	(1,583,490)	(2,943,447)
	Adjustments	292,353	(21,727,647)	(33,607,647)
	As Restated	(61,315)	(23,311,137)	(36,551,094)

Total Shareholders’ Equity	As Previously Reported	5,000,006	5,000,005	5,000,008
	Adjustments	1	—	—
	As Restated	5,000,007	5,000,005	5,000,008

STATEMENTS OF CASH FLOWS
		Six Months Ended June 30, 2020	Nine Months Ended September 30, 2020	Year Ended December 31, 2020
Net loss	As Previously Reported	(344,629)	(1,574,451)	(2,934,408)
	Adjustments	292,353	(21,727,647)	(33,607,647)
	As Restated	(52,276)	(23,302,098)	(36,542,055)

Change in fair value of warrant liability	As Previously Reported	—	—	—
	Adjustments	(1,170,000)	20,850,000	32,730,000
	As Restated	(1,170,000)	20,850,000	32,730,000

Offering costs allocated to derivative warrant liabilities	As Previously Reported	—	—	—
	Adjustments	877,647	877,647	877,647
	As Restated	877,647	877,647	877,647

Initial value of Class A ordinary shares subject to possible redemption	As Previously Reported	287,041,190	287,041,190	287,041,190
	Adjustments	(24,214,650)	(24,214,650)	(24,214,650)
	As Restated	262,826,540	262,826,540	262,826,540

Change in value of Class A ordinary shares subject to possible redemption	As Previously Reported	(254,200)	(1,229,820)	(2,843,980)
	Adjustments	1,184,650	(22,020,000)	(32,715,350)
	As Restated	930,450	(23,249,820)	(35,559,330)

SUSTAINABLE OPPORTUNITIES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000 and investments held in Trust Account. The Company has not experienced losses on these accounts.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of December 31, 2020 and 2019, respectively.

Investments Held in Trust Account

The Company’s portfolio of marketable securities is comprised solely of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act. Upon the closing of the Initial Public Offering and the Private Placement, $300 million was placed in the Trust Account and invested in money market funds that invest in U.S. government securities. All of the Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in Trust Account are included in net gain on investments held in Trust Account in the accompanying statement of operations. The estimated fair values of investments held in Trust Account are determined using available market information.

Fair Value Measurement

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•        Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•        Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•        Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

SUSTAINABLE OPPORTUNITIES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Offering Costs Associated with the Initial Public Offering

The Company complies with the requirements of ASC 340-10-S99 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Offering costs consist of legal, accounting, underwriting fees and other costs that were directly related to the Initial Public Offering. Upon the completion of the Initial Public Offering on May 8, 2020, the offering costs were allocated to the separable financial instruments based on their relative fair value compared to the proceeds received, with $877,647 being expensed on fair value of warrant liabilities relative to Initial Public Offering proceeds.

Warrant Liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815-15. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

The Company issued 15,000,000 warrants as part of the units offered in its Initial Public Offering and, simultaneously with the closing of Initial Public Offering, the Company issued in a private placement an aggregate of 9,500,000 private placement warrants. The Company accounts for the Warrants in accordance with the guidance contained in ASC 815-40-15-7D and 7F under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the Warrants as liabilities at their fair value and adjusts the warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations. The fair value of the Public Warrants was initially measured using a Modified Black Scholes Option Pricing Model and has subsequently been estimated using the Public Warrants’ quoted market price. The Private Placement Warrants are valued using a Modified Black Scholes Option Pricing Model.

Class A Ordinary Shares subject to possible redemption

Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, as of December 31, 2020, 22,726,721 Class A ordinary shares subject to possible redemption were presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.

Net Loss Per Ordinary Share

The Company applies the two-class method in calculating earnings per share. Net loss per share is computed by dividing net loss by the weighted-average number of ordinary shares outstanding during the periods. An aggregate of 22,726,721 and 0 Class A ordinary shares subject to possible redemption at December 31, 2020 and 2019, respectively has been excluded from the calculation of basic loss per ordinary share, since such shares, if redeemed, only participate in their pro rata share of the Trust earnings. The Company has not considered the effect of the warrants sold in the Initial Public Offering and Private Placement to purchase an aggregate of 24,500,000 Class A

SUSTAINABLE OPPORTUNITIES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

ordinary shares in the calculation of diluted loss per ordinary share, since the exercise of the warrants are contingent upon the occurrence of future events. As a result, diluted net loss per ordinary share is the same as basic net loss per ordinary share for the periods presented.

Reconciliation of Net Loss per Ordinary Share

The Company’s net loss is adjusted for the portion of income (loss) that is attributable to ordinary shares subject to redemption, as these shares only participate in the earnings of the Trust Account and not the income or losses of the Company. Accordingly, basic and diluted loss per ordinary share is calculated as follows:
	For the Year Ended December 31, 2020	For the Period from December 18, 2019 (inception) to December 31, 2019
Class A Ordinary Shares subject to possible redemption
Numerator: Earnings allocable to Ordinary Shares subject to possible redemption
Income from investments held in Trust Account	$65,492	$—
Less: Company’s portion available to be withdrawn to pay taxes	—	—
Net income attributable	$65,492	$—
Denominator: Weighted average Class A ordinary shares subject to possible redemption
Weighted average shares outstanding of shares subject to redemption, basic and diluted	25,440,915	—
Basic and diluted net income per share, shares subject to redemption	$—	$—

Non-Redeemable Ordinary Shares
Numerator: Net Loss minus Net Earnings attributable to redeemable shares
Net loss	$(36,542,055)	$(9,039)
Less: Income attributable to Class A ordinary shares subject to possible redemption	65,492	—
Non-redeemable net loss	$(36,607,546)	$(9,039)
Denominator: weighted average Non-redeemable ordinary shares
Weighted average ordinary shares outstanding, basic and diluted	10,464,651	7,500,000
Basic and diluted net loss per share, Non-redeemable shares	$(3.50)	$(0.00)

Income Taxes

FASB ASC Topic 740, “Income Taxes,” prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2020 and December 31, 2019. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of December 31, 2020 and December 31, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

SUSTAINABLE OPPORTUNITIES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman Islands income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Note 4 — Initial Public Offering

On May 8, 2020, the Company consummated its Initial Public Offering of 30,000,000 Units at $10.00 per Unit, generating gross proceeds of $300.0 million, and incurring offering costs of approximately $17.4 million, inclusive of $10.5 million in deferred underwriting commissions. Each Unit consists of one Class A ordinary share and one-half of one redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 8).

Note 5 — Related Party Transactions

Founder Shares

On December 31, 2019, the Sponsor purchased 8,625,000 shares (the “Founder Shares”) of the Company’s Class B ordinary shares, par value $0.0001 for an aggregate price of $25,000. In March 2020, the Sponsor transferred 30,000 Founder Shares to each of the Company’s independent directors. The Founder Shares will automatically convert into Class A ordinary shares at the time of the Company’s initial Business Combination and are subject to certain transfer restrictions, as described in Note 9. The Sponsor had agreed to forfeit up to 1,125,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriter so that the Founder Shares will represent 20.0% of the Company’s issued and outstanding shares after the Initial Public Offering. The over-allotment option expired in June 2020; thus, these Founder Shares were forfeited accordingly.

The Initial Shareholders agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

Private Placement Warrants

Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 9,500,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant to the Sponsor, generating gross proceeds of $9.5 million. Each Private Placement Warrant is exercisable for one whole Class A ordinary share at a price of $11.50 per share.

A portion of the proceeds from the sale of the Private Placement Warrants was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

SUSTAINABLE OPPORTUNITIES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 5 — Related Party Transactions (cont.)

The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

Related Party Loans

On December 31, 2019, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan was non-interest bearing and payable upon the completion of the Initial Public Offering. The Company borrowed approximately $163,000 under the Note and fully repaid this amount on May 8, 2020.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. As of December 31, 2020, the Company had no borrowings under the Working Capital Loans.

Administrative Support Agreement

The Company entered into an agreement, commencing on May 8, 2020 through the earlier of the Company’s consummation of a Business Combination and its liquidation, to reimburse the Sponsor a total of $10,000 per month for office space, secretarial and administrative services. The Company incurred and paid $80,000 and $0 in expenses in connection with such services and recorded in general and administrative expenses in the statements of operations for year ended December 31, 2020 and for the period December 18, 2019 (inception) to December 31, 2019, respectively.

Note 6 — Commitments and Contingencies

Registration and Shareholder Rights

The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans, if any, will be entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to Class A ordinary shares) pursuant to a registration and shareholder rights agreement. These holders will be entitled to certain demand and “piggyback” registration rights. However, the registration and shareholder rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriter a 45-day option from the date of the final prospectus relating to the Initial Public Offering to purchase up to 4,500,000 additional Units to cover over-allotments, if any, at $10.00 per Unit, less the underwriting discounts and commissions. The over-allotment option expired in June 2020.

SUSTAINABLE OPPORTUNITIES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 6 — Commitments and Contingencies (cont.)

The underwriter was entitled to an underwriting discount of $0.20 per unit, or $6.0 million in the aggregate paid upon the closing of the Initial Public Offering. In addition, $0.35 per unit, or $10.5 million in the aggregate will be payable to the underwriter for deferred underwriting commissions. The deferred underwriting commissions will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Consulting Agreement

The Company is receiving consulting services in connection with identification of potential targets for a Business Combination and due diligence on such targets. As compensation for such services, the Company paid a nonrefundable fixed fee of $350,000 and agreed to pay the consulting firm $2,650,000 solely in the event that the Company completes a Business Combination. The consulting agreement may be terminated early by either party to the agreement provided that the Company pays a termination fee to the consulting firm determined based on a monthly increasing amount through November 2021. As of December 31, 2020, the termination fee is $1,115,800, which has been accrued and recognized in general and administrative expenses within the statements of operations.

Note 7 — Fair Value Measurements

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

As of December 31, 2020 and 2019, the carrying values of cash, prepaid expenses, and accounts payable approximate their fair values due to the short-term nature of the instruments. As of December 31, 2020, the Company’s portfolio of investments held in Trust Account is comprised entirely of investments in money market funds that invest in U.S. government securities.

The Warrants are accounted for as liabilities pursuant to ASC 815-40 and are measured at fair value as of each reporting period. Changes in the fair value of the Warrants are recorded in the statement of operations each period.

The following table presents our fair value hierarchy for liabilities measured at fair value on a recurring basis for each reporting period:
December 31, 2020 (As Restated)	Level 1	Level 2	Level 3	Total
Warrant liabilities:
Public Warrants	$33,750,000	$—	$—	$33,750,000
Private Placement Warrants	—	—	23,180,000	23,180,000
Total warrant liabilities	$33,750,000	$—	$23,180,000	$56,930,000
September 30, 2020 (As Restated)	Level 1	Level 2	Level 3	Total
Warrant liabilities:
Public Warrants(1)	$27,000,000	$—	$—	$27,000,000
Private Placement Warrants	—	—	18,050,000	18,050,000
Total warrant liabilities	$27,000,000	$—	$18,050,000	$45,050,000
June 30, 2020 (As Restated)	Level 1	Level 2	Level 3	Total
Warrant liabilities:
Public Warrants	$14,100,000	$—	$—	$14,100,000
Private Placement Warrants	—	—	8,930,000	8,930,000
Total warrant liabilities	$14,100,000	$—	$8,930,000	$23,030,000

SUSTAINABLE OPPORTUNITIES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 7 — Fair Value Measurements (cont.)

May 8, 2020 (As Restated)	Level 1	Level 2	Level 3	Total
Warrant liabilities:
Public Warrants	$—	$—	$14,700,000	$14,700,000
Private Placement Warrants	—	—	9,500,000	9,500,000
Total warrant liabilities	$—	$—	$24,200,000	$24,200,000

____________

(1)      Due to the use of quoted prices in an active market (Level 1) to measure the fair value of the Public Warrants, subsequent to initial measurement, the Company had transfers out of Level 3 totaling $14,700,000 during the period May 8, 2020 through December 31, 2020.

The Private Placement Warrants were valued using a modified Black Scholes Model including inputs from a Monte Carlo simulation, which is considered to be a Level 3 fair value measurement. The Monte Carlo simulation’s primary unobservable input utilized in determining the fair value of the Warrants is the probability of consummation of the Business Combination. The probability assigned to the consummation of the Business Combination was 88% which was estimated based on the observed success rates of business combinations for special purpose acquisition companies.

The following table provides quantitative information regarding Level 3 fair value measurements inputs at their measurement dates:
	As of May 8, 2020 (As Restated)	As of June 30, 2020 (As Restated)	As of September 30, 2020 (As Restated)	As of December 31, 2020 (As Restated)
Exercise price	$11.50	$11.50	$11.50	$11.50
IPO price	10.00	10.00	10.00	10.00
Implied stock price range (or underlying asset price at December 31, 2020)	9.51	9.70	10.20	10.76
Volatility	18.7%	17.45%	26.95%	30.5%
Term	5.91	5.75	5.50	5.25
Risk-free rate	0.44%	37.00%	33.00%	0.40%
Dividend yield	0.0%	0.0%	0.0%	0.0%

The following table presents the changes in the fair value of warrant liabilities:
	Private Placement	Public	Total Warrant Liabilities
Initial measurement on May 8, 2020 (As Restated)	$9,500,000	$14,700,000	$24,200,000
Change in fair value of warrant liability	(570,000)	(600,000)	(1,170,000)
Fair value, June 30, 2020 (As Restated)	$8,930,000	$14,100,000	$23,030,000
Change in fair value of warrant liability	9,120,000	12,900,000	22,020,000
Fair value, September 30, 2020 (As Restated)	$18,050,000	$27,000,000	$45,050,000
Change in fair value of warrant liability	5,130,000	6,750,000	11,880,000
Fair value, December 31, 2020 (As Restated)	$23,180,000	$33,750,000	$56,930,000

Note 8 — Shareholders’ Equity

Preference Shares

The Company is authorized to issue 1,000,000 preference shares with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2020 and December 31, 2019, there were no preference shares issued or outstanding.

SUSTAINABLE OPPORTUNITIES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 8 — Shareholders’ Equity (cont.)

Ordinary Shares

Class A Ordinary Shares — The Company is authorized to issue 300,000,000 Class A ordinary shares with a par value of $0.0001 per share. As of December 31, 2020 and December 31, 2019, there were 30,000,000 and no Class A ordinary shares outstanding, including 28,419,721 and no Class A ordinary shares subject to possible redemption classified as temporary equity in the accompanying balance sheets, respectively.

Class B Ordinary Shares — The Company is authorized to issue 30,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders of Class B ordinary shares are entitled to one vote for each share. As of December 31, 2019, there were 8,625,000 Class B ordinary shares outstanding. Of these, an aggregate of up to 1,125,000 shares were subject to forfeiture to the Company by the Sponsor for no consideration to the extent that the underwriter’s over-allotment option was not exercised in full or in part, so that the Initial Shareholders will collectively own 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. The over-allotment option expired in June 2020; thus, an aggregate of 1,125,000 Class B ordinary shares was forfeited accordingly. As of December 31, 2020, there were 7,500,000 Class B ordinary shares outstanding.

Holders of the Class A ordinary shares and holders of the Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the Company’s shareholders except as required by law.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the initial Business Combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon completion of the Initial Public Offering, plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the Sponsor upon conversion of Working Capital Loans. Any conversion of Class B ordinary shares will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.

Warrants

Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or the Company permits holders to exercise their warrants on a cashless basis under certain circumstances). The Company has agreed that as soon as practicable, but in no event later than 20 business days, after the closing of a Business Combination, the Company will use its commercially reasonable efforts to file with the SEC a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

SUSTAINABLE OPPORTUNITIES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 8 — Shareholders’ Equity (cont.)

Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share. If (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by the Company and, (i) in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance, and (ii) without taking into account the transfer of Founder Shares or Private Placement Warrants (including if such transfer is effectuated as a surrender to us and subsequent reissuance by the Company) by the Sponsor in connection with such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A ordinary shares during the 20-trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price discussed below will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Company may call the Public Warrants for redemption (except with respect to the Private Placement Warrants):

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon a minimum of 30 days’ prior written notice of redemption, and

•        if, and only if, the closing price of the Company’s Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the ordinary shares issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the initial purchasers or such purchasers’ permitted transferees. If the Private Placement Warrants are held by someone other than the Initial Shareholders or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Additionally, in no event will the Company be required to net cash settle any Warrants. If the Company is unable to complete the initial Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

SUSTAINABLE OPPORTUNITIES ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 9 — Subsequent Events

Proposed Business Combination and Related Transactions

On March 4, 2021, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”), by and among the Company, 1291924 B.C. Unlimited Liability Company, an unlimited liability company existing under the laws of British Columbia, Canada (“NewCo Sub”), and DeepGreen Metals Inc., a company existing under the laws of British Columbia, Canada (the “Company” or “DeepGreen”).

Pursuant to the Business Combination Agreement, the Company will migrate to and be continued as a company in British Columbia, Canada (the “SOAC Continuance”). Following the SOAC Continuance, pursuant to a plan of arrangement (the “Plan of Arrangement”) under the Business Corporations Act (British Columbia), (i) the Company will acquire all of the issued and outstanding shares in the capital of DeepGreen (the “DeepGreen Shares”) from DeepGreen shareholders in exchange for the Company’s common shares (as defined below) and Company Earnout Shares (as defined below) (the “Share Exchange”), (ii) DeepGreen will become a wholly-owned subsidiary of the Company, and (iii) DeepGreen and NewCo Sub will amalgamate to continue as one unlimited liability company, in each case, on the terms and subject to the conditions set forth in the Business Combination Agreement and the Plan of Arrangement and in accordance with the provisions of applicable law.

Each option to purchase common shares in the capital of the Company (the “DeepGreen Options”) will become an option to purchase SOAC Common Shares and Company Earnout Shares on the same terms and conditions (including applicable vesting, expiration and forfeiture provisions) that applied to the corresponding DeepGreen Options immediately prior to closing of the Business Combination.

The Proposed Business Combination is expected to close in the second quarter of 2021, following the receipt of the required approval by the Company’s shareholders and the fulfillment of other conditions.

The shareholders and the optionholders of DeepGreen will be entitled to receive, in exchange for their DeepGreen Shares or DeepGreen Options, as applicable, an aggregate of (i) will receive shares in the capital of the Company or comparable equity awards that are settled or are exercisable for shares in the capital of the Company, as applicable, based on an implied DeepGreen equity value of $2.25 billion after giving effect to the SOAC Continuance (the “SOAC Common Shares”), (ii) 5,000,000 Class A Special Shares, (iii) 10,000,000 Class B Special Shares, (iv) 10,000,000 Class C Special Shares, (v) 20,000,000 Class D Special Shares, (vi) 20,000,000 Class E Special Shares, (vii) 20,000,000 Class F Special Shares, (viii) 25,000,000 Class G Special Shares and (ix) 25,000,000 Class H Special Shares, in each case, in the capital of SOAC (collectively, the “Company Earnout Shares”), or, as applicable, options to purchase such SOAC Common Shares and Company Earnout Shares.

Concurrently with the execution of the Business Combination Agreement, the Company entered into subscription agreements (the “Subscription Agreements”) with certain institutional and accredited investors, pursuant to which such investors agreed to subscribe for and purchase, and the Company agreed to issue and sell to such investors, substantially concurrently with the Closing (as defined in the Business Combination Agreement), an aggregate of 33,030,000 shares of SOAC Common Shares for $10.00 per share, for aggregate gross proceeds of $330,300,000 (the “PIPE Financing”). The closing of the PIPE Financing is contingent upon, among other things, the substantially concurrent consummation of the Business Combination. The Subscription Agreements provide that the Company will grant the investors in the PIPE Financing certain customary registration rights. The PIPE Financing is contingent upon, among other things, the substantially concurrent closing of the Business Combination.

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements which have not previously been disclosed within the financial statements.

SUSTAINABLE OPPORTUNITIES ACQUISITION CORP.
Condensed CONSOLIDATED Balance Sheets

	June 30, 2021	December 31, 2020
	(unaudited)
Assets:
Current assets:
Cash	$293,323	$1,299,301
Prepaid expenses	133,778	209,784
Total current assets	427,101	1,509,085
Investments held in Trust Account	300,078,204	300,069,135
Total Assets	$300,505,305	$301,578,220

Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable	$476,646	$34,298
Accrued expenses	6,812,376	1,846,704
Total current liabilities	7,289,022	1,881,002
Long term liabilities:
Warrant liability	35,755,000	56,930,000
Deferred underwriting commissions	10,500,000	10,500,000
Total liabilities	53,544,022	69,311,002

Commitments and Contingencies (Note 5)
Class A ordinary shares, $0.0001 par value; 30,000,000 and 22,726,721 shares subject to possible redemption at June 30, 2021 and December 31, 2020, respectively	300,078,204	227,267,210

Shareholders’ Equity (Deficit):
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 300,000,000 shares authorized; -0- and 7,273,279 shares issued and outstanding (excluding 30,000,000 and 22,726,721 shares subject to possible redemption) at June 30, 2021 and December 31, 2020, respectively	—	727
Class B ordinary shares, $0.0001 par value; 30,000,000 shares authorized; 7,500,000 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	750	750
Additional paid-in capital	—	41,549,625
Accumulated deficit	(53,117,671)	(36,551,094)
Total shareholders’ equity (deficit)	(53,116,921)	5,000,008
Total Liabilities and Shareholders’ Equity (Deficit)	$300,505,305	$301,578,220

The accompanying notes are an integral part of these condensed consolidated financial statements.

SUSTAINABLE OPPORTUNITIES ACQUISITION CORP.
Condensed CONSOLIDATED Statements of Operations (Unaudited)

	For the three months ended June 30, 2021	For the three months ended June 30, 2020	For the six months ended June 30, 2021	For the six months ended June 30, 2020
General and administrative expenses	$3,445,137	$307,417	$6,430,059	$366,416
General and administrative expenses – related party	30,000	20,000	60,000	20,000
Loss from operations	$(3,475,137)	$(327,417)	(6,490,059)	(386,416)
Other income:
Change in fair value of warrant liability	(13,705,000)	1,170,000	21,175,000	1,170,000
Net gain on investments held in Trust Account	4,560	41,768	9,070	41,768
Offering costs allocated to derivative warrant liabilities	—	(877,647)	—	(877,647)
Interest earned	23	19	55	19
Net (loss) income	$(17,175,554)	$6,723	$14,694,066	$(52,276)

Weighted average shares outstanding of shares subject to redemption, basic and diluted	30,000,000	26,284,377	27,468,417	26,284,377
Basic and diluted net income per share, shares subject to redemption	$—	$—	$—	$—
Weighted average ordinary shares outstanding, basic and diluted	7,500,000	9,649,510	10,031,583	8,602,438
Basic and diluted net income (loss) per share	$(2.29)	$—	$1.46	$(0.01)

The accompanying notes are an integral part of these condensed consolidated financial statements.

SUSTAINABLE OPPORTUNITIES ACQUISITION CORP.
Condensed CONSOLIDATED Statements of Changes
in Shareholders’ Equity (DEFICIT) (Unaudited)

	For the three and six months ended June 30, 2021
	Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity (Deficit)
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – December 31, 2020	7,273,279	$727	7,500,000	$750	$41,549,625	$(36,551,094)	5,000,008
Measurement adjustment on redeemable ordinary shares	(7,273,279)	(727)	—	—	$(41,549,625)	$(31,256,083)	(72,806,435)
Net income	—	—	—	—	—	31,869,620	31,869,620
Balance – March 31, 2021	—	—	7,500,000	750	—	(35,937,557)	(35,936,807)
Measurement adjustment on redeemable ordinary shares	—	—	—	—	—	(4,560)	(4,560)
Net loss	—	—	—	—	—	(17,175,554)	(17,175,554)
Balance – June 30, 2021	—	—	7,500,000	750	—	(53,117,671)	(53,116,921)
	For the three and six months ended June 30, 2020
	Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity (Deficit)
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – December 31,2019	—	$—	8,625,000	$863	$24,137	$(9,039)	$15,961
Net loss	—	—	—	—	—	(58,999)	(58,999)
Balance – March 31, 2020	—	—	8,625,000	863	24,137	(68,038)	(43,038)
Sale of units in initial public offering, gross	30,000,000	3,000	—	—	285,297,000	—	285,300,000
Offering costs	—	—	—	—	(16,506,689)	—	(16,506,689)
Forfeiture of Class B ordinary shares			(1,125,000)	(113)	113		—
Ordinary shares subject to possible redemption	(26,375,699)	(2,638)	—	—	(263,754,351)	—	(263,756,989)
Net income	—	—	—	—	—	6,723	6,723
Balance – June 30, 2020	3,624,301	362	7,500,000	750	5,060,210	(61,315)	5,000,007

The accompanying notes are an integral part of these condensed consolidated financial statements.

SUSTAINABLE OPPORTUNITIES ACQUISITION CORP.
Condensed CONSOLIDATED Statement of Cash Flows (Unaudited)

	For the six months ended June 30, 2021	For the six months ended June 30, 2020
Cash Flows from Operating Activities:
Net income (loss)	$14,694,066	$(52,276)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Change in fair value of warrant liabilities	(21,175,000)	(1,170,000)
Offering costs allocated to derivative warrant liabilities	—	877,647
General and administrative expenses paid by related party under note agreement	—	70,123
Net gain on investments held in Trust Account	(9,070)	(41,768)
Changes in operating assets and liabilities:
Prepaid expenses	76,006	(79,318)
Accounts payable	442,348	(94,294)
Accrued expenses	4,965,672	17,000
Net cash used in operating activities	(1,005,978)	(472,886)

Cash Flows from Investing Activities:
Cash deposited in Trust Account	—	(300,000,000)
Net cash used in investing activities	—	300,000,000

Cash Flows from Financing Activities:
Proceeds received from initial public offering, gross	—	300,000,000
Proceeds from private placement	—	9,500,000
Offering costs paid	—	(6,702,088)
Repayment of note payable from related party	—	(162,979)
Net cash provided by financing activities	—	302,634,933

Net change in cash	(1,005,978)	2,162,047
Cash – beginning of the period	1,299,301	—
Cash – end of the period	$293,323	$2,162,047

Supplemental disclosure of noncash investing and financing activities:
Offering costs included in accounts payable	$—	$244,444
Offering costs included in accrued expenses	$—	$85,000
Offering costs included in note payable	$—	$92,856
Use of retainer for offering costs	$—	$(3,271)
Deferred underwriting commissions in connection with the initial public offering	$—	$10,500,000
Forfeiture of Class B ordinary shares	$—	$113
Initial value of Class A ordinary shares subject to possible redemption	$—	$262,826,540
Measurement adjustment on redeemable ordinary shares	$72,810,995	$930,449

The accompanying notes are an integral part of these condensed consolidated financial statements.

SUSTAINABLE OPPORTUNITIES ACQUISITION CORP.
Notes to Condensed CONSOLIDATED Financial Statements

Note 1 — Description of Organization and Business Operations

Sustainable Opportunities Acquisition Corp. (the “Company”) is a newly organized blank check company incorporated as a Cayman Islands exempted company on December 18, 2019. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (the “Business Combination”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

As of June 30, 2021, the Company had not commenced any operations. All activity for the period from December 18, 2019 (inception) through June 30, 2021 relates to the Company’s formation, the initial public offering (the “Initial Public Offering”), and, since the closing of the Initial Public Offering, a search for a business combination candidate. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income on cash from the proceeds derived from the Initial Public Offering and interest income earned on investments held in Trust Account.

Proposed Business Combination and Related Transactions

On March 4, 2021, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”), by and among the Company, 1291924 B.C. Unlimited Liability Company, an unlimited liability company existing under the laws of British Columbia, Canada (“NewCo Sub”), and DeepGreen Metals Inc., a company existing under the laws of British Columbia, Canada (“DeepGreen”).

Pursuant to the Business Combination Agreement, the Company will migrate to and be continued as a company in British Columbia, Canada (the “SOAC Continuance”). Following the SOAC Continuance, pursuant to a plan of arrangement (the “Plan of Arrangement”) under the Business Corporations Act (British Columbia), (i) the Company will acquire all of the issued and outstanding shares in the capital of DeepGreen (the “DeepGreen Shares”) from DeepGreen shareholders in exchange for the Company’s ordinary shares (as defined below) and Company Earnout Shares (as defined below) (the “Share Exchange”), (ii) DeepGreen will become a wholly-owned subsidiary of the Company, and (iii) DeepGreen and NewCo Sub will amalgamate to continue as one unlimited liability company, in each case, on the terms and subject to the conditions set forth in the Business Combination Agreement and the Plan of Arrangement and in accordance with the provisions of applicable law.

Each option to purchase ordinary shares in the capital of the Company (the “DeepGreen Options”) will become an option to purchase SOAC ordinary shares and Company Earnout Shares on the same terms and conditions (including applicable vesting, expiration and forfeiture provisions) that applied to the corresponding DeepGreen Options immediately prior to closing of the Business Combination.

The Proposed Business Combination is expected to close in the third quarter of 2021, following the receipt of the required approval by the Company’s shareholders and the fulfillment of other conditions.

The shareholders and the optionholders of DeepGreen will be entitled to receive, in exchange for their DeepGreen Shares or DeepGreen Options, as applicable, an aggregate of (i) a number of shares in the capital of the Company or comparable equity awards that are settled or are exercisable for shares in the capital of the Company, as applicable, based on an implied DeepGreen equity value of $2.25 billion after giving effect to the SOAC Continuance (the “SOAC Ordinary shares”), (ii) 5,000,000 Class A Special Shares, (iii) 10,000,000 Class B Special Shares, (iv) 10,000,000 Class C Special Shares, (v) 20,000,000 Class D Special Shares, (vi) 20,000,000 Class E Special Shares, (vii) 20,000,000 Class F Special Shares, (viii) 25,000,000 Class G Special Shares and (ix) 25,000,000 Class H Special Shares, in each case, in the capital of the Company (collectively, the “Company Earnout Shares”), or, as applicable, options to purchase such SOAC Ordinary shares and Company Earnout Shares.

Concurrently with the execution of the Business Combination Agreement, the Company entered into subscription agreements (the “Subscription Agreements”) with certain institutional and accredited investors, pursuant to which such investors agreed to subscribe for and purchase, and the Company agreed to issue and sell to

SUSTAINABLE OPPORTUNITIES ACQUISITION CORP.
Notes to Condensed CONSOLIDATED Financial Statements

Note 1 — Description of Organization and Business Operations (cont.)

such investors, substantially concurrently with the Closing (as defined in the Business Combination Agreement), an aggregate of 33,030,000 shares of SOAC Ordinary shares for $10.00 per share, for aggregate gross proceeds of $330,300,000 (the “PIPE Financing”). The closing of the PIPE Financing is contingent upon, among other things, the substantially concurrent consummation of the Business Combination. The Subscription Agreements provide that the Company will grant the investors in the PIPE Financing certain customary registration rights. The PIPE Financing is contingent upon, among other things, the substantially concurrent closing of the Business Combination.

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements which have not previously been disclosed within the financial statements.

Sponsor, Initial Public Offering and Private Placement

The Company’s sponsor is Sustainable Opportunities Holdings LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on May 5, 2020. On May 8, 2020, the Company consummated its Initial Public Offering of 30,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”) at $10.00 per Unit, generating gross proceeds of $300.0 million, and incurring offering costs of approximately $17.4 million, inclusive of $10.5 million in deferred underwriting commissions (Note 5).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 9,500,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to the Sponsor, generating gross proceeds of $9.5 million (Note 4).

Trust Account

Upon the closing of the Initial Public Offering and the Private Placement, $300.0 million ($10.00 per Unit) of the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement were placed in a trust account (the “Trust Account”), located in the United States at JP Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee, and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the signing of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”).

SUSTAINABLE OPPORTUNITIES ACQUISITION CORP.
Notes to Condensed CONSOLIDATED Financial Statements

Note 1 — Description of Organization and Business Operations (cont.)

The Company will provide the holders (the “Public Shareholders”) of its Class A ordinary shares, par value $0.0001 per share sold in the Initial Public Offering (the “Public Shares”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share). The per-share amount to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter (as discussed in Note 5). These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to the amended and restated memorandum and articles of association, which the Company adopted upon the consummation of the Initial Public Offering (the “Amended and Restated Memorandum and Articles of Association”) conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the Initial Shareholders (as defined below) have agreed to vote their Founder Shares (as defined below in Note 4) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the Initial Shareholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.

Notwithstanding the foregoing, the Amended and Restated Memorandum and Articles of Association provide that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A ordinary shares sold in the Initial Public Offering, without the prior consent of the Company.

The Company’s Sponsor, officers and directors (the “Initial Shareholders”) have agreed not to propose an amendment to the Amended and Restated Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to provide holders of its Public Shares the right to have their shares redeemed in connection with its initial business combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within 18 months from the closing of the Initial Public Offering, or November 8, 2021 (the “Combination Period”) unless the Company provides the Public Shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment.

If the Company is unable to complete a Business Combination within the Combination Period, the Company will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay for its tax obligations, if any (less up to $100,000 of interest to pay dissolution expenses) divided by the number of the then-outstanding Public Shares, which redemption

SUSTAINABLE OPPORTUNITIES ACQUISITION CORP.
Notes to Condensed CONSOLIDATED Financial Statements

Note 1 — Description of Organization and Business Operations (cont.)

will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

The Initial Shareholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Shareholders acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriter has agreed to waive its rights to its deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriter of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern Consideration

As of June 30, 2021, the Company had approximately $293 thousand in cash and a working capital deficit of approximately $6.8 million.

Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination. The Company will need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses.

The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern through November 8, 2021. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

SUSTAINABLE OPPORTUNITIES ACQUISITION CORP.
Notes to Condensed CONSOLIDATED Financial Statements

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by GAAP. In the opinion of management, the unaudited consolidated financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the periods presented. Operating results for the three and six months ended June 30, 2021 are not necessarily indicative of the results that may be expected for the year ending December 31, 2021 or for any future interim periods.

The accompanying unaudited consolidated financial statements should be read in conjunction the financial statements and notes thereto included in with the Company’s Annual Report as amended on Form 10-K/A for the year ended December 31, 2020 as filed with the SEC on May 24, 2021.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation. Activities in relation to the noncontrolling interest are not considered to be significant and are, therefore, not presented in the accompanying consolidated financial statements.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s financial statements with other public companies difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates.

SUSTAINABLE OPPORTUNITIES ACQUISITION CORP.
Notes to Condensed CONSOLIDATED Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000 and investments held in Trust Account. The Company has not experienced losses on these accounts.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of June 30, 2021 and December 31, 2020, respectively.

Investments Held in Trust Account

The Company’s portfolio of marketable securities is comprised solely of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act. Upon the closing of the Initial Public Offering and the Private Placement, $300 million was placed in the Trust Account and invested in money market funds that invest in U.S. government securities. All of the Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in Trust Account are included in net gain on investments held in Trust Account in the accompanying statement of operations. The estimated fair values of investments held in Trust Account are determined using available market information.

Fair Value Measurement

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•        Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•        Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•        Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

SUSTAINABLE OPPORTUNITIES ACQUISITION CORP.
Notes to Condensed CONSOLIDATED Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

Fair Value of Financial Instruments

As of June 30, 2021 and December 31, 2020, the carrying values of cash, prepaid expenses, and accounts payable approximate their fair values due to the short-term nature of the instruments. As of June 30, 2021, the Company’s portfolio of investments held in Trust Account is comprised entirely of investments in money market funds that invest in U.S. government securities.

The Warrants are accounted for as liabilities pursuant to ASC 815-40 and are measured at fair value as of each reporting period. Changes in the fair value of the Warrants are recorded in the statement of operations each period.

Warrant Liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815-15. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

The Company issued 15,000,000 warrants as part of the units offered in its Initial Public Offering and, simultaneously with the closing of Initial Public Offering, the Company issued in a private placement an aggregate of 9,500,000 private placement warrants. The Company accounts for the Warrants in accordance with the guidance contained in ASC 815-40 under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the Warrants as liabilities at their fair value and adjusts the warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations. The fair value of the Public Warrants has been estimated using the Public Warrants’ quoted market price. The Private Placement Warrants are valued using a Modified Black Scholes Option Pricing Model.

Class A Ordinary Shares subject to possible redemption

Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, as of June 30, 2021, 30,000,000 Class A ordinary shares subject to possible redemption were presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.

Net Income (Loss) Per Ordinary Share

The Company applies the two-class method in calculating earnings per share. Net income (loss) per share is computed by dividing net income (loss) by the weighted-average number of ordinary shares outstanding during the periods. An aggregate of 30,000,000 and 22,726,721 Class A ordinary shares subject to possible redemption at June 30, 2021 and December 31, 2020, respectively have been excluded from the calculation of basic loss per ordinary share, since such shares, if redeemed, only participate in their pro rata share of the Trust earnings. The Company has not considered the effect of the warrants sold in the Initial Public Offering and Private Placement to purchase an aggregate of 24,500,000 Class A ordinary shares in the calculation of diluted loss per ordinary share, since the inclusion of such warrants would be anti-dilutive. As a result, diluted net income (loss) per ordinary share is the same as basic net income (loss) per ordinary share for the periods presented.

SUSTAINABLE OPPORTUNITIES ACQUISITION CORP.
Notes to Condensed CONSOLIDATED Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

Reconciliation of Net Income (Loss) per Ordinary Share

The Company’s net income (loss) is adjusted for the portion of income (loss) that is attributable to ordinary shares subject to redemption, as these shares only participate in the earnings of the Trust Account and not the income or losses of the Company. Accordingly, basic and diluted loss per ordinary share is calculated as follows:
	For the three months ended June 30, 2021	For the three months ended June 30, 2020	For the six months ended June 30, 2021	For the six months ended June 30, 2020
Class A Ordinary Shares subject to possible redemption
Numerator: Earnings allocable to Ordinary Shares subject to possible redemption
Income from investments held in Trust Account	$4,560	$36,722	$9,070	$36,722
Less: Company’s portion available to be withdrawn to pay taxes	—	—	—	—
Net income attributable to ordinary shares subject to possible redemption	$4,560	$36,722	$9,070	$36,722
Denominator: Weighted average Class A ordinary shares subject to possible redemption
Weighted average shares outstanding subject to redemption, basic and diluted	30,000,000	26,284,337	27,468,417	26,284,337
Basic and diluted net income per share, shares subject to redemption	$0.00	$0.00	$0.00	$0.00

Non-Redeemable Ordinary Shares
Numerator: Net Income (Loss) minus Net Earnings attributable to redeemable shares
Net income (loss)	$(17,175,554)	$6,723	$14,694,066	$(52,276)
Less: Income attributable to Class A ordinary shares subject to possible redemption	(4,560)	(36,722)	(9,070)	(36,722)
Non-redeemable net income (loss)	$(17,180,114)	$(29,998)	$14,684,996	$(88,997)
Denominator: weighted average Non-redeemable ordinary shares
Weighted average ordinary shares outstanding, basic and diluted	7,500,000	9,649,510	10,031,583	8,602,438
Basic and diluted net income (loss) per share, Non-redeemable shares	$(2.29)	$(0.00)	$1.46	$(0.01)

Income Taxes

FASB ASC Topic 740, “Income Taxes,” prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of June 30, 2021 and December 31, 2020. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of June 30, 2021 and December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

SUSTAINABLE OPPORTUNITIES ACQUISITION CORP.
Notes to Condensed CONSOLIDATED Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman Islands income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Recent Accounting Standards

The Company’s management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3 — Initial Public Offering

On May 8, 2020, the Company consummated its Initial Public Offering of 30,000,000 Units at $10.00 per Unit, generating gross proceeds of $300 million, and incurring offering costs of approximately $17.4 million, inclusive of $10.5 million in deferred underwriting commissions. Each Unit consists of one Class A ordinary share and one-half of one redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 6).

Note 4 — Related Party Transactions

Founder Shares

On December 31, 2019, the Sponsor purchased 8,625,000 shares (the “Founder Shares”) of the Company’s Class B ordinary shares, par value $0.0001 for an aggregate price of $25,000. In March 2020, the Sponsor transferred 30,000 Founder Shares to each of the Company’s independent directors. The Founder Shares will automatically convert into Class A ordinary shares at the time of the Company’s initial Business Combination and are subject to certain transfer restrictions, as described in Note 6. The Sponsor had agreed to forfeit up to 1,125,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriter so that the Founder Shares will represent 20.0% of the Company’s issued and outstanding shares after the Initial Public Offering. The over-allotment option expired in June 2020; thus, these Founder Shares were forfeited accordingly.

The Initial Shareholders agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

Private Placement Warrants

Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 9,500,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant to the Sponsor, generating gross proceeds of $9.5 million. Each Private Placement Warrant is exercisable for one whole Class A ordinary share at a price of $11.50 per share.

A portion of the proceeds from the sale of the Private Placement Warrants was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

SUSTAINABLE OPPORTUNITIES ACQUISITION CORP.
Notes to Condensed CONSOLIDATED Financial Statements

Note 4 — Related Party Transactions (cont.)

The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

Related Party Loans

On December 31, 2019, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan was non-interest bearing and payable upon the completion of the Initial Public Offering. The Company borrowed approximately $163,000 under the Note and fully repaid this amount on May 8, 2020.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. As of June 30, 2021, the Company had no borrowings under the Working Capital Loans.

Administrative Support Agreement

The Company entered into an agreement, commencing on May 8, 2020 through the earlier of the Company’s consummation of a Business Combination and its liquidation, to reimburse the Sponsor a total of $10,000 per month for office space, secretarial and administrative services. The Company incurred and paid $30,000 and $60,000 for the three and six months ended June 30, 2021, respectively, and $20,000 for the three and six months ended June 30, 2020 respectively, in expenses in connection with such services and recorded in general and administrative expenses in the condensed statements of operations.

Note 5 — Commitments & Contingencies

Registration and Shareholder Rights

The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans, if any, will be entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to Class A ordinary shares) pursuant to a registration and shareholder rights agreement. These holders will be entitled to certain demand and “piggyback” registration rights. However, the registration and shareholder rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriter a 45-day option from the date of the final prospectus relating to the Initial Public Offering to purchase up to 4,500,000 additional Units to cover over-allotments, if any, at $10.00 per Unit, less the underwriting discounts and commissions. The over-allotment option expired in June 2020.

SUSTAINABLE OPPORTUNITIES ACQUISITION CORP.
Notes to Condensed CONSOLIDATED Financial Statements

Note 5 — Commitments & Contingencies (cont.)

The underwriter was entitled to an underwriting discount of $0.20 per unit, or $6.0 million in the aggregate paid upon the closing of the Initial Public Offering. In addition, $0.35 per unit, or $10.5 million in the aggregate will be payable to the underwriter for deferred underwriting commissions. The deferred underwriting commissions will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Consulting Agreement

The Company is receiving consulting services in connection with identification of potential targets for a Business Combination and due diligence on such targets. As compensation for such services, the Company paid a nonrefundable fixed fee of $350,000 and agreed to pay the consulting firm $2,650,000 solely in the event that the Company completes a Business Combination. The consulting agreement may be terminated early by either party to the agreement provided that the Company pays a termination fee to the consulting firm determined based on a monthly increasing amount through November 2021. The Company recognized $418,400 and $836,800 in general and administrative expenses within the condensed statements of operations for the three and six months ended June 30, 2021, respectively. The Company recognized $0 for the same fee in the three and six months ended June 30, 2020, respectively. The termination fee accrued was $1,952,600 and $1,115,800 as of June 30, 2021 and December 31, 2020, respectively.

Note 6 — Shareholders’ Equity

Preference Shares

The Company is authorized to issue 1,000,000 preference shares with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of June 30, 2021 and December 31, 2020, there were no preference shares issued or outstanding.

Ordinary Shares

Class A Ordinary Shares — The Company is authorized to issue 300,000,000 Class A ordinary shares with a par value of $0.0001 per share. As of June 30, 2021 and December 31, 2020, there were 30,000,000 Class A ordinary shares outstanding, including 30,000,000 and 22,726,721 Class A ordinary shares subject to possible redemption classified as temporary equity in the accompanying balance sheets, respectively.

Class B Ordinary Shares — The Company is authorized to issue 30,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders of Class B ordinary shares are entitled to one vote for each share. As of June 30, 2021 and December 31, 2020, there were 7,500,000 Class B ordinary shares outstanding.

Holders of the Class A ordinary shares and holders of the Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the Company’s shareholders except as required by law.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the initial Business Combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon completion of the Initial Public Offering, plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the Sponsor upon conversion of Working Capital Loans. Any conversion of Class B ordinary shares will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.

SUSTAINABLE OPPORTUNITIES ACQUISITION CORP.
Notes to Condensed CONSOLIDATED Financial Statements

Note 7 — Fair Value Measurements

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The following table presents our fair value hierarchy for liabilities measured at fair value on a recurring basis as of June 30, 2021:

June 30, 2021
	Level 1	Level 2	Level 3	Total
Warrant liabilities:
Public Warrants	$21,600,000	$—	$—	$21,600,000
Private Placement Warrants	—	—	14,155,000	14,155,000
Total warrant liabilities	$21,600,000	$—	$14,155,000	$35,755,000

The Private Placement Warrants were valued using a modified Black Scholes Model including inputs from a Monte Carlo simulation, which is considered to be a Level 3 fair value measurement. The Monte Carlo simulation’s primary unobservable input utilized in determining the fair value of the Warrants is the probability of consummation of the Business Combination. The probability assigned to the consummation of the Business Combination was 88% which was estimated based on the observed success rates of business combinations for special purpose acquisition companies.

The following table provides quantitative information regarding Level 3 fair value measurements inputs at their measurement dates:
	As of June 30, 2021	As of December 31, 2020
Exercise price	$11.50	$11.50
Implied stock price range (or underlying asset price at December 31, 2020)	$9.95	$10.76
Volatility	21.0%	30.5%
Term	5.14	5.25
Risk-free rate	0.89%	0.40%
Dividend yield	0.0%	0.0%

The following table presents the changes in the fair value of warrant liabilities:
Private Placement Warrants
Fair value, December 31, 2020	$23,180,000
Change in fair value	(9,025,000)
Fair value, June 30, 2021	$14,155,000

SUSTAINABLE OPPORTUNITIES ACQUISITION CORP.
Notes to Condensed CONSOLIDATED Financial Statements

Note 8 — Warrant Liability

Warrants

Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or the Company permits holders to exercise their warrants on a cashless basis under certain circumstances). The Company has agreed that as soon as practicable, but in no event later than 20 business days, after the closing of a Business Combination, the Company will use its commercially reasonable efforts to file with the SEC a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share. If (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by the Company and, (i) in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance, and (ii) without taking into account the transfer of Founder Shares or Private Placement Warrants (including if such transfer is effectuated as a surrender to us and subsequent reissuance by the Company) by the Sponsor in connection with such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A ordinary shares during the 20-trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price discussed below will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Company may call the Public Warrants for redemption (except with respect to the Private Placement Warrants):

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon a minimum of 30 days’ prior written notice of redemption, and

•        if, and only if, the closing price of the Company’s Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

SUSTAINABLE OPPORTUNITIES ACQUISITION CORP.
Notes to Condensed CONSOLIDATED Financial Statements

Note 8 — Warrant Liability (cont.)

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the ordinary shares issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the initial purchasers or such purchasers’ permitted transferees. If the Private Placement Warrants are held by someone other than the Initial Shareholders or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Additionally, in no event will the Company be required to net cash settle any Warrants. If the Company is unable to complete the initial Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 9 — Subsequent Events

The Company has evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as described in these financial statements, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of DeepGreen Metals Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of DeepGreen Metals Inc. (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of loss and comprehensive loss, changes in shareholders’ equity and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2012.
Vancouver, Canada
March 26, 2021

DeepGreen Metals Inc.
Consolidated Balance Sheets
US Dollars

	Note	As at December 31 2020 $	As at December 31 2019 $
ASSETS
Current
Cash and cash equivalents	5	10,096,205	15,950,624
Receivables and prepayments	6	128,772	72,396
		10,224,977	16,023,020
Non-current
Exploration licenses	8	43,150,319	448,855
Equipment	7	1,309,677	1,851,586
		44,459,996	2,300,441
TOTAL ASSETS		54,684,973	18,323,461

LIABILITIES
Current
Accounts payable and accrued liabilities	8,11	4,315,477	1,802,514
Deferred acquisition costs	3	3,440,000	—
		7,755,477	1,802,514
Non-current
Contribution from Strategic Service Provider	8	—	8,333,335
Deferred tax liability	15	10,675,366	—
		18,430,843	10,135,849

EQUITY
Common shares (unlimited shares, no par value – issued: 163,658,134 (2019 – 141,063,316)	9	154,431,291	79,824,445
Preferred shares (unlimited share, no par value – issued: 440,000 (2019 – 440,000)	9	550,000	550,000
Additional Paid in Capital		45,346,696	35,255,520
Accumulated other comprehensive loss		(1,215,659)	(1,215,534)
Deficit		(162,858,198)	(106,226,819)
		36,254,130	8,187,612
TOTAL LIABILITIES AND EQUITY		54,684,973	18,323,461

Nature of Operations (Note 1)

Commitments (Note 12)

Subsequent Events (Note 16)

“Gerard Barron”, Director

“Paul Matysek”, Director

See accompanying notes

DeepGreen Metals Inc.
Consolidated Statements of Loss and Comprehensive Loss
US Dollars (except weighted average number of shares outstanding)

	Note	For the year ended December 31 2020 $	For the year ended December 31 2019 $
Operating expenses
Exploration expenses	8	48,881,445	38,830,228
Consulting fees		1,385,882	820,665
Investor relations		857,810	1,221,153
Office and sundry		303,006	236,360
Professional fees		663,293	248,211
Salaries and wages		915,855	741,355
Director fees		195,101	497,368
Common Share options-based payments	10	3,263,131	401,926
Transfer agent and filing fees		6,023	2,536
Travel		132,821	298,921
		56,604,367	43,298,723
Other items
Foreign exchange loss		80,447	73,951
Interest income		(53,435)	(300,303)
Loss for the year		56,631,379	43,072,371

Other comprehensive income to be reclassified to profit and loss in subsequent periods
Currency translation differences		125	34
Comprehensive loss for the year		56,631,504	43,072,405
Loss per share – Basic and diluted		0.37	0.33
Weighted average number of common shares outstanding		154,224,664	131,308,417

See accompanying notes

DeepGreen Metals Inc.
Consolidated Statements of Cash Flows
US Dollars

	Note	For the year ended December 31 2020 $	For the year ended December 31 2019 $
Cash resources provided by (used in)

Operating activities
Loss for the year		(56,631,379)	(43,072,371)
Items not affecting cash:
Amortization		563,183	339,441
Expenses settled in share-based payments	8,10	27,097,603	27,018,640
Unrealized foreign exchange		7,995	1,079
Changes in non-cash working capital
Receivables and prepayments		(109,811)	(241,771)
Accounts payable and accrued liabilities		2,487,398	589,410
Interest received		53,435	287,431
		(26,531,576)	(15,078,141)
Investing activities
Acquisition of exploration license	3	(607,375)	—
Acquisition of equipment	7	—	(2,123,475)
		(607,375)	(2,123,475)
Financing activities
Exercise of stock options	10	919,465	350,000
Proceeds from issuance of common shares (net of fees and other costs)	10	20,373,188	26,156,425
		21,292,653	26,506,425

Net change in cash and cash equivalents		(5,846,298)	9,304,809
Impact of exchange rate changes on cash and cash equivalents		(8,121)	(1,112)
Cash and cash equivalents – beginning of year		15,950,624	6,646,927
Cash and cash equivalents – end of year		10,096,205	15,950,624

Supplemental cash flow information (Note 13)

See accompanying notes

DeepGreen Metals Inc.
Consolidated Statements of Changes in Shareholders’ Equity
United States Dollars

	Share capital $	Preferred Shares $	Additional Paid in Capital $	Accumulated Other Comprehensive Loss $	Deficit $	Total $
December 31, 2018	40,350,123	550,000	29,538,112	(1,215,500)	(63,154,448)	6,068,287
Private placement	26,158,504	—	—	—	—	26,158,504
Financing cost	(2,079)	—	—	—	—	(2,079)
Common shares issued for services	14,270,606	—	(3,675,062)	—	—	10,595,544
Exercise of stock options	631,948	—	(281,948)	—	—	350,000
Common shares to be issued for exploration expenses	—	—	6,410,275	—	—	6,410,275
Common Share options-based payments	(1,584,657)	—	3,264,143	—	—	1,679,486
Currency translation differences	—	—	—	(34)	—	(34)
Loss for the year	—	—	—	—	(43,072,371)	(43,072,371)

December 31, 2019	79,824,445	550,000	35,255,520	(1,215,534)	(106,226,819)	8,187,612
Private placement	20,375,712	—	—	—	—	20,375,712
Common shares issued for TOML acquisition	27,999,997					27,999,997
Financing cost	(28,089)	—	—	—	—	(28,089)
Common shares issued for services	24,865,637	—	(6,410,275)	—	—	18,455,362
Exercise of stock options	1,790,157	—	(870,692)	—	—	919,465
Common shares to be issued for exploration expenses	—	—	12,879,057	—	—	12,879,057
Common Share options-based payments	(396,568)	—	4,493,086	—	—	4,096,518
Currency translation differences	—	—	—	(125)	—	(125)
Loss for the year	—	—	—	—	(56,631,379)	(56,631,379)
December 31, 2020	154,431,291	550,000	45,346,696	(1,215,659)	(162,858,198)	36,254,130

See accompanying notes

DeepGreen Metals Inc.
Notes to Consolidated Financial Statements
December 31, 2020
Expressed in US Dollars unless otherwise stated

1. Nature of Operations

DeepGreen Metals Inc. (“DeepGreen” or the “Company”) is incorporated under the laws of the Province of British Columbia, Canada. The Company’s corporate office, registered address and records office is located at 10th floor, 595 Howe Street, Vancouver, British Columbia, Canada, V6C 2T5.

DeepGreen is a Canadian company engaged in seafloor mineral exploration in the Clarion Clipperton Zone (the “Clarion Clipperton Zone”), approximately 2,000 km west of Mexico in the East Pacific Ocean, a region that hosts high grade polymetallic nodules containing manganese, nickel, copper and cobalt. DeepGreen is considered to have mining operations and mining properties in accordance with SEC regulations. The Company is also developing technology for onshore processing of polymetallic nodules as well as working with Allseas Group S.A (“Allseas”) to develop a system to collect, lift and transport nodules to shore. DeepGreen’s subsidiary, Nauru Ocean Resources Inc., (“NORI”) was granted an exploration license by the International Seabed Authority (“ISA”) in July 2011 and has exclusive rights to explore for polymetallic nodules covering 74,830 km2 in the Clarion Clipperton Zone (“NORI Area”). The Company also has an agreement with Marawa Research and Exploration Ltd (“Marawa”) with respect to polymetallic nodules in an exploration area of 74,990 km2 in the Clarion Clipperton Zone granted to Marawa by the ISA where DeepGreen can purchase such tenements granted to Marawa or exclusively collect nodules from this area (the “Marawa Area”) in return for a royalty payable to Marawa. During the year ended December 31, 2020, the Company acquired Tonga Offshore Mining Ltd. (“TOML”) (Note 3). TOML was granted an exploration license by the ISA in January 2012 and has exclusive rights to explore for polymetallic nodules covering 74,713 km2 of the Clarion Clipperton Zone.

The recovery of the Company’s exploration licenses and attainment of profitable operations is dependent upon many factors including, among other things: financing being arranged by the Company to continue operations, explore and develop the ocean floor for the extraction of polymetallic nodules as well as develop processing technology for the treatment of polymetallic nodules, the establishment of a mineable resource, the commercial and technical feasibility of seafloor polymetallic nodule mining and processing, metal prices, and regulatory approval for mining and environmental permitting. The outcome of these matters cannot presently be determined because they are contingent on future events.

The Company will require additional funding in the future, for administration and to execute its exploration and development plans. While the Company has been successful in obtaining its required funding in the past, there is no assurance that such financing will continue to be available. Factors that could affect the availability of financing include, among other things, progress and exploration results, the state of international debt and equity markets, investor perceptions and expectations, and the global financial and metals markets.

Since March 2020, several measures have been implemented by the governments in Canada, the United States, Australia, and the rest of the world in the form of office closures and limiting the movement of personals in response to the increased impact from the novel coronavirus (“COVID-19”). While the impact of COVID-19 is expected to be temporary, the current circumstances are dynamic and the impact on our business operations cannot be reasonably estimated at this time. We anticipate this could have an adverse impact on our exploration plans, results of operations, financial position, and cash flows.

2. Basis of Presentation

Statement of Compliance

These consolidated financial statements have been prepared in accordance Generally Accepted Accounting Principles in the United States (“U.S. GAAP”) and include the accounts of DeepGreen and its wholly owned subsidiaries.

The Board of Directors approved the consolidated financial statements on March 26, 2021.

DeepGreen Metals Inc.
Notes to Consolidated Financial Statements
December 31, 2020
Expressed in US Dollars unless otherwise stated

2. Basis of Presentation (cont.)

Basis of Measurement

These consolidated financial statements have been prepared under the historical cost convention and are presented in United States (“US”) dollars.

Consolidation

These consolidated financial statements include the accounts of the Company (the “Parent”) and its subsidiaries. The principal subsidiaries of the Company, their activities, and their geographic locations as at December 31, 2020 were as follows:
Subsidiary	Principal Activity	Location	Proportion of Interest Held by the Parent
DeepGreen Engineering Pte. Ltd. (“DGE”)	Mineral exploration	Singapore	100%
DeepGreen Resources LLC (“DGL”)	Holding Company	USA	100%
NORI	Mineral exploration	Republic of Nauru	100%
Nauru Education and Training Foundation Inc. (“NEAT”)	Holding Company	Republic of Nauru	100%
Nauru Health and Environment Foundation Incorporated (“NHEF”)	Holding Company	Republic of Nauru	100%
Tonga Offshore Mining Ltd. (“TOML”)	Mineral exploration	Tonga	100%
Koloa Moana Resources Ltd. (“Koloa Moana”)	Holding Company	Canada	100%
Offshore Minerals Pte. Ltd. (“Offshore Minerals”)	Mineral exploration	Australia	100%
DeepGreen TOML Singapore Ltd. (TOML Singapore”)	Mineral exploration	Singapore	100%
DeepGreen TOML Holding 1 (“TOML Hold 1”)	Holding Company	British Virgin Islands	100%
DeepGreen TOML Holding 1 (“TOML Hold 2”)	Holding Company	British Virgin Islands	100%
The Metals Company Nauru Holding LLC (“Nauru Holding”)	Holding Company	USA	100%
The Metals Company LLC (“TMC”)	Holding Company	USA	100%

The transactions among the entities in the consolidated group pertain to the transfer of funds and the payment of third-party costs. All inter-group balances have been eliminated upon consolidation.

Significant Accounting Policies

The Company’s accounting policies specific to significant financial statement line items are included below. All accounting policies have been consistently applied to all years presented.

i. Foreign Currencies

The functional currency is the currency of the primary economic environment in which the entity operates. The functional currency of the Company and all its subsidiaries is the US Dollar, except for NEAT and NHEF, whose functional currency is the Australian Dollar.

DeepGreen Metals Inc.
Notes to Consolidated Financial Statements
December 31, 2020
Expressed in US Dollars unless otherwise stated

2. Basis of Presentation (cont.)

At the end of each reporting period, monetary assets and liabilities that are denominated in foreign currencies are translated into the functional currency at the rates prevailing at that date. Non-monetary assets and liabilities carried at fair value that are denominated in foreign currencies are translated at rates prevailing at the date when the fair value was determined. All gains and losses on translation of these foreign currency transactions are included in the statements of loss and comprehensive loss. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated.

For consolidation purposes, the assets and liabilities of entities with functional currencies other than the US dollar are translated at the period end rates of exchange, and the results of their operations are translated at average rates of exchange for the period. The resulting changes are recognized in accumulated other comprehensive loss within equity as currency translation differences.

ii. Loss Per Share

Basic loss per share is computed by dividing loss available to common shareholders by the weighted average number of common shares outstanding during the year. The computation of diluted loss per share assumes the conversion, exercise or contingent issuance of securities only when such conversion, exercise or issuance would have a dilutive effect on the loss per share. The dilutive effect of convertible securities is reflected in the diluted loss per share by application of the “if converted” method. The dilutive effect of outstanding options and their equivalents is reflected in the diluted loss per share by application of the treasury stock method.

iii. Financial Instruments

Financial assets and liabilities are recognized when the Company becomes a party to the contractual provisions of the instrument. Financial assets are derecognized when the rights to receive cash flows from the assets have expired, or have been transferred, and the Company has transferred substantially all risks and rewards of ownership. A financial liability is derecognized when the obligation specified in the contract is discharged, cancelled, or expires.

The Company’s financial instruments consists of cash and cash equivalents, accounts payable and accrued inabilities, and deferred acquisition costs all of which are recorded at amortized cost.

iv. Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and term deposits with a remaining term to maturity at acquisition of three months or less.

v. Equipment

Equipment are stated at cost less accumulated depreciation and accumulated impairment losses. Cost includes expenditures that are directly attributable to the acquisition of the asset. Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, when it is probable that future economic benefits from such assets will flow to the Company and the cost of such assets can be measured reliably. The carrying amount of an asset is derecognized when it is replaced or taken out of service. Repairs and maintenance costs are charged to the statement of loss and comprehensive loss during the period they are incurred.

The major categories of equipment are amortized on declining balance basis as follows:
Exploration and other equipment	30%
Office equipment	30%

The Company allocates the amount initially recognized to each asset’s significant components and depreciates each component separately. Amortization methods and useful life of the assets are reviewed at each financial period end and adjusted on a prospective basis, if required.

DeepGreen Metals Inc.
Notes to Consolidated Financial Statements
December 31, 2020
Expressed in US Dollars unless otherwise stated

2. Basis of Presentation (cont.)

Gains and losses on disposals of equipment are determined by comparing the proceeds with the carrying amount of the asset and are included in the statement of loss and comprehensive loss.

vi. Leases

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets and operating lease liabilities in the consolidated balance sheet. The Company does not have any finance leases.

ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of such leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. The lease terms may include options to extend or terminate the lease and when it is reasonably certain that we will exercise that option.

The Company elected to apply the short-term lease recognition exemption to all of its lease arrangements and recorded an expense of $116,760 (2019 – $85,479) for lease payments during the year ended December 31, 2020. Such lease expense is disclosed under office and sundry line item within the statement of loss and comprehensive loss and forms part of cash flow from operating activities.

vii. Exploration Licenses

The Company is in the exploration stage with respect to its investment in mineral licenses and follows the practice of capitalizing costs relating to the acquisition of such mineral licenses.

Exploration Expenses

The Company expenses all costs relating to exploration for and development of mineral claims. Such exploration and development costs include, but are not limited to, claims management, geological, geochemical and geophysical studies, process development. The mineral licenses would be charged to operations on a unit-of-production method based on proven and probable reserves should commercial production commence in the future.

viii. Stock-based compensation

Stock-based compensation is measured at the grant date based on the fair value of the award and is recognized over the requisite service period. Stock-based compensation costs are charged to exploration expenses or common share options-based payments in the income statement. The Company recognizes forfeiture of any awards as they occur. The Company records stock-based compensation from the issuance of the stock options with service-based conditions using the accelerated attribution method.

For stock options issued with performance conditions related to financing activities, the Company recognizes the costs when the specific performance targets are achieved using the accelerated attribution method. When these costs relate to equity financing, they are netted against share capital as a share issuance cost

The Company at times grants common shares or stock options in lieu of cash to certain vendors for their services to the Company. The Company recognizes the associated cost in the same period and manner as if the Company paid cash for the services provided.

DeepGreen Metals Inc.
Notes to Consolidated Financial Statements
December 31, 2020
Expressed in US Dollars unless otherwise stated

2. Basis of Presentation (cont.)

ix. Income Taxes

The Company accounts for income taxes under the asset and liability method which requires the recognition of deferred income tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities. The Company provides a valuation allowance on deferred tax assets unless it is more likely than not that such assets will be realized.

Significant Accounting Estimates and Judgments

The preparation of financial statements in accordance with U.S. GAAP requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, income and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

Significant management judgments and estimates were applied to the following areas:

i. TOML Acquisition

In March 2020, the Company completed the TOML Acquisition (Note 3) and applied guidance from U.S. GAAP Accounting Standard Coding (“ASC”) 805 to understand the accounting treatment regarding this acquisition and make necessary judgements.

ASC 805 defines a business as inputs and processes, when applied to the inputs, resulting in the creation of outputs. The key input acquired in connection with the TOML Acquisition is the TOML Exploration License and the related intellectual property. TOML Exploration License is in the development stage and therefore does not produce outputs. ASC 805 requires that where there is no output, there must be both an input and substantive process which must include an organized workforce with the necessary skills, experience, and knowledge to develop and convert the inputs into outputs, for a group of assets to be considered a business. An organized workforce was not included in the TOML Acquisition and therefore the Company’s management deemed that the TOML Acquisition was not a business acquisition and only an acquisition of a group of assets.

The Company’s position is supported by ASC 805’s guidance that if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not considered a business. The value of the TOML is considered to be primarily in the TOML Exploration License.

Management also determined that other assets acquired (which included other intangible assets such as patents and trademarks) were connected to the TOML Exploration License and would not hold value by themselves. The value of the total cost was therefore capitalized into one line item on the Company’s balance sheet, the Exploration licenses.

ii. Valuation of common share-based payments

DeepGreen recognizes the cost of share-based awards granted to employees, non-employees and directors based on the estimated grant-date fair value of the awards. DeepGreen determines the fair value of stock options using the Black-Scholes option pricing model, which is impacted by the following assumptions:

•        Fair Value of Common Stock on the Date of the Grant — DeepGreen uses the price of the most recent private placements to assess the value of its shares on the date of the grant of incentive stock options.

DeepGreen Metals Inc.
Notes to Consolidated Financial Statements
December 31, 2020
Expressed in US Dollars unless otherwise stated

2. Basis of Presentation (cont.)

•        Expected Term — DeepGreen uses the term of the award when calculating the expected term due to insufficient historical exercise data.

•        Expected Volatility — As DeepGreen’s shares are not actively traded, the volatility is based on a benchmark of comparable companies within the mining industry.

•        Expected Dividend Yield — The dividend rate used is zero as DeepGreen has never paid any cash dividends on common stock and does not anticipate doing so during the expected life of the stock options.

•        Risk-Free Interest Rate — The interest rates used are based on the implied yield available on Canadian Treasury zero-coupon issues with an equivalent remaining term equal to the expected life of the award.

Changes in these assumptions used to determine the fair value of the common share incentive stock options, including the vesting timeline of granted stock options, could have a material impact on the Company’s loss and comprehensive loss.

DeepGreen determines the fair value of common shares issued for services based on the most recent private placements.

Recently Adopted Accounting Guidance

i. Leases

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which requires lessees to recognize all leases on the balance sheet, including operating leases, unless the lease is a short-term lease. ASU 2016-02 also requires additional disclosures regarding leasing arrangements. ASU 2016-02 became effective for the Company as of January 1, 2019. At January 1, 2019, the Company had an office lease agreement expiring September 12, 2020 which was later extended to September 12, 2022. The Company elected the short-term lease recognition exemption and, as a result, no right of use assets or lease liabilities were recognized as of January 1, 2019.

ii. Stock Based Compensation

In June 2018, the FASB issued ASU 2018-07, Stock Compensation (Topic 718), which updates the accounting provisions for nonemployee share-based payments to be measured at fair value as of the grant date. ASU 2018-07 became effective for the Company as of January 1, 2019.

Recent Accounting Guidance Not Yet Adopted

i. Accounting for Income Taxes

In December 2019, the FASB issued a new standard to simplify the accounting for income taxes. The guidance eliminates certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period, and the recognition of deferred tax liabilities for outside basis differences related to changes in ownership of equity method investments and foreign subsidiaries. The guidance also simplifies aspects of accounting for franchise taxes and enacted changes in tax laws or rates, and clarifies the accounting for transactions that result in a step-up in the tax basis of goodwill. The standard will be effective for the Company beginning Jan. 1, 2022, with early adoption permitted. The Company is currently evaluating the impact of this standard in the consolidated financial statements, including accounting policies, processes, and systems.

DeepGreen Metals Inc.
Notes to Consolidated Financial Statements
December 31, 2020
Expressed in US Dollars unless otherwise stated

3. TOML Acquisition

On March 31, 2020, the Company entered into an acquisition agreement (“TOML Acquisition”) to acquire the nodules business unit from Deep Sea Mining Finance Ltd. (“Deep Sea Mining”). As part of this acquisition the Company acquired TOML, Koloa Moana, Offshore Minerals, TOML Singapore, TOML Hold 1 & TOML Hold 2 (together, the “TOML Group”), for a total purchase price, before transaction costs, of $32,000,000. TOML holds an ISA Exploration Contract in the Clarion Clipperton Zone of the East Pacific Ocean (“TOML Exploration Contract”). The TOML Acquisition includes the exclusive rights held by TOML to explore for polymetallic nodules in an area covering 74,713 km2, a priority right to apply for an exploitation contract to mine polymetallic nodules in the same area, and some exploration related equipment. The TOML group also holds various patents and an application right with respect to a prospecting exploration license in the Republic of Kiribati.

The purchase price of $32 million was settled through initial cash payments of $500,000 in two tranches of $250,000 each (paid), issuance of 7,777,777 common shares of the Company, $60,000 payment to ISA on behalf of Deep Sea Mining and deferred consideration of $3.44 million to be paid on January 31, 2021. As long as the deferred consideration remains outstanding, it is secured by the shares of the TOML Group. The Common Share consideration paid by the Company was valued at $3.60 per share based on the recent private placements completed by the Company, for a total of $28 million.

The Company had the option of settling the deferred consideration in either cash or Common Shares of the Company at its sole discretion. Subsequent to the year ended December 31, 2020, the arrangement with Deep Sea Mining was amended to pay the entire deferred consideration with cash in tranches by June 30, 2021 (Note 16).

The Company incurred legal and regulatory fees to complete the acquisition, totalling $47,375.

The Company determined that the value of TOML acquisition was substantially concentrated in the TOML Exploration Contract and therefore considered this to be an acquisition of a group of connected assets rather than an acquisition of business. As a consequence, the total cost of the transaction was primarily allocated to exploration licenses.

The net assets acquired as part of the TOML acquisition were as follows:
Net Assets acquired as at March 31, 2020	$
Cash payment	560,000
Common shares issued for TOML acquisition (7,777,777 @ $3.60)	27,999,997
Transaction costs paid	47,375
Deferred consideration	3,440,000
Total Acquisition Cost	32,047,372
Allocated to
Equipment (Note 7)	21,274
Exploration licenses (Note 8)	42,701,464
Deferred tax liability (Note 15)(1)	(10,675,366)

____________

(1)      A deferred tax liability of $10,675,366 is recognized by the Company on acquisition during the year ended December 31, 2020 related to the difference between the book value and the tax basis of the TOML exploration license (Note 15).

DeepGreen Metals Inc.
Notes to Consolidated Financial Statements
December 31, 2020
Expressed in US Dollars unless otherwise stated

4. Financial Instruments

Categories of Financial Instruments
	December 31 2020 $	December 31 2019 $
Financial assets
Amortized cost
Cash and cash equivalents	10,096,205	15,950,624
	10,096,205	15,950,624

Financial liabilities
Amortized cost
Accounts payable and accrued liabilities	4,315,477	1,802,514
Deferred acquisition costs	3,440,000	—
	7,755,477	1,802,514

5. Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and term deposits with a remaining term to maturity of three months or less as follows:
	December 31 2020 $	December 31 2019 $
Cash	10,096,205	1,450,624
Term deposits	—	14,500,000
	10,096,205	15,950,624

6. Receivables and Prepayments
	December 31 2020 $	December 31 2019 $
Taxes and other receivables	55,832	12,871
Prepayments	72,940	59,525
	128,772	72,396

DeepGreen Metals Inc.
Notes to Consolidated Financial Statements
December 31, 2020
Expressed in US Dollars unless otherwise stated

7. Equipment

The continuity schedule of equipment is as follows:
Cost	Exploration and other equipment $	Office equipment $	Total $
Balance, December 31, 2018	95,514	20,950	116,464
Additions	2,123,475	—	2,123,475
Balance, December 31, 2019	2,218,989	20,950	2,239,939
TOML Acquisition (Note 3)	21,274	—	21,274
Balance, December 31, 2020	2,240,263	20,950	2,261,213
Accumulated depreciation
Balance, December 31, 2018	(33,951)	(14,961)	(48,912)
Amortization for the year	(336,990)	(2,451)	(339,441)
Balance, December 31, 2019	(370,941)	(17,412)	(388,353)
Amortization for the year	(562,122)	(1,061)	(563,183)
Balance, December 31, 2020	(933,063)	(18,473)	(951,536)

Net book value
As at December 31, 2019	1,848,048	3,538	1,851,586
As at December 31, 2020	1,307,200	2,477	1,309,677

8. Exploration Licenses

Significant Exploration Agreements

NORI Exploration Contract:

The Company’s wholly-owned subsidiary, NORI, was granted a polymetallic nodule exploration contract in the Clarion Clipperton Zone of the East Pacific Ocean by the ISA on July 22, 2011. The contract was acquired for $250,000, and provides NORI with exclusive rights to explore for polymetallic nodules in an area covering 74,830 km2 for 15 years subject to complying with the exploration contract terms (Note 12) and provides NORI with the priority right to apply for an exploitation contract to mine polymetallic nodules in the same area.

NORI has a right to renounce, without penalty, the whole or part of its rights in the exploration area at any time and therefore doesn’t have a fixed commitment with relation to the NORI License (Note 12)

Marawa Agreements:

On March 17, 2012 the Company’s wholly-owned subsidiary, DGE, entered into an Option Agreement (the “Option Agreement”) with Marawa and the Republic of Kiribati (the “State”). This Option Agreement has been amended on October 1, 2013. Under the amended Option Agreement, for an option fee of $250,000, DGE has the right to purchase tenements, as may be granted to Marawa by the ISA or any other regulatory body, for the greater of $300,000 or the value of any amounts owing to DGE by Marawa. This Option, can be exercised when a default event, as defined by the amendment agreement, occurs and anytime within 40 years after the date of execution of the Option agreement.

As at December 31, 2020, Marawa had no amounts owing to DGE under the Services Agreement and no purchase tenements had been granted to Marawa.

DeepGreen Metals Inc.
Notes to Consolidated Financial Statements
December 31, 2020
Expressed in US Dollars unless otherwise stated

8. Exploration Licenses (cont.)

On October 1, 2013, DGE entered into a services agreement (the “Services Agreement”) with Marawa and the State, which grants the Company the exclusive right to carry out all exploration and mining in the Marawa Area. Under this agreement DGE will pay to the ISA on behalf of Marawa the following dues: $47,000 annual exploration fees, the ISA royalty and taxes and the ISA exploitation application fee of $250,000. Also, DGE will ensure that the activities carried out in the International Seabed Area by DGE and any other service contractor complies with the ISA regulations and any other required regulations under the Agreement. The Marawa Area is situated in close proximity to the 74,830 km2 NORI Area.

The Services Agreement grants DGE the right to recover any and all polymetallic nodules from the Marawa Tenement Area by paying the Republic of Kiribati a royalty per wet tonne of polymetallic nodules (adjusted for inflation from October 1, 2013 onwards).

DGE has the right to terminate the Services Agreement at its sole discretion by giving written notice to Marawa and the State, and such termination shall take effect two months following the date of the termination notice, provided that DGE shall pay to the ISA on behalf of Marawa the fees or payments legally owed to the ISA by Marawa (including the annual ISA exploration fee and ISA royalties and taxes) that are outstanding at the date of termination or that are incurred within 12 months after the date of such termination. There are no other longer term commitments with respect to the Marawa Option and the Services Agreement.

TOML Exploration Contract:

The Company’s wholly-owned subsidiary, TOML, was granted a polymetallic nodule exploration contract in the six areas of Clarion Clipperton Zone of the East Pacific Ocean by the ISA on Jan 11 2012. The TOML Group was acquired by the Company for $32 million from Deep Sea Mining (Note 3). TOML has the exclusive rights to explore for polymetallic nodules in an area covering 74,713 km2 for 15 years and a priority right to apply for an exploitation contract to mine polymetallic nodules in the TOML area.

Strategic Partnerships

Marine Vessel Services:

Effective March 15, 2017, the Company entered into a strategic partnership with Maersk Supply Service A/S (“Maersk”) to undertake the exploration, environmental base line and offshore testing required to support development of feasibility studies for economic production of polymetallic nodules from the Clarion Clipperton Zone. Under the agreement, Maersk provides marine vessel services and project management services, enabling DeepGreen to undertake the various marine cruises to support required prefeasibility studies. During these marine cruises DeepGreen undertook baseline studies required to complete an Environmental and Social Impact Assessment (“ESIA”), collected nodules for metallurgical test work and collected samples for resource evaluation. The costs related to marine vessel use is settled through DeepGreen Common Shares, the number of which is based on a contractual price of $1.25 per Common Share. Project management services provided by Maersk are paid in cash (Note 16).

DeepGreen Metals Inc.
Notes to Consolidated Financial Statements
December 31, 2020
Expressed in US Dollars unless otherwise stated

8. Exploration Licenses (cont.)

Common Shares transactions with Maersk since the inception of the strategic partnership with DeepGreen are as follows:
Year of Service	Invoiced amount $	Contractual Common Share Price $	# of Common Shares	Fair value of Common Shares $(1)	Cost Recognized $
2017/2018	2,565,500	1.25	2,052,400	0.75	1,539,300
2018	4,593,828	1.25	3,675,062	1.75	6,431,359
2019	5,615,480	1.25	4,492,384	3.60	16,172,582
2019/2020(2)	5,120,013	1.25	4,096,011	3.60	14,745,639
2020(2)	4,471,895	1.25	3,577,516	3.60	12,879,057
	22,366,716		17,893,373		51,767,937

____________

(1)      The fair value of the Company’s Common Shares was determined based on the private placements completed around the time of Common Share issuances to Maersk.

(2)      As at December 31, 2020, 3,577,516 (2019 – 1,780,632) Common Shares were yet to be issued by the Company for total value of $12,879,057 (2019 – $6,410,275) (Note 16).

As at December 31, 2020, Maersk owned 14,315,857 Common Shares of the Company which constituted 8.8% of the total Common Shares outstanding.

Total Maersk project management fees incurred during the year ended December 31, 2020 amounted to $4,407,478 (2019 – $2,820,625)., of which $1,829,268 remained outstanding as of December 31, 2020 (2019 – $437,159)

Pilot Mining Test Project

On March 29, 2019, DeepGreen and Allseas entered into a strategic alliance to conduct a Pilot Mining Test System (“PMTS”), the successful completion of which would aid DeepGreen’s application for an exploitation contract with the ISA. Under the terms of this strategic alliance, Allseas subscribed for 6,666,668 Common Shares of DeepGreen for a total of $20,000,000 in cash (received during the year ended December 31,2019) and in consideration for a successful PMTS, DeepGreen committed to paying Allseas $30,000,000 in cash and further issuing 10,000,000 Common Shares (with a contractual price of $3.00 per share) for an additional $30,000,000 to Allseas. This additional payment is contingent upon successful delivery of the PMTS. Allseas will cover all the development cost of the project and will own all intellectual property used and generated in the development of the PMTS.

Upon successful completion of the PMTS, DeepGreen and Allseas have also agreed to enter into a nodule collection and shipping agreement whereby Allseas will provide production services for the production of the first 200 million metric tonnes of polymetallic nodules on a cost plus 50% profit basis.

DeepGreen and Allseas can terminate the strategic alliance without cause at any time subject to the following:

•        DeepGreen will have a call option to buy Allseas’ Common Shares in DeepGreen at the original contractual price.

•        Allseas will have the right to collect 100 million metric tonnes (wet) of manganese nodule resources held by the Company by paying DeepGreen a royalty equivalent to 50% of the royalty charged by the ISA on the nodules collected.

•        DeepGreen will have the right of first refusal to acquire and process all nodules collected using Allseas nodule collection and shipping systems.

DeepGreen Metals Inc.
Notes to Consolidated Financial Statements
December 31, 2020
Expressed in US Dollars unless otherwise stated

8. Exploration Licenses (cont.)

Upon termination without successful commissioning of the PMTS, Allseas will be compelled to either (at Allseas’ sole election):

•        Acquire an additional 10,000,000 Common Shares in DeepGreen for a consideration of $30,000,000; or

•        Sell at least 6,666,667 Common Shares held in DeepGreen to the Company for total consideration of $1.

The fair value of the Company’s Common Shares at the time of the initial subscription of $20,000,000 by Allseas was determined to be $1.75 per Common Share, based on the recent private placements completed by the Company at the time. As a result, the difference between the fair value and the total proceeds of $8,333,335 ($1.25 per Common Share) was considered to be an additional initial contribution by Allseas during the year ended December 31, 2019.

During 2020, the PMTS agreement was amended and DeepGreen paid an additional $10,000,000 in cash and issued 2,777,778 common shares valued at $3.60 per share for an additional $10,000,000 to allow for higher costs that had been incurred by Allseas. The expense related to the payment and issuance of shares was offset by the additional initial contribution by Allseas received in 2019.

During the year ended December 31, 2020, Allseas subscribed for an additional 2,777,778 Common Shares for cash proceeds of $10 million. As at December 31, 2020, Allseas owned 12,222,224 Common Shares of the Company which constituted 7.5% of total Common Shares outstanding.

As at December 31, 2020, DeepGreen’s original commitment to pay Allseas $30,000,000 in cash and 10,000,000 common shares on completion of PMTS remained as the PMTS had not yet been successfully completed. The PMTS and strategic alliance agreements were further amended subsequent to the year end (Note 16).

Reconciliation — Exploration Licenses

A reconciliation of the Company’s exploration licenses is as follows:
	NORI License $	Marawa Option $	TOML License $	Total $
Balance at December 31, 2018 and 2019	250,000	198,855	—	448,855
TOML Acquisition (Note 3)	—	—	42,701,464	42,701,464
Balance at December 31, 2020	250,000	198,855	42,701,464	43,150,319

DeepGreen Metals Inc.
Notes to Consolidated Financial Statements
December 31, 2020
Expressed in US Dollars unless otherwise stated

8. Exploration Licenses (cont.)

Exploration Expenses

The breakdown of exploration expenses incurred during 2020 and 2019 is as follows:
For the year ended December 31, 2020	General $	NORI License $	Marawa Option $	TOML $	Total $
Exploration expenses
Exploration labour	—	1,557,966	721,940	500,828	2,780,734
Marine cruise	—	23,119,404	2,618,512	2,255,172	27,993,088
Pilot Mining Test	—	9,333,334	1,166,666	1,166,666	11,666,666
Common Share options-based payments (Note 10)	—	449,405	275,813	108,170	833,388
Amortization (Note 7)	—	555,740	—	6,382	562,122
External consulting	39,968	2,829,200	650,168	649,263	4,168,599
Travel, workshop and other	—	663,684	191,056	22,108	876,848
	39,968	38,508,733	5,624,155	4,708,589	48,881,445
For the year ended December 31, 2019	General $	NORI License $	Marawa Option $	Total $
Exploration expenses
Exploration labour	—	1,635,858	895,165	2,531,023
Marine cruise	—	27,039,041	1,120,737	28,159,778
Common Share options-based payments (Note 10)	—	769,175	508,385	1,277,560
Amortization (Note 7)	—	336,990	—	336,990
External consulting	19,578	4,834,170	563,210	5,416,958
Travel, workshop and other	—	785,638	322,281	1,107,919
	19,578	35,400,872	3,409,778	38,830,228

9. Share Capital

Authorized and Issued

The Company has two classes of shares, being its Common Shares and Class B Preferred Shares. The authorized and issued share capital of the Company is as follows:
	Authorized	Issued and Outstanding
Common Shares	Unlimited, with no par value	163,658,134
Class B Preferred Shares	Unlimited, with no par value	440,000

Class B Preferred Shares are non-dividend earning and include voting rights similar to Common Shares. However, if any dividend is declared on Common Shares, the Company is required to concurrently declare and pay dividend on Class B Preferred Shares in the amount per share equal to the dividend per share paid on the Common shares. These Class B Preferred Shares rank ahead of Common Shares in the event of liquidation and are subject to automatic conversion to Common Shares on the basis of 1 Class B Preferred Share to 1 Common Share in the event of the Company closing a qualified Initial Public Offering of its Common Shares or if the Company undertakes a business combination, which results in the holders of the Common Shares of the Company holding securities of another entity.

DeepGreen Metals Inc.
Notes to Consolidated Financial Statements
December 31, 2020
Expressed in US Dollars unless otherwise stated

9. Share Capital (cont.)

The Class B Preferred Shares were issued in September 2016 at $1.25 per share. These shares had a condition that if, within 36 months after their issuance, the Company issued additional Common Shares for consideration in cash that was less than the issue price of the Class B Preferred Shares (“Subsequent Financing Securities”), each holder of a Class B Preferred Share had the right to acquire Common Shares at an issue price of $0.05 per share, for such number of Common Shares as would be required to lower the average acquisition cost of the holder’s Class B Preferred Shares and such Common Shares to the purchase price of the Subsequent Financing Securities. The Class B Preferred Shareholders exercised this right and purchased 314,285 Common Shares of the Company for total proceeds of $15,714.

Continuity of Share Capital
Common Shares	Number	Amount $
Balance – December 31, 2018	122,210,059	40,350,123
Private placement	10,185,811	26,158,504
Financing cost incurred – Cash	—	(2,079)
Financing cost incurred – Stock options-based payments (Note 10)	—	(1,584,657)
Issued for services	8,167,446	14,270,606
Exercise of stock options	500,000	631,948
Balance – December 31, 2019	141,063,316	79,824,445
Private placement	5,659,920	20,375,712
Financing cost incurred – Cash	—	(28,089)
Financing cost incurred – Stock options-based payments (Note 10)	—	(396,568)
Issued for TOML acquisition	7,777,777	27,999,997
Issued for services	6,907,121	24,865,637
Exercise of stock options	2,250,000	1,790,157
Balance – December 31, 2020	163,658,134	154,431,291
Class B Preferred Shares	Number	Amount $
Balance – December 31, 2018, 2019 and 2020	440,000	550,000

Fiscal 2020 Activity — Shares

During the year ended December 31, 2020, the Company issued 5,659,920 Common shares in private placements for total proceeds of $20,375,712. Total cash financing cost incurred by the Company in conjunction with the financings amounted to $28,089.

The Company issued 2,777,778 and 4,096,010 Common Shares to Allseas and Maersk, respectively, for services (Note 8). The Company issued and additional 33,333 Common Shares for services to an arm’s length party. Such Common Shares were valued at $3.60 per share based on the pricing of the recent private placements.

During the year ended December 31, 2020 option holders exercised 2,250,000 (2019 – 500,000) stock options for total proceeds of $919,465 (2019 – $350,000) at a weighted average exercise price of $0.41 (2019 – $0.70) per share.

DeepGreen Metals Inc.
Notes to Consolidated Financial Statements
December 31, 2020
Expressed in US Dollars unless otherwise stated

9. Share Capital (cont.)

Fiscal 2019 Activity — Shares

During the year ended December 31, 2019, the Company issued 3,519,143 Common shares in private placements at $1.75 per Common Share for total proceeds of $6,158,500. The Company also issued 6,666,668 common shares to Allseas pursuant to the strategic alliance agreement (Note 8) to additional proceeds of $20 million. Total cash financing cost incurred by the Company in conjunction with the financings amounted to $2,079.

The Company further issued 8,167,446 Common Shares for services to Maersk (Note 8) and 500,000 Common shares were issued upon exercise of incentive stock options at a price of $0.70 for total proceeds of $350,000.

10. Stock Options

Pursuant to the Company’s stock option plan, directors may, from time to time, authorize the issuance of stock options to directors, officers, employees, and consultants of the Company and its subsidiaries. The board of directors grants such options with vesting periods and the exercise prices determined at its sole discretion. The Company’s stock option plan provides that the aggregate number of Common Shares reserved for issuance under the plan shall not exceed 20% of the total number of issued and outstanding Common Shares of the Company on a non-diluted basis. As at December 31, 2020, there were 13,429,912 outstanding, leaving 19,301,715 stock options that are reserved for further issuance.

Continuity — Common Share Options

A continuity schedule of the Company’s stock options is as follows:
	Options Outstanding	Weighted average exercise price $	Aggregate Intrinsic value of stock options	Weighted average contractual life (years)
Outstanding – December 31, 2018	19,138,748	0.71	5,741,624	8.16
Cancelled	(1,362,500)	0.75
Forfeited	(350,000)	0.75
Granted	50,000	0.75
Exercised	(500,000)	0.70
Outstanding – December 31, 2019	16,976,248	0.70	49,231,119	7.28
Cancelled	(862,500)	0.75
Forfeited	(1,725,000)	0.75
Expired	(100,000)	0.35
Granted	1,391,164	2.31
Exercised	(2,250,000)	0.41
Outstanding – December 31, 2020	13,429,912	0.90	36,126,463	7.34
Vested and expected to Vest – December 31, 2020	13,429,912	0.90	36,126,463	7.34
Vested and exercisable – December 31, 2020	12,575,162	0.84	34,833,199	7.33

DeepGreen Metals Inc.
Notes to Consolidated Financial Statements
December 31, 2020
Expressed in US Dollars unless otherwise stated

10. Stock Options (cont.)

A summary of the Company’s stock options outstanding as at December 31, 2020 is as follows:
Expiry Date	Exercise price		Weighted average life to expiry (years)	Options Outstanding	Options Exercisable
January 18, 2021		$0.35	0.05	100,000	100,000
March 31, 2024		$0.75	3.25	63,748	63,748
May 16, 2021		$0.75	0.37	50,000	50,000
June 1, 2028		$0.75	7.42	11,875,000	11,520,250
June 30, 2028		$3.00	7.50	1,000,000	500,000
June 30, 2028	$	Nil	7.50	100,000	100,000
December 31, 2025		$0.75	5.00	220,000	220,000
December 31, 2025		$0.25	5.00	21,164	21,164
				13,429,912	12,575,162

On July 23, 2018, the Company granted 5,300,000 common share options to employees, directors and consultants of the Company. The options had performance vesting conditions based on the Company reaching certain equity financing milestones. The Company estimated the realization of the vesting conditions as follows:
Vesting condition	Estimated date of completion	Exercise Price	Number of Options	Status as at December 31, 2020
Raise $10,000,000	March 1, 2019	$0.75	987,500	Forfeited
Complete Go Public transaction	June 1, 2019	$0.75	375,000	Forfeited
Raise $20,000,000	September 1, 2019	$0.75	1,481,500	Vested
Raise $30,000,000	March 1, 2020	$0.75	978,000	Vested
Raise $40,000,000	September 1, 2020	$0.75	862,500	Forfeited
Raise $40,000,000	December 31, 2020	$0.75	500,000	Vested
Raise $50,000,000	March 1, 2021	$0.75	115,500	Vested
			5,300,000

As at December 31, 2020 based on the price of the most recent private placements, the fair value of the Company’s common shares was $3.60 per share. A total of 13,429,912 incentive stock options were in the money with weighted average intrinsic value of $2.69 per share.

The aggregate intrinsic value of stock options exercised during the year ended December 31, 2020 and 2019 was $7,187,500 and $1,450,000, respectively. The total grant date fair value of options that vested during the year ended December 31, 2020 and 2019 was $4,585,796 and $3,216,076, respectively. As of December 31, 2020, total unrecognized stock-based compensation expense of $800,704 related to unvested stock options is expected to be recognized over a weighted-average recognition period of approximately 0.53 years.

Activity and Valuation — Common Share Options

On July 1, 2020, 1,000,000 incentive stock options were granted to certain non employees. These incentive stock options, exercisable at $3.00 per share, expire on June 30, 2028. A total of 500,000 options vested on the date of the grant and the remaining options vest on July 1, 2021.

DeepGreen Metals Inc.
Notes to Consolidated Financial Statements
December 31, 2020
Expressed in US Dollars unless otherwise stated

10. Stock Options (cont.)

On July 7, 2020, 100,000 incentive stock options were granted to a consultant of the Company in return for the services provided by the consultant. These incentive stock options, exercisable at $Nil per share, expire on June 30, 2028 and vest immediately.

On December 23, 2020, 291,164 incentive stock options were granted to the consultants of the Company. Of these, a total of 270,000 incentive stock options are exercisable at $0.75 per share while 21,164 incentive stock options are exercisable at $0.25 per share. All options included in this grant vested immediately and expire on Dec 31, 2025.

The fair value of the options granted was estimated on the date of grant using the Black-Scholes option pricing model, with the following weighted average assumptions:
	2020	2019
Expected dividend yield	0.00%	0.00%
Expected stock price volatility	100.00%	100.00%
Risk-free interest rate	0.53%	1.59%
Expected life of options (years)	7.38	2.00
Estimated per share fair value of the Company’s Common Shares	3.60	1.75

Changes in these assumptions could have a material impact on the Company’s loss and comprehensive loss.

During the year ended December 31, 2020 the Company recognized $396,567 (2019 – $1,584,657) as part of financing costs within equity, for realizing the above-mentioned performance conditions. The Company also recognized additional $4,096,519 (2019 – $1,679,486) as common share option-based payments expense in the statement of loss and comprehensive loss. A total of $3,263,131 (2019 – $401,926) related to corporate matters and was charged to the statement of loss and comprehensive loss as common share options-based payments whereas $833,388 (2019 – $1,277,560), representing the allocation to exploration activities, was included within exploration expenses.

11. Related Party Transactions

The Company’s subsidiary, DGE, is party to a consulting agreement with SSCS Pte. Ltd. (“SSCS”) to manage offshore engineering studies. A director of DGE is employed through SSCS Pte. Ltd. Consulting services during the year ended December 31, 2020 amounted to $275,000 (2019 – $248,308) and are disclosed as external consulting and Exploration labour within exploration expenses (Note 9). As at December 31, 2020, the amount payable to SSCS amounted to $22,917 (2019 – $22,917).

The Company’s Chief Ocean Scientist provides consulting services to the Company through Ocean Renaissance LLC (“Ocean Renaissance”) where he is a principal. Consulting services during the year ended December 31, 2020 amounted to $366,667 (2019 – $354,999) and are disclosed as exploration labour within exploration expenses (Note 9). As at December 31, 2020, the amount payable to Ocean Renaissance amounted to $175 (2019 – $17,484).

12. Commitments

NORI Exploration Contract

As part of NORI’s exploration contract with the ISA with respect to the NORI Area (Note 9), NORI committed to expending $5 million over the five-year period from 2017 to 2021. Such commitment has already been met. Such commitment is negotiated with the ISA and has flexibility where the amount can be reduced.

DeepGreen Metals Inc.
Notes to Consolidated Financial Statements
December 31, 2020
Expressed in US Dollars unless otherwise stated

12. Commitments (cont.)

Marawa Exploration Contract

As part of Marawa’s exploration contract with the ISA with respect to the Marawa Area (Note 9), Marawa commits to expending funds on exploration activities on an annual basis. The Commitment for fiscal 2020 was Australian dollar $1 million and for fiscal 2021 is Australian dollar $2 million. Such commitment is negotiated with the ISA on an annual basis.

TOML Exploration Contract

As part of TOML’s exploration contract with the ISA with respect to the TOML Area (Note 8), TOML has committed to expending $30 million for a period from 2016 to 2021 in the first five-year review finalized in 2016. Such commitment has flexibility where the amount can be reduced by the ISA and such reduction would be dependent upon various factors including the success of the exploration programs and the availability of funding. As at December 31, 2020 the Company expended approximately $4.7 million. DeepGreen is due to discuss the progress since the acquisition of the TOML Group with the ISA later during 2021.

Offtake Agreements,

On May 25, 2012, the Company’s wholly owned subsidiary, DGE, and Glencore International AG (“Glencore”) entered into a copper offtake agreement and a nickel offtake agreement. DGE has agreed to deliver to Glencore 50% of the annual quantity of copper and nickel produced at a DGE owned processing facility from nodules derived from the NORI Area at LME referenced market pricing with allowances for product quality and delivery location. Both the copper and nickel offtake agreements are for the life of the Company’s rights to the NORI Area. Either party may terminate the agreement upon a material breach or insolvency of the other party. Glencore may also terminate the agreement by giving twelve months’ notice.

Sponsorship Agreements

On July 5, 2017, the Republic of Nauru (“Nauru”), the Nauru Seabed Minerals Authority and NORI entered into a sponsorship agreement (the “NORI Sponsorship Agreement”) formalising certain obligations of the parties in relation to NORI’s exploration and potential exploitation of the NORI Area. Upon reaching a minimum level of nodule production from the tenement area, NORI will pay Nauru a seabed mineral recovery payment based on the wet tonnes of polymetallic nodules recovered from the tenement area. In addition, NORI will pay an administration fee each year to Nauru for such administration and sponsorship, which is subject to review and increase in the event that NORI is granted an ISA exploitation contract.

On March 8, 2008, the Kingdom of Tonga (“Tonga”) and TOML entered into a sponsorship agreement (the “TOML Sponsorship Agreement”) formalising certain obligations of the parties in relation to TOML’s exploration and potential exploitation of the TOML Area. Upon reaching a minimum recovery level of nodule production from the tenement area, TOML has agreed to pay Tonga a seabed mineral recovery payment based on the wet tonnes of polymetallic nodules recovered from the tenement area. In addition, TOML has agreed to pay the reasonable direct costs incurred by Tonga to administer the ISA obligations of Tonga to the ISA.

DeepGreen Metals Inc.
Notes to Consolidated Financial Statements
December 31, 2020
Expressed in US Dollars unless otherwise stated

13. Supplemental Cash Flow Information
Non-Cash Investing and Financing Activities	For the year ended December 31 2020 $	For the year ended December 31 2019 $
Common Shares issued for previous services (Note 8)	6,410,275	6,431,359
Common Shares issued for exploration license acquisition (Note 3)	27,999,997	—
Settlement of additional contribution from Allseas (Note 8)	8,333,335	—
Financing stock options issued (Note 10)	396,567	1,584,657

14. Segmented Information

The Company’s business consists of only one operating segment, namely exploration of seafloor polymetallic nodules, which includes the development of a metallurgical process to treat such seafloor polymetallic nodules. Details on a geographical basis of the Company’s long-lived assets are as follows:
Equipment	December 31 2020 $	December 31 2019 $
Republic of Nauru	1,292,308	1,848,048
Tonga	14,892	—
North America	2,477	3,538
Total	1,309,677	1,851,586

15. Income Taxes

Reconciliation of Effective Tax Rate

The Company is subject to Canadian federal and provincial tax for the estimated assessable profit for the years ended December 31, 2019 and 2020 at a rate of 27.00%. The Company had no assessable profit in Canada for all periods disclosed.

The tax expense at statutory rates for the Company can be reconciled to the reported loss for the year per the statement of loss and comprehensive loss as follows:
	For the year ended December 31 2020 $	For the year ended December 31 2019 $
Net loss for the year	(56,631,379)	(43,072,371)
Canadian Federal and Provincial income tax rates	27.00%	27.00%
Income tax recovery based on the above rates	(15,290,472)	(11,629,540)
Permanent differences	980,690	386,507
Effect of differences in future and foreign tax rates	11,151,898	10,042,909
Foreign exchange and other	(141,758)	(275,813)
Valuation allowance changes affecting the provision of income taxes	3,299,642	1,475,937
Total income taxes	—	—

DeepGreen Metals Inc.
Notes to Consolidated Financial Statements
December 31, 2020
Expressed in US Dollars unless otherwise stated

15. Income Taxes (cont.)

The Company follows a comprehensive model for recognizing, measuring, presenting, and disclosing uncertain tax positions taken or expected to be taken on a tax return. Tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company currently has no uncertain tax positions and is therefore not reflecting any adjustments for such in its deferred tax asset.

The Company’s policy is to account for income tax related interest and penalties in income tax expense in the accompanying statements of operations. There have been no income tax related interest or penalties assessed or recorded.

The Company’s deferred income taxes are as follows:
	December 31 2020 $	December 31 2019 $
Deferred Tax Assets
Non-capital losses	10,925,043	5,156,568
Capital losses and other	70,162	68,777
Equipment	5,102	4,701
Share issuance costs	74,506	128,931
Total deferred income tax assets	11,074,813	5,358,977
Valuation allowance	(11,074,813)	(5,358,977)
Deferred tax asset recognized	—	—
Deferred tax liability recognized	(10,675,366)	—

ASC 740 requires that the tax benefit of net operating losses, temporary differences and credit carry forwards be recorded as an asset to the extent that management assesses that realization is “more likely than not.” Realization of the future tax benefits is dependent on the Company’s ability to generate sufficient taxable income within the carry forward period. Because of the Company’s history of operating losses, management believes that recognition of the deferred tax assets arising from the above-mentioned future tax benefits is currently not likely to be realized and, accordingly, has provided a valuation allowance.

The deferred tax liability is recognized due to the difference between the book value and the tax basis of the acquired assets, as part of the TOML Acquisition (Note 3).

Deductible temporary differences, unused tax losses and unused tax credits:
	December 31 2020 $	December 31 2019 $	Expiry Date Range
Non-capital losses	45,312,941	21,081,632	See below
Capital losses	519,720	509,463	Not applicable
Equipment	18,895	17,412	Not applicable
Share issuance costs	275,949	477,522	2021 to 2024

DeepGreen Metals Inc.
Notes to Consolidated Financial Statements
December 31, 2020
Expressed in US Dollars unless otherwise stated

15. Income Taxes (cont.)

As at December 31, 2020, the Company had non-capital loss carry-forwards of $45,312,941 that may be used to offset future taxable income. These losses, if not utilized, will expire as follows:
	Canada	United States	Singapore	Tonga
2031	445,778	—	—	—
2032	478,464	—	—	—
2033	325,440	—	—	—
2034	812,056	—	—	—
2035	1,814,112	2,340	—	—
2036	1,601,988	232	—	—
2037	2,615,282	208	—	—
2038	4,800,633	—	—	—
2039	3,497,333	—	—	—
2040	4,312,741	—	—	—
No expiry	—	—	10,214,470	14,391,864
	20,703,827	2,780	10,214,470	14,391,864

As at December 31, 2019, the non-capital loss carry-forwards of $21,081,632 pertained to the following:
	Canada	United States	Singapore	Tonga
Loss carry-forwards	15,725,792	2,780	5,353,060	—

The Company files income tax returns in Canada, Singapore and the Kingdom of Tonga, and is subject to examination in these jurisdictions for all years since the Company’s inception in 2011. Fiscal years outside the normal statute of limitation remain open to audit by tax authorities due to tax attributes generated in those early years which have been carried forward and may be audited in subsequent years when utilized. The timing of the resolution, settlement and closure of any income tax audits is highly uncertain, and the Company is unable to estimate the full range of possible adjustments to the balance of gross unrecognized tax benefits. It is possible that the balance of gross unrecognized tax benefits could significantly change in the next 12 months. As at December 31, 2020, the 2020 tax year filings for the Company and its subsidiaries (where applicable) remain unfiled and have not been assessed by the relative tax Authorities.

16. Subsequent Events

In preparing the consolidated financial statements for the year ended December 31, 2020, the Company has evaluated subsequent events for recognition and disclosure through March 26, 2021, the date that these consolidated financial statements and accompanying notes were available for issuance.

1.      On January 27, 2021, the Company signed a Letter of Intent (“LOI”) with Sustainable Opportunities Acquisition Corporation (“SOAC”), a NYSE listed Special Purpose Acquisition Corporation (“SPAC”), for a proposed business combination (“Business Combination”) in which SOAC would merge with DeepGreen pursuant to a proposed combination and relisting on NASDAQ. The new entity will be renamed The Metals Company in connection with the merger.

The Parties to the LOI have granted mutual exclusivity of 30 days to complete transaction due diligence and commence marketing to potential PIPE investors in connection with the transaction. SOAC currently holds approximately $300 million in treasury and the parties expect to raise an additional $330 million in PIPE funds. The proposed structure contemplates that on completion, DeepGreen shareholders would hold approximately 77% of The Metals Company, PIPE Investors approximately11% and SOAC investors approximately 10% and SOAC Sponsors approximately 2%. Certain DeepGreen Shareholders would be subject to a customary lock up arrangement for a period of up to 12 months or once certain trading conditions of The Metals Company have been met.

DeepGreen Metals Inc.
Notes to Consolidated Financial Statements
December 31, 2020
Expressed in US Dollars unless otherwise stated

16. Subsequent Events (cont.)

In addition to the share-based consideration in SOAC, each DeepGreen shareholder would receive incentive shares (the “Incentive Shares”). These Incentive Shares would vest and be issued to each DeepGreen Shareholder when The Metals Company’s share price trades above certain thresholds as follows:

Share price ($)	15	25	35	50	75	100	150	200
Incentive Shares (mil)	5	10	10	20	20	20	25	25

Similarly, in connection with the transaction, the SOAC sponsors will also be entitled to additional 0.5 million Incentive Shares when the share price of The Metals Company trades at $50.00.

In connection with the proposal, SOAC, a Cayman entity, proposes to redomicile to Canada. Accordingly, DeepGreen would amalgamate and remain a Canadian entity, being listed in the United States on the NASDAQ.

The Company and SOAC finalized the Business Combination agreement on March 4, 2021. The parties are currently evaluating the accounting impact of the transaction.

2.      The Company made a payment of $1,250,000 on January 26, 2021, and $440,000 on February 26, 2021 to Deep Sea in connection with the deferred consideration related to TOML Acquisition (Note 3). The Company has committed to making the remaining payment of $1,750,000 by June 30, 2021.

3.      On January 29, 2021, 1,800,000 incentive stock options, with exercise price of $0.75 per share, were exercised by the Company’s directors and officers for total proceeds of $1,350,000.

4.      On February 17, 2021, the Company granted a total of 490,666 incentive stock options to certain directors and non-employees. These options have an exercise price of between $0.25 per share and $0.75 per share, vested immediately upon grant, and expire between February 17, 2026 and February 26, 2026.

5.      On February 26, 2021, the Company granted a total of 40,400 incentive stock options to a consultant. These options have an exercise price between $0.25 per share, vested immediately upon grant, and expire on February 26, 2026.

6.      During February 2021, the Company raised a total of $26 million through convertible debentures financing. The convertible debentures bear interest at the rate of 7.0% per annum, compounded annually, with maturity date that is 24 months from the date of the financing. The debentures can be converted into shares of the Company at anytime at the conversion price of $10 per share. Unless any interest is converted prior to the maturity date, all accrued and unpaid interest shall be payable at the maturity date in common shares of the Company at a conversion price of $10 per share.

In the event that the Company completes a SPAC transaction or a change of control transaction at any time prior to the maturity date, the debenture value will be automatically converted into the common shares at the conversion price immediately prior to the SPAC or change of control transaction. If the debentures, or any portion thereof, is not converted by the holder upon the earlier of the maturity date or the completion of the SPAC of change of control transaction, the outstanding debenture value will automatically convert into the common shares of the Company at the conversion price of $10 per share.

On February 18, 2021, debentures totalling $500,000 were converted to 50,000 common shares of the Company.

7.      On March 1, 2021, the Company issued 3,666,267 Common Shares to Maersk to settle the invoiced amount of $4,582,834 with respect to the use of the marine vessel. Of the total invoice amount, $4,471,595 pertained to the marine cruises undertaken during the year ended December 31, 2020.

DeepGreen Metals Inc.
Notes to Consolidated Financial Statements
December 31, 2020
Expressed in US Dollars unless otherwise stated

16. Subsequent Events (cont.)

On March 4, 2021, the agreement with Maersk was amended whereby all future costs pertaining to the use of the marine vessel would be paid in cash rather than through issuance of the Common Shares of the Company. The amended agreement is in place until early 2022, at which point the parties will finalize the potential offshore engagement beyond 2022.

8.      On March 4, 2021, the Company granted 4,973,237 incentive stock options to certain employees, directors and consultants under the Company’s short-term incentive payment plan (the “STIP”), as well as 8,450,000 incentive stock options to the same individuals under its long-term incentive plan (the “LTIP”).

The stock options granted under the STIP expire on June 1, 2028, have and exercise prices ranging between $0.75 per share and $3.60 per share, and have vesting periods to a maximum of three years.

The stock options granted under the LTIP have an exercise price of $0.75 per share and expire on June 1, 2028. These options vest based on performance conditions as follows: 25% when the Company’s market capitalization equals $3 billion, 35% when the Company’s market capitalization equals $6 billion, 20% upon the date the ISA grants an exploitation contract to the Company, and 20% upon the commencement of commercial production following the grant of the exploitation contract.

9.      On March 4, 2021, DeepGreen entered into an amended agreement with Allseas (the “Amendment # 3”) whereby, upon successful completion of the Business Combination, instead of issuing 10 million Common Shares to Allseas in connection with the PMTS, DeepGreen issued to Allseas a warrant to acquire 10 million DeepGreen Common Shares at a nominal value (the “Allseas Warrant”). The Allseas Warrant will vest and become exercisable upon successful completion of the PMTS and will expire on September 30, 2026. There are vesting conditions associated with the Allseas Warrant whereby a maximum of 10 million DeepGreen Common Shares would be issued if the PMTS is completed by September 30, 2023, gradually decreasing to 5 million DeepGreen Common Shares if PMTS is completed after September 30, 2025.

The Allseas Warrant will be assumed by SOAC at the closing of the Business Combination to become a warrant to purchase The Metals Company (“TMC”) common shares, adjusted for the exchange ratio for the transaction. If the market price of the TMC common shares on June 1, 2022 is higher than $15 per share (as adjusted based on the exchange ratio for the closing of the Business Combination), the aggregate value of the shares underlying the warrant above $150 million as at June 1, 2022 will automatically become a commercial credit from Allseas to TMC equal to the excess value. This commercial credit will be effective on the vesting date of the Allseas Warrant and the Company will be able to exchange this excess value for any future goods and services from Allseas under the nodule collection and shipping contract for one year after commercial production.

The cash payment of $30 million in the original agreement was also amended to be paid as follows, provided that the Business Combination is completed:

•        $10 million on June 30, 2021 with Allseas providing confirmation of placing an order of certain equipment and demonstrating certain progress on construction of the collector vehicle;

•        $10 million on the later of (i) January 1, 2022, and (ii) confirmation of successful collection of the North Sea test; and

•        $10 million upon successful completion of the PMTS.

The Amendment # 3 is not effective until the successful completion of the Business Combination. If the Business Combination is not consummated, the Allseas Warrant shall be cancelled and the rights and obligations set forth in Amendment # 3 shall not take effect and the rights and obligations under the arrangements with Allseas as in effect prior to the execution of Amendment # 3 shall continue in effect unless otherwise amended.

DeepGreen Metals Inc. Condensed Consolidated Balance Sheets (Unaudited) US Dollars
ASSETS	Note	As at June 30 2021 $	As at December 31 2020 $
Current
Cash and cash equivalents		16,880,031	10,096,205
Receivables and prepayments		55,116	128,772
		16,935,147	10,224,977
Non-current
Exploration licenses	4	43,150,319	43,150,319
Equipment		1,515,101	1,309,677
		44,665,420	44,459,996

TOTAL ASSETS		61,600,567	54,684,973

LIABILITIES
Current
Accounts payable and accrued liabilities	4,8	9,033,765	4,315,477
Deferred acquisition costs	3	—	3,440,000
		9,033,765	7,755,477
Non-current
Convertible debentures	5	26,160,589	—
Deferred tax liability	3	10,675,366	10,675,366
		45,869,720	18,430,843

EQUITY
Common shares (unlimited shares, no par value – issued: 170,827,222 (December 31, 2020 – 163,658,134)	6	188,900,923	154,431,291
Preferred shares (unlimited share, no par value – issued: 440,000 (December 31, 2020 – 440,000)	6	550,000	550,000
Additional Paid in Capital		74,068,708	45,346,696
Accumulated other comprehensive loss		(1,215,685)	(1,215,659)
Deficit		(246,573,099)	(162,858,198)
		15,730,847	36,254,130
TOTAL LIABILITIES AND EQUITY		61,600,567	54,684,973

Nature of Operations (Note 1)

Commitments (Note 9)

Subsequent Events (Note 12)

See accompanying notes

DeepGreen Metals Inc. Condensed Consolidated Statements of Loss and Comprehensive Loss (Unaudited) US Dollars (except weighted average number of shares outstanding)
	Note	For the six months ended June 30 2021 $	For the six months ended June 30 2020 $
Operating expenses
Exploration expenses	4	54,736,036	31,187,993
Consulting fees		1,039,425	350,591
Investor relations		2,582,554	293,882
Office and sundry		209,518	149,037
Professional fees		4,695,779	116,849
Salaries and wages		731,098	467,852
Director fees		155,034	111,130
Common Share options-based payments	7	18,684,122	33,760
Transfer agent and filing fees		3,280	3,948
Travel		164,963	99,170
		83,001,809	32,814,212
Other items
Foreign exchange loss (gain)		52,503	(3,089)
Interest expense (income)		660,589	(50,918)
Loss for the period		83,714,901	32,760,205

Other comprehensive income to be reclassified to profit and loss in subsequent periods
Currency translation loss (gain)		26	244
Comprehensive loss for the period		83,714,927	32,760,449

Loss per share
- Basic and diluted		0.50	0.22
Weighted average number of common shares outstanding		167,943,190	146,970,289

See accompanying notes

DeepGreen Metals Inc. Condensed Consolidated Statements of Cash Flows (Unaudited) US Dollars
	Note	For the six months ended June 30 2021 $	For the six months ended June 30 2020 $
Cash resources provided by (used in)

Operating activities
Loss for the period		(83,714,901)	(32,760,205)
Items not affecting cash:
Amortization		196,452	280,528
Expenses settled in share-based payments	4,7	60,128,488	13,128,234
Unrealized foreign exchange		(8,030)	3,817
Changes in non-cash working capital
Receivables and prepayments		73,656	(42,279)
Accounts payable and accrued liabilities		4,718,288	1,762,030
Interest on convertible debentures and investments	5	660,589	50,918
		(17,945,458)	(17,576,957)
Investing activities
Acquisition of exploration license	3	(3,440,000)	(607,376)
Acquisition of equipment		(401,876)	—
		(3,841,876)	(607,376)
Financing activities
Exercise of stock options	7	2,563,156	—
Proceeds from issuance of convertible debentures	5	26,000,000	—
Proceeds from issuance of common shares (net of fees and other costs)	6	—	11,842,521
		28,563,156	11,842,521

Net change in cash and cash equivalents		6,775,822	(6,341,812)
Impact of exchange rate changes on cash and cash equivalents		8,004	(4,060)
Cash and cash equivalents – beginning of period		10,096,205	15,950,624
Cash and cash equivalents – end of period		16,880,031	9,604,752

Supplemental cash flow information (Note 10)

See accompanying notes

DeepGreen Metals Inc. Condensed Consolidated Statements of Changes in Shareholders’ Equity (Unaudited) United States Dollars
	Share Capital $	Preferred Shares $	Additional Paid in Capital $	Accumulated Other Comprehensive Loss $	Deficit $	Total $
December 31, 2020	154,431,291	550,000	45,346,696	(1,215,659)	(162,858,198)	36,254,130
Exercise of incentive stock options	8,257,763	—	(5,702,107)	—	—	2,555,656
Common shares issued for exploration expenses	25,663,869	—	(12,879,057)	—	—	12,784,812
Conversion of debentures	500,000	—	—	—	—	500,000
Common Share options-payments	—	—	47,295,676	—	—	47,295,676
Common shares issued for services	48,000	—	—	—	—	48,000
Common shares to be issued for options exercise	—	—	7,500	—	—	7,500
Currency translation differences	—	—	—	(26)	—	(26)
Loss for the period	—	—	—	—	(83,714,901)	(83,714,901)
June 30, 2021	188,900,923	550,000	74,068,708	(1,215,685)	(246,573,099)	15,730,847

December 31, 2019	79,824,445	550,000	35,255,520	(1,215,534)	(106,226,819)	8,187,612
Private placement	11,843,215	—	(500,000)	—	—	11,343,215
Financing cost	(26,260)	—	—	—	—	(26,260)
Common shares issued for TOML Acquisition	27,999,997	—	—	—	—	27,999,997
Common shares to be issued for exploration expenses	—	—	11,727,454	—	—	11,727,454
Common Share options-payments	(322,150)	—	556,265	—	—	234,115
Common shares issued for Services	24,745,638	—	(14,745,638)	—	—	10,000,000
Currency translation differences	—	—	—	(244)	—	(244)
Loss for the period	—	—	—	—	(32,760,205)	(32,760,205)
June 30, 2020	144,064,885	550,000	32,293,601	(1,215,778)	(138,987,024)	36,705,684

See accompanying notes

DeepGreen Metals Inc. Notes to Condensed Consolidated Financial Statements June 30, 2021 (Unaudited) Expressed in US Dollars unless otherwise stated

1.      Nature of Operations

DeepGreen Metals Inc. (“DeepGreen” or the “Company”) is incorporated under the laws of the Province of British Columbia, Canada. The Company’s corporate office, registered address and records office is located at 10th floor, 595 Howe Street, Vancouver, British Columbia, Canada, V6C 2T5.

DeepGreen is a Canadian company engaged in seafloor mineral exploration in the Clarion Clipperton Zone (the “CCZ”), approximately 2,000 km west of Mexico in the East Pacific Ocean, a region that hosts high grade polymetallic nodules containing manganese, nickel, copper and cobalt. DeepGreen is considered to have mining operations and mining properties in accordance with US Securities and Exchange Commission (“SEC”) regulations. The Company is also developing technology for onshore processing of polymetallic nodules as well as working with Allseas Group S.A (“Allseas”) to develop a system to collect, lift and transport nodules to shore. DeepGreen’s wholly-owned subsidiary, Nauru Ocean Resources Inc. (“NORI”), sponsored by the Republic of Nauru, was granted an exploration license by the International Seabed Authority (the “ISA”) in July 2011 granting NORI exclusive rights to explore for polymetallic nodules in a region of the CCZ covering 74,830 km2 allocated to the Republic of Nauru (“NORI Area”). Similarly, through Marawa Research and Exploration Limited (“Marawa”), DeepGreen was equally granted rights by the ISA to polymetallic nodules exploration in an area of 74,990 km2 in the CCZ allocated to the Republic of Kiribati. The Company entered into an option agreement with Marawa to purchase such tenements granted to exclusively collect nodules from this area in return for a royalty payable to Marawa. During the year ended December 31, 2020, DeepGreen acquired Tonga Offshore Mining Limited (“TOML”), which was granted an exploration license by the ISA in January 2012 and has exclusive rights to explore for polymetallic nodules covering 74,713 km2 of the CCZ under the supervision of the Kingdom of Tonga.

On March 4, 2021, the Company and Sustainable Opportunities Acquisition Corporation (“SOAC”), a NYSE listed Special Purpose Acquisition Corporation (“SPAC”), entered into a business combination agreement (the “BCA”) in which SOAC would merge with DeepGreen pursuant to a proposed combination and relist on the NASDAQ (the “Business Combination”). The new entity will be renamed TMC the metals company Inc. (“TMC”) in connection with the Business Combination.

In addition to the share-based consideration in SOAC, each DeepGreen shareholder would receive special shares (the “DeepGreen Earnout Shares”). These DeepGreen Earnout Shares would vest and be issued to each DeepGreen shareholder when TMC’s share price trades above certain thresholds as follows:

Share price ($)	15	25	35	50	75	100	150	200
DeepGreen Earnout Shares (mil)	5	10	10	20	20	20	25	25

Similarly, in connection with the transaction, the SOAC sponsors will also be entitled to additional 0.5 million special shares when the share price of TMC trades at $50.00.

The Business Combination closed on September 9, 2021 (refer to note 12 for details). In connection with the Business Combination, SOAC, a Cayman entity, redomiciled to Canada. Accordingly, DeepGreen remains a Canadian entity and became a wholly-owned subsidiary of TMC, which is listed in the United States on the NASDAQ.

The recovery of the Company’s exploration licenses and attainment of profitable operations is dependent upon many factors including, among other things: financing being arranged by the Company to continue operations, explore and develop the ocean floor for the extraction of polymetallic nodules as well as develop processing technology for the treatment of polymetallic nodules, the establishment of a mineable resource, the

DeepGreen Metals Inc. Notes to Condensed Consolidated Financial Statements June 30, 2021 (Unaudited) Expressed in US Dollars unless otherwise stated

1.      Nature of Operations (cont.)

commercial and technical feasibility of seafloor polymetallic nodule mining and processing, metal prices, and regulatory approval for mining and environmental permitting. The outcome of these matters cannot presently be determined because they are contingent on future events.

Despite the expected completion of the Business Combination, the Company will require additional funding in the future for administration and to execute its exploration and development plans. While the Company has been successful in obtaining its required funding in the past, there is no assurance that such financing will continue to be available. Factors that could affect the availability of financing include, among other things, progress and exploration results, the state of international debt and equity markets, investor perceptions and expectations, and the global financial and metals markets.

Since March 2020, several measures have been implemented by the governments in Canada, the United States, Australia, and the rest of the world in the form of office closures and limiting the movement of personnel in response to the increased impact from the novel coronavirus (“COVID-19”). While the impact of COVID-19 is expected to be temporary, the current circumstances are dynamic and the impact on our business operations, exploration and development plans, results of operations, financial position, and cash flows cannot be reasonably estimated at this time.

2.      Summary of Significant Accounting Policies

Basis of Presentation

These unaudited condensed consolidated financial statements are prepared in accordance with US Generally Accepted Accounting Principles (“US GAAP”) for interim financial statements. Accordingly, certain information and footnote disclosures required by US GAAP have been condensed or omitted in these unaudited consolidated financial statements pursuant to such rules and regulation. In management’s opinion, these unaudited consolidated interim financial statements include all adjustments of a normal recurring nature necessary for the fair presentation of the Company’s statement of financial position, operating results for the periods presented, comprehensive loss, stockholder’s equity and cash flows for the interim periods, but are not necessarily indicative of the results of operations to be expected for the full year ending December 31, 2021 or for any other period. These unaudited condensed consolidated financial statements should be read in conjunction with the audited annual consolidated financial statements for the year ended December 31, 2020. The Company has applied the same accounting policies as in the prior year.

Basis of Measurement

These unaudited condensed consolidated financial statements have been prepared under the historical cost convention and are presented in United States (“US”) dollars.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts in the unaudited consolidated financial statements and the notes thereto. Significant estimates and assumptions reflected in these unaudited consolidated financial statements include, but are not limited to, the valuation of common-share based payments, including valuation of the incentive stock options (Note 7) and the common shares issued to Maersk Supply Service A/S (“Maersk”) (Note 4 & 6). Actual results could differ materially from those estimates.

DeepGreen Metals Inc. Notes to Condensed Consolidated Financial Statements June 30, 2021 (Unaudited) Expressed in US Dollars unless otherwise stated

2.      Summary of Significant Accounting Policies (cont.)

Recent Accounting Pronouncements Issued and Adopted

i.       Accounting for Debt with Conversion and Other Options

In August 2020, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU” 2020-08, “Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivative and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40)”, which simplifies the accounting for convertible instruments by reducing the number of accounting models and requiring that a convertible instrument be accounted for as a single liability measured at amortized cost. Further the ASU 2020-08 amends the earnings per share guidance by requiring the diluted earnings per share calculation for convertible instruments to follow the if-converted method, with the use of the treasury stock method no longer permitted. The ASU 2020-08 is effective for fiscal period after December 15, 2021, with early adoption permitted, but no earlier than fiscal years and interim periods within those fiscal years, beginning after December 15, 2020. The ASU 2020-08 allows either a modified retrospective method of transition or a fully retrospective method of transition, with any adjustments recognized as an adjustment to the opening balance of deficit. The Company adopted this standard on January 1, 2021. The standard did not have any impact on the Company’s historical financial statements but was applied to recognize the impact of the convertible debentures issued during February 2021 (Note 5).

3.      TOML Acquisition

On March 31, 2020, the Company entered into an acquisition agreement (“TOML Acquisition”) to acquire the nodules business unit of Tonga Offshore Mining Ltd (“TOML”) and other entities in the group (the “TOML Group”), from Deep Sea Mining Finance Ltd. (“Deep Sea Mining”). Total purchase price of the TOML Acquisition, before transaction costs, was $32,000,000. TOML holds an ISA Exploration Contract in the CCZ (“TOML Exploration Contract”). The TOML Acquisition includes the exclusive rights held by TOML to explore for polymetallic nodules in an area covering 74,713 km2, a priority right to apply for an exploitation contract to mine polymetallic nodules in the same area, and some exploration related equipment. The TOML group also holds various patents and an application right with respect to a prospecting exploration license in the Republic of Kiribati.

The purchase price of $32,000,000 was settled through initial cash payments of $500,000 in two tranches of $250,000 each (paid on March 31, 2020 and May 31, 2020, respectively), issuance of 7,777,777 common shares of the Company, $60,000 payment to ISA on behalf of Deep Sea Mining and deferred consideration of $3.44 million to be paid on January 31, 2021. As long as the deferred consideration remains outstanding, it is secured by the shares of the TOML Group. The Common Share consideration paid by the Company was valued at $3.60 per share, based on the recent private placements completed by the Company, for a total of $28 million.

The Company had the option of settling the deferred consideration in either cash or Common Shares of the Company at its sole discretion. During January 2021, the arrangement with Deep Sea Mining was amended to pay the entire deferred consideration with cash in tranches by June 30, 2021.

The Company incurred legal and regulatory fees to complete the acquisition, totalling $47,375.

The Company determined that the value of TOML Acquisition was substantially concentrated in the TOML Exploration Contract and therefore considered this to be an acquisition of a group of connected assets rather than an acquisition of business. Consequently, the total cost of the transaction was primarily allocated to exploration licenses.

DeepGreen Metals Inc. Notes to Condensed Consolidated Financial Statements June 30, 2021 (Unaudited) Expressed in US Dollars unless otherwise stated

3.      TOML Acquisition (cont.)

The net assets acquired as part of the TOML acquisition were as follows:
Net Assets acquired	$
Cash payment	560,000
Common shares issued for TOML acquisition (7,777,777 @ $3.60)	27,999,997
Transaction costs paid	47,375
Deferred consideration	3,440,000
Total Acquisition Cost	32,047,372

Allocated to
Equipment	21,274
Exploration licenses (Note 4)	42,701,464
Deferred tax liability(1)	(10,675,366)

__________

(1)      A deferred tax liability of $10,675,366 was recognized by the Company on acquisition during the year ended December 31, 2020 related to the difference between the book value and the tax basis of the TOML exploration license.

The Company made payments to Deep Sea Mining as follow in connection with the deferred consideration: $1,250,000 on January 26, 2021, $440,000 on February 26, 2021, $500,000 on March 31, 2021, $500,000 on April 30, 2021, $500,000 on May 31, 2021, and $250,000 on June 30, 2021. As at June 30, 2021, the Company has no further deferred consideration outstanding for this acquisition.

4.      Exploration Licenses

Significant Exploration Agreements

NORI Exploration Contract:

The Company’s wholly-owned subsidiary, NORI, was granted a polymetallic nodule exploration contract in the CCZ by the ISA on July 22, 2011. The contract was acquired for $250,000, and provides NORI with exclusive rights to explore for polymetallic nodules in an area covering 74,830 km2 for 15 years subject to complying with the exploration contract terms (Note 9) and provides NORI with the priority right to apply for an exploitation contract to mine polymetallic nodules in the same area.

NORI has a right to renounce, without penalty, the whole or part of its rights in the exploration area at any time and therefore doesn’t have a fixed commitment with relation to the NORI License (Note 9)

Marawa Agreements:

On March 17, 2012 the Company’s wholly-owned subsidiary, DeepGreen Engineering Pte. Ltd. (“DGE”), entered into an Option Agreement (the “Marawa Option Agreement”) with Marawa and the Republic of Kiribati (the “State”). This Marawa Option Agreement was amended on October 1, 2013. Under the amended Marawa Option Agreement, for an option fee of $250,000, DGE has the right to purchase tenements, as may be granted to Marawa by the ISA or any other regulatory body, for the greater of $300,000 or the value of any amounts owing to DGE by Marawa. This Marawa Option, can be exercised when a default event, as defined by the amendment agreement, occurs and anytime within 40 years after the date of execution of the Marawa Option agreement.

DeepGreen Metals Inc. Notes to Condensed Consolidated Financial Statements June 30, 2021 (Unaudited) Expressed in US Dollars unless otherwise stated

4.      Exploration Licenses (cont.)

As at June 30, 2021, Marawa had no amounts owing to DGE under the Marawa Services Agreement (defined below) and no purchase tenements had been granted to Marawa.

On October 1, 2013, DGE entered into a services agreement (the “Marawa Services Agreement”) with Marawa and the State, which grants the Company the exclusive right to carry out all exploration and mining in the Marawa Area. Under this agreement DGE will pay to the ISA on behalf of Marawa the following dues: $47,000 annual exploration fees, the ISA royalty and taxes and the ISA exploitation application fee of $250,000. Also, DGE will ensure that the activities carried out in the Marawa Area by DGE and any other service contractor complies with the ISA regulations and any other required regulations. The Marawa Area is situated in close proximity to the 74,830 km2 NORI Area.

The Marawa Services Agreement grants DGE the right to recover any and all polymetallic nodules from the Marawa Area by paying the Republic of Kiribati a royalty per wet tonne of polymetallic nodules (adjusted for inflation from October 1, 2013 onwards).

DGE has the right to terminate the Marawa Services Agreement at its sole discretion by giving written notice to Marawa and the State, and such termination shall take effect two months following the date of the termination notice, provided that DGE shall pay to the ISA on behalf of Marawa the fees or payments legally owed to the ISA by Marawa (including the annual ISA exploration fee and ISA royalties and taxes) that are outstanding at the date of termination or that are incurred within 12 months after the date of such termination. There are no other longer-term commitments with respect to the Marawa Option and the Marawa Services Agreement.

TOML Exploration Contract:

The Company’s wholly-owned subsidiary, TOML, was granted a polymetallic nodule exploration contract in the six areas of CCZ by the ISA on Jan 11 2012. The TOML Group was acquired by the Company for $32 million from Deep Sea Mining (Note 3). TOML has the exclusive rights to explore for polymetallic nodules in an area covering 74,713 km2 for 15 years and a priority right to apply for an exploitation contract to mine polymetallic nodules in the TOML area.

Strategic Partnerships

Marine Vessel Services:

Effective March 15, 2017, the Company entered into a strategic partnership with Maersk to undertake the exploration, environmental base line and offshore testing required to support development of feasibility studies for economic production of polymetallic nodules from the CCZ. Under the agreement, Maersk provides marine vessel services and project management services, enabling DeepGreen to undertake the various marine cruises to support required prefeasibility studies. During these marine cruises DeepGreen undertook baseline studies required to complete an Environmental and Social Impact Assessment (“ESIA”), collected nodules for metallurgical test work and collected samples for resource evaluation. Up until February 5, 2021, the costs related to the marine vessel use was settled through DeepGreen Common Shares, the number of which was based on a contractual price of $1.25 per Common Share. Project management services provided by Maersk are paid in cash.

DeepGreen Metals Inc. Notes to Condensed Consolidated Financial Statements June 30, 2021 (Unaudited) Expressed in US Dollars unless otherwise stated

4.      Exploration Licenses (cont.)

Common Shares transactions with Maersk since the inception of the strategic partnership with DeepGreen are as follows:

Year of Service	Invoiced amount $	Contractual Common Share Price $	# of Common Shares	Fair value of Common Shares $(1)	Cost Recognized $
2017/2018	2,565,500	1.25	2,052,400	0.75	1,539,300
2018	4,593,828	1.25	3,675,062	1.75	6,431,359
2019	5,615,480	1.25	4,492,384	3.60	16,172,582
2019/2020	5,120,013	1.25	4,096,011	3.60	14,745,639
2020/2021(2)	4,582,834	1.25	3,666,267	7.00	25,663,869
	22,477,655		17,982,124		64,552,749

__________

(1)      The fair value of the Company’s Common Shares was determined based on the private placements completed around the time of Common Share issuances to Maersk, including the application of weighted average probability for the closing of the Business Combination.

(2)      During the six months ended June 30, 2021, the Company issued 3,666,267 Common Shares to Maersk of which, 3,577,516 pertained to the marine vessel use during the year ended December 31, 2020. These Common Shares were recognized at their estimated fair value of $7.00 (December 31, 2020 — $3.60 per Common Share).

As at June 30, 2021, Maersk owned 17,982,123 Common Shares of the Company which constituted 10.53% of the total Common Shares outstanding. Maersk is considered a related party to the Company.

Total cost incurred to Maersk for marine campaigns during the six months ended June 30, 2021 amounted to $22,056,802 (June 30, 2020 - $15,547,941).

On March 4, 2021, the agreement with Maersk was amended whereby all costs incurred from February 5, 2021 pertaining to the use of the marine vessel would be paid in cash rather than through issuance of the Common Shares of the Company. The amended agreement is in place until early 2022, at which point the parties will finalize the potential offshore engagement beyond 2022.

As at June 30, 2021, amount payable to Maersk was $5,904,606 (December 31, 2020 - $1,829,268).

Pilot Mining Test Project

On March 29, 2019, DeepGreen and Allseas entered into a strategic alliance to conduct a Pilot Mining Test System (“PMTS”), the successful completion of which would aid DeepGreen’s application for an exploitation contract with the ISA. Under the terms of this strategic alliance, Allseas subscribed for 6,666,668 Common Shares of DeepGreen for a total of $20,000,000 in cash (received during the year ended December 31, 2019) and in consideration for a successful PMTS, DeepGreen committed to paying Allseas $30,000,000 in cash and further issuing 10,000,000 Common Shares (with a contractual price of $3.00 per share) for an additional anticipated cost of $30,000,000 to Allseas. This additional payment is contingent upon successful delivery of the PMTS. Allseas will cover all the development cost of the project and will own all intellectual property used and generated in the development of the PMTS.

Upon successful completion of the PMTS, DeepGreen and Allseas have also agreed to enter into a nodule collection and shipping agreement whereby Allseas will provide production services for the production of the first 200 million metric tonnes of polymetallic nodules on a cost plus 50% profit basis.

DeepGreen Metals Inc. Notes to Condensed Consolidated Financial Statements June 30, 2021 (Unaudited) Expressed in US Dollars unless otherwise stated

4.      Exploration Licenses (cont.)

DeepGreen and Allseas can terminate the strategic alliance without cause at any time subject to the following:

•        DeepGreen will have a call option to buy Allseas’ Common Shares in DeepGreen at the original contractual price.

•        Allseas will have the right to collect 100 million metric tonnes (wet) of manganese nodule resources held by the Company by paying DeepGreen a royalty equivalent to 50% of the royalty charged by the ISA on the nodules collected.

•        DeepGreen will have the right of first refusal to acquire and process all nodules collected using Allseas nodule collection and shipping systems.

Upon termination without successful commissioning of the PMTS, Allseas will be compelled to either (at Allseas’ sole election):

•        Acquire an additional 10,000,000 Common Shares in DeepGreen for a consideration of $30,000,000; or

•        Sell at least 6,666,667 Common Shares held in DeepGreen to the Company for total consideration of $1.

The fair value of the Company’s Common Shares at the time of the initial subscription of $20,000,000 by Allseas was determined to be $1.75 per Common Share, based on the recent private placements completed by the Company at the time. As a result, the difference between the fair value and the total proceeds of $8,333,335 (i.e. $1.25 per Common Share) was considered to be an additional initial contribution by Allseas during the year ended December 31, 2019.

During 2020, the PMTS agreement was amended and DeepGreen paid an additional $10,000,000 in cash and issued 2,777,778 common shares valued at $3.60 per share for an additional $10,000,000 to allow for higher costs that had been incurred by Allseas. The expense related to the payment and issuance of shares was offset by the additional initial contribution by Allseas received in 2019.

During the year ended December 31, 2020, Allseas subscribed for an additional 2,777,778 Common Shares for cash proceeds of $10 million.

On March 4, 2021 and June 30, 2021, DeepGreen entered into an amended agreement with Allseas (the “Amendment #3 and “Amendment #4”, respectively”) whereby, upon successful completion of the Business Combination (Note 1), instead of issuing 10 million Common Shares to Allseas in connection with the PMTS, DeepGreen issued to Allseas, on March 4, 2021, a warrant to acquire 10 million DeepGreen Common Shares at a nominal value (the “Allseas Warrant”). The Allseas Warrant will vest and become exercisable upon successful completion of the PMTS and will expire on September 30, 2026. There are vesting conditions associated with the Allseas Warrant whereby a maximum of 10 million DeepGreen Common Shares would be issued if the PMTS is completed by September 30, 2023, gradually decreasing to 5 million DeepGreen Common Shares if PMTS is completed after September 30, 2025.

The Allseas Warrant was assumed by SOAC at the closing of the Business Combination (Note 1) to become a warrant to purchase TMC common shares, adjusted for the exchange ratio for the transaction. If the market price of the TMC common shares on June 1, 2022 is higher than $15 per share (as adjusted based on the exchange ratio for the closing of the Business Combination), the aggregate value of the shares underlying the warrant above $150 million as at June 1, 2022 will automatically become a commercial credit from Allseas

DeepGreen Metals Inc. Notes to Condensed Consolidated Financial Statements June 30, 2021 (Unaudited) Expressed in US Dollars unless otherwise stated

4.      Exploration Licenses (cont.)

to TMC equal to the excess value. This commercial credit will be effective on the vesting date of the Allseas Warrant and the Company will be able to exchange this excess value for any future goods and services from Allseas under the nodule collection and shipping contract for one year after commercial production.

The cash payment of $30 million in the original agreements was also amended to be paid as follows, provided that the Business Combination is completed:

•        $10 million within 10 business days of the closing of the Business Combination, with Allseas providing confirmation of placing an order of certain equipment and demonstrating certain progress on construction of the collector vehicle;

•        $10 million on the later of (i) January 1, 2022, and (ii) confirmation of successful collection of the North Sea test; and

•        $10 million upon successful completion of the PMTS.

As at June 30, 2021, Allseas has successfully reached the progress milestone for the construction of the collector vehicle and confirmed the order of the required equipment.

The Amendment #3 and Amendment #4 became effective upon the completion of the Business Combination and will be payable within 10 days of the closing of the Business Combination (Note 12).

As at June 30, 2021, Allseas owned 12,222,224 Common Shares of the Company which constituted 7.15% of total Common Shares outstanding.

Exploration Expenses

The breakdown of exploration expenses was as follows:
For the six months period ended June 30, 2021	General $	NORI License $	Marawa Option $	TOML $	Total $
Exploration expenses
Exploration labour	—	846,167	353,119	338,382	1,537,668
Marine cruise	—	16,883,359	2,053,866	2,053,866	20,991,091
Common Share options-based payments (Note 7)	—	15,824,192	6,455,350	6,332,012	28,611,554
Amortization	—	193,846	—	2,234	196,080
External consulting	511	2,084,525	419,941	446,390	2,951,367
Travel, workshop and other	—	249,790	92,837	105,649	448,276
	511	36,081,879	9,375,113	9,278,533	54,736,036

DeepGreen Metals Inc. Notes to Condensed Consolidated Financial Statements June 30, 2021 (Unaudited) Expressed in US Dollars unless otherwise stated

4.      Exploration Licenses (cont.)

For the six months period ended June 30, 2020	General $	NORI License $	Marawa Option $	TOML $	Total $
Exploration expenses
Exploration labour	—	748,548	384,537	143,068	1,276,153
Marine cruise	—	11,785,427	2,524,460	510,121	14,820,008
Pilot Mining Test	—	9,333,333	1,166,667	1,166,666	11,666,666
Common Share options-based payments (Note 7)	—	116,533	83,822	—	200,355
Amortization	—	277,870	—	2,127	279,997
External consulting	20,550	1,537,775	337,650	236,455	2,132,430
Travel, workshop and other	—	572,424	173,064	66,896	812,384
	20,550	24,371,910	4,670,200	2,125,333	31,187,993

5.      Convertible Debentures

During February 2021, the Company raised a total of $26 million through a convertible debentures financing. The convertible debentures bear interest at the rate of 7.0% per annum, compounded annually, with a maturity date that is 24 months from the date of the financing. The debentures can be converted into shares of the Company at anytime at the conversion price of $10 per share. Unless any interest is converted prior to the maturity date, all accrued and unpaid interest shall be payable at the maturity date in DeepGreen Common Shares at a conversion price of $10 per share.

In the event that the Company completes the Business Combination (Note 1) or another change of control transaction at any time prior to the maturity date, the debenture value will be automatically converted into the common shares at the conversion price immediately prior to the Business Combination or the change of control transaction. If the debentures, or any portion thereof, are not converted by the holder upon the earlier of the maturity date or the completion of the Business Combination or the change of control transaction, the outstanding debenture value will automatically convert into the common shares of the Company at the conversion price of $10 per share.

On February 18, 2021, convertible debentures with a principal amount of $500,000 were converted into 50,000 Common Shares of the Company.

During the six months ended June 30, 2021, the Company accrued $660,589 as interest on convertible debentures.

As at June 30, 2021, the Company has reserved 2,594,014 Common Shares to be issued upon conversion of the outstanding debentures, consisting of $25,500,000 and $440,137 of principal and accrued interest, respectively.

DeepGreen Metals Inc. Notes to Condensed Consolidated Financial Statements June 30, 2021 (Unaudited) Expressed in US Dollars unless otherwise stated

6.      Share Capital

Authorized and Issued

The Company has two classes of shares, being its Common Shares and Class B Preferred Shares. The authorized and issued share capital of the Company is as follows:
	Authorized	Issued and Outstanding
Common Shares	Unlimited, with no par value	170,827,222
Class B Preferred Shares	Unlimited, with no par value	440,000

Class B Preferred Shares are non-dividend earning and include voting rights similar to Common Shares. However, if any dividend is declared on Common Shares, the Company is required to concurrently declare and pay dividend on Class B Preferred Shares in the amount per share equal to the dividend per share paid on the Common shares. These Class B Preferred Shares rank ahead of Common Shares in the event of liquidation and are subject to automatic conversion to Common Shares on the basis of 1 Class B Preferred Share to 1 Common Share upon completion of the Business Combination (Note 1) or any other change in control transaction.

Continuity of Share Capital
Common Shares	Number	Amount $
Balance – December 31, 2019	141,063,316	79,824,445
Private placement	5,659,920	20,375,712
Financing cost incurred – Cash	—	(28,089)
Financing cost incurred – Stock options-based payments	—	(396,568)
Issued for TOML acquisition (Note 3)	7,777,777	27,999,997
Issued for services	6,907,121	24,865,637
Exercise of stock options	2,250,000	1,790,157
Balance – December 31, 2020	163,658,134	154,431,291
Issued for services (Note 4)	3,672,267	25,711,869
Exercise of stock options	3,446,821	8,257,763
Conversion of debentures	50,000	500,000
Balance – June 30, 2021	170,827,222	188,900,923
Class B Preferred Shares	Number	Amount $
Balance — December 31, 2020 and June 30, 2021	440,000	550,000

Fiscal 2021 Activity

The Company issued 3,666,267 Common Shares to Maersk for services valued at $7.00 per share (Note 4). The Company estimated the fair value of common stock based on observable transactions in the Company’s common stock and by applying a probability-weighted approach to various outcomes. The approach involves estimates, judgments and assumptions that are highly complex and subjective. Changes in any or all of these estimates and assumptions, or the relationships between these assumptions, impact the Company’s valuation of its common stock as of each valuation date which may have a material impact on the valuation of the Company’s common stock and equity awards for accounting purposes.

DeepGreen Metals Inc. Notes to Condensed Consolidated Financial Statements June 30, 2021 (Unaudited) Expressed in US Dollars unless otherwise stated

6.      Share Capital (cont.)

During the period ended June 30, 2021, option holders exercised 3,446,821 stock options for total proceeds of $2,563,156 at a weighted average exercise price of $0.74 per share.

On February 18, 2021, convertible debentures with a principal amount of $500,000 were converted into 50,000 common shares of the Company.

7.      Stock Options

Pursuant to the Company’s stock option plan, directors may, from time to time, authorize the issuance of stock options to directors, officers, employees, and consultants of the Company and its subsidiaries. The board of directors grants such options with vesting periods and the exercise prices determined at its sole discretion. The Company’s stock option plan provides that the aggregate number of Common Shares reserved for issuance under the plan shall not exceed 20% of the total number of issued and outstanding Common Shares of the Company on a non-diluted basis. As at June 30, 2021, there were 15,395,394 stock options outstanding under the Company’s Short-Term Incentive Plan (“STIP”) and 8,450,000 stock options outstanding under the Company’s Long-term Incentive Plan (“LTIP”), leaving 10,320,051 stock options that are reserved for further issuance.

Continuity

A continuity schedule of the Company’s stock options in the Company’s STIP is as follows:
	Options Outstanding	Weighted average exercise price $	Aggregate Intrinsic value of stock options	Weighted average contractual life (years)
Outstanding – December 31, 2020	13,429,912	0.90	36,126,463	7.34
Granted	5,506,303	2.44
Expired	(44,000)	0.45
Cancelled/Forfeited	(50,000)	0.75
Exercised	(3,446,821)	0.74
Outstanding – June 30, 2021	15,395,394	1.39	101,561,190	6.85
Vested and expected to Vest – June 30, 2021	15,395,394	1.39	101,561,190	6.85
Vested and exercisable – June 30, 2021	13,495,394	0.93	95,473,684	6.84

A summary of the Company’s stock options outstanding, granted under DeepGreen’s STIP as at June 30, 2021 is as follows:
Expiry Date	Exercise price		Weighted average life to expiry (years)	Options Outstanding	Options Exercisable
March 31, 2024		$0.75	2.75	63,748	63,748
December 31, 2025		$0.75	4.51	10,000	10,000
February 2, 2026		$0.75	4.60	50,000	50,000
February 17, 2026		$0.60	4.64	80,000	80,000
February 17, 2026		$0.25	4.64	307,666	307,666
June 1, 2028		Various	6.93	13,783,980	12,383,980
June 30, 2028		$3.00	7.01	1,000,000	500,000
June 30, 2028	$	Nil	7.01	100,000	100,000
				15,395,394	13,495,394

DeepGreen Metals Inc. Notes to Condensed Consolidated Financial Statements June 30, 2021 (Unaudited) Expressed in US Dollars unless otherwise stated

7.      Stock Options (cont.)

During the six months ended June 30, 2021, the Company also granted 8,450,000 under its LTIP. Such stock options have an exercise price of $0.75 per Common Share and expire on June 1, 2028. The aggregate intrinsic value of such LTIP stock options as at June 30, 2021, was $61,262,500. None of the LTIP stock options were exercisable on June 30, 2021. The Company expects such options to vest as and when the market and performance milestones described below are achieved. As at June 30, 2021, total unrecognized stock-based compensation expense for the LTIP stock options was $36,566,016.

As at June 30, 2021, the fair value of the Company’s Common Shares was $8.00 per share. The Company estimated the fair value of common stock based on observable transactions in the Company’s common stock and by applying a probability-weighted approach to various outcomes.  The approach involves estimates, judgments and assumptions that are highly complex and subjective. Changes in any or all of these estimates and assumptions, or the relationships between these assumptions, impact the Company’s valuation of its common stock as of each valuation date which may have a material impact on the valuation of the Company’s common stock and equity awards for accounting purposes.

The aggregate intrinsic value of stock options exercised during the period ended June 30, 2021, was $25,011,412.

The total grant date fair value of STIP stock options that vested during the period ended June 30, 2021, was $25,916,669. As of June 30, 2021, total unrecognized stock-based compensation expense of $3,749,621 is expected to be recognized over a weighted-average recognition period of approximately 1.97 years.

Activity and Valuation

On February 17, 2021, the Company granted a total of 490,666 incentive stock options to certain directors and non-employees. These options have an exercise price of between $0.25 per share and $0.75 per share, vested immediately upon grant, and expire between February 17, 2026 and February 26, 2026.

On February 26, 2021, the Company granted a total of 40,400 incentive stock options to a consultant. These options have an exercise price between $0.25 per share, vested immediately upon grant, and expire on February 26, 2026.

On March 4, 2021, the Company granted 4,973,237 incentive stock options to certain employees, directors and consultants under the Company’s STIP, as well as 8,450,000 incentive stock options to the same individuals under its LTIP.

The stock options granted under the STIP expire on June 1, 2028, have and exercise prices ranging between $0.75 per share and $10 per share, and have vesting periods to a maximum of three years.

The stock options granted under the LTIP have an exercise price of $0.75 per share and expire on June 1, 2028. The LTIP awards vest as follows:

(1)    25% when the Company’s market capitalization equals $3 billion (“Tranche 1”);

(2)    35% when the Company’s market capitalization equals $6 billion (“Tranche 2”);

(3)    20% upon the date that the ISA grants an exploitation contract to the Company (“Tranche 3”); and

(4)    20% upon the commencement of the first commercial production following the grant of the exploitation contract (“Tranche 4”).

DeepGreen Metals Inc. Notes to Condensed Consolidated Financial Statements June 30, 2021 (Unaudited) Expressed in US Dollars unless otherwise stated

7.      Stock Options (cont.)

As the vesting of Tranche 1 and Tranche 2 is based on the Company’s market capitalization of $3 billion and $6 billion, respectively, these options are determined to be market-based awards (“Market Based Awards”) for which the Company has calculated fair value and derived a service period through which to expense the related fair value. The options included in Tranche 1 and Tranche 2 had a day one fair value of $6.47 per share and $6.28 per share and derived service periods of 0.33 years and 1.41 years, respectively. The Company will expense these awards rateably over the remaining service period.

Tranche 3 and Tranche 4 of the LTIP stock options vest based on the ISA contract and the commencement of commercial production. These options are determined to be performance-based awards (“Performance Based Awards”). The Company will recognize compensation costs for the Performance Based Awards if and when the Company concludes that it is probable that the performance conditions will be achieved. As of June 30, 2021, no compensation expense related to the Performance Based Awards was recorded as the awarding of an ISA contract is outside the control of the Company. The Company will reassess the probability of the vesting of the Performance Based Awards at each reporting period and adjust the compensation cost when determined to be probable.

The fair value of the options granted under the Company’s STIP was estimated on the date of grant using the Black-Scholes option pricing model, with the following weighted average assumptions:
2021
Expected dividend yield	0.00%
Expected stock price volatility	89.44%
Risk-free interest rate	0.51%
Expected life of options (years)	3.73
Estimated per share fair value of the Company’s Common Shares	7.00

The fair value of the Market Based Awards granted under the LTIP was estimated on the date of grant using a Monte Carlo model to simulate a distribution of future stock prices with the following weighted average assumptions:
Tranche 1 and Tranche 2
Expected dividend yield	0.00%
Expected stock price volatility	90.98%
Risk-free interest rate	1.25%
Expected life of options (years)	7.25
Estimated per share fair value of the Company’s Common Shares	7.00

The fair value of the Performance Based Awards granted under the LTIP was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:
	Tranche 3	Tranche 4
Expected dividend yield	0.00%	0.00%
Expected stock price volatility	91.23%	91.23%
Risk-free interest rate	0.82%	0.85%
Expected term (years)	5.22	5.35
Estimated per share fair value of the Company’s Common Shares	7.00	7.00

Changes in these assumptions could have a material impact on the Company’s loss and comprehensive loss.

During the six months ended June 30, 2021, a total of 3,446,821 stock options were exercised for total proceeds of $2,563,156 with a weighted average exercise price of $0.74 per stock option.

DeepGreen Metals Inc. Notes to Condensed Consolidated Financial Statements June 30, 2021 (Unaudited) Expressed in US Dollars unless otherwise stated

7.      Stock Options (cont.)

During the six months ended June 30, 2021, the Company recognized $47,295,676 as common share option-based payments expense in the statement of loss and comprehensive loss (June 30, 2020 – $234,115). A total of $18,684,122 related to corporate matters and was charged to the statement of loss and comprehensive loss as common share options-based payments ($33,760 for the six months ended June 30, 2020). $28,611,554 represents the allocation of Company’s common share options-based payments to exploration activities, included within exploration expenses for the six months ended June 30, 2020 (June 30, 2020 – $200,355).

8.      Related Party Transactions

The Company’s subsidiary, DGE, is party to a consulting agreement with SSCS Pte. Ltd. (“SSCS”) to manage offshore engineering studies. A director of DGE is employed through SSCS Pte. Ltd. Consulting services during the six months period ended June 30, 2021, amounted to $137,500 (June 30, 2020 – $161,820) and are disclosed as external consulting and Exploration labour within exploration expenses (Note 4). As at June 30, 2021, the amount payable to SSCS amounted to $22,917 (December 31, 2020 – $22,917).

The Company’s Chief Ocean Scientist provides consulting services to the Company through Ocean Renaissance LLC (“Ocean Renaissance”) where he is a principal. Consulting services during the six months ended June 30, 2021 amounted to $187,529 (June 30, 2020 – $186,264) and are disclosed as exploration labour within exploration expenses (Note 4). As at June 30, 2021, the amount payable to Ocean Renaissance amounted to $489 (December 31, 2020 – $175).

9.      Commitments

NORI Exploration Contract

As part of NORI’s exploration contract with the ISA with respect to the NORI Area (Note 4), NORI committed to expending $5 million over the five-year period from 2017 to 2021. Such commitment has already been met. Such commitment is negotiated with the ISA and has flexibility where the amount can be reduced.

Marawa Exploration Contract

As part of Marawa’s exploration contract with the ISA with respect to the Marawa Area (Note 4), Marawa commits to expending funds on exploration activities on an annual basis. The Commitment for fiscal 2021 is Australian dollar $2 million. Such commitment is negotiated with the ISA on an annual basis.

TOML Exploration Contract

As part of TOML’s exploration contract with the ISA with respect to the TOML Area (Note 4), TOML has committed to expending $30 million for a period from 2016 to 2021 in the first five-year review finalized in 2016. Such commitment has flexibility where the amount can be reduced by the ISA and such reduction would be dependent upon various factors including the success of the exploration programs and the availability of funding. As at June 30, 2021, the Company expended approximately $14.1 million. DeepGreen is expecting to discuss the progress since the acquisition of the TOML Group with the ISA later during 2021.

Offtake Agreements,

On May 25, 2012, the Company’s wholly owned subsidiary, DGE, and Glencore International AG (“Glencore”) entered into a copper offtake agreement and a nickel offtake agreement. DGE has agreed to deliver to Glencore 50% of the annual quantity of copper and nickel produced at a DGE owned processing facility from

DeepGreen Metals Inc. Notes to Condensed Consolidated Financial Statements June 30, 2021 (Unaudited) Expressed in US Dollars unless otherwise stated

9.      Commitments (cont.)

nodules derived from the NORI Area at LME referenced market pricing with allowances for product quality and delivery location. Both the copper and nickel offtake agreements are for the life of the Company’s rights to the NORI Area. Either party may terminate the agreement upon a material breach or insolvency of the other party. Glencore may also terminate the agreement by giving twelve months’ notice.

Sponsorship Agreements

On July 5, 2017, the Republic of Nauru (“Nauru”), the Nauru Seabed Minerals Authority and NORI entered into a sponsorship agreement (the “NORI Sponsorship Agreement”) formalising certain obligations of the parties in relation to NORI’s exploration and potential exploitation of the NORI Area. Upon reaching a minimum level of nodule production from the tenement area, NORI will pay Nauru a seabed mineral recovery payment based on the wet tonnes of polymetallic nodules recovered from the tenement area. In addition, NORI will pay an administration fee each year to Nauru for such administration and sponsorship, which is subject to review and increase in the event that NORI is granted an ISA exploitation contract.

On March 8, 2008, the Kingdom of Tonga (“Tonga”) and TOML entered into a sponsorship agreement (the “TOML Sponsorship Agreement”) formalising certain obligations of the parties in relation to TOML’s exploration and potential exploitation of the TOML Area. Upon reaching a minimum recovery level of nodule production from the tenement area, TOML has agreed to pay Tonga a seabed mineral recovery payment based on the wet tonnes of polymetallic nodules recovered from the tenement area. In addition, TOML has agreed to pay the reasonable direct costs incurred by Tonga to administer the ISA obligations of Tonga to the ISA.

10.    Supplemental Cash Flow Information
Non-Cash Investing and Financing Activities	For the six months ended June 30 2021 $	For the six months ended June 30 2020 $
Common Shares issued to settle accounts payable and accrued liabilities. (Note 4)	12,879,057	—
Common Shares issued for exploration license acquisition (Note 3)	—	27,999,997

11.    Segmented Information

The Company’s business consists of only one operating segment, namely exploration of seafloor polymetallic nodules, which includes the development of a metallurgical process to treat such seafloor polymetallic nodules. Details on a geographical basis of the Company’s long-lived assets are as follows:
Equipment	June 30 2021 $	December 31 2020 $
Republic of Nauru	1,500,338	1,292,308
Tonga	12,658	14,892
North America	2,105	2,477
Total	1,515,101	1,309,677

DeepGreen Metals Inc. Notes to Condensed Consolidated Financial Statements June 30, 2021 (Unaudited) Expressed in US Dollars unless otherwise stated

12.    Subsequent Events

In preparing the consolidated financial statements for the period ended June 30, 2021, the Company has evaluated subsequent events for recognition and disclosure through September 9, 2021, the date that these unaudited consolidated financial statements and accompanying notes were available for issuance.

On September 9, 2021, the Company completed the Business Combination with SOAC. The Business Combination was approved by SOAC’s shareholders at its extraordinary general meeting held on September 3, 2021. The transaction resulted in the combined company being renamed “TMC the metals company Inc.” and the combined company’s common shares and warrants to purchase common shares commenced trading on the NASDAQ on September 10, 2021 under the symbols “TMC” and “TMCWW,” respectively. As a result of the Business Combination, the Company received gross proceeds of approximately $137.5 million. Additional discussion about the Business Combination is provided in Item 2.01 of this Current Report on Form 8-K.

The Business Combination will be accounted for as a reverse recapitalization. The Company will be deemed the accounting predecessor and the combined entity will be the successor SEC registrant. As such, the Company’s financial statements for previous periods will be disclosed in the registrant’s future periodic reports filed with the SEC. Under this method of accounting, SOAC will be treated as the acquired company for financial statement reporting purposes.

TMC THE METALS COMPANY INC.

Up to 264,438,297 Common Shares

Up to 9,500,000 Warrants

___________________

PROSPECTUS

___________________

        , 2021

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the securities being registered hereby.

Expense	Estimated Amount
Securities and Exchange Commission registration fee		$101,486
Accounting fees and expenses		*
Legal fees and expenses		*
Financial printing and miscellaneous expenses		*
Total	$	*

____________

*        These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 14. Indemnification of Directors and Officers.

Under the BCBCA, a company may indemnify a director or officer, a former director or officer, or a person who acts or acted at the company’s request as a director or officer, or an individual acting in a similar capacity, of another entity, which we refer to as an eligible party, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative, investigative or other proceeding in which he or she is involved because of that association with the company or other entity, if: (1) the individual acted honestly and in good faith with a view to the best interests of such company or the other entity, as the case may be; and (2) in the case of a proceeding other than a civil proceeding, the individual had reasonable grounds for believing that the individual’s conduct was lawful. A company cannot indemnify an eligible party if it is prohibited from doing so under its articles, even if it had agreed to do so by an indemnification agreement (provided that the articles prohibited indemnification when the indemnification agreement was made). A company may advance the expenses of an eligible party as they are incurred in an eligible proceeding only if the eligible party has provided an undertaking that, if it is ultimately determined that the payment of expenses was prohibited, the eligible party will repay any amounts advanced. On application from an eligible party, a court may make any order the court considers appropriate in respect of an eligible proceeding, including the indemnification of penalties imposed or expenses incurred in any such proceedings and the enforcement of an indemnification agreement.

Subject to the BCBCA, our Articles require us to indemnify an eligible party and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and we must after final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each eligible party is deemed to have contracted with us on the terms of the indemnity contained in our Articles. In addition, our Articles specify that failure of an eligible party to comply with the provisions of the BCBCA or our Articles will not invalidate any indemnity to which he or she is entitled. Our Articles also allow for us to purchase and maintain insurance for the benefit of specified eligible parties.

We entered into indemnity agreements with our directors and certain officers. Each indemnity agreement provides for indemnification and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to us, or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law and subject to the terms and conditions of such indemnity agreement.

We have also purchased insurance policies relating to certain liabilities that our directors and officers may incur in such capacity.

Item 15. Recent Sales of Unregistered Securities.

Founder Shares

On December 31, 2019, the Sponsor purchased 8,625,000 shares (the “Founder Shares”) of SOAC’s Class B ordinary shares, par value $0.0001, for an aggregate price of $25,000. In March 2020, the Sponsor transferred 30,000 Founder Shares to each of SOAC’s independent directors. Upon the Continuance, the Founder Shares became Common Shares. The Sponsor had agreed to forfeit up to 1,125,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriter so that the Founder Shares will represent 20% of SOAC’s issued and outstanding shares after the initial public offering. The over-allotment option expired in June 2020; thus, these Founder Shares were forfeited accordingly.

Such securities were issued in connection with SOAC’s organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. The Sponsor is an accredited investor for purposes of Rule 501 of Regulation D.

Private Placement Warrants

Simultaneously with the closing of the initial public offering, SOAC consummated the private placement of 9,500,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant to the Sponsor, generating gross proceeds of $9.5 million. Each Private Placement Warrant is exercisable for one Common Share at a price of $11.50 per share, subject to adjustment. Such securities were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. The Sponsor is an accredited investor for purposes of Rule 501 of Regulation D.

Business Combination Consideration

In accordance with the terms and subject to the conditions of the Business Combination Agreement, pursuant to the Plan of Arrangement, the shareholders and the optionholders of DeepGreen received on the Closing Date in exchange for their DeepGreen Common Shares or options, as applicable, an aggregate of 203,874,981 Common Shares in exchange for DeepGreen Common Shares and rollover options to purchase an aggregate of 25,287,670 Common Shares with respect to DeepGreen options assumed by the Company, and (ii) the DeepGreen Earnout Shares (which includes DeepGreen Earnout Shares underlying the rollover options assumed by the Company). The Common Shares, DeepGreen Earnout Shares and rollover options to purchase Common Shares and DeepGreen Earnout Shares issued to shareholders and optionholders of DeepGreen pursuant to the Plan of Arrangement were not registered under the Securities Act, and were issued pursuant to the exemption provided by Section 3(a)(10) under the Securities Act.

Sponsor Earnout Shares

Immediately following the Continuance and prior to the Effective Time, the Sponsor exchanged 741,000 SOAC Common Shares (which consisted of the SOAC Class B ordinary shares prior to the Continuance) for the Sponsor Earnout Shares, each of which is automatically convertible into Common Shares on a one-for-one basis (subject to adjustment), if certain Common Share price thresholds are met as described herein. The Sponsor Earnout Shares issued to the Sponsor were issued pursuant to and in accordance with the exemption from registration under the Securities Act, under Section 3(a)(9) as involving an exchange by the Company exclusively with its security holders.

PIPE Financing

On the Closing Date, the Company offered and sold to the PIPE Investors, pursuant to the Subscription Agreements, an aggregate of 11,030,000 Common Shares at a price of $10.00 per share for aggregate gross proceeds to the Company of $110,300,000 in the PIPE Financing. The PIPE Financing closed concurrently with the Business Combination. The shares issued to the PIPE Investors in the PIPE Financing on the Closing Date were issued pursuant to and in accordance with the exemption from registration under the Securities Act, under Section 4(a)(2) and/or Regulation D promulgated under the Securities Act, or a prospectus exemption under applicable Canadian securities law, as applicable.

Issuances of Common Shares to Service Providers

On October 7, 2021, in lieu of cash fees for services rendered to DeepGreen in connection with the Business Combination, the Company issued an aggregate of 873,953 Common Shares to five service providers. The shares issued to such service providers were issued pursuant to and in accordance with the exemption from registration under the Securities Act under Section 4(a)(2) and/or Regulation D promulgated under the Securities Act, or a prospectus exemption under applicable Canadian securities law, as applicable.

Item 16. Exhibits and Financial Statement Schedules.

(a)     Exhibits.

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference Herein from Form or Schedule	Filing Date	SEC File/Reg. Number
2.1††	Business Combination Agreement, dated as of March 4, 2021, by and among Sustainable Opportunities Acquisition Corp., 1291924 B.C. Unlimited Liability Company and DeepGreen Metals Inc.		Form 8-K (Exhibit 2.1)	3/4/2021	001-39281
3.1	Notice of Articles of TMC the metals company Inc.		Form 8-K (Exhibit 3.1)	9/15/2021	001-39281
3.2	Articles of TMC the metals company Inc.		Form 8-K (Exhibit 3.2)	9/15/2021	001-39281
4.1	TMC the metals company Inc. Common Share Certificate		Form 8-K (Exhibit 4.1)	9/15/2021	001-39281
4.2	Warrant Agreement between Continental Stock Transfer & Trust Company and Sustainable Opportunities Acquisition Corp., dated May 8, 2020		Form 8-K (Exhibit 4.1)	5/8/2020	001-39281
5.1	Opinion of Fasken Martineau DuMoulin LLP	X
5.2	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.	X
10.1	Form of Subscription Agreement for institutional investors, by and between Sustainable Opportunities Acquisition Corp. and the subscriber parties thereto		Form S-4/A (Exhibit 10.1)	8/5/2021	333-255118
10.2	Form of Subscription Agreement for accredited investors, by and between Sustainable Opportunities Acquisition Corp. and the subscriber parties thereto		Form S-4/A (Exhibit 10.2)	8/5/2021	333-255118
10.3	Form of Transaction Support Agreement by and between Sustainable Opportunities Acquisition Corp. and certain DeepGreen securityholders		Form S-4/A (Exhibit 10.3)	8/5/2021	333-255118
10.4††

Sponsor Letter Agreement, dated as of March 4, 2021, by and among Sustainable Opportunities Holdings LLC, certain other holders set forth on Schedule I thereto, Sustainable Opportunities Acquisition Corp. and DeepGreen Metals Inc.

			Form S-4/A (Exhibit 10.4)	8/5/2021	333-255118

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference Herein from Form or Schedule	Filing Date	SEC File/Reg. Number
10.5

Amended and Restated Registration Rights Agreement, by and between Sustainable Opportunities Acquisition Corp., Sustainable Opportunities Holdings LLC, the parties listed under Sponsor Group Holders on the signature page(s) thereto and the parties listed under DeepGreen Holders on the signature page(s) thereto

			Form S-4/A (Exhibit 10.5)	8/5/2021	333-255118
10.6†	Strategic Alliance Agreement, dated as of March 29, 2019, by and between DeepGreen Metals Inc. and Allseas Group S.A.		Form S-4/A (Exhibit 10.7)	8/5/2021	333-255118
10.7†	Pilot Mining Test Agreement dated as of July 8, 2019, by and between DeepGreen Metals Inc. and Allseas Group S.A.		Form S-4/A (Exhibit 10.8)	8/5/2021	333-255118
10.8†	Third Amendment to Pilot Mining Test Agreement and First Amendment to Strategic Alliance Agreement, dated as of March 4, 2021, by and between DeepGreen Metals Inc. and Allseas Group S.A.		Form S-4/A (Exhibit 10.9)	8/5/2021	333-255118
10.9	Investment and Participation Agreement, dated as of March 15, 2017, by and among DeepGreen Metals Inc., Maersk Supply Service NS, and Maersk Supply Service Subsea UK Limited		Form S-4/A (Exhibit 10.10)	8/5/2021	333-255118
10.10	Project Management Framework Agreement, dated as of April 6, 2018, by and among Nauru Ocean Resources Inc. and Maersk Supply Service Integrated Solutions A/S		Form S-4/A (Exhibit 10.11)	8/5/2021	333-255118
10.11	Letter Agreement, dated as of March 3, 2021, by and among DeepGreen Metals Inc., Maersk Supply Service NS, and Maersk Supply Service Subsea UK Limited		Form S-4/A (Exhibit 10.12)	8/5/2021	333-255118
10.12†	Sponsorship Agreement, dated as of March 8, 2008, by and between the Kingdom of Tonga and Tonga Offshore Mining Limited		Form S-4/A (Exhibit 10.13)	8/5/2021	333-255118
10.13†	Sponsorship Agreement, dated as of September 23, 2021, by and between the Kingdom of Tonga and Tonga Offshore Mining Limited	X
10.14†	Sponsorship Agreement, dated as of June 5, 2017, by and among the Republic of Nauru, the Nauru Seabed Minerals Authority, and Nauru Ocean Resources Inc.		Form S-4/A (Exhibit 10.14)	8/5/2021	333-255118
10.15	ISA Contract for Exploration (Republic of Nauru) dated as of July 22, 2011		Form S-4/A (Exhibit 10.15)	8/5/2021	333-255118
10.16	ISA Contract for Exploration (Kingdom of Tonga) dated as of January 11, 2012.		Form S-4/A (Exhibit 10.16)	8/5/2021	333-255118

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference Herein from Form or Schedule	Filing Date	SEC File/Reg. Number
10.17	Fourth Amendment to Pilot Mining Test Agreement and Second Amendment to Strategic Alliance Agreement, dated as of June 30, 2021, by and between DeepGreen Metals Inc. and Allseas Group S.A.		Form S-4/A (Exhibit 10.23)	8/5/2021	333-255118
10.18	Certificate of the Sponsorship signed by the Government of Nauru on April 11, 2011.		Form S-4/A (Exhibit 10.24)	8/5/2021	333-255118
10.19+	Form of Indemnity Agreement		Form 8-K (Exhibit 10.18)	9/15/2021	001-39281
10.20+	Nonemployee Director Compensation Policy		Form 8-K (Exhibit 10.19)	9/15/2021	001-39281
10.21+	Employment Agreement, dated January 1, 2018, by and between DeepGreen Metals Inc. and Gerard Barron		Form S-4/A (Exhibit 10.17)	8/5/2021	333-255118
10.22+	Employment Agreement, dated July 25, 2017, by and between DeepGreen Metals Inc. and Anthony O’Sullivan		Form S-4/A (Exhibit 10.18)	8/5/2021	333-255118
10.23+	Employment Agreement, dated September 1, 2018, by and between DeepGreen Metals Inc. and Erika Ilves		Form S-4/A (Exhibit 10.19)	8/5/2021	333-255118
10.24.1+	TMC the metals company Inc. 2021 Incentive Equity Plan		Form 8-K (Exhibit 10.23.1)	9/15/2021	001-39281
10.24.2+	Form of Stock Option Agreement under TMC the metals company Inc. 2021 Incentive Equity Plan		Form 8-K (Exhibit 10.23.2)	9/15/2021	001-39281
10.24.3+	Form of Restricted Stock Unit Agreement under TMC the metals company Inc. 2021 Incentive Equity Plan		Form 8-K (Exhibit 10.23.3)	9/15/2021	001-39281
10.25+	DeepGreen Metals Inc. Stock Option Plan and form of Stock Option Agreement thereunder		Form S-4/A (Exhibit 10.20)	8/5/2021	333-255118
10.26+	Amendment to DeepGreen Metals Inc. Stock Option Plan		Form S-4/A (Exhibit 10.21)	8/5/2021	333-255118
16.1	Letter from Marcum LLP to the SEC, dated September 15, 2021		Form 8-K (Exhibit 16.1)	9/15/2021	001-39281
21.1	List of Subsidiaries	X
23.1	Consent of Marcum LLP, former independent registered public accounting firm of TMC the metals company Inc. (formerly Sustainable Opportunities Acquisition Corp.)	X
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm of TMC the metals company Inc. (formerly Sustainable Opportunities Acquisition Corp.)	X
23.3	Consent of Fasken Martineau DuMoulin LLP (included as part of exhibit 5.1)	X

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference Herein from Form or Schedule	Filing Date	SEC File/Reg. Number
23.4	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included as part of exhibit 5.2)	X
23.5	Consent of AMC Consultants Pty Ltd.	X
23.6	Consent of AMC Consultants Pty Ltd.	X
23.7	Consent of Canadian Engineering Associates Ltd.	X
23.8	Consent of Deep Reach Technology Inc.	X
23.9	Consent of Margin — Marine Geoscience Innovation.	X
23.10	Consent of John Michael Parianos.	X
24.1	Power of Attorney (included on the signature page hereof)	X
96.1

Technical Report Summary — Initial Assessment of the NORI Property, Clarion-Clipperton Zone, for Deep Green Metals Inc., effective as of March 17, 2021, by AMC Consultants Pty Ltd and other qualified persons.

			Form S-4/A (Exhibit 96.1)	8/5/2021	333-255118
96.2

Technical Report Summary — Initial Assessment of the TOML Mineral Resource, Clarion-Clipperton Zone, Pacific Ocean, for Deep Green Metals Inc., effective as of March 26, 2021, by AMC Consultants Pty Ltd and other qualified persons.

			Form S-4/A (Exhibit 96.2)	8/5/2021	333-255118
101.INS	XBRL Instance Document	X
101.SCH	XBRL Taxonomy Extension Schema Document	X
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document	X
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document	X
101.LAB	XBRL Taxonomy Extension Label Linkbase Document	X
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document	X

____________

†        Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit.

††      Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

+        Management contract or compensatory plan or arrangement.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York on October 7, 2021.

TMC THE METALS COMPANY INC.
By:	/s/ Craig Shesky
Craig Shesky
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Gerard Barron and Craig Shesky, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Name	Title	Date
/s/ Gerard Barron	Chief Executive Officer and Chairman	October 7, 2021
Gerard Barron	(Principal Executive Officer)
/s/ Craig Shesky	Chief Financial Officer	October 7, 2021
Craig Shesky	(Principal Financial and Accounting Officer)
/s/ Gina Stryker	Director	October 7, 2021
Gina Stryker
/s/ Christian Madsbjerg	Director	October 7, 2021
Christian Madsbjerg
/s/ Andrew Hall	Director	October 7, 2021
Andrew Hall
/s/ Scott Leonard	Director	October 7, 2021
Scott Leonard
/s/ Sheila Khama	Director	October 7, 2021
Sheila Khama
/s/ Andrei Karkar	Director	October 7, 2021
Andrei Karkar
/s/ Amelia Kinahoi Siamomua	Director	October 7, 2021
Amelia Kinahoi Siamomua